As filed with the U.S. Securities and Exchange Commission on May 19, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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USA RARE EARTH, INC.
(Exact name of registrant as specified in its charter)

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Delaware	3490	98-1720278
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 W Airport Road,
Stillwater, OK 74075
(813) 867-6155

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________________

David Kronenfeld
Chief Legal Officer
100 W Airport Road,
Stillwater, OK 74075
(813) 867-6155
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________

Copies to:

Joel Rubinstein
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Tel: (212) 819-8200

__________________________________

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

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Rule 429 Statement

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement on Form S-1 (referred to herein as the Registration Statement) will be used as a combined prospectus in connection with this Registration Statement and the registrant’s Registration Statement on Form S-4 (File No. 333-283181), that was originally declared effective by the Securities and Exchange Commission on February 14, 2025 (as amended, the “Prior Registration Statement”). Accordingly, this Registration Statement also constitutes Post-Effective Amendment No. 3 on Form S-4 to the Prior Registration Statement. Such Post-Effective Amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. The preliminary prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 19, 2025

USA RARE EARTH, INC.

Primary Offering of

152,291,389 SHARES OF COMMON STOCK

Secondary Offering of

181,359,751 SHARES OF COMMON STOCK

6,000,000 WARRANTS TO PURCHASE SHARES OF COMMON STOCK

This prospectus relates to the offer and sale by USA Rare Earth, Inc., a Delaware corporation (“us,” “we,” “New USARE,” or the “Company”) of (i) up to 12,500,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) that are issuable by us upon the exercise of 12,500,000 warrants of the Company, each initially exercisable at $11.50 per share, issued as a part of units sold by Inflection Point Acquisition Corp. II (“Inflection Point”) in its initial public offering (“Public Warrants”) at a price of $10.00 per unit, with each unit consisting of one Class A ordinary share, par value $0.0001 per share, of Inflection Point and one-half of one warrant to purchase one Class A ordinary share, (ii) up to 6,000,000 shares of Common Stock that are issuable by us upon the exercise of 6,000,000 warrants, each initially exercisable at $11.50 per share, originally issued in a private placement (“Private Placement Warrants” and, together with the Public Warrants, the “Warrants”) at a price of $1.00 per Private Placement Warrant to Inflection Point Holdings II LLC (the “Sponsor”) concurrently with Inflection Point’s initial public offering, (iii) up to 53,941,176 shares of Common Stock that are issuable by us upon the exercise of certain common stock purchase warrants, currently exercisable for an aggregate of 7,705,894 shares of Common Stock at $7.00 per share, each subject to adjustment (the “Preferred Investor Warrants”), and assuming solely for this purpose, that the exercise price of such Preferred Investor Warrants is $1.00 per share and the number of shares underlying such Preferred Investor Warrants is 53,941,176, which amount represent a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon exercise of such Preferred Investor Warrants, (iv) up to 10,000,000 shares of Common Stock that are issuable by us to certain former members (the “Eligible Stockholders”) of USA Rare Earth, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“USARE OpCo”) upon the occurrence of specified events pursuant to the Business Combination Agreement (as defined below), for no additional consideration (such shares, “Earnout Shares”) and (v) up to 69,850,213 shares of Common Stock issuable upon the conversion of 4,103,472 shares of 12% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share, of the Company (“Series A Preferred Stock”) with a current conversion price of $7.00, taking into account for this purpose, payment-in-kind dividends through March 12, 2028 and assuming solely for this purpose that the conversion price of such Series A Preferred Stock is $1.00.

This prospectus also relates to the offer and resale from time to time by the selling securityholders (including their transferees, donees, pledgees and other successors-in-interest) named in this prospectus (the “Selling Securityholders”) of up to:

(i)     171,226,902 shares of Common Stock held by or issuable to certain holders entitled to resale registration rights pursuant to the Amended and Restated Registration Rights Agreement, dated as of March 13, 2025 (the “Registration Rights Agreement”) or other agreements, including:

(a)     29,338,066 shares of Common Stock held by certain Selling Securityholders who are former members of USARE OpCo received in exchange for common units (or securities exercisable or convertible into common units) of USARE OpCo as consideration in the Merger (as defined below) pursuant to the Business Combination Agreement (as defined below);

(b)    6,250,000 shares of Common Stock held by the Sponsor received upon conversion of 6,250,000 Class B ordinary shares of Inflection Point which were initially acquired for an aggregate of $25,000 or approximately $0.004 per share, as a result of the Domestication (as defined below);

(c)     up to 62,459,255 shares of Common Stock issuable to certain Selling Securityholders upon conversion of 3,669,278 shares of Series A Preferred Stock which were issued in exchange for USARE Class A Convertible Preferred Units of USARE OpCo as consideration in the Merger pursuant to the Business Combination Agreement, taking into account for this purpose, payment-in-kind dividends through March 12, 2028 and assuming, solely for this purpose a conversion price of such Series A Preferred Stock $1.00, which amount represent a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon conversion of such shares Series A Preferred Stock;

(d)    up to 46,808,820 shares of Common Stock issuable to certain Selling Securityholders upon exercise of Preferred Investor Warrants which were issued in exchange for USARE Class A Preferred Investor Warrants (as defined below) of USARE OpCo as consideration in the Merger pursuant to the Business Combination Agreement, assuming solely for this purpose, that the exercise price of such Preferred Investor Warrants is $1.00 per share and the number of shares underlying such Preferred Investor Warrants is 46,808,820, which amount represents a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon exercise of such Preferred Investor Warrants;

(e)     up to 15,581,493 shares of Common Stock issuable to certain Selling Securityholders upon (I) conversion of 784,314 shares of Series A Preferred Stock purchased by the PIPE Investors (as defined below) and (II) conversion of 131,048 shares of Series A Preferred Stock issued to Michael Blitzer at Closing in exchange for forgiveness of 50% of the Convertible Promissory Note (as defined below), taking into account for this purpose, payment-in-kind dividends through March 12, 2028 and assuming, solely for this purpose a conversion price such Series A Preferred Stock of $1.00, which amount represents a good faith estimate of the maximum number of shares of Common Stock that may become issuable upon conversion of such Series A Preferred Stock;

(f)     up to 9,411,768 shares of Common Stock issuable to certain Selling Securityholders exercise of certain Preferred Investor Warrants, assuming solely for this purpose, that the exercise price of such Preferred Investor Warrants is $1.00 per share and the number of shares underlying such Preferred Investor Warrants is 9,411,768, which amount represents a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon exercise of such Preferred Investor Warrants;

(g)    877,500 shares of Common Stock issued to J.V.B. Financial Group (“CCM”) pursuant to USARE OpCo’s engagement letter with Cohen & Company Capital Markets a division of J.V.B. Financial Group, LLC that certain letter agreement, dated as of March 13, 2025 (such engagement letter and letter agreement, collectively, the “CCM Arrangements”), by and between USARE OpCo and CCM;

(h)    500,000 shares of Common Stock held by certain Selling Stockholders that were purchased in the open market prior to the Closing of the Business Combination;

(ii)    up to 4,132,849 Earnout Shares issuable to certain Selling Securityholders, including (a) 4,032,849 Earnout Shares issuable to former members of USARE OpCo and (b) 100,000 Earnout Shares issuable to CCM, upon the occurrence of specified events pursuant to the Business Combination Agreement, for no additional consideration;

(iii)   6,000,000 Private Placement Warrants held by the Sponsor originally issued in a private placement at a price of $1.00 per Private Placement Warrant; and

(iv)   6,000,000 shares of Common Stock issuable upon exercise of Private Placement Warrants held by the Sponsor, at an exercise price of $11.50 per share, subject to adjustment (such securities described in clauses (i) through (iv) collectively, the “Resale Securities”).

We are registering the offer and sale and/or resale of these securities to satisfy certain registration obligations we have and certain registration rights we have granted. The Selling Securityholders may offer all or part of the Resale Securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Resale Securities are being registered to permit the Selling Securityholders to sell Resale Securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell the Resale Securities through ordinary brokerage transactions, in underwritten offerings, directly to market makers of our securities or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of Resale Securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act, or the Exchange Act. We are registering the Resale Securities for resale by the Selling Securityholders, or their donees, pledgees, transferees, distributees or other successors-in-interest selling our Common Stock or Private Placement Warrants or interests in our Common Stock or Private Placement Warrants received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer.

Certain Resale Securities held by the Selling Securityholders party to the Registration Rights Agreement are subject to lock-up restrictions that prohibit them from selling such securities at this time, subject to certain exceptions. See the section of this prospectus entitled “Description of Securities.”

Some of the shares of Common Stock being registered for resale were acquired by the Selling Securityholders for prices considerably below the current market price of the shares of Common Stock. Even though the current market price ($8.89 closing price on May 14, 2025) is below the $10.00 per unit price offered in Inflection Point’s initial public offering, certain Selling Securityholders may have an incentive to sell because they have purchased their Common Stock or Private Placement Warrants at effective prices significantly lower than our public investors or the current trading price of the Common Stock or Public Warrants and may profit significantly so even under circumstances in which our public securityholders or certain other Selling Securityholders would experience losses in connection with their investment. For additional information, see “Risk Factors — Risks Relating to Ownership of Our Securities — Certain of the Selling Securityholders acquired their Common Stock at a price that is less than the market price of the Common Stock as of the date of this prospectus, may earn a positive rate of return even if the price of the Common Stock declines and may be willing to sell their Common Stock at a price less than stockholders that acquired Common Stock in the public market.”

The shares of Common Stock being offered for resale by the Selling Securityholders pursuant to this prospectus represent approximately 68.7% of our total issued and outstanding Common Stock on a fully diluted basis (assuming and after giving effect to the issuance of 18,500,000 shares of Common Stock upon exercise of all outstanding Warrants, 10,100,000 Earnout Shares issuable upon the occurrence of all Triggering Events (as defined below), 81,022,346 shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred Stock taking into account for this purpose, accrued payment-in-kind dividends through March 12, 2028, and solely for this purpose a conversion price of such Series A Preferred Stock of $1.00, and 63,352,944 shares of Common Stock issuable upon the exercise of all outstanding Preferred Investor Warrants, and that the exercise price of such Preferred Investor Warrants is $1.00 per share) and the Warrants being offered for resale pursuant to this prospectus represent approximately 32.4% of our current total outstanding Warrants. Upon expiration of the contractual lock-up restrictions mentioned above and described in the section entitled “Certain Relationships and Related Persons Transactions,” the Selling Securityholders, including Michael Blitzer, our Chairman, and entities controlled by Michael Blitzer (Inflection Point Fund I, LP and Inflection Point Holdings II LLC) (who would hold approximately 25.5% of our total issued and outstanding Common Stock on a fully diluted basis calculated in the manner set forth in the preceding sentence), entities controlled by Newtyn Management, LLC (Newtyn Partners, LP and Newtyn TE Partners, LP) (who would hold approximately 16.0% of our total issued and outstanding Common Stock on a fully-diluted basis calculated in the manner set forth in the preceding sentence), Tready Smith, one of our directors, and entities controlled by Tready Smith (Bayshore Rare Earths II, LLC, Bayshore Rare Earths, LLC, Bayshore Capital Holdings Group, LLC and M. Tready A. Smith Revocable Trust) (who would hold approximately 6.7% of our total issued and outstanding Common Stock on a fully diluted basis calculated in the manner set forth in the preceding sentence), and an affiliate of Mordechai Gutnick, one of our directors, The Critical Minerals Trust (who would hold approximately 5.9% of our total issued and outstanding Common Stock on a fully diluted basis calculated in the manner set forth in the preceding sentence) and, will be able to sell all of their Resale Securities registered for resale hereunder for so long as this registration statement of which this prospectus forms a part is available for use. Given the substantial number of Resale Securities being registered for potential resale by the Selling Securityholders pursuant to the registration statement of which this prospectus forms a part, the sale of such Resale Securities by the Selling Securityholders, or the perception in the market that the Selling Securityholders may or intend to sell all or a significant portion of such Resale Securities, could increase the volatility of the market price of our Common Stock or Public Warrants or result in a significant decline in the public trading price of our Common Stock or Public Warrants. The Selling Securityholders acquired, or have the option to acquire, the Common Stock covered by this prospectus at prices ranging from less than $0.01 per share to $7.00 per share. By comparison, the offering price to public stockholders in Inflection Point’s IPO was $10.00 per unit, each of which consisted of one Class A Ordinary Share and one-half of one redeemable public warrant of Inflection Point. Consequently, certain Selling Securityholders may realize a positive rate of return on the sale of their Resale Securities covered by this prospectus even though the market price of Common Stock is currently $8.89 (based on the closing price on May 14, 2025) which is below the $10.00 per unit price offered in the Inflection Point IPO and public stockholders and/or warrantholders may experience a negative rate of return on their investment.

We will not receive any proceeds from the sale of the Resale Securities by the Selling Securityholders. We will receive the proceeds upon exercise of Warrants and the Preferred Investor Warrants to the extent such Warrants or Preferred Investor Warrants are exercised for cash. Assuming the exercise of all outstanding Warrants for cash, we would receive aggregate proceeds of approximately $212.8 million. However, we will only receive such proceeds if all Warrant holders fully exercise their Warrants for cash. The exercise price of the Warrants is $11.50 per share. Assuming the exercise of all outstanding Preferred Investor Warrants for cash, we would receive aggregate proceeds of approximately $63.4 million. However, we will only receive such proceeds if all Preferred Investor Warrant holders fully exercise their Preferred Investor Warrants for cash. The current exercise price of the Preferred Investor Warrants is $7.00 per share. We believe that the likelihood that holders determine to exercise their Warrants or Preferred Investor Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Common Stock. If the market price for our Common Stock is less than the exercise price of the Warrants or Preferred Investor Warrants (on a per share basis), we believe that holders will be very unlikely to exercise any of their Warrants or Preferred Investor Warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the Warrants or Preferred Investor Warrants will be or will remain “in the money” prior to their expiration or that the holders will exercise their Warrants or Preferred Investors Warrants. Holders of Warrants and Preferred Investor Warrants have the option to exercise their respective warrants on a cashless basis in accordance with the terms of the Warrant Agreement and the Preferred Investor Warrants (as applicable). To the extent that any warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of such warrants will decrease.

We will bear all costs, expenses, and fees in connection with the registration of the shares of Common Stock and Private Placement Warrants. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of Common Stock and Private Placement Warrants.

Our shares of Common Stock and Public Warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “USAR” and “USARW,” respectively. On May 14, 2025, the closing price of our Common Stock was $8.89 per share and the closing price for our Public Warrants was $1.535 per warrant.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and will be subject to reduced disclosure and public reporting requirements. See “Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in shares of our securities involves risks that are described in the “Risk Factors” section beginning on page 11 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2025.

You should rely only on the information contained in this prospectus or any amendment or supplement to this prospectus. This prospectus is an offer to sell only the securities offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. Neither we nor the Selling Securityholders have authorized anyone to provide you with information different from that contained in this prospectus or any amendment or supplement to this prospectus. Neither we nor the Selling Securityholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus or any amendment or supplement to this prospectus. The information in this prospectus or any amendment or supplement to this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any amendment or supplement to this prospectus, as applicable, or any sale of the securities offered by this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

For Investors Outside the United States:    We and the Selling Securityholders are offering to sell, and seeking offers to buy, the securities offered by this prospectus only in jurisdictions where offers and sales are permitted. Neither we nor the Selling Securityholders have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities offered by this prospectus and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus through any means described in the section titled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. This prospectus also relates to the issuance by us of shares of Common Stock from time to time upon the occurrence of the events described in this prospectus.

We may also provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

FREQUENTLY USED TERMS AND BASIS OF PRESENTATION

Unless otherwise noted or the context otherwise requires, references to the “Company,” “USARE,” “USA Rare Earth, Inc.,” “we,” “us,” or “our” refer to the business of USARE OpCo and its subsidiaries prior to the Closing and to the business of New USARE and its subsidiaries, including USARE OpCo, following the Closing.

In this document:

“Aggregate Base Consideration” means 72,747,711 shares of Common Stock.

“Aggregate Earn-out Consideration” means subject to the vesting conditions described in this prospectus, up to 10,000,000 shares of Common Stock.

“ASC” means the Financial Accounting Standard Board’s Accounting Standards Codification.

“A&R Operating Agreement” means the seventh amended and restated limited liability company agreement of USARE OpCo adopted in connection with the Business Combination.

“Board” means the board of directors of the Company.

“Business Combination” means, collectively, the Merger, the Domestication and the other transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of August 21, 2024, as amended by the First Amendment to the Business Combination Agreement, dated November 12, 2024 and the Second Amendment to the Business Combination Agreement, dated January 30, 2025, by and among Inflection Point, Merger Sub and USARE OpCo.

“Bylaws” mean the bylaws of the Company in effect as of the date of this prospectus.

“Cayman Constitutional Documents” means Inflection Point’s Amended and Restated Memorandum and Articles of Association, as amended.

“CCM” means Cohen & Company Capital Markets division, a Division of J.V.B. Financial Group, LLC.

“Certificate of Incorporation” means the certificate of incorporation of the Company in effect as of the date of this prospectus.

“Change of Control” means a transaction or series of transactions the result of which is (a) the acquisition by any Person or “group” (as defined under the Exchange Act) of Persons of direct or indirect beneficial ownership of securities representing 50% or more of the combined voting power of the then outstanding securities of New USARE, (b) a merger, consolidation, reorganization or other business combination, however effected, resulting in any Person or “group” (as defined in the Exchange Act) acquiring at least 50% of the combined voting power of the then outstanding securities of New USARE or the surviving Person outstanding immediately after such combination; or (c) a sale of all or substantially all of the assets of New USARE.

“Class A Ordinary Shares” means the Class A ordinary shares of Inflection Point, par value $0.0001 per share, prior to the Domestication.

“Class B Ordinary Shares” means the Class B ordinary shares of Inflection Point, par value $0.0001 per share, prior to the Domestication.

“Closing” means the closing of the Business Combination.

“Closing Date” means March 13, 2025, the date the Closing occured.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Companies Act” means the Companies Act (as revised) of the Cayman Islands.

“Continental” means Continental Stock Transfer & Trust Company.

“Convertible Promissory Note” means the convertible promissory note issued to Michael Blitzer, Inflection Point’s Chairman and Chief Executive Officer, pursuant to which Inflection Point was permitted to borrow up to $2,500,000 from Mr. Blitzer, for ongoing expenses reasonably related to the business of the Company and the consummation of the Business Combination or any other initial business combination.

“DGCL” means the Delaware General Corporation Law, as amended.

“Domestication” means the continuation of the Company by way of domestication into a Delaware corporation under the applicable provisions of the Companies Act and the DGCL.

“Earn-out Exchange Ratio” means the 0.028091206.

“Earnout Period” means the five-year period beginning on the first anniversary of the Closing Date.

“Earnout Shares” means the up to 10,100,000 shares of Common Stock that may be issued to the Eligible Stockholders and CCM.

“Effective Time” means the effective time of the Merger.

“Eligible Stockholders” means the former holders of USARE Class A Units, USARE Class B Units, USARE Convertible Units, USARE Incentive Units or USARE Warrants as of immediately prior to the Effective Time and each of their respective successors and assigns.

“Equity Incentive Plan” means the USA Rare Earth, Inc. 2024 Omnibus Incentive Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means 0.2043578.

“Founder Shares” means an aggregate of 6,250,000 Inflection Point Ordinary Shares, initially issued to the Sponsor as 6,250,000 Inflection Point Class B Ordinary Shares, and the Inflection Point Class A Ordinary Shares issued upon conversion thereof.

“GAAP” means U.S. generally accepted accounting principles.

“Inflection Point” means Inflection Point Acquisition Corp. II (which prior to the Domestication was an exempted company incorporated under the laws of the Cayman Islands.

“Inflection Point Board” means the board of directors of Inflection Point.

“Inflection Point Fund” means Inflection Point Fund I, LP, an accredited investor that is an affiliate of Inflection Point, Mr. Blitzer and the Sponsor, and was an affiliate of Inflection Point.

“IPO” means Inflection Point’s initial public offering of the Inflection Point Units, Public Shares and Public Warrants pursuant to a registration statement on Form S-1 declared effective by the SEC on May 24, 2023 (SEC File No. 333-271128). On May 30, 2023, Inflection Point completed the sale of 25,000,000 Inflection Point Units, including the issuance of 3,000,000 Inflection Point Units as a result of the underwriters’ exercise of their over-allotment option, in its initial public offering.

“Item 1300” means Item 1300 of Regulation S-K.

“JOBS Act” means the Jumpstart our Business Startups Act of 2012.

“Letter Agreement” means the letter agreement, dated May 24, 2023, by and among Inflection Point, its directors and officers and the Sponsor containing provisions relating to transfer restrictions of the Founder Shares and Private Placement Warrants, indemnification of the Trust Account, voting obligations, waiver of redemption rights and participation in liquidation distributions from the Trust Account.

“May 2025 PIPE” means the financing closed on May 2, 2025, pursuant to which the Company issued (i) 8,550,400 shares of Common Stock, (ii) the May 2025 Pre-Funded PIPE Warrant and (iii) the May 2025 PIPE Warrant, for aggregate gross proceeds of $75,000,000.

“May 2025 PIPE Warrant” means the warrant to purchase up to 10,714,286 shares of Common Stock, at an initial exercise price of $7.00 per share, subject to adjustment, issued in the May 2025 PIPE.

“May 2025 Pre-Funded PIPE Warrant” means the pre-funded warrant to purchase up to 2,163,886 shares of Common Stock, issued in the May 2025 PIPE.

“Merger” means, at Closing, the process whereby Merger Sub merged with and into USARE OpCo, with USARE OpCo being the surviving company of the Merger, pursuant to the Business Combination Agreement and the Certificate of Merger.

“Merger Sub” means, prior to Closing, IPXX Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Inflection Point.

“Nasdaq” means the Nasdaq Stock Market LLC.

“Ordinary Shares” means, collectively, the Inflection Point Class A Ordinary Shares and the Inflection Point Class B Ordinary Shares, prior to the Domestication.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or instrumentality or other entity of any kind.

“Preferred Investor Warrant” means a warrant to purchase a number of shares of Common Stock at an initial exercise price of $12.00, with a current exercise price of $7.00, subject to adjustment.

“Preferred Stock” means the preferred stock of the Company, par value $0.0001 per share.

“Private Placement Warrants” means the 6,000,000 warrants to purchase shares of Common Stock at $11.50 per share, issued in exchange for the 6,000,000 warrants to purchase Class A Ordinary Shares at $11.50 per share, purchased by the Sponsor for an aggregate purchase price of $6,000,000, or $1.00 per warrant in a private placement that closed simultaneously with the IPO.

“Projects” means, collectively, the Stillwater Facility and the Round Top Project.

“Public Shareholders” means, prior to the Redemption, the holders of Public Shares.

“Public Shares” means, prior to the Redemption, the Class A Ordinary Shares sold in the IPO (whether they were purchased in the IPO as part of the units or thereafter in the open market).

“Public Warrants” means the warrants to purchase shares of Common Stock at $11.50 per share, issued in exchange for the warrants to purchase Class A Ordinary Shares at $11.50 per share, included in the Inflection Point Units sold in the IPO (whether they were purchased in the IPO as part of the Inflection Point Unit or thereafter in the open market).

“Redemption” means the redemption of Inflection Point’s Public Shares properly tendered for redemption in connection with the Business Combination pursuant to the Cayman Constitutional Documents.

“Redemption Price” means an amount equal to the price at which each Public Share was redeemed pursuant to the Redemption, which price was $10.99687276, being the per-share price, equal to a pro rata portion of the aggregate amount on deposit in the Trust Account as of two business days prior to the completion of the Business Combination, calculated in accordance with the Cayman Constitutional Documents, paid upon the Redemption of Public Shares.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of March 13, 2025, by and among the Company, the Sponsor, certain other Selling Securityholders and the other parties thereto.

“Round Top Deposit” means the rare earth and critical minerals deposits at Round Top Mountain.

“Round Top Mountain” means that certain mountain known as “Round Top mountain” located at the western end of the Sierra Blanca area in Hudspeth County, Texas near the town of Sierra Blanca.

“Round Top Project” means USARE’s (and New USARE’s, after the consummation of the Business Combination) operations and rights related to Round Top Mountain and the Round Top Deposit, including, but not limited to, land rights, water rights, and the Colorado Facility, which supports USARE’s operations at Round Top Mountain.

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“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” means the Company’s 12% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share, having the rights, preferences and privileges set forth in the Series A Preferred Stock Certificate of Designation.

“Series A Preferred Stock Certificate of Designation” means that certain Certificate of Designations of Preferences, Rights and Limitations of 12% Series A Cumulative Convertible Preferred Stock Series A Preferred Stock, which sets forth the rights, preferences and privileges of the Series A Preferred Stock, filed by the Company with the Secretary of State of the State of Delaware on March 13, 2025, as amended by the Certificate of Amendment filed by the Company with the Secretary of State of the State of Delaware on May 1, 2025.

“Signing Date” means August 21, 2024, the date of the Business Combination Agreement.

“Sponsor” means Inflection Point Holdings II LLC, a Delaware limited liability company.

“Sponsor Lock-Up Agreement” means the lock-up agreement to be entered into by and between the Company and the Sponsor at Closing, pursuant to which the Sponsor and its permitted assigns agreed not to, prior to the date that is six (6) months after the Closing Date (the “Initial Common Stock Lock-Up Period”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, (a) any shares of Common Stock the Sponsor received upon conversion of its Founder Shares in connection with the Domestication (the “Sponsor Lock-Up Shares”), (ii) enter into any swap or other transfer arrangement in respect of the Sponsor Lock-Up Shares or (iii) take any other similar actions (the actions specified in the foregoing clauses (i) through (iii), collectively, “Transfer”) in each case, without the prior written consent of the Board). The Sponsor and its permitted assigns also agreed not to, prior to the date that is one (1) year after the Closing Date (the “Second Common Stock Lock-Up Period”) Transfer more than 50% of the Sponsor Lock-Up Shares in each case, without the prior written consent of the Board. In addition, the Sponsor agreed to not Transfer any Private Placement Warrants in connection with the Domestication (or the shares of Common Stock issuable upon exercise of such Private Placement Warrants), prior to the date that was 30 days after the Closing Date. The Sponsor Lock-Up Agreement provides for certain permitted transfers, including but not limited to, transfers to certain affiliates or family members, transfers of shares acquired on the open market after the consummation of the Business Combination, subject to certain conditions, or the exercise of certain stock options and warrants.

“Stated Value” means the $12.00 stated value of each share of Series A Preferred Stock.

“Stillwater Facility” means USARE’s magnet production facility located in Stillwater, Oklahoma.

“Trading Day” means a day on which shares of Common Stock are actually traded on the principal securities exchange or securities market on which shares of Common Stock are then traded.

“Treasury Regulations” means the final, temporary and proposed regulations under the Code, as promulgated by the U.S. Department of Treasury from time to time.

“Trust Account” means the trust account of Inflection Point prior to Closing, which held the remaining net proceeds from the IPO and the sale of the Private Placement Warrants, together with interest earned thereon, less amounts released to pay taxes.

“TVC” means The Venture Collective LLC, an affiliate of Inflection Point and one of its directors, Nicholas Shekerdemian.

“USARE Class A Preferred Investor Warrant” means, prior to the Effective Time, a warrant to purchase USARE Class A Units at an initial exercise price of $12.00 per unit issued to the holders of USARE Class A Convertible Preferred Units.

“USARE Class A Units” means, prior to the Effective Time, Class A units of USARE OpCo.

“USARE Class B Units” means, prior to the Effective Time, Class B units of USARE OpCo.

“USARE Class A Convertible Preferred Units” means, prior to the Effective Time, collectively, the USARE Class A-1 Convertible Preferred Units and the USARE Class A-2 Convertible Preferred Units.

“USARE Class A-1 Convertible Preferred Units” means, prior to the Effective Time, Class A-1 convertible preferred units of USARE OpCo.

“USARE Class A-2 Convertible Preferred Units” means, prior to the Effective Time, Class A-2 convertible preferred units of USARE OpCo.

“USARE Class C Convertible Preferred Units” means, prior to the Effective Time, Class C convertible preferred units of USARE OpCo.

“USARE Class C-1 Convertible Preferred Units” means, prior to the Effective Time, Class C-1 convertible preferred units of USARE OpCo.

“USARE Fully Diluted Capital” means the sum (without duplication) of the aggregate number of (i) USARE Class A Units that were issued and outstanding immediately prior to the Effective Time, (ii) USARE Class B Units that were issued and outstanding immediately prior to the Effective Time (including all USARE Class B Units issued upon conversion of all outstanding USARE Class C Convertible Preferred Units and USARE Class C-1 Convertible Preferred Units), (iii) all USARE Class A Units and USARE Class B Units that were issuable upon full exercise of all issued and outstanding USARE Warrants (calculated using the treasury method of accounting on a cashless exercise basis) and (iv) all USARE Class A Units and USARE Class B Units that were issuable upon full exercise, exchange or conversion of all issued and outstanding USARE Incentive Units (calculated using the treasury method of accounting on a cashless exercise basis).

“USARE Incentive Units” means, prior to the Effective Time, each incentive unit of USARE OpCo that is issued and outstanding immediately prior to the Effective Time.

“USARE Lock-Up Holders” means the former USARE OpCo Members (excluding the former holders of the USARE Class A Convertible Preferred Units and the USARE Class A Preferred Investor Warrants, solely with respect to the New USARE securities received in exchange for such USARE securities) as of immediately prior to the Effective Time.

“USARE OpCo” means USA Rare Earth, LLC.

“USARE Warrants” means, prior to the Effective Time, warrants to purchase units of USARE OpCo (excluding the USARE Class A Preferred Investor Warrants) that were outstanding and unexercised immediately prior to the Effective Time.

“Warrant” means collectively, the Public Warrants and the Private Placement Warrants.

“Warrant Agreement” means the Warrant Agreement, dated as of May 24, 2023, between Inflection Point and Continental, which governs the outstanding Inflection Point Warrants.

We were incorporated on March 6, 2023 as a Cayman Islands exempted company under the name Inflection Point Acquisition Corp. II for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. In connection with the consummation of the Business Combination, we were renamed “USA Rare Earth, Inc.” and we act as the manager of USARE OpCo. Unless otherwise indicated, the financial information included herein is that of USARE OpCo. We are a holding company, and, accordingly, all of our assets are held directly by, and all of our operations are conducted through, USARE OpCo, and our only direct asset consists of equity ownership of USARE OpCo. As the manager of USARE OpCo, we have all management powers over, and full control of, the business of USARE OpCo, including the power to take all action we deem necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of USARE OpCo set forth in the A&R Operating Agreement. Accordingly, the financial statements of USARE OpCo for periods following the consummation of the Business Combination are prepared on a consolidated basis with ours.

References to a year refer to our fiscal years ended on December 31 of the specified year.

Certain monetary amounts, percentages and other figures included herein have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables and charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

MARKET AND INDUSTRY DATA

Information contained in this prospectus concerning the market and the industry in which New USARE competes, including its market position, general expectations of market opportunity, size and growth rates, is based on information from various third-party sources, on assumptions made by New USARE based on such sources and New USARE’s knowledge of the markets for its services and solutions. This information and any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable but that there can be no assurance as to the accuracy or completeness of such information. New USARE has not independently verified this third-party information. The industry in which New USARE operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this prospectus are subject to change based on various factors, including those described in the sections of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors — Risks Related to Our Business and Industry” and elsewhere in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for New USARE’s businesses. These statements are based on the beliefs and assumptions of the management of New USARE. Although New USARE believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, New USARE cannot assure you that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus include:

•        the ability to realize the benefits expected from the Business Combination;

•        the ability to maintain the listing of the Common Stock and the Warrants on Nasdaq;

•        the ability to raise financing in the future and to comply with restrictive covenants related to long-term indebtedness;

•        the future financial performance of New USARE;

•        New USARE’s ability to retain or recruit, or to effect changes required in, its respective officers, key employees or directors;

•        New USARE’s ability to comply with laws and regulations applicable to its business; and

•        expansion plans and opportunities.

These forward-looking statements are based on information available as of the date of this prospectus and New USARE’s management team’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of New USARE and its directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing New USARE’s management team’s views as of any subsequent date. New USARE does not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•        the fact that New USARE has no history in commercial operations which limits the accuracy of any forward-looking forecasts, prospects or business outlook or plans;

•        that New USARE has generated negative operating cash flows and may experience negative cash flow from operations in the future and that New USARE may not be able to generate positive cashflow from its expected future business operations;

•        there may be time delays, unforeseen expenses, increased capital costs, and other complications;

•        the magnet production business is subject to the availability of rare earth element (“REE”) oxide and metal feedstock;

•        fluctuations in demand for, and prices of, Neodymium Iron Boron (“NdFeB or neo”) magnets, magnet materials, and necessary feedstock;

•        inability to convert current commercial discussions and/or memorandums of understanding with customers into definitive contracts;

•        the growth of existing and emerging uses for neo magnets;

•        changes in the global supply of neo magnets;

•        the Round Top Project is at the exploration stage and may not develop into a producing mine;

•        operating in a highly competitive industry;

•        changes in China’s or the United States’ political environment and policies;

•        inability to obtain sufficient capital or other resources necessary to provide for such production;

•        any failure by management to manage growth properly which could negatively impact our business.

•        power or other utility disruption or shortage;

•        increasing costs, including rising electricity and other utility costs, or limited access to raw materials, and cost increases due to tariffs;

•        fluctuations in transportation costs or disruptions in transportation services or damage or loss during transport;

•        any inability to meet individual customer specifications;

•        diminished access to water;

•        work stoppages or similar difficulties, breakdown in labor relations, or a shortage of skilled technicians and engineers;

•        failure to retain key personnel or attract additional qualified personnel;

•        failure to comply with certain agreements with government entities that have provided us with certain incentives and favorable financing;

•        inability to access debt or equity capital when necessary or advisable;

•        impacts of force majeure events;

•        failure to develop and maintain relationships with local communities and stakeholders;

•        extensive and costly environmental requirements;

•        the need to obtain and sustain governmental permits and approvals;

•        failure to comply with applicable anti-corruption, anti-bribery, anti-money laundering and similar laws and regulations;

•        costs of compliance with environmental, health and safety regulations;

•        the impacts of climate change;

•        possible litigation risks, including permit disputes (including in respect of access and/or validity of tenure), environmental claims, occupational health and safety claims and employee claims;

•        any infringement of the intellectual property rights of third parties;

•        failure to adequately protect intellectual property rights;

•        issues with information technology systems, including cyber threats, disruption, damage and failure; and

•        use of resources and management attention related to the requirements of being a public company in the United States.

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SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should read this entire document carefully, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

USARE is a company whose mission is to establish a domestic rare earth magnet supply chain that supports the future state of energy, mobility, and national security in the United States. USARE is developing a rare earth sintered neo magnet (“neo magnet”) manufacturing plant in Stillwater, Oklahoma, and intends to establish domestic rare earth and critical minerals supply, extraction, and processing capabilities to both supply its magnet manufacturing plant and market surplus materials to third-parties. Rare earth magnets are critical to various business sectors and industries, including the defense, automotive, aviation, industrial, medical and consumer electronics industries, among others. USARE is planning to take a broad approach to the industries it serves with the intention of providing high quality sintered neo magnets to a variety of industries and customers. The Company’s intention is to take a structured approach to building out its supply chain to supply feedstock to its magnet facility. While our vision is to ultimately vertically integrate our operations, we will be evaluating each stage of the magnet supply chain to find the optimal approach to maximizing value from mine to magnet. USARE controls rights to a deposit of rare earths, the Round Top Deposit, in West Texas. While this deposit could potentially provide significant value to USARE and its operations over the long term, USARE initially will be focused on partnering with ex-China suppliers and building or buying the capabilities we need to profitably manufacture high quality neo magnets in the United States. USARE’s long-term approach — from sourcing rare earths, in addition to other critical minerals such as gallium, to producing finished neo magnets — assists in strengthening the United States’ control over critical supply chains such as the supply of rare earth minerals and magnets and thus reducing domestic reliance on foreign, particularly Chinese, imports. USARE’s focus on developing domestic rare earth production aligns with national priorities, offering the future potential of a sustainable and secure domestic supply of materials critical to key industries.

The Business Combination

On August 21, 2024, Inflection Point entered into that certain business combination agreement (as amended, the “Business Combination Agreement”) by and among Inflection Point, USARE OpCo and IPXX Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Inflection Point (“Merger Sub”), pursuant to which, (1) at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”) and following the Domestication, Merger Sub merged with and into USARE OpCo (the “Merger”), with USARE OpCo surviving as a wholly-owned subsidiary of New USARE, pursuant to the terms and subject to the conditions set forth in the Business Combination Agreement, resulting in a combined company whereby New USARE became the manager of USARE OpCo, and substantially all of the assets and the business of the combined company are held and operated by USARE OpCo and its subsidiaries, as more fully described in the final prospectus and definitive proxy statement of Inflection Point, dated February 14, 2025 File No. 333-283181 (the “Proxy Statement/Prospectus”), which was filed with the Securities and Exchange Commission (the “SEC”); (2) we domesticated (the “Domestication”) as a Delaware corporation in accordance with the Delaware General Corporation Law (“DGCL”), the Companies Act (As Revised) of the Cayman Islands and the Cayman Constitutional Documents and were renamed “USA Rare Earth, Inc.”, and (3) the other transactions contemplated by the Business Combination Agreement and documents related thereto were consummated (such transactions, together with the Merger and the Domestication, the “Business Combination”).

Prior to, but on the same day as, the Domestication, we provided our Public Shareholders the opportunity to redeem their Public Shares on the terms and conditions set forth in the Business Combination Agreement and the Cayman Constitutional Documents (the “Redemption”). The Company redeemed 128,140 Public Shares in the Redemption.

On March 12, 2025, as contemplated by the Business Combination Agreement, we filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation (the “Certificate of Incorporation”) and a certificate of corporate domestication with the Secretary of State of the State of Delaware, pursuant to which we domesticated and continued as a Delaware corporation, changing our name to “USA Rare Earth, Inc.” Immediately prior to the Domestication, pursuant to the Sponsor Support Agreement, each of the then issued and outstanding Class B ordinary shares of Inflection Point, par value $0.0001 per share (each, a “Class B Ordinary Share”), converted automatically, on a one-for-one basis, into a Class A ordinary share of Inflection Point, par value $0.0001 per share (each, a “Class A Ordinary Share”). As a result of and upon the effective time of the Domestication, among other things, (1) each of the then issued and outstanding Class A Ordinary Shares automatically converted, on a one-for-one basis, into a share of Common Stock; (2) each of the then issued and outstanding warrants to purchase Class A Ordinary Shares automatically became a Warrant to purchase a share of Common Stock; and (3) each unit of Inflection Point issued and outstanding as of immediately prior to the Domestication was automatically canceled and each holder received one share of Common Stock and one-half of one Public Warrant, with any fractional Public Warrants to be issued in connection with such separation rounded down to the nearest whole warrant.

At the Effective Time of the Merger, pursuant to the transactions contemplated by the Business Combination Agreement, we issued:

(i)     an aggregate of 72,747,711 shares of Common Stock, to the Eligible Stockholders pursuant to the Business Combination Agreement;

(ii)    an aggregate of 4,318,472 shares of Series A Preferred Stock; and

(iii)   Preferred Investor Warrants initially exercisable for an aggregate of 4,495,099 shares of Common Stock, subject to adjustment, at an initial exercise price of $12.00 per share, subject to adjustment.

At the Closing of the Business Combination, we also issued:

(i)     an aggregate of 784,315 shares of Series A Preferred Stock and Preferred Investor Warrants initially exercisable for an aggregate of 784,315 shares of Common Stock, subject to adjustment, at an initial exercise price of $12.00 per share, subject to adjustment, pursuant to securities purchase agreements with certain Selling Securityholders, dated March 11, 2025 (the “PIPE SPAs”);

(ii)    an aggregate of 131,048 shares of Series A Preferred Stock pursuant to a securities purchase agreement, dated as of August 21, 2024, as amended on January 22, 2025, by and among Inflection Point, Michael Blitzer (the Company’s Chairman and then-Chief Executive Officer) and USARE OpCo; and

(iii)   an aggregate of 877,500 shares of Common Stock pursuant to the CCM Arrangements.

Pursuant to the Business Combination Agreement, the Eligible Stockholders are also entitled to receive up to 10,000,000 Earnout Shares (the “Aggregate Earn-Out Consideration”) upon the occurrence of certain events. 50% of the Aggregate Earn-out Consideration will vest and be issued if, during the Earnout Period, the closing sale price of one share of Common Stock as reported on the national securities exchange on which such shares are then listed is greater than or equal to $15.00 for a period of at least twenty out of thirty consecutive Trading Days. The remaining 50% of the Aggregate Earn-out Consideration shall vest and be issued if, during the Earnout Period, the closing sale price of one share of Common Stock as reported on the national securities exchange on which such shares are then listed is greater than or equal to $20.00 for a period of at least twenty out of thirty consecutive Trading Days. The Aggregate Earn-out Consideration may also vest upon a Change of Control, pursuant to which New USARE or its shareholders have the right to receive consideration if the implied value per share of Common Stock is equal to or above such price targets, with the amount of such consideration dependent upon the implied per share value reaching the thresholds discussed above. Should the implied value per share of Common Stock pursuant to a Change of Control be less than $15.00, then the vesting conditions discussed above shall no longer apply and no further shares of Common Stock will be issued as Aggregate Earn-out Consideration. Pursuant to USARE’s arrangements with CCM, CCM is entitled to receive up to 100,000 shares of Common Stock on the same terms as the Eligible Stockholders.

The PIPE

On May 2, 2025, pursuant to the securities purchase agreement dated as of April 29, 2025, we closed the May 2025 PIPE in which we issued (i) 8,550,400 shares of Common Stock, (ii) the May 2025 Pre-Funded PIPE Warrant and (iii) the May 2025 PIPE Warrant, for aggregate gross proceeds of $75,000,000. We intend to use the net proceeds from the May 2025 PIPE for working capital and general corporate purposes.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this prospectus summary, that represent challenges that we face in connection with the successful implementation of our strategy and the growth of our business. In particular, the following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of shares of our Common Stock or Warrants and result in a loss of all or a portion of your investment:

Risks Related to Our Business and Industry

•        The Stillwater Facility is under development and is not yet completed, we have not commenced producing and selling neo magnets, and we have no history in commercial operations and the lack of commercial operations limits the accuracy of any forward-looking forecasts, prospects or business outlook or plans.

•        We may not be able to generate positive cashflow from our expected future business operations. Our long-term success will depend on implementing the business strategy and operational plan of the Company, as well as our ability to generate revenues, achieve and maintain profitability and develop positive cash flows from our magnet production.

•        We may experience time delays, unforeseen expenses, increased capital costs, and other complications while developing our Projects, these could delay the start of revenue-generating activities and increase development costs.

•        Until our Round Top Project is capable of satisfying our feedstock needs, if ever, our business is subject to the availability of rare earth oxide and metal feedstock, in quantities and prices that allow us to develop and commercially operate its Stillwater Facility.

•        Tariffs by the United States, counter-tariffs by other countries and future changes in tariff policies could adversely affect our results of operations.

•        We may be adversely affected by fluctuations in demand for, and prices of, neo magnets, magnet materials, and necessary feedstock.

•        We may not be able to convert current commercial discussions and/or memorandums of understanding with customers for the sale of our neo magnets and other products into definitive contracts, which may have a negative effect on our business.

•        The success of our business will depend, in part, on the growth of existing and emerging uses for neo magnets.

•        An increase in the global supply of neo magnets or, dumping, predatory pricing and other tactics by our competitors or state actors may adversely affect our profitability.

•        The Round Top Project is at the exploration stage and we have not commenced construction or commission of the mine nor related facilities, and the development of the Round Top Project into a producing mine is subject to a variety of risks, any number of which may cause the development of the Round Top Project into a producing mine to not occur, be delayed, or not result in the commercial extraction of minerals.

•        We operate in a highly competitive industry in a high demand and growth environment and additional manufacturing, refining and mining competitors could result in a reduction in revenue.

•        Changes in China’s or the United States’ political environment and policies, including changes in export/import policy may adversely affect our business.

•        The production of neo magnets is a capital-intensive business that requires the commitment of substantial resources; if we do not have sufficient capital or other resources necessary to provide for such production, it could negatively impact our business.

•        The amount of capital required for completion and build-out of the Company’s Projects may increase materially from our current estimates, and we expect to raise further funds through equity or debt financing, joint ventures, production sharing arrangements or other means. Consequently, we depend on our ability to successfully access the capital and financial markets. Any inability to access the capital or financial markets may limit our ability to fund our ongoing operations, execute our business plan or pursue investments that we may rely on for future growth.

•        A power, water, or other utility disruption or shortage at our Projects could temporarily delay operations and increase costs, which may negatively impact our business.

•        Increasing costs, including rising electricity and other utility costs, or limited access to raw materials may adversely affect our profitability.

•        We will need to produce our products to exacting specifications in order to provide future customers with a consistently high-quality product. An inability to meet individual customer specifications would negatively impact our business.

•        Diminished access to water may adversely affect our operations.

•        Work stoppages or similar difficulties, breakdown in labor relations, or a shortage of skilled technicians and engineers could significantly disrupt our operations and reduce our revenues.

•        We depend on key personnel for the success of our business. If we fail to retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our desired level of growth and our business could suffer.

•        We are subject to certain agreements with government entities that have provided us with certain incentives and favorable financing and contain conditions and obligations, including local investment, job creation, and repayment terms, that, if not complied with, could negatively impact our business or require us to repay that financing or lose access to those incentives.

•        The holders of our preferred stock have certain approval rights over actions taken by the Company, including related to incurring debt. If we are unable to secure those approvals or do so in a timely manner, we may fail to access debt capital when otherwise necessary or advisable.

•        Since its inception, the Company has generated negative operating cash flows and we may experience negative cash flow from operations in the future. Our audited consolidated financial statements for the years ended December 31, 2024 and 2023, and our unaudited condensed consolidated financial statements for the three months ended March 31, 2025 and 2024 have been prepared on a going concern basis.

Risks Related to Legal, Compliance, and Regulations

•        Our operations at our Projects are subject, or may become subject, to extensive and costly environmental and other requirements; and current and future laws, regulations and permits impose or may impose significant costs, liabilities or obligations or could limit or prevent our ability to continue our current operations or to undertake new operations.

•        We will be required to obtain and sustain governmental permits and approvals to develop and operate the Projects, a process which is often costly and time-consuming. Failure to obtain or retain any necessary permits or approvals for our planned operations may negatively impact our business.

Risks Related to Intellectual Property and Technology

•        If we infringe, or are accused of infringing, the intellectual property rights of third parties, it may increase our costs or prevent us from being able to commercialize new products.

•        We may not be able to adequately protect our intellectual property rights. If we fail to adequately enforce or defend our intellectual property rights, our business may be harmed.

•        We are dependent upon information technology systems, which are subject to cyber threats, disruption, damage and failure. Any unauthorized access to, disclosure, or theft of personal information we gather, store, or use could harm our reputation and subject us to claims or litigation. Further, a failure of our information technology and data security infrastructure could adversely affect our business and operations.

Risks Related to our Securities

•        The Certificate of Designation for our Series A Cumulative Convertible Preferred Stock, the Preferred Investor Warrants and the May 2025 PIPE Warrant each contain “full ratchet” anti-dilution provisions applicable to the conversion price and exercise price, respectively, which may result in a greater number of shares of Common Stock being issued upon conversions or exercises in the case of the Series A Preferred Stock and the Preferred Investor Warrants, or reduced exercise proceeds in the case of the May 2025 PIPE Warrant, than if the conversions or exercises were effected at the conversion price or exercise price in effect currently.

•        The requirements of being a public company in the U.S., may strain our resources and divert management’s attention, and the increases in legal, accounting and compliance expenses that result from being a public company in the U.S. may be greater than we anticipate.

•        Our Certificate of Incorporation provides, subject to limited exceptions, that the courts of the State of Delaware are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

•        There is no guarantee that the Warrants will ever be in the money in the future, and they may expire worthless.

•        Your unexpired Warrants may be redeemed prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.

•        The Warrants, Preferred Investor Warrants and the May 2025 PIPE Warrant may have an adverse effect on the market price of the Common Stock.

Risks Related to this Offering by the Selling Securityholders

•        Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our shares of Common Stock and Warrants to fall.

•        Sales, or the perception of sales, of our Common Stock or our Warrants, including those registered in this registration statement, by us or our existing stockholders in the public market could cause the market price for our Common Stock and our Warrants to decline.

•        Certain existing securityholders, including certain Selling Securityholders, purchased or may purchase, securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.

Organizational Structure

The diagram below depicts our organizational structure as of immediately following consummation of the Business Combination:

Corporate Information

Inflection Point was a blank check company incorporated on March 6, 2023 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. On March 12, 2025, Inflection Point domesticated into a Delaware corporation and changed its name to “USA Rare Earth, Inc.” On March 13, 2025, we completed the Business Combination with USARE OpCo. As a result of the Business Combination, we are a holding company, all of whose assets are held directly or indirectly by, and all of whose operations are conducted through, USARE OpCo and whose only direct asset consists of equity ownership of USARE OpCo. As the manager of USARE OpCo, we have all management powers over, and full control of, the business of USARE OpCo, including the power to take all action we deem necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of USARE OpCo set forth in its A&R Operating Agreement.

Our principal executive office is located at 100 W Airport Road, Stillwater, Oklahoma. Our telephone number is (813) 867-6155. Our website address is https://www.usare.com/. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:

•        being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, including this prospectus, subject to certain exceptions;

•        not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•        reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements, including in this prospectus;

•        not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and

•        exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest to occur of:

•        December 31, 2028 (the last day of the fiscal year that follows the fifth anniversary of the completion of Inflection Point’s initial public offering);

•        the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion;

•        the date on which we are deemed to be a “large accelerated filer,” as defined in the Exchange Act; or

•        the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to holders of our Common Stock may be different than what you might receive from other public reporting companies in which you hold equity interests.

We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

THE OFFERING

Issuer	USA Rare Earth, Inc.
Common Stock Offered by Us

Up to 152,291,389 shares of Common Stock, consisting of: (i) 12,500,000 shares of Common Stock that are issuable by us upon the exercise of 12,500,000 Public Warrants, (ii) 6,000,000 shares of Common Stock that are issuable by us upon the exercise of 6,000,000 Private Placement Warrants, (iii) up to 53,941,176 shares of Common Stock that are or may become issuable by us upon the exercise of certain Preferred Investor Warrants, which amount represents a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon exercise of such Preferred Investor Warrants (iv) up to 10,000,000 Earnout Shares that are issuable by us to Eligible Stockholders upon the occurrence of specified events pursuant to the Business Combination Agreement for no additional consideration and (v) up to 69,850,213 shares of Common Stock issuable upon the conversion of 4,103,472 shares Series A Preferred Stock, and assuming solely for this purpose that the conversion price of such Series A Preferred Stock is $1.00, which amount represents a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon conversion of such shares of Series A Preferred Stock.

Common Stock That May Be Offered and Sold From Time to Time by the Selling Security Holders

Up to 181,359,751 shares of Common Stock, including up to (i) 171,226,902 shares of Common Stock held by or issuable Selling Securityholders entitled to resale registration rights pursuant to the Registration Rights Agreement or other agreements, (ii) 4,132,849 Earn-out Shares that are issuable to certain Selling Securityholders upon the occurrence of specified events, and (iii) 6,000,000 shares of Common Stock issuable upon exercise of 6,000,000 Private Placement Warrants held by the Sponsor.

Warrants That May Be Offered and Sold From Time to Time by the Selling Security Holders	6,000,000 Private Placement Warrants.
Terms of the Offering

We will issue shares of Common Stock issuable upon (i) exercise of the Warrants pursuant to the terms of the Warrant Agreement, (ii) exercise of the Preferred Investor Warrants pursuant to the terms of the applicable Preferred Investor Warrants, (iii) vesting of the Earnout Shares pursuant to the terms of the Business Combination Agreement and (iv) conversion of the Series A Preferred Stock pursuant to the terms of the Series A Preferred Stock.

The Selling Securityholders will determine when and how they will dispose of any shares of Common Stock or Private Placement Warrants.

Terms of Warrants Offered for Resale

Each Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $11.50 per share, subject to adjustment pursuant to the terms of the Warrant Agreement.

All Warrants expire on March 13, 2030 at 5:00 p.m., New York City time.

USA Rare Earth, Inc. Securities Outstanding Before this Offering

•   90,836,776 shares of Common Stock

•   5,018,834 shares of Series A Preferred Stock

•   18,500,000 Warrants

•   Preferred Investor Warrants exercisable for 9,050,433 shares of Common Stock, at an exercise price of $7.00 per share, subject to adjustment.

•   The May 2025 Pre-Funded PIPE Warrant exercisable for up to 2,163,886 shares of Common Stock.

•   The May 2025 PIPE Warrant exercisable for up to 10,714,286 shares of Common Stock, at an initial exercise price of $7.00 per share, subject to adjustment.

USA Rare Earth, Inc. Securities Outstanding After this Offering

•   132,314,948 shares of Common Stock, assuming (i) the exercise for cash of all Warrants, (ii) conversion of all outstanding shares of Series A Preferred Stock on May 12, 2025 at the current conversion price of $7.00 per share (taking into account accrued and unpaid payment-in-kind dividends through such date), (iii) the exercise for cash of all Preferred Investor Warrants at the current exercise price of $7.00 per share and (iv) the vesting and issuance of all Earnout Shares.

•   The May 2025 Pre-Funded PIPE Warrant exercisable for up to 2,163,886 shares of Common Stock.

•   The May 2025 PIPE Warrant exercisable for up to 10,714,286 shares of Common Stock, at an initial exercise price of $7.00 per share, subject to adjustment.

Use of Proceeds

We will receive the proceeds from any exercise of the Warrants or the Preferred Investor Warrants for cash. Each Warrant entitles the holder thereof to purchase one share of our Common Stock at a price of $11.50 per share and the Preferred Investor Warrants entitle the holders thereof to purchase one share of our Common Stock at a price of $7.00 per share. Assuming the exercise of all outstanding Warrants for cash, we would receive aggregate proceeds of approximately $212.8 million. Assuming the exercise of all outstanding Preferred Investor Warrants for cash, we would receive aggregate proceeds of approximately $63.4 million. We believe that the likelihood that holders of Warrants and Preferred Investor Warrants determine to exercise their Warrants or Preferred Investor Warrants, as applicable, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Common Stock. If the price of our Common Stock is below $11.50 per share or $7.00 per share, as applicable, holders will be unlikely to cash exercise their Warrants or Preferred Investor Warrants, resulting in little to no cash proceeds to us. There is no assurance that the Warrants or Preferred Investor Warrants will be “in the money” prior to their expiration or that holders will exercise their Warrants or Preferred Investor Warrants, as applicable. Holders of Warrants or Preferred Investor Warrants have the option to exercise their Warrants or Preferred Investor Warrants, as applicable, on a cashless basis in accordance with the Warrant Agreement.

If the Warrants or Preferred Investor Warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises.

We intend to use the proceeds received from the exercise of the Warrants or Preferred Investor Warrants, if any, for general corporate purposes. See “Use of Proceeds.”

We will not receive any additional proceeds upon the issuance of the Earnout Shares.

All of the shares of Common Stock and Private Placement Warrants offered by the Selling Securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such Selling Securityholders in disposing of their shares of Common Stock and Private Placement Warrants, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information contained in this prospectus, before deciding to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business or results of operations.

Risks Related to Our Business and Industry

The Stillwater Facility is under development and is not yet completed, we have not commenced producing and selling neo magnets, and we have no history in commercial operations and the lack of commercial operations limits the accuracy of any forward-looking forecasts, prospects or business outlook or plans.

We have not commenced production of neo magnets at our Stillwater Facility, and we may not be able to secure the necessary feedstock, offtake, or equipment in order to economically produce neo magnets, including from the Round Top Project. We have not realized any revenues to date from the sale of neo magnets or critical minerals, rare earth minerals, or lithium, and our operating cash flow needs have been financed through the incurrence of debt and equity raises and not through cash flows derived from our operations. As a result, we have little historical financial and operating information available to help you evaluate our performance. Any profitability in the future from our business will be dependent upon economical development of the Stillwater Facility and production of neo magnets, which is subject to numerous risk factors. Accordingly, we may not realize profits, including in the medium to long term. Additional expenditures are required to construct, complete and install additional neo magnet production equipment and our neo magnet production capabilities might not be able to fully utilize the nameplate capacity of the equipment. In addition, we have no operating history upon which to base estimates of future operating costs and capital requirements. Actual operating costs and economic returns of any and all of our Projects may materially differ from the costs and returns estimated, and accordingly our financial condition, results of operations and cash flows may be negatively affected. In the near term, our development and growth depends on our ability to: (i) successfully produce magnets at the Stillwater Facility; (ii) secure one or more reliable sources of rare earth feedstock at prices that are acceptable and attractive to us; and (iii) secure one or more neo magnet customers that are willing and able to purchase our neo magnets at prices that are expected to be profitable for us. Delays in the completion of the Stillwater Facility or the Round Top Project could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to generate positive cashflow from our expected future business operations. Our long-term success will depend on implementing the business strategy and operational plan of the Company, as well as our ability to generate revenues, achieve and maintain profitability and develop positive cash flows from our magnet production.

Our ability to continue with our business plan to produce and sell neo magnets and our future plans regarding the Round Top Project, ultimately depends on our ability to generate revenues, achieve and maintain profitability, and generate positive cash flow from our operations. We cannot assure you that our Projects will result in achieving and maintaining profitability and developing positive cash flows. The economic viability of the Company’s future business activities has many risks and uncertainties including, but not limited to:

•        a significant, prolonged decrease in the price of neo magnets;

•        difficulty in marketing and/or selling neo magnets;

•        significantly higher than expected capital costs to construct and commission our Projects;

•        significantly higher than expected feedstock costs to support magnet production in the near term until the Round Top Project is capable of satisfying our feedstock needs;

•        significant delays, reductions or stoppages of production activities;

•        shortages of adequate and skilled labor or a significant increase in labor costs;

•        the introduction of significantly more stringent regulatory laws and regulations and associated delays in permitting; and

•        delays in the availability of necessary equipment, including construction or production equipment.

Our future business activities may change as a result of any one or more of these risks and uncertainties.

We may experience time delays, unforeseen expenses, increased capital costs, and other complications while developing our Projects, these could delay the start of revenue-generating activities and increase development costs.

The production of neo magnets and mineral exploration and mining by their nature involve significant risks and hazards, including environmental hazards, as well as industrial and mining accidents. These include, for example, occupational hazards, leaks, ruptures, explosions, chemical spills, seismic events, fires, cave-ins and blockages, flooding, discharges of gasses and toxic substances, contamination of water, air or soil resources, unusual and unexpected rock formation affecting mineralization or wall rock characteristics, ground or slope failures, rock bursts, wildfires, radioactivity and other accidents, incidents, or conditions resulting from mining or manufacturing activities, including, among others, blasting and the transport, storage and handling of hazardous materials. In particular, the production of neo magnets involves the use of heavy equipment and operations at high temperatures. These operations can be dangerous and safety incidents in these operations may cause damage to and loss of equipment, injury or death, monetary losses and potential legal liabilities. Any such incidents could have a material adverse effect on our business, operating results and financial condition. Furthermore, there is the risk that relevant regulators may impose fines and work stoppages for non-compliant production or mining operating procedures and activities, which could reduce or halt production or mining until lifted. The occurrence of any of these events could delay or halt production, increase production costs and result in financial and regulatory liability for us, which could have a material adverse effect on our business, results of operations and financial condition. In addition, the relevant environmental authorities have issued and may issue administrative directives and compliance notices in the future, to enforce the provisions of the relevant statutes to take specific anti-pollution measures, continue with those measures and/or to complete those measures. The authorities may also order the suspension of part, or all of, our operations if there is non-compliance with legislation. Contravention of some of these statutes may also constitute a criminal offense and an offender may be liable for a fine or imprisonment, or both, in addition to administrative penalties. As a result, the occurrence of any of these events may have a material adverse effect on our business, results of operations and financial condition.

Until our Round Top Project is capable of satisfying our feedstock needs, if ever, our business is subject to the availability of rare earth oxide and metal feedstock, in quantities and prices that allow us to develop and commercially operate our Stillwater Facility.

Our Round Top Project is in its exploration stage and is not currently able to satisfy the feedstock needs necessary for the development and commercial operation of our Stillwater Facility and may never be able to do so. Unless and until our Round Top Project is capable of satisfying our feedstock needs, we will be required to enter into feedstock supply agreements with third-parties. We are in the process of pursuing feedstock supply and offtake arrangements with potential counterparties in an effort to provide adequate sources of feedstock for the purchase of all or substantially all of our production from our Stillwater Facility, once operational, on terms favorable to us. As discussed elsewhere in this prospectus, we have executed feedstock supply agreements with two counterparties. However, they may not be able to provide all of the feedstock which we may require or at economical prices. If we are unable to secure supply agreements that ensure that all of our feedstock needs are met or if we are able to secure such agreements but the counterparties fail to meet their obligations, we may not achieve our goals. If this happens, our results of operations and financial condition could be materially and adversely affected.

Tariffs by the United States, counter-tariffs by other countries and future changes in tariff policies could adversely affect our results of operations.

The U.S. has imposed, and could impose in the future, broad-ranging tariffs on imports from some of its largest trading partners. In retaliation, many countries have imposed, and could impose in the future, counter-tariffs on U.S.-produced items. Tariffs have spurred, and could continue to spur, additional retaliatory moves by affected countries, including by China and the European Union member states.

Tariffs present both positive and negative impacts across our business, but, in the aggregate, based on limited information to date, which may change, we expect that they may produce a net positive impact in light of our U.S. focused manufacturing strategy. However, we also face material risks with respect to tariff policies and the uncertainties and potential changes in such policies. For example, if tariffs are modified or changed in the future or our preliminary information is incorrect, our consolidated results of operations could be materially negatively impacted. In addition, for purposes of our operations, we seek to acquire various materials, supplies and components imported into the U.S., including certain equipment utilized in metal-making, magnet making, and magnet finishing and as a result, we have been adversely impacted by the imposition of trade restrictions on such goods. We may also be adversely impacted if tariffs significantly hurt the economic outlook and negatively impact consumer demand and our ability to raise capital in the future.

We may be adversely affected by fluctuations in demand for, and prices of, neo magnets, magnet materials, and necessary feedstock.

Because our revenue is, and will for the foreseeable future be, derived from the production and sale of neo magnets, changes in demand for, and the market price of, and taxes and other tariffs and fees imposed upon such products and their inputs could significantly affect our profitability. Our financial results may be significantly adversely affected by declines in the prices of neo magnets or increases in the prices of necessary feedstock. Neo magnet prices may fluctuate and are affected by numerous factors beyond our control such as interest rates, exchange rates, taxes, tariffs, inflation or deflation, fluctuation in the relative value of the U.S. dollar against foreign currencies on the world market, shipping and other transportation and logistics costs, global and regional supply and demand for neo magnets, potential industry trends, such as competitor consolidation or other integration methodologies, and the political and economic conditions of countries that produce and procure neo magnets. Furthermore, supply side factors have a significant influence on price volatility for critical and rare earth minerals, necessary feedstock, and neo magnet prices. Supply of rare earth minerals, necessary feedstock, and neo magnets is currently dominated by Chinese producers. The Chinese Central Government regulates production via quotas and environmental standards and has and may continue to change such production quotas and environmental standards. Periods of over supply or speculative trading of critical and rare earth minerals can lead to significant fluctuations in the market price of critical and rare earth minerals.

In contrast, extended periods of high commodity prices may create economic dislocations that may be destabilizing to critical and rare earth minerals supply and demand and ultimately to the broader markets. While some periods of high critical and rare earth mineral market prices generally are beneficial to our financial performance if we are producing rare earth minerals, if ever, or if magnet prices rise in concert with such higher mineral prices, strong critical and rare earth mineral prices however also create economic pressure to identify or create alternate technologies that ultimately could depress future long-term demand for neo magnets or increase our feedstock costs, and at the same time may incentivize development of competing mining properties.

Additionally, because the Company is heavily dependent on third parties for feedstock, changes in the demand for, the market price of, or taxes, tariffs, or other fees imposed on such feedstock may affect our ability to acquire our supply needs at an economical price. Changes in the price of feedstock could materially and adversely affect our operations and ultimate financial results.

We may not be able to convert current commercial discussions and/or memorandums of understanding with customers for the sale of our neo magnets and other products into definitive contracts, which may have a negative effect on our business.

We do not currently have any contractually committed customers for the planned output and delivery of neo magnets. We are actively working on completing our Stillwater Facility which will, once completed, have the capability to produce neo magnets. Our success depends on our ability to generate revenue and operate profitably, which depends in part on our ability to identify target customers and convert such contacts into meaningful orders or expand on current customer relationships. We do not currently have any revenue or definitive off-take or sales agreements with customers in place. Although we are in periodic discussions with potential customers regarding potential offtake agreements, there is no assurance that the parties will be able to reach an agreement or that we will be able to produce and deliver the required neo magnets in accordance with the customer’s required specifications and timing requirements. If we are unable to negotiate, finalize and maintain such agreements and satisfy the conditions thereto in order to enter into definitive agreements, or are only able to do so on terms that are unfavorable to us, we will not be able to generate any revenue, which would have a material adverse effect on our business, prospects, operating results and financial condition.

We anticipate that in some cases our products will be delivered to certain customers on an early trial deployment basis, where such customers have the ability to evaluate whether our products meet their performance requirements before they commit to meaningful orders of our products. If our targeted customers do not commit to making meaningful orders, or at all, it could adversely affect our business, prospects and results of operations. Our customers may require protections in the form of price reductions and similar arrangements that allow them to require us to deliver additional product or reimburse them for losses they suffer as a result of our late delivery or failure to meet agreed upon performance specification. Delays in delivery of our products, unexpected performance problems or other events could cause us to fail to meet these contractual commitments, resulting in delays in obtaining necessary materials used in our production process, defects in material or workmanship or unexpected problems in our manufacturing process, which could lead to unanticipated revenue and earnings losses and financial penalties. The occurrence of any of these events could harm our business, prospects, results of operations and financial results.

Prior to reaching expected production rates at the Stillwater Facility, we intend to enter into short- and long-term sales contracts with new customers. However, there can be no assurance that these customers will enter into sales contracts for our products. Even if we do enter into offtake and/or sales agreements, we may fail to deliver the product required by such agreements or may experience production costs in excess of the fixed price to be paid to us under such agreements. The failure to enter into such contracts may have a material adverse effect on our financial position and results of operations.

The success of our business will depend, in part, on the growth of existing and emerging uses for neo magnets.

Our strategy is to produce and sell neo magnets, which are used in existing and emerging technologies, such as hybrid and electric vehicles, wind turbines, robotics, medical equipment, military equipment and other high-growth, advanced motion technologies. The success of our business accordingly depends on the continued growth of these end markets and successfully commercializing neo magnets, in such markets. If the market for these existing and emerging technologies does not grow as we expect, grows more slowly than we expect, or if the demand for our products in these markets decreases, then our business, prospects, financial condition and operating results could be harmed. In addition, the market for these technologies, particularly in the automotive and wind turbine industry, tends to be cyclical, which exposes us to increased volatility, and it is uncertain as to how such macroeconomic factors will impact our business.

A prolonged or significant economic contraction in the United States or worldwide could put downward pressure on market prices of neo magnets. Protracted periods of low prices for neo magnets could significantly reduce revenues and the availability of required development funds in the future. This could cause substantial reductions to, or a suspension of, magnet production operations, impair asset values and reduce our results of operations and financial condition.

Demand for our products may be impacted by demand for downstream products incorporating neo magnets, including hybrid and electric vehicles, wind turbines, robotics, medical equipment, military equipment and other high-growth, advanced motion technologies, as well as demand in the general automotive and electronic industries. Lack of growth or changes in these markets may adversely affect the demand for our products. Any unexpected costs or delays in the commercialization of neo magnets or any of our other expected products, or less than expected demand for the critical existing and emerging technologies that use neo magnets, could have a material adverse effect on our financial condition or results of operations.

An increase in the global supply of neo magnets or, dumping, predatory pricing and other tactics by our competitors or state actors may adversely affect our profitability.

The pricing and demand for neo magnets is affected by a number of factors beyond our control, including growth of economic development and the global supply and demand for neo magnets. China is projected to continue to account for a substantial portion of global neo production in the near future. China dominates the manufacture of metals and neo magnets from rare earths, capabilities that are not currently materially present in the United States, and the Chinese Central Government regulates production via quotas and environmental standards. Over the past few years, there has been significant restructuring of the Chinese markets in line with China Central Government policy. Assuming that we reach anticipated production rates for neo magnets and other planned downstream products and subsequently become fully operational and integrated, increased competition may lead our competitors to engage in predatory pricing or other behaviors designed to inhibit our further downstream integration. Any increase in the amount of neo magnets or related products available in the market, including those exported from other nations would result in increased competition and may result in price reductions, reduced margins or loss of potential market share, any of which could materially adversely affect our profitability. As a result of these factors, we may not be able to compete effectively against current and future competitors.

The Round Top Project is at the exploration stage and we have not commenced construction or commission of the mine nor related facilities, and the development of the Round Top Project into a producing mine is subject to a variety of risks, any number of which may cause the development of the Round Top Project into a producing mine to not occur, be delayed, or not result in the commercial extraction of minerals.

We do not have declared mineral resources as defined under Item 1300 and has not yet begun to extract minerals from the Round Top Project. The Round Top Deposit might not be able to be commercially mined and our ongoing exploration programs may not result in the development of profitable commercial mining operations. Few properties or deposits that are explored are ultimately developed into producing mines. Major expenses will be required to complete the Round Top Project. We may not be able to develop the Round Top project into an operating mine and doing so may not result in the commercial extraction of mineral deposits. There are many factors that may result in the Round Top Project not reaching completion or production, including failure to obtain adequate funding, failure to successfully complete a pre- or a definitive feasibility study that the project could profitably produce rare earth minerals, failure to meet lease related timelines, failure to satisfy other operational risks regarding obtaining adequate power, water, expertise and human resources, failure to obtain and sustain the necessary permits for operations and other aspects of the business of operating the Round Top Project. We may never reach commercial or profitable production of rare earth minerals. Even if the Round Top Project is mined, we may not realize profits from our exploration or development activities in the short, medium, or long term. The actual risks that we will face in the future in connection with the Round Top Project are unknown at this time, but may include:

•        The preliminary and definitive feasibility studies, when delivered, may not support the economic viability of the Round Top Project moving forward, and the assumptions used in the studies to underpin the viability of the Round Top Project (including, but not limited to, the prices of critical minerals, rare earth minerals or lithium) may not remain accurate in the future.

•        We are in the process of developing a flow sheet with respect to the processing of rare earth minerals from our assets in the Round Top Project, but we may not be able to do so. If we are unable to develop a flow sheet that results in profitable production, our business and results of operations may be harmed.

•        An increase in the global supply of rare earth magnets or critical and rare earth minerals and lithium related products, dumping, predatory pricing and other tactics by our competitors or state actors may adversely affect our profitability.

•        When compared to many industrial and commercial operations, mining exploration and development projects are high risk and subject to uncertainties. Each mineral resource is unique and the nature of the mineralization, and the occurrence and grade of the minerals, as well as behavior of the mineral resource during mining, are unpredictable. Any mineral resource estimates may be materially different from mineral quantities we may recover, any life-of-mine estimates may prove inaccurate and market price fluctuations and changes in operating and capital costs may render mineral resources uneconomic to mine. Uncertainty and/or error in our estimates of minerals in the Round Top Deposit could result in lower-than-expected revenues and higher-than-expected costs.

•        The mining and production of rare earth and critical minerals and lithium and related products is a highly competitive industry in a high demand and growth environment and additional rare earth and critical mineral and lithium manufacturing, refining and mining competitors could result in a reduction in revenue.

•        The imposition of tariffs related to rare earths and other critical minerals and a resulting trade dispute could disrupt the market for our products.

•        The mining and production of rare earth and critical minerals and lithium and related products is a capital-intensive business that requires the commitment of substantial resources; if we do not have sufficient capital or resources to provide for such activities, it could negatively impact our business.

•        The performance of the Round Top Project will depend on its ability to reach favorable production rates for the separation of rare earths.

•        The revenue generated by the Round Top Project may be negatively impacted by possible competition from substitutions for critical and rare earth minerals and lithium.

•        Our continued growth depends on our ability to obtain commercial deployment of our mineral processing and purification technology, or the identification of third-party technologies or processes, and the ability of any such technology and/or processes to efficiently process and purify one or more feedstocks of mixed rare earth mineral concentrates.

•        Actual capital costs, operating costs, production and economic returns may differ significantly from those we have anticipated, and future development activities may not result in profitable mining, processing or production operations.

•        The Round Top Project has no operating history on which to base estimates of future operating costs and capital requirements. Before operations commence, any projections we may produce are based upon estimates and assumptions made at the time they were prepared. If these estimates or assumptions prove to be incorrect or inaccurate, our actual operating results may differ materially from any forecasted results.

•        Our resource estimates, if any, may change significantly when new information or techniques become available. In addition, by their very nature, resource estimates are imprecise and depend to some extent on interpretations, which may prove to be inaccurate. As further information becomes available through additional fieldwork and analysis, our estimates, if any, are likely to change and these changes may result in a reduction in our resources. These changes may also result in alterations to our development and mining plans, which may, in turn, adversely affect our operations.

•        We face opposition from organizations that oppose mining which may disrupt or delay our Round Top Project.

•        We will be required to obtain and sustain governmental permits and approvals to develop and operate the Round Top Project, a process which is often costly, time-consuming and somewhat uncertain as to outcome. These permits may include permits related to disposal of radioactive mineral waste, which will depend on how we conduct our processing operations in the future as well as what thresholds (regarding whether a permit is required or not) are set by the government at that point in time. Failure to obtain or retain any necessary permits or approvals for our planned operations may negatively impact our business.

•        Our mining rights are held by one of our subsidiaries, which as of December 31, 2024, is owned approximately 81% by the Company and approximately 19% by a minority member of the applicable subsidiary. If the minority member does not meet its capital contribution requirements, then we would need to raise additional funds to cover the minority member’s shortfall in connection with the Round Top Project in exchange for additional equity in the subsidiary. Additionally, if the value of the equity of the minority member increases then the rate of dilution of the minority member’s equity in the subsidiary will decrease. Further, our interests may not align at all times with such minority member and divergence of interests may negatively impact our business.

•        A third-party has obtained prospecting permits from the GLO for land in close proximity to our Round Top Project, including land for which we have an active surface lease. There is a possibility for the third-party to convert such prospecting permits into mineral leases and, if converted, such mineral leases would potentially impact our ability to conduct our operations as currently planned.

•        Land reclamation and mine closure may be burdensome and costly.

•        Because of the dangers involved in the mining of minerals, there is a risk that we may incur liability or damages as we conduct our business.

•        We and our management do not have experience operating a mine and may not have a complete or accurate understanding of the risks we may face in the future related to the Round Top Project.

We operate in a highly competitive industry in a high demand and growth environment and additional manufacturing, refining and mining competitors could result in a reduction in revenue.

The rare earth magnet production and critical and rare earth minerals mining and processing markets are capital intensive and competitive. Production of neo magnets, and critical and rare earth minerals is dominated by our Chinese competitors. These competitors may have greater financial resources, as well as other strategic advantages to operate, maintain, improve and possibly expand their facilities. Additionally, our Chinese competitors have historically been able to produce at relatively low costs due to domestic economic and regulatory factors, including less stringent environmental and other governmental regulations and lower labor and benefit costs. For instance, many of our Chinese competitors dispose of the waste material from beneficiation in wet tailings dams, which are significantly less expensive to operate and potentially more harmful to the environment than the dry tailings method that we would expect to employ. Even upon successful completion of our planned business stages and/or Projects, if we are not able to achieve our anticipated costs of production, then any strategic advantages that our competitors may have over us, including, without limitation, lower labor, compliance and production costs, could have a material adverse effect on our business.

Some of our competitors have made, or may make, acquisitions or enter into partnerships or other strategic relationships to achieve competitive advantages. In addition, new entrants not currently considered competitors may enter our market through acquisitions, partnerships or strategic relationships. We expect these trends to continue as demand for neo magnets and critical and rare earth materials increases. Industry consolidation may result in competitors with more compelling product offerings or greater pricing flexibility than we have, or business practices that make it more difficult for us to compete effectively, including on the basis of price, sales, technology or supply. These competitive pressures could have a material adverse effect on our business.

Changes in China’s or the United States’ political environment and policies, including changes in export/import policy may adversely affect our business.

Because of the current dominance of China in the critical and rare earth minerals industry, the possibility of adverse changes in trade or political relations with China, political instability in China, increases in labor or shipping costs, the occurrence of prolonged adverse weather conditions or a natural disaster such as an earthquake or typhoon, or the outbreak of another global pandemic disease like COVID-19 could severely interfere with our industry and would have a material adverse effect on our operations.

Our sales may be adversely affected by the current and future political environment in China and the policies of the China Central Government. China could oversupply our markets in the United States and elsewhere with either cheaper magnet products or rare earth minerals or feedstock. China has historically heavily subsidized its domestic rare earth producers with respect to both rare earth feedstock and magnets. The United States government has called for substantial changes to foreign trade policy with China and has from time to time raised (as well as has proposed to further raise in the future), tariffs on several Chinese goods. China has at times retaliated with increased tariffs on United States goods, or the ban of exports of rare earth technologies and feedstock to other countries such as the United States. While some impacts of Chinese trade policy may be beneficial for our business, any changes in United States trade policy could trigger retaliatory actions by affected countries, including China, resulting in trade wars which could likely result in increased volatility in the prices of rare earth and critical minerals, necessary feedstock, and neo magnets. Furthermore, unless and until these dynamic changes in favor of the increased competitiveness of domestic production, domestic production may not be economically viable in the global market place. As we are heavily dependent upon third-party feedstock unless and until our Round Top Project becomes a producing mine capable of satisfying our feedstock needs, if ever, and as China currently dominates the global supply of rare earth feedstock necessary for the production of neo magnets, any changes in United States and China relations, including through changes in policies by the Chinese government could adversely affect our financial condition and results of operations, including: changes in laws, regulations or the interpretation thereof, confiscatory taxation, governmental royalties, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises.

The production of neo magnets is a capital-intensive business that requires the commitment of substantial resources; if we do not have sufficient capital or other resources necessary to provide for such production, it could negatively impact our business.

Neo magnet production requires large amounts of capital, and long-term production and processing requires significant capital investment, working capital, and ongoing maintenance expenditure. We expect to materially increase our capital expenditures and working capital requirements to begin production of neo magnets and support the growth of our business and operations. We do not currently have sufficient capital to fund our anticipated capital expenditures. We will need to raise additional capital (debt or equity) to complete or fund our Projects. Our business plan is based on, among other things, expectations as to capital expenditures and if we are unable to fund those capital expenditures or the level of necessary capital expenditures increases above our current expectations, we will not achieve the targets set forth in our business plan or be able to develop currently contemplated or future capital projects or be able to continue production at cost-effective levels. We may not be able to raise additional capital (debt or equity) to complete or fund our projects. Furthermore, any such reduction in capital expenditure may cause us to forego some of the benefits of any future increases in commodity prices, as it is generally costly or impossible to resume production immediately or complete a deferred expansionary capital expenditure project once delayed, which may adversely affect our results of operations or financial condition.

The amount of capital required for completion and build-out of our Projects may increase materially from our current estimates, and we expect to raise further funds through equity or debt financing, joint ventures, production sharing arrangements or other means. Consequently, we depend on our ability to successfully access the capital and financial markets. Any inability to access the capital or financial markets may limit our ability to fund our ongoing operations, execute our business plan or pursue investments that we may rely on for future growth.

Until commercial production is achieved from our Projects, we will continue to incur operating and investing net cash outflows associated with including, but not limited to, build out and growth of our Stillwater Facility, maintaining and acquiring properties, undertaking ongoing activities and the funding obligations to develop the assets of our Projects. We will require additional capital to fund our ongoing operations, complete our Stillwater Facility, and — in connection with our Round Top Project — explore and define rare earth mineralization and establish any future mining or rare earth manufacturing operations. Such additional funding may not be available to us on satisfactory terms, or at all.

In order to finance our future ongoing operations and future capital needs, we will require additional funds through the issuance of additional equity or debt securities. Depending on the type and terms of any financing we pursue, shareholders’ rights and the value of their investment in our ordinary shares could be reduced. Any additional equity financing will dilute shareholdings. If the issuance of new securities results in diminished rights to holders of our ordinary shares, the market price of our ordinary shares could be negatively impacted. New or additional debt financing, if available, may involve restrictions on financing and operating activities. In addition, if we issue secured debt, the holders of the debt would have a claim to our assets that would be prior to the rights of shareholders until the debt is paid. Interest on such debt would increase costs and negatively impact operating results.

If we are unable to obtain additional financing, as needed, at competitive rates, our ability to fund our current operations and implement our business plan and strategy will be affected, and we would be required to reduce the scope of our operations and scale back our exploration, development and mining programs. There is, however, no guarantee that we will be able to secure any additional funding or be able to secure funding which will provide us with sufficient funds to meet our objectives, which may adversely affect our business and financial position. Certain market disruptions may increase our cost of borrowing or affect our ability to access one or more financial markets. Such market disruptions could result from:

•        adverse economic conditions, including inflationary factors and recessionary fears;

•        adverse general capital market conditions, including rising interest rates;

•        poor performance and health of the neo magnets industry in general;

•        bankruptcy or financial distress of neo magnet companies or marketers;

•        significant decrease in the demand for neo magnets; or

•        adverse regulatory actions that affect our exploration and construction plans or the use of our current and planned products generally.

If additional capital is not available in sufficient amounts or on a timely basis, the Company will experience liquidity problems, and the Company could face the need to significantly curtail current operations, change our planned business strategies and pursue other remedial measures. Any curtailment of business operations would have a material negative effect on operating results, the value of the Company’s outstanding common and preferred shares and the Company’s ability to continue as a going concern.

Any failure by management to manage growth properly could negatively impact our business.

Future growth may place strains on our financial, technical, operational and administrative resources and cause us to rely more on project partners and independent contractors, thus, potentially adversely affecting our financial position and results of operations. We may not be successful in upgrading our technical, operational and administrative resources or increasing our internal resources sufficiently to provide certain of our services currently provided by third parties or which will be necessary in the future. Our inability to achieve or manage growth may materially and adversely affect our business, results of operations and financial condition.

A power or other utility disruption or shortage at our Projects could temporarily delay operations and increase costs, which may negatively impact our business.

Our facilities currently rely on electricity and other utilities each provided by a single utility company in West Texas and North-Central Oklahoma, respectively. Instability in electrical or other utility supply could cause sporadic outages and brownouts. Any such outages or brownouts could have a negative impact on our production. As a result, our revenue could be adversely impacted and our relationships with our customers could suffer, adversely impacting our ability to generate future revenue and otherwise perform our contractual obligations. In addition, if power to any of our Projects is disrupted during certain phases of our production processes, we may incur significant expenses that may adversely affect our business.

Increasing costs, including rising electricity and other utility costs, or limited access to raw materials may adversely affect our profitability.

We use significant amounts of electricity and other utilities, including water, in our operations at our Projects and such usage will increase as we increase production. We also use significant amounts of raw materials, whether rare earth feedstock or other raw materials such as chemical reagents used to process rare earth oxides. We will need to purchase utilities and raw materials in the open market and as a result, we could be subject to significant volatility in cost and availability. We may not be able to pass increased prices of such utilities or raw materials through to our customers in the form of price increases. If the Round Top Project is not completed, operative, and commercial, we will be wholly reliant on third-party sources for feedstock for neo production which could be costly and damaging to results of operations. A significant increase in the price or decrease in the availability of these utilities or raw materials, could materially increase our operating costs and adversely affect our profit margins and production volumes.

Fluctuations in transportation costs or disruptions in transportation services or damage or loss during transport could decrease our competitiveness or impair our ability to deliver products to our customers.

We will need to transport our products to our future customers wherever they may be located. Finding affordable and dependable transportation is important because it allows us to supply customers around the world. Labor disputes, embargos, government restrictions, work stoppages, pandemics, derailments, damage or loss events, adverse weather conditions, other environmental events, changes to rail or ocean freight systems or other events and activities beyond our control could interrupt or limit available transport services, which could result in customer dissatisfaction and loss of sales potential and could materially adversely affect our results of operations.

We will need to produce our products to exacting specifications in order to provide future customers with a consistently high-quality product. An inability to meet individual customer specifications would negatively impact our business.

Upon commencing commercial operations at our Stillwater Facility, we need to produce neo magnets to meet customer needs and specifications and to provide customers with a consistently high-quality product and to meet ever-stricter purity requirements. An inability to perfect the neo magnet production process to the level necessary in order to meet individual customer specifications may have a material adverse effect on our financial condition or results of operations. In addition, customer needs and specifications may change with time. Any delay or failure in developing processes to meet changing customer needs and specifications may have a material adverse effect on our financial condition or results of operations. Additionally, natural disasters, could also impact the facilities of our customers, which could have a material adverse effect on our ability to deliver our product to our customers or our customer’s demand for our products.

Diminished access to water may adversely affect our operations.

Processing of rare earth oxides requires significant amounts of water. Any disruption in the process or loss of access to adequate water sources could prompt the need for significant access to fresh water. Additionally, once we complete the Round Top Project and our Stillwater Facility, we will require an even greater amount of water for our separation and extraction operations, including additional fresh water. With respect to the Round Top Project, we maintain and operate one water supply well field, which currently contains two wells, for potable and process water and own and/or lease land and wells in another water supply well field that we may be able to operate in the future. Any disruption to our current process or decrease in available water supply may have a material adverse effect on our operations and our financial condition or results of operations. In addition, future regulation or industry best practices may require more complex water reuse and recycling processes, which may increase operating costs.

Work stoppages or similar difficulties, breakdown in labor relations, or a shortage of skilled technicians and engineers could significantly disrupt our operations and reduce our revenues.

A work stoppage by any of the third-parties providing services in connection with construction at our Projects could significantly delay our Projects, especially our Stillwater Facility, and disrupt our operations, reduce our revenues and materially adversely affect our results of operations. Efficient production of critical minerals and rare earth products using modern techniques and equipment requires skilled technicians and engineers. In addition, our optimization and eventual downstream efforts will significantly increase the number of skilled operators, maintenance technicians, engineers and other personnel required to successfully operate our business. In the event that we are unable to hire, train and retain the necessary number of skilled technicians, engineers and other personnel there could be an adverse impact on our labor costs and our ability to reach anticipated production levels in a timely manner, which could have a material adverse effect on our results of operations.

We depend on key personnel for the success of our business. If we fail to retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our desired level of growth and our business could suffer.

We highly value and depend on the contributions of our senior management and key personnel, particularly our experts with respect to magnet production. Our success continues to depend largely upon the performance of key officers, employees and consultants who have advanced us to our current stage and contributed to our potential for future growth. The market for qualified talent has become increasingly competitive, with shortages of qualified talent relative to the number of available opportunities being experienced in all markets where we conduct our operations. The ability to remain competitive by offering higher compensation packages and programs for growth and development of personnel, with a view to retaining existing talent and attracting new talent, has become increasingly important to us and our operations in the current climate. We may not be able to replace our senior management or key personnel (including personnel that are key to magnet production) with persons of equivalent expertise and experience within a reasonable period of time or at all if one or more of our senior management and key personnel are not retained, and we may incur additional expenses to recruit, train and retain additional personnel. Any prolonged inability to retain key individuals, or to attract and retain new talent as we grow, could have a material adverse effect upon our growth potential and prospects. Additionally, we have not purchased any “key-man” insurance for our directors, officers or key employees.

We are subject to certain agreements with government entities that have provided us with certain incentives and favorable financing and contain conditions and obligations, including local investment, job creation, and repayment terms, that, if not complied with, could negatively impact our business or require us to repay that financing or lose access to those incentives.

We have been offered incentives by the State of Oklahoma, as well as the city of Stillwater, Oklahoma, to locate and operate our Projects, especially our Stillwater Facility. These incentives include cash grants, development financing at favorable terms, certain tax exemptions and rights to participate in government-subsidized jobs programs, among other things. If we do not comply with certain conditions and obligations in any such agreements, the governmental entities may terminate the respective agreement under which the incentives are to be provided, potentially resulting in the Company being required to repay certain funds and/or losing access to the applicable incentives and subsidized jobs programs. For more information on these agreements with government entities, see the section entitled “Information About USARE — Government Programs and Grants”.

The holders of our preferred stock have certain approval rights over actions taken by the Company, including related to incurring debt. If we are unable to secure those approvals or do so in a timely manner, we may fail to access debt capital when otherwise necessary or advisable.

The holders of our preferred stock have certain approval rights over actions taken by the Company, including: liquidation, dissolution or wind-up of the Company, amendment of the Company’s organizational documents, creation or issuance of the Company’s equity interests, the purchase or redemption of our preferred stock, entrance into affiliate transaction (subject to certain exceptions) or the incurrence of debt by the Company above certain specified thresholds. The approval rights remain in effect as long as certain parties specified in the Series A Preferred Stock Certificate of Designation (as defined below) own 20% or more of our Series A Preferred Stock and require the approval of a majority holders of our preferred stock. Our obligations to the holders of our preferred stock could limit our ability to obtain additional financing or increase our borrowing costs, which could have an adverse effect on the value of our equity. If we issue additional shares of preferred stock in the future, they would likely also have preference over our common stock with respect to payment of dividends or upon our liquidation, dissolution or winding up. So long as we have preferred stock outstanding, the rights of the holders of our common stock could be adversely affected, including as a result of any delay in receiving any necessary approvals from the holders of our preferred stock or as a result of our preferred stock making it more difficult for another company to acquire us.

Our business may be adversely affected by force majeure events outside our control, including labor unrest, civil disorder, war, subversive activities or sabotage, extreme weather conditions, fires, floods, tornados, explosions or other catastrophes, epidemics or quarantine restrictions.

We may be impacted by natural disasters, wars, health epidemics or pandemics or other events outside of our control. For example, our Stillwater Facility is located in Stillwater, Oklahoma, which is in the geographical area known as “tornado alley”. If major disasters such as tornados, earthquakes, wildfires, health epidemics or pandemics, floods or other events occur, or our information system or communications network breaks down or operates improperly, our ability to continue operations at our Projects may be seriously damaged, or we may have to stop or delay production and shipment of our products. We may incur expenses or delays relating to such events outside of our control, which could have a material adverse impact on our business, operating results and financial condition.

Our success depends on developing and maintaining relationships with local communities and stakeholders.

Our ongoing and future success depends on developing and maintaining productive relationships with the communities surrounding our Projects, including those people who may have rights or may assert rights to certain of our properties and other stakeholders in our operating locations. Local communities and stakeholders may be dissatisfied with our activities or the level of benefits provided, which may result in legal or administrative proceedings, civil unrest, protests, direct action or campaigns against us. Any such occurrence could materially and adversely affect our business, financial condition or results of operations, as well as our ability to commence or continue exploration or mine development activities.

Since its inception, USARE OpCo has generated negative operating cash flows and we may experience negative cash flow from operations in the future. Our audited consolidated financial statements for the years ended December 31, 2024 and 2023, and our unaudited condensed consolidated financial statements for the three months ended March 31, 2025 and 2024 have been prepared on a going concern basis.

Since its inception, USARE OpCo has generated negative operating cash flows and we may experience negative cash flow from operations in the future. USARE OpCo’s consolidated financial statements, which are included elsewhere in this prospectus, have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. USARE OpCo’s independent registered public accounting firm has included in its report for the year ended December 31, 2024 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our unaudited condensed consolidated financial statements for the three months ended March 31, 2025 and 2024 have also been prepared on a going concern basis. New USARE’s and USARE OpCo’s ability to continue as a going concern is contingent upon, other factors, our ability to achieve our revenue forecasts and our ability to raise additional capital through sales of our securities, including this offering, and incurrence of debt, as needed to fund future growth. Our future operations are dependent upon the identification and successful completion of equity or debt financings and the continued achievement of profitable operations at an indeterminate time in the future. We may not be successful in completing equity or debt financings or in achieving profitability. The financial statements do not give effect to any adjustments relating to the carrying values and classifications of assets and liabilities that would be necessary should we be unable to continue as a going concern.

Risks Related to Legal, Compliance, and Regulations

Our operations at our Projects are subject, or may become subject, to extensive and costly environmental requirements; and current and future laws, regulations and permits impose or may impose significant costs, liabilities or obligations or could limit or prevent our ability to continue our current operations or to undertake new operations.

We are subject, or may be subject in the future, to numerous and detailed, federal, state and local environmental laws, certifications, regulations and permits, including, without limitation, those pertaining to employee health and safety, air emissions, water usage, wastewater and stormwater discharges, air quality standards, GHG, emissions, water usage and pollution, waste management, plant and wildlife protection, handling and disposal of radioactive substances, remediation of soil and groundwater contamination, land use, reclamation and restoration of properties, the discharge of materials into the environment, procurement of certain materials used in our operations and groundwater quality and availability. These requirements may result in significant costs, liabilities and obligations, impose conditions that are difficult to achieve or otherwise delay, limit or prohibit current or planned operations. These requirements may in the future result in the exploration and development in connection with our Round Top Project being delayed, limited or prevented, and development operations may be curtailed. Failure to comply with these laws, regulations and permits, including as they evolve, may result in the assessment of administrative, civil and criminal penalties, the issuance of injunctions to limit or cease operations, fines, the suspension or revocation of permits and other sanctions or the loss of support from key stakeholders. Pursuant to such requirements, we may also be subject to third-party claims, including for damages to property or injury to persons arising from our operations. Moreover, environmental legislation and regulation, as well as the expectations of stakeholders, are evolving in a manner which may require stricter standards and enforcement, increased fines and penalties for non-compliance, cessation of operations, more stringent environmental assessments, and a heightened degree of responsibility for companies and their officers, directors and employees. Any changes in these laws, regulations or permits (or the interpretation or enforcement thereof) or any sanctions, damages, costs, obligations or liabilities in respect of these matters could have a material adverse effect on our business and/or the results of our operations and financial condition.

We will be required to obtain and maintain governmental permits and approvals to develop and operate the Projects, a process which is often costly and time-consuming. Failure to obtain or retain any necessary permits or approvals for our planned operations may negatively impact our business.

We are required to obtain and renew governmental permits and approvals for our Projects in connection with any exploration and development activities that we may in the future undertake and, prior to mining any mineralization that we discover, we may be required to obtain additional governmental permits and approvals that we do not currently possess or anticipate. Obtaining and renewing any of these governmental permits is a complex, time-consuming and uncertain process involving numerous jurisdictions, multiple government agencies, public hearings and possibly costly undertakings. The timeliness and success of permitting efforts are contingent upon many variables, some of which are not within our control, including the interpretation of approval requirements administered by the applicable governmental authority as well as the time required for, and the outcome of, any necessary environmental impact assessment.

We may not be able to obtain or renew permits or approvals that are necessary to our planned operations, or we may discover that the cost and time required to obtain or renew such permits and approvals exceeds our expectations. Any unexpected delays, costs or conditions associated with the governmental approval process could delay our planned exploration, development and mining operations, which in turn could materially adversely affect our prospects, revenues and profitability. In addition, our prospects may be adversely affected by the revocation or suspension of permits or by changes in the scope or conditions for use of any permits obtained.

For example, while many of the permits required for development of the Round Top Project come, or are expected to come, from the State of Texas, it is possible that the project will require a permit from the federal governments, such as a permit under Section 404 of the Clean Water Act. If the project requires a federal permit, the project will be subject to environmental review under the NEPA. In that circumstance, in addition to additional permitting review, NEPA also provides an additional avenue for opponents to challenge the project.

For example, in addition to the permits that we have been issued to date, we are required to obtain other permits and approvals before construction or operations related to zoning, rezoning, construction mining, mineral concentration and chemical manufacturing. To obtain certain permits, we may be required to conduct environmental studies and collect and present data to governmental authorities pertaining to the potential impact of our current and future operations upon the environment and to take steps to avoid or mitigate those impacts. The permitting rules, and interpretation thereof, are complex and have generally become more stringent over time. In some cases, the public (including environmental interest groups) has rights to comment upon, and submit objections to, permit applications and environmental impact statements prepared in connection therewith, and otherwise participate in the permitting process, including challenging the issuance of permits, validity of environmental impact statements and determinations and performance of permitted activities. Accordingly, permits required for our operations, including our Projects, may not be issued, maintained, exchanged, amended or renewed in a timely fashion or at all, or may be issued or renewed upon conditions that restrict our ability to conduct our operations economically. Any such failure to obtain, maintain, exchange, amend or renew permits, or other permitting delays or conditions, including in connection with any environmental impact analyses, could have a material adverse effect on our business, results of operations and financial condition.

Private parties, such as environmental organizations and local residents, frequently attempt to intervene in the permitting process to persuade regulators to deny necessary permits or seek to overturn permits that have been issued. These third-party actions can materially increase the costs of and cause delays in the permitting process and could cause us not to proceed with the development or operation of a property. In addition, our ability to successfully obtain key permits and approvals to explore for, develop, operate and expand operations will likely depend on our ability to undertake such activities in a manner consistent with the creation of social and economic benefits in the surrounding communities, which may or may not be required by law. Our ability to obtain permits and approvals and to successfully operate in particular communities may be adversely affected by real or perceived detrimental events associated with our activities.

Our failure to comply with applicable anti-corruption, anti-bribery, anti-money laundering and similar laws and regulations could negatively impact our reputation and results of operations.

The legal and regulatory framework in which we operate is complex, and our governance and compliance policies and processes may not prevent potential breaches of law or accounting or other governance practices. Our operating and ethical codes, among other standards and guidance, may not prevent instances of fraudulent behavior and dishonesty, nor guarantee compliance with legal and regulatory requirements.

We are required to comply with anti-corruption laws and regulations imposed by governments around the world with jurisdiction over our operations, which may include Australian anti-bribery and corruption legislation, as well as the laws of the other countries (for example, the U.S. Foreign Corrupt Practices Act and the UK’s Bribery Act 2010) where we do business or have a close connection. These laws and regulations may restrict our operations, trade practices, investment decisions and partnering activities. These and other applicable laws prohibit us and our officers, directors, employees and business partners acting on our behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to “foreign officials” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. We are subject to the jurisdiction of various governments and regulatory agencies around the world, which may bring our personnel and representatives into contact with “foreign officials” responsible for issuing or renewing permits, licenses or approvals or for enforcing other governmental regulations.

Our failure to successfully comply with these laws and regulations may expose us to reputational harm, as well as significant sanctions, including criminal fines, imprisonment, civil penalties, disgorgement of profits, injunctions and debarment from government contracts, as well as other remedial measures. Investigations of alleged violations can be expensive and disruptive. Compliance, on the other hand, often adds cost and complexity to the permitting process and subsequent operations. We continuously develop and maintain policies and procedures designed to comply with applicable anti-corruption, anti-bribery, anti-money laundering and similar areas. However, there can be no guarantee that our policies and procedures will effectively prevent violations by our employees or business partners acting on our behalf, for which we may be held responsible, and any such violation could adversely affect our reputation, business, results of operations and financial condition.

Our operations at our Projects are subject, or may become subject, to environmental, health and safety regulations, which could impose additional costs and compliance requirements, and we may face claims and liability for breaches, or alleged breaches, of such regulations and other applicable laws.

Our operations at our Projects are subject to compliance with various environmental, health and safety laws, regulations, permitting requirements and standards.

We are subject to environmental laws, regulations and permits in the various jurisdictions in which we operate. These environmental laws, regulations, and permits present greater risks if we progress our mining operations. Such regulations would include those relating to, among other things, the removal and extraction of natural resources, the emission and discharge of materials into the environment, including plant and wildlife protection, remediation of soil and groundwater contamination, reclamation and closure of properties, including waste storage facilities, groundwater quality and availability, and the handling, storage, transport and disposal of wastes and hazardous materials. Pursuant to such requirements, we may be subject to inspections or reviews by governmental authorities. Failure to comply with these environmental requirements may expose us to litigation, fines or other sanctions, including the revocation of permits and suspension of operations. We expect to continue to incur significant capital and other compliance costs related to such requirements. These laws, regulations and permits, and the enforcement and interpretation thereof, change frequently and generally have become more stringent over time. If our noncompliance with such regulations were to result in a release of hazardous materials into the environment, such as soil or groundwater, we could be required to remediate such contamination, which could be costly. Moreover, noncompliance could subject us to private claims for property damage or personal injury based on exposure to hazardous materials or unsafe working conditions. In addition, changes in applicable requirements or stricter interpretation of existing requirements may result in costly compliance requirements or otherwise subject us to future liabilities. The occurrence of any of the foregoing, as well as any new environmental, health and safety laws and regulations applicable to our business or stricter interpretation or enforcement of existing laws and regulations, could have a material adverse effect on our business, financial condition and results of operations.

We also could be liable for any environmental contamination at, under or released from our or our predecessors’ currently or formerly owned or operated properties or third-party waste disposal sites. Certain environmental laws impose joint and several strict liability for releases of hazardous substances at such properties or sites, without regard to fault or the legality of the original conduct. A generator of waste can be held responsible for contamination resulting from the treatment or disposal of such waste at any off-site location (such as a landfill), regardless of whether the generator arranged for the treatment or disposal of the waste in compliance with applicable laws. Costs associated with liability for removal or remediation of contamination or damage to natural resources could be substantial and liability under these laws may attach without regard to whether the responsible party knew of, or was responsible for, the presence of the contaminants. Accordingly, we may be held responsible for more than our share of the contamination or other damages, up to and including the entire amount of such damages. In addition to potentially significant investigation and remediation costs, such matters can give rise to claims from governmental authorities and other third parties, including for orders, inspections, fines or penalties, natural resource damages, personal injury, property damage, toxic torts and other damages. Our costs, liabilities and obligations relating to environmental matters could have a material adverse effect on our business, financial position and results of operations.

Additionally, due to the nature of our operations, our employees and contractors are exposed to varying degrees of risk in the workplace. These risks may include exposure to dangerous situations, machinery or materials and/or health hazards and have the potential to result in disease, personal injury or death. We are subject to laws and regulations concerning the health, safety and security of our employees (including third-party personnel) working at sites and persons who are not employed by us but may be directly affected by our operations under our management and, accordingly, must implement adequate health and safety systems and procedures. Health and safety incidents can result in loss of life, losses and liabilities, work stoppages, serious damage to equipment or property or environmental damage. These risk factors can, singularly or in combination, have a material effect on our reputation, results of operations and financial condition. In the event of disease, injury or death arising out of the negligence of an employer or its employees, a risk of civil and, in certain circumstances, criminal litigation exists. In the case of a work-related fatality, an employer may be subjected to criminal charges in a court of law. Furthermore, such incidents can result in citations for violation of various health and safety laws and regulations that could have a material adverse effect on our results of operations, financial condition and/or prospects.

The impacts of climate change may adversely affect our operations and/or result in increased costs to comply with changes in regulations.

Climate change is an international and community concern which may directly or indirectly affect our business and current and future activities. The continuing rise in global average temperatures has created varying changes to regional climates across the world and extreme weather events have the potential to delay or hinder our exploration activities at our mineral projects, and to delay or cease operations at any future mine. This may require us to make additional expenditures to mitigate the impact of such events which may materially and adversely increase our costs and/or reduce production at a future mine. Governments at all levels are amending or enacting additional legislation to address climate change by regulating, among other things, carbon emissions and energy efficiency, or where legislation has already been enacted, regulation regarding emission levels and energy efficiency are becoming more stringent. As a significant emitter of GHG emissions, the mining industry is particularly exposed to such laws and regulations. Compliance with such legislation and regulations, including the associated costs, may have a material adverse effect on our business, financial condition, results of operations, prospects and our ability to commence or continue our exploration and future development and mining operations.

Changing climate patterns may also affect the availability of water. If the effects of climate change cause prolonged disruption in the delivery of essential commodities, then production efficiency may be reduced, which may have a material adverse effect on our business, financial condition, results of operations and prospects.

In addition, climate change is perceived as a threat to communities and governments globally and stakeholders may demand reductions in emissions or call upon companies to better manage their consumption of climate-relevant resources. A number of governments have already introduced or are moving to introduce climate change legislation and treaties at the international, national, state/provincial and local levels. Regulations relating to emission levels (such as carbon taxes) and energy efficiency are becoming more stringent. If the current regulatory trend continues, this may result in increased costs at our Round Top Project.

We are exposed to possible litigation risks, including permit disputes (including in respect of access and/or validity of tenure), environmental claims, occupational health and safety claims and employee claims. Further, we may be involved in disputes with other parties in the future that may result in litigation. Current or future litigation or administrative proceedings could have a negative impact on our business.

We may become involved in, named as a party to, or be the subject of, various legal proceedings, including regulatory proceedings, tax proceedings and legal actions, relating to personal injuries, property damage, property taxes, land rights, the environment and contract disputes.

The outcome of outstanding, pending or future proceedings cannot be predicted with certainty and may be determined adversely to us and as a result, could have a material adverse effect on our assets, liabilities, business, financial condition or results of operations. Even if we prevail in any such legal proceeding, the proceedings could be costly, time-consuming and may divert the attention of management and key personnel from our business operations, which could adversely affect our financial condition.

If we take federal monies, we could become subject to federal regulations. This could delay timing and increase costs.

To date, we have not accepted any federal grants or other monies. The acceptance of federal monies would make the Company and its operations subject to continued compliance with various federal regulations to which the Company is not currently subject. The imposition of any additional federal regulations as a result of accepting any federal monies could delay timing of the expected completion of our Projects and increase our costs. Any such delays or increased costs could harm our business and operations.

Changes in tax laws could have a material adverse effect on our business, cash flow, results of operations or financial conditions.

The tax regimes we are subject to or operate under, including income and non-income taxes, are unsettled and may be subject to significant change. Changes in tax laws, regulations, or rulings, or changes in interpretations of existing laws and regulations, could materially affect our financial position and results of operations. For example, the 2017 Tax Cuts and Jobs Act, or Tax Act, made broad and complex changes to the U.S. tax code, including changes to U.S. federal tax rates, additional limitations on the deductibility of interest, both positive and negative changes to the utilization of future NOL carryforwards, and allowing for the expensing of certain capital expenditures. The 2020 Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, modified certain provisions of the Tax Act. In addition, on August 16, 2022, the Inflation Reduction Act of 2022, or IR Act, among other provisions, imposes a 15% minimum tax on the adjusted financial statement income of certain large corporations and a 1% excise tax on corporate stock repurchases by U.S. publicly traded corporations and certain U.S. subsidiaries of non-U.S. publicly traded corporations, as well as significant enhancements of U.S. tax incentives relating to climate and energy investments. The exact impact of the Tax Act, the CARES Act and the IR Act for future years is difficult to quantify, but these changes could materially affect our effective tax rate in future periods, in addition to any changes made by new tax legislation.

As we expand the scale of our business activities, changes to the taxation of our activities could increase our overall effective tax rate, increase the amount of taxes imposed on our business, and harm our financial position. Such changes may also apply retroactively to our historical operations and result in taxes greater than the amounts estimated and recorded in our financial statements.

Risks Related to Intellectual Property and Technology

If we infringe, or are accused of infringing, the intellectual property rights of third parties, it may increase our costs or prevent us from being able to commercialize new products.

There is a risk that we may infringe, or may be accused of infringing, the proprietary rights of third parties under patents and pending patent applications belonging to third parties that may exist in the United States and elsewhere in the world that relate to our rare earth products and processes. Because the patent application process can take several years to complete, there may be currently pending applications that may later result in issued patents that cover our products and processes. In addition, our products and processes may infringe existing patents.

Defending ourselves against third-party claims, including litigation in particular, would be costly and time consuming and would divert management’s attention from our business, which could lead to delays in the completion of our Projects and our downstream expansion plans. If third parties are successful in their claims, we might have to pay substantial damages or take other actions that are adverse to our business. As a result of intellectual property infringement claims, or to avoid potential claims, we might:

•        be prohibited from, or delayed in, selling or licensing some of our products or using some of our processes unless the patent holder licenses the patent to us, which it is not required to do;

•        be required to pay substantial royalties or grant a cross license to our patents to another patent holder; or

•        be required to redesign a product or process so it does not infringe a third party’s patent, which may not be possible or could require substantial funds and time.

In addition, we could be subject to claims that our employees, or we, have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of third parties.

If we are unable to resolve claims that may be brought against us by third parties related to their intellectual property rights on terms acceptable to us, we may be precluded from offering some of our products or using some of our processes.

We may not be able to adequately protect our intellectual property rights. If we fail to adequately enforce or defend our intellectual property rights, our business may be harmed.

Much of the technology used in the markets in which we compete is protected by patents and trade secrets, and our commercial success will depend in significant part on our ability to obtain and maintain patent and trade secret protection for our products and methods. To compete in these markets, we rely or may rely on a combination of trade secret protection, nondisclosure and licensing agreements, patents and trademarks to establish and protect our proprietary intellectual property rights, including our proprietary rare earth oxide and magnet production processes that are not currently patented. Our intellectual property rights may be challenged or infringed upon by third parties or we may be unable to maintain, renew or enter into new license agreements with third-party owners of intellectual property on reasonable terms. In addition, our intellectual property may be subject to infringement or other unauthorized use outside of the United States. In such case, our ability to protect our intellectual property rights by legal recourse or otherwise may be limited, particularly in countries where laws or enforcement practices are undeveloped or do not recognize or protect intellectual property rights to the same extent as the United States. Unauthorized use of our intellectual property rights or our inability to preserve existing intellectual property rights could adversely impact our competitive position and results of operations. The loss of our patents, if and once received, could reduce the value of the related products. In addition, the cost to litigate infringements of our patents (if and once received) or other intellectual property, or the cost to defend ourselves against patent or other intellectual policy infringement actions by others, could be substantial and, if incurred, could materially affect our business and financial condition.

Proprietary trade secrets and unpatented know-how are also very important to our business. We rely on trade secrets to protect certain aspects of our technology, especially where we do not believe that patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. Our employees, consultants, contractors, outside scientific collaborators and other advisors may unintentionally or willfully disclose our confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential or proprietary information. Enforcing a claim that a third party illegally obtained and is using our trade secrets is expensive and time consuming, and the outcome is unpredictable. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. Failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

We are dependent upon information technology systems, which are subject to cyber threats, disruption, damage and failure. Any unauthorized access to, disclosure, or theft of personal information we gather, store, or use could harm our reputation and subject us to claims or litigation. Further, a failure of our information technology and data security infrastructure could adversely affect our business and operations.

We maintain information necessary to conduct our businesses, including confidential and proprietary information as well as personal information regarding our customers and employees, in digital form. We also use computer systems to deliver our products and services and operate our businesses. Data maintained in digital form is subject to the risk of unauthorized access, modification, exfiltration, destruction or denial of access and our computer systems are subject to cyberattacks that may result in disruptions in service. We use many third-party systems and software, which are also subject to supply chain and other cyberattacks. We attempt to develop and maintain information security programs to identify and mitigate cyber risks but the development and maintenance of these programs is costly and requires ongoing monitoring and updating as technology changes and efforts to overcome security measures become more sophisticated. Accordingly, despite our efforts, the risk of unauthorized access, modification, exfiltration, destruction or denial of access with respect to data or systems and other cybersecurity attacks cannot be eliminated entirely, and the risks associated with a potentially material incident remain. In addition, we provide some confidential, proprietary and personal information to third parties in certain cases when it is necessary to pursue business objectives. While we obtain assurances that these third parties will protect this information and, where we believe appropriate, monitor the protections employed by these third parties, there is a risk the confidentiality of data held by third parties may be compromised.

If our information or cyber security systems or data are compromised in a material way, our ability to conduct our businesses may be impaired, we may lose profitable opportunities or the value of those opportunities may be diminished and, as described above, we may lose revenue as a result of unlicensed use of our intellectual property. If personal information of our customers or employees is misappropriated, our reputation with our customers and employees may be damaged, resulting in loss of business or morale, and we may incur costs to remediate possible harm to our customers and employees or damages arising from litigation and/or to pay fines or take other action with respect to judicial or regulatory actions arising out of the incident. Insurance we obtain may not cover losses or damages associated with such attacks or events.

We rely on various information technology systems. These systems remain vulnerable to disruption, damage or failure from a variety of sources, including, but not limited to, errors by employees or contractors, computer viruses, cyberattacks, including phishing, ransomware, and similar malware, misappropriation of data by outside parties, and various other threats. Techniques used to obtain unauthorized access to or sabotage our systems are under continuous and rapid evolution, and we may be unable to detect efforts to disrupt our data and systems in advance. Breaches and unauthorized access carry the potential to cause losses of assets or production, operational delays, equipment failure that could cause other risks to be realized, inaccurate recordkeeping, or disclosure of confidential information, any of which could result in financial losses and regulatory or legal exposure, and could have a material adverse effect on our business, financial condition or results of operations. We may incur material losses relating to cyberattacks or other information security breaches in the future. Our risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As such threats continue to evolve, we may be required to expend additional resources to modify or enhance any protective measures or to investigate and remediate any security vulnerabilities.

Risks Related to our Securities.

The Certificate of Designation for our Series A Cumulative Convertible Preferred Stock, the Preferred Investor Warrants and the May 2025 PIPE Warrants each contain “full ratchet” anti-dilution provisions applicable to the conversion price and exercise price, respectively, which may result in a greater number of shares of Common Stock being issued upon conversions or exercises in the case of the Series A Preferred Stock and the Preferred Investor Warrants, or reduced exercise proceeds in the case of the May 2025 PIPE Warrants, than if the conversions or exercises were effected at the conversion price or exercise price in effect currently.

The Certificate of Designations of Preferences, Rights and Limitations of 12% Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock Certificate of Designation”) for our Series A Preferred Stock contains “full ratchet” anti-dilution provisions applicable to the conversion prices used in voluntary conversions of Series A Preferred Stock by the holders thereof which provisions require the lowering of the applicable conversion price, as then in effect, to the purchase price of equity or equity-linked securities issued in subsequent offerings at prices less than $10.00 per share. The exercise price of the Preferred Investor Warrants was $12.00 per share of Common Stock, subject to the same anti-dilution and other adjustments as the Series A Preferred Stock. On May 2, 2025, in connection with the closing of the May 2025 PIPE, the conversion price of the Series A Preferred Stock, and the exercise price of the Preferred Investor Warrants, were reduced to $7.00 per share. The exercise price of the May 2025 PIPE Warrants is initially $7.00 per share of Common Stock, subject to substantially the same anti-dilution adjustments as the Series A Preferred Stock. When the exercise price of the Preferred Investor Warrants is reduced, the number of shares of Common Stock that may be purchased upon exercise of such Preferred Investor Warrants is increased proportionately, so that after such adjustment, the aggregate exercise price payable thereunder for the adjusted number of shares of Common Stock is the same as the aggregate exercise price in effect immediately prior to such adjustment.

If in the future, while any of our Series A Preferred Stock Preferred Investor Warrants or May 2025 PIPE Warrants are outstanding, we issue securities at an effective Common Stock purchase price that is less than the applicable conversion price of our Series A Preferred Stock or exercise price of our Preferred Investor Warrants or May 2025 PIPE Warrants, as then in effect, we will be required, subject to certain limitations and adjustments as provided in the Series A Preferred Stock Certificate of Designation, the Preferred Investor Warrants and May 2025 PIPE Warrants, to further reduce the relevant conversion price, which, in the case of the Series A Preferred Stock or Preferred Investor Warrants, will result in a greater number of shares of Common Stock being issuable upon conversion or exercise of the Series A Preferred Stock or Preferred Investor Warrants, as applicable, which in turn will have a greater dilutive effect on our stockholders, in the case of the Series A Preferred Stock or Preferred Investor Warrants. Further, because the Series A Preferred Stock votes, together with the Common Stock, on an as-converted basis, a reduction in the conversion price will immediately dilute the voting interest of our Common Stock, even if the Series A Preferred Stock is not converted. The potential for such additional issuances may depress the price of our Common Stock regardless of our business performance. We may find it more difficult to raise additional equity capital while any of our Series A Preferred Stock or Preferred Investor Warrants are outstanding.

Further, it is possible that we will not have a sufficient number of available shares to satisfy the conversion of the Series A Preferred Stock and exercise of the Preferred Investor Warrants if the applicable conversion price or exercise price is reduced. If we do not have a sufficient number of available shares for such conversions or exercises, we will be required to increase our authorized shares, which may not be possible and will be time consuming and expensive.

Delaware law and our Certificate of Incorporation and Bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The provisions of our Certificate of Incorporation, our Bylaws and the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Common Stock.

Our Certificate of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by our board of directors.

These provisions include:

•        Authorized but Unissued Capital Stock.    The authorized but unissued shares of our preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our preferred stock could render more difficult or discourage an attempt to obtain control of a majority of Common Stock by means of a proxy contest, tender offer, merger or otherwise.

•        No Cumulative Voting for Directors.    The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting. As a result, the holders of our Common Stock representing a majority of the voting power of all of the outstanding shares of our capital stock of will be able to elect all of the directors then standing for election.

•        Quorum.    Our Bylaws provide that at all meetings of our board of directors, a majority of the Whole Board (as defined therein) will constitute a quorum for the transaction of business.

•        Action by Written Consent.    Any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in lieu of a meeting of stockholders by such holders; provided, however, that any action required or permitted to be taken by the holders of our preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate(s) of designation relating to such series of preferred stock.

•        Special Meetings of Stockholders.    Our Certificate of Incorporation provides that, except as otherwise required by law and subject to the rights of the holders of any series of our preferred stock, special meetings of stockholders of for any purpose or purposes may be called at any time only by or at the direction of the Chair of our board of directors or by a resolution adopted by the affirmative vote of a majority of the total number of directors that we would have if there were no vacancies on the our board of directors, but such special meetings may not be called by stockholders or any other person or persons.

•        Advance Notice Procedures.    Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of the stockholders, and for stockholder nominations of persons for election to our board of directors to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although our Bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

The requirements of being a public company in the U.S. may strain our resources and divert management’s attention, and the increases in legal, accounting and compliance expenses that result from being a public company in the U.S. may be greater than we anticipate.

Requirements associated with being a public company in the United States requires significant resources and management attention. We are subject to certain reporting requirements of the Exchange Act, and the other rules and regulations of the SEC, and Nasdaq. We are also subject to various other regulatory requirements, including the Sarbanes-Oxley Act. We expect these rules and regulations to increase our legal, accounting and financial compliance costs and to make some activities more time-consuming and costly. For example, these rules and regulations have made it, and may continue to make it, more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. In addition, as a public company we are required to provide a report from management on our internal control over financial reporting that includes an assessment of the effectiveness of these controls. Internal control over financial reporting has inherent limitations, including human error, the possibility that controls could be circumvented or become inadequate because of changed conditions and fraud. Because of these inherent limitations, internal control over financial reporting might not prevent or detect all misstatements. If we cannot provide reliable financial reports or prevent fraud and errors in our financial statements, our reputation and operating results could be materially adversely affected. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs. In addition, complying with rules and regulations and the increasingly complex laws pertaining to public companies requires substantial attention from our senior management, which could divert their attention away from the day-to-day management of our business. These cost increases and the diversion of management’s attention could materially and adversely affect our business, results of operations and financial condition. We are also hiring additional personnel to support our financial reporting function and may face challenges in doing so.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline. The market values of these securities at the time of the Business Combination could have varied significantly from their prices on the date the Business Combination Agreement was executed, the date of this prospectus, or the date on which Inflection Point’s shareholders voted on the Business Combination. Because the number of shares issued pursuant to the Business Combination Agreement were based on the per share value of the amount in Inflection Point’s Trust Account and was not adjusted to reflect any changes in the market price of Inflection Point’s Class A ordinary shares, the market value of shares of our and securities converted or exercised for shares of our Common Stock issued in the Business Combination could have been higher or lower than the values of these securities on earlier dates.

In addition, following the Business Combination, our shares of Common Stock do not have any redemption rights like Inflection Point’s public shares had and fluctuations in the price of shares of our Common Stock could contribute to the loss of all or part of your investment. The trading price of shares of our Common Stock following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Inflationary pressures, increases in interest rates and other adverse economic and market forces may contribute to potential downward pressures in market value of shares of Common Stock. Additionally, any of the risk factors discussed in this prospectus could have a material adverse effect on your investment and shares of Common Stock may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of shares of Common Stock may not recover and may experience a further decline.

Broad market and industry factors may materially harm the market price of shares of Common Stock irrespective of our operating performance. The stock market in general, and Nasdaq specifically, has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your securities at or above the price at which they were acquired. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to us could depress our share price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

There is no guarantee that the Warrants will ever be in the money, and they may expire worthless.

The exercise price for the Warrants is $11.50 per share of Common Stock, subject to adjustment. There is no guarantee that the Warrants will be in the money prior to their expiration or remain in the money for any period of time, and as such, the Warrants may expire worthless.

Your unexpired Warrants may be redeemed prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.

Outstanding Warrants may be redeemed at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Warrant, provided that the last reported sales price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period commencing at least 150 days after completion of the Business Combination ending on the third trading day prior to the date we send the notice of redemption to the Warrant holders. If and when the warrants become redeemable by us, we may not exercise our redemption rights if the issuance of share of Common Stock upon exercise of the Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are is unable to effect such registration or qualification, subject to New USARE’s obligation in such case to use its best efforts to register or qualify the shares of Common Stock under the blue sky laws of the state of residence in those states in which the warrants were initially offered by Inflection Point in its IPO. Redemption of the outstanding Warrants could force you (a) to exercise your Warrants and pay the exercise price at a time when it may be disadvantageous for you to do so, (b) to sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants or (c) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants.

The Warrants, the Preferred Investor Warrants and the May 2025 PIPE Warrant may have an adverse effect on the market price of the Common Stock.

There are an aggregate of 18,500,000 Warrants outstanding, each exercisable for $11.50 per share of Common Stock. The Company has issued Preferred Investor Warrants exercisable for an aggregate of 9,050,433 shares of Common Stock, subject to adjustment, at a current exercise price of $7.00, subject to adjustment. The Company has also issued the May 2025 PIPE Warrant exercisable for an aggregate of 10,714,286 shares of Common Stock at an initial exercise price of $7.00, subject to adjustment. Such Warrants, the Preferred Investor Warrants and the May 2025 PIPE Warrant, if and when exercised, will increase the number of issued and outstanding shares and may reduce the market price of the Common Stock.

You may only be able to exercise your Warrants on a “cashless basis” under certain circumstances, and if you do so, you will receive fewer shares of Common Stock from such exercise than if you were to exercise such Warrants for cash.

The warrant agreement governing the Warrants, dated as of May 24, 2023 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, provides that in the following circumstances holders of public Warrants who seek to exercise their Warrants will not be permitted to do for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the shares of Common Stock issuable upon exercise of the Warrants are not registered under the Securities Act in accordance with the terms of the Warrant Agreement; (ii) if we have so elected and the shares of Common Stock are at the time of any exercise of a public Warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the public Warrants for redemption.

If you exercise your Warrants on a cashless basis, you would pay the warrant exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” of shares of Common Stock (as defined in the next sentence) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of Warrants, as applicable. As a result, you would receive fewer shares of Common Stock from such exercise than if you were to exercise such Warrants for cash.

A significant portion of our total outstanding Common Stock is restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

We are party to a registration rights agreement with Inflection Point Holdings II LLC, the holders of Series A Preferred Stock and Preferred Investor Warrants, and certain other holders of our securities.

Although former members of USARE OpCo that received more than 0.2% of our Common Stock in the Business Combination and the Sponsor are prohibited from transferring any of the Common Stock they held as of the Closing Date (subject to customary exceptions) until six months after the Closing Date, and are further prohibited from selling more than 50% of such holdings until one year after the Closing Date, these shares may be sold under a registration statement or pursuant to an exemption from registration after the expiration or early termination or release of the respective applicable lock-ups. The holders of Series A Preferred Stock and Preferred Investor Warrants are not, in their capacities as such, subject to any contractual lock-up restrictions. As restrictions on resale end and the registration statement is available for use, the market price of Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

Our Certificate of Incorporation provides, subject to limited exceptions, that the courts of the State of Delaware are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions be brought in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, a state court located within the State of Delaware or the federal district court for the District of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Certificate of Incorporation. In addition, our Certificate of Incorporation provides that this choice of forum does not apply to any complaint asserting a cause of action under the Securities Act and the Exchange Act. Finally, our Certificate of Incorporation provides that federal district courts of the United States are the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act or the Exchange Act.

While the Delaware Supreme Court has upheld provisions of the certificates of incorporation of other Delaware corporations that are similar to the exclusive forum provision in our Certificate of Incorporation, a court of a state other than the State of Delaware could decide that such provisions are not enforceable under the laws of that state.

The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

We may be subject to securities litigation, which is expensive and could divert management’s attention.

The share price of our Common Stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on its business, financial condition, results of operations and prospects. Any adverse determination in litigation could also subject us to significant liabilities.

As an “emerging growth company,” we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our Common Stock less attractive to investors.

As an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to obtain an assessment of the effectiveness of our internal controls over financial reporting from our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, which we have elected to do.

We cannot predict if investors will find our Common Stock less attractive because we rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active market for our Common Stock, our share price may be more volatile and the price at which our securities trade could be less than if we did not use these exemptions.

Risks Related to this Offering by the Selling Securityholders

Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our shares of Common Stock and Warrants to fall.

The Selling Securityholders can sell, under this prospectus, up to 181,359,751 shares of Common Stock, constituting approximately 199.7% of our outstanding shares of Common Stock, or approximately 1544.6% of our publicly held shares of Common Stock, as of May 12, 2025, which includes 171,226,902 shares of Common Stock held by or issuable to certain holders entitled to resale registration rights pursuant to the Registration Rights Agreement or other agreements, including: (a) 29,338,066 shares of Common Stock held by certain Selling Securityholders who are former members of USARE OpCo received in exchange for common units (or securities exercisable or convertible into common units) of USARE OpCo as consideration in the Merger pursuant to the Business Combination Agreement; (b) 6,250,000 shares of Common Stock held by the Sponsor received upon conversion of 6,250,000 Class B ordinary shares of Inflection Point which were initially acquired for an aggregate of $25,000 or approximately $0.004 per share, as a result of the Domestication; (c) up to 62,459,255 shares of Common Stock issuable to certain Selling Securityholders upon conversion of 3,669,278 shares of Series A Preferred Stock which were issued in exchange for USARE Class A Convertible Preferred Units of USARE OpCo as consideration in the Merger pursuant to the Business Combination Agreement, taking into account for this purpose, payment-in-kind dividends through March 12, 2028 and assuming, solely for this purpose a conversion price of such Series A Preferred Stock of $1.00, which amount represent a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon conversion of such shares Series A Preferred Stock; (d) up to 46,808,820 shares of Common Stock issuable to certain Selling Securityholders upon exercise Preferred Investor Warrants which were issued in exchange for USARE Class A

Preferred Investor Warrants (as defined below) of USARE OpCo as consideration in the Merger pursuant to the Business Combination Agreement, assuming solely for this purpose, that the exercise price of such Preferred Investor Warrants is $1.00 per share and the number of shares underlying such Preferred Investor Warrants is 46,808,820, which amount represent a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon exercise of such Preferred Investor Warrants; (e) up to 15,581,493 shares of Common Stock issuable to certain Selling Securityholders upon (I) conversion of 784,314 shares of Series A Preferred Stock purchased by the PIPE Investors and (II) conversion of 131,048 shares of Series A Preferred Stock issued to Michael Blitzer at Closing in exchange for forgiveness of 50% of the Convertible Promissory Note (as defined below), taking into account for this purpose, payment-in-kind dividends through March 12, 2028 and assuming, solely for this purpose a conversion price such Series A Preferred Stock of $1.00, which amount represents a good faith estimate of the maximum number of shares of Common Stock that may become issuable upon conversion of such Series A Preferred Stock; (f) up to 9,411,768 shares of Common Stock issuable to certain Selling Securityholders exercise of certain Preferred Investor Warrants, assuming solely for this purpose, that the exercise price of such Preferred Investor Warrants is $1.00 per share and the number of shares underlying such Preferred Investor Warrants is 9,411,768, which amount represents a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon exercise of such Preferred Investor Warrants; (g) 877,500 shares of Common Stock issued to CCM pursuant to the CCM Arrangements and (h) 500,000 shares of Common Stock held by certain Selling Stockholders that were purchased in the open market prior to the Closing of the Business Combination; (ii) up to 4,132,849 Earnout Shares issuable to certain Selling Securityholders, including (a) 4,032,849 Earnout Shares issuable to former members of USARE OpCo and (b) 100,000 Earnout Shares issuable to CCM, upon the occurrence of specified events pursuant to the Business Combination Agreement, for no additional consideration; and (iii) 6,000,000 shares of Common Stock issuable upon exercise of Private Placement Warrants held by the Sponsor, at an exercise price of $11.50 per share, subject to adjustment. The Sponsor also may sell up to 6,000,000 Private Placement Warrants originally issued in a private placement at a price of $1.00 per Private Placement Warrant. Depending on the price, the public securityholders may have paid significantly more than the Selling Security holders for any Common Stock or Warrants they may have purchased in the open market based on variable market price. All the Resale Securities offered in this prospectus may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. The sale of all or a portion of the Resale Securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, some of the Selling Securityholders may still experience a positive rate of return on the securities they purchased due to the price at which such Selling Securityholder initially purchased the securities. See the sections of this prospectus entitled “Selling Securityholders” and “— Certain Selling Securityholders purchased, or may purchase, securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return” for additional information on the potential profits the Selling Securityholders may experience.

In addition, sales of a substantial number of our shares of Common Stock or our Warrants in the public market by the Selling Securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our Common Stock and Warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Common Stock and Warrants.

Sales, or the perception of sales, of our Common Stock or our Warrants, including those registered in this registration statement, by us or our existing stockholders in the public market could cause the market price for our Common Stock and our Warrants to decline.

The sale of substantial amounts of shares of our Common Stock or our Warrants in the public market, or the perception that such sales could occur, could harm the prevailing market price of the Common Stock or our Warrants. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Upon the effectiveness of this registration statement and the expiration or waiver of the lock-ups described herein, shares held by certain of our stockholders will be eligible for resale, subject to, in the case of certain securityholders, volume, manner of sale and other limitations under Rule 144. As restrictions on resale end, the market price of shares of Common Stock and our Warrants could drop significantly if the holders of these securities sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of Common Stock or other securities.

In addition, the shares of our Common Stock reserved for future issuance under the Equity Incentive Plan will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale by affiliates under Rule 144, as applicable. The number of shares reserved for future issuance under the Equity Incentive Plan equals 13,000,000 shares of Common Stock. We expect to file one or more registration statements on Form S-8 under the Securities Act to register shares of our Common Stock or securities convertible into or exchangeable for shares of our Common Stock issued pursuant to our equity incentive plans. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market. The initial registration statement on Form S-8 is expected to cover approximately 13,000,000 shares of Common Stock.

Certain existing securityholders, including certain Selling Securityholders, purchased or may purchase, securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.

Certain of our Selling Securityholders have purchased their respective Resale Securities at prices lower than current market prices and may therefore experience a positive rate of return on their investment, even if our public securityholders experience a negative rate of return on their investment. As a result, the Selling Securityholders are able to recognize a greater return on their investment than stockholders or holders of Warrants acquired in the public market. In particular, certain Selling Securityholders are able to recognize a positive return even though the closing price of our Common Stock on May 14, 2025 was $8.89, which is below the $10.00 offering price of the units offered in the Inflection Point IPO. Furthermore, the Selling Securityholders may earn a positive rate of return even if the price of our Common Stock declines significantly. As a result, the Selling Securityholders may be willing to sell their shares at a price less than shareholders that acquired their Common Stock in the public market or at higher prices than the price paid by such Selling Securityholders, the sale of which would result in the Selling Securityholder realizing a significant gain even if other stockholders experience a negative rate of return. For example, in connection with Inflection Point IPO, the Sponsor paid an aggregate of $25,000, or approximately $0.004 per share, for an aggregate of 6,250,000 Founder Shares that were converted to shares of Common Stock in connection with the Business Combination. Even when our trading price is below $10.00, the offering price for the units offered in the IPO, as it is currently, certain of the Selling Securityholders, including the Sponsor and its members, may still have an incentive to sell shares of Common Stock because they purchased the shares at prices lower than the public investors or the current trading price of our Common Stock. For example, based on the closing price of our Common Stock of $8.89 on May 14, 2025, a holder of shares of Common Stock received in exchange for Founder Shares would experience a potential profit of up to approximately $8.89 per share.

The following table includes information relating to Resale Securities registered for resale hereby, including the purchase price each category of Selling Securityholder paid for its securities and the potential profit relating to such securities. The following table is in part based off our internal records and is for illustrative purposes only. The table should not be relied upon for any purpose outside of its illustrative nature. Stockholders who purchased our

Common Stock on Nasdaq following the Business Combination may not experience a similar rate of return on the securities they purchased due to differences in the purchase prices they paid and the trading price of our Common Stock when they elect to sell.

Category	Number of Securities Offered	Effective Purchase Price per Offered Security		Potential Profit per Offered Security(1)
Shares Issued to Former USARE Members	29,338,066	$0.43 – 2.81		$6.15 – 8.53
Founder Shares	6,250,000	$0.004		$8.89
Shares Issuable upon Conversion of Series A Preferred Stock issued to Former USARE Members At Current Conversion Price	8,922,752	$4.03	(2)	$4.86
Shares Issuable upon Conversion of Series A Preferred Stock issued to Former USARE Members At $1.00 Conversion Price	62,459,255	$0.58	(2)	$8.31
Shares Issuable Upon Exercise of Preferred Investor Warrants issued to Former USARE Members at Current Exercise Price	6,686,977	$7.00		$1.89
Shares Issuable Upon Exercise of Preferred Investor Warrants issued to Former USARE Members at $1.00 Exercise Price	46,808,820	$1.00		$7.89
Shares Issuable upon Conversion of Series A Preferred Stock issued to PIPE Investors and Michael Blitzer in Private Placement at Current Conversion Price	2,225,929	$3.59	(3)	$5.30
Shares Issuable upon Conversion of Series A Preferred Stock issued to PIPE Investors and Michael Blitzer in Private Placement at $1.00 Conversion Price	15,581,493	$0.51	(3)	$8.38
Shares Issuable Upon Exercise of Preferred Investor Warrants issued to PIPE Investors at Current Exercise Price	1,344,539	$7.00		$1.89
Shares Issuable Upon Exercise of Preferred Investor Warrants issued to PIPE Investors at $1.00 Exercise Price	9,411,768	$1.00		$7.89
Shares issued to CCM pursuant to the CCM Arrangements	877,500	$11.00	(4)	*
Earnout Shares	10,100,000	—	(5)	$8.89
Shares Issuable Upon Exercise of Private Placement Warrants	6,000,000	$11.50		*
Shares purchased by Certain Selling Securityholders in the Open Market	500,000	$10.81		*

____________

*        Represents no potential profit per security or a potential loss per security based on illustrative market price.

(1)      Based on the closing price of the Common Stock on Nasdaq on May 14, 2025 of $8.89 and the closing price of the Public Warrants on May 14, 2025 of $1.535.

(2)      Based on cash paid to USARE LLC of approximately $35,000,000 for the USARE Class A Convertible Preferred Units (assuming for this purpose that no value was ascribed to the USARE Class A Preferred Investor Warrants that were concurrently issued and ascribing no value to the forgiveness of the first 50% of the Convertible Promissory Note by Michael Blitzer) exchanged for shares of Series A Preferred Stock as consideration in the Merger pursuant to the Business Combination Agreement, divided by the number of securities offered.

(3)      Based on cash paid to the Company of approximately $8,000,000 for the shares of Series A Preferred Stock (assuming for this purpose that no value was ascribed to the Preferred Investor Warrants that were concurrently issued and ascribing no value to the forgiveness of the second 50% of the Convertible Promissory Note by Michael Blitzer), divided by the number of securities offered.

(4)      The CCM Arrangements provided that CCM would be issued 877,500 shares of Common Stock upon Closing. For the purposes of this table, the issue price has been assumed to be the Redemption Price, which was the deemed price per share of the Aggregate Base Consideration.

(5)      No additional consideration is payable for the issuance of the Earnout Shares upon the occurrence of the Triggering Events specified in the Business Combination Agreement.

USE OF PROCEEDS

We will receive the proceeds from any exercise of the Warrants or the Preferred Investor Warrants for cash. Each Warrant entitles the holder thereof to purchase one share of our Common Stock at a price of $11.50 per share and the Preferred Investor Warrants entitle the holders thereof to purchase one share of our Common Stock at a price of $7.00 per share. Assuming the exercise of all outstanding Warrants for cash, we would receive aggregate proceeds of approximately $212.8 million. Assuming the exercise of all outstanding Preferred Investor Warrants for cash, we would receive aggregate proceeds of approximately $63.4 million. We believe that the likelihood that holders of Warrants and Preferred Investor Warrants determine to exercise their Warrants or Preferred Investor Warrants, as applicable, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Common Stock. If the price of our Common Stock is below $11.50 per share or $7.00 per share, as applicable, holders will be unlikely to cash exercise their Warrants or Preferred Investor Warrants, resulting in little to no cash proceeds to us. There is no assurance that the Warrants or Preferred Investor Warrants will be “in the money” prior to their expiration or that holders will exercise their Warrants or Preferred Investor Warrants, as applicable. Holders of Warrants or Preferred Investor Warrants have the option to exercise their Warrants or Preferred Investor Warrants, as applicable, on a cashless basis in accordance with the Warrant Agreement. If the Warrants or Preferred Investor Warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises.

We intend to use the proceeds received from the exercise of the Warrants or Preferred Investor Warrants, if any, for general corporate purposes.

We will not receive any additional proceeds upon the issuance of the Earnout Shares.

All of the shares of Common Stock and Private Placement Warrants offered by the Selling Securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such Selling Securityholders in disposing of their shares of Common Stock and Private Placement Warrants, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

MARKET INFORMATION

Market Information

Our Common Stock and Warrants are listed on Nasdaq under the symbols “USAR” and “USARW”, respectively.

Holders

As of May 12, 2025, there were 133 holders of record of our Common Stock, 27 holders of record of our Series A Preferred Stock, 2 holders of record of our Warrants, 32 holders of our Preferred Investor Warrants, and 1 holder of each of the May 2025 Pre-Funded PIPE Warrant and the May 2025 PIPE Warrant. The number of holders of record of our Common Stock and Warrants does not include a substantially greater number of “street name” holders or beneficial holders whose Common Stock and Warrants are held of record by banks, brokers and other financial institutions.

DIVIDEND POLICY

We have not paid any cash dividends on our Common Stock and have no current plans to pay dividends on our Common Stock. The Series A Preferred Stock accrues dividends daily at the rate of 12% per annum of the Stated Value (if paid in kind), plus the amount of previously accrued dividends paid in kind, or 10% per annum of the Stated Value (if paid in cash), plus the amount of previously accrued dividends. Such dividends will compound semi-annually.

The declaration, amount, and payment of any future dividends on shares of Common Stock is at the sole discretion of our Board, and we may reduce or discontinue entirely the payment of such dividends at any time. Our Board may take into account general and economic conditions, our financial condition and operating results, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions and implications on the payment of dividends by us to our stockholders or by our subsidiaries to us, and such other factors as our Board may deem relevant.

We are a holding company and have no material assets other than our ownership of equity interests of USARE OpCo. As the manager of USARE OpCo, we have broad discretion to make distributions out of USARE OpCo. In the event we declare any cash dividend, we expect that we, as the manager of USARE OpCo, would cause USARE OpCo to make distributions to us in an amount sufficient to cover such cash dividends declared by us.

Any financing arrangements that we enter into in the future may include restrictive covenants that limit our ability to pay dividends. In addition, USARE OpCo is generally prohibited under Delaware law from making a distribution to a member to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of USARE OpCo (with certain exceptions) exceed the fair value of its assets.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this section to “we”, “us”, “our”, “USARE”, or the “Company” refer to USA Rare Earth, LLC and its subsidiaries prior to the consummation of the Business Combination and, after the consummation of the Business Combination, USA Rare Earth, Inc. and its subsidiaries.

The following discussion and analysis of the financial condition and results of operations of USARE includes information that USARE’s management believes is relevant to an assessment and understanding of USARE’s consolidated results of operations and financial condition. You should read the following discussion and analysis of our financial condition and results of operations together with our audited consolidated financial statements for the years ended December 31, 2024 and 2023, and our unaudited condensed consolidated financial statements for the three months ended March 31, 2025 and 2024, together with the respective notes thereto, included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current plans, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position, which involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing elsewhere in this prospectus.

Overview

USARE is a company with the mission to establish a vertically integrated, domestic rare earth magnet supply chain that supports the future state of energy, mobility, and national security in the United States. The Company is developing the Stillwater Facility and, via its Round Top Project, intends to establish domestic rare earth and critical minerals supply, extraction, and processing capabilities to both supply its magnet manufacturing plant and market surplus materials to third parties. Rare earth magnets are critical to various business sectors and industries, including the defense, automotive, aviation, industrial, medical and consumer electronics industries, among others.

The Company’s vertically integrated approach — from sourcing REE’s, in addition to other critical minerals such as gallium, to producing finished neo magnets — assists in strengthening the United States’ control over critical supply chains such as the supply of rare earth minerals and magnets and thus reduce domestic reliance on foreign, particularly Chinese, imports. The Company believes its focus on developing domestic rare earth production aligns with national priorities, offering the future potential of a sustainable and secure domestic supply of materials critical to key industries. For more information, see the section entitled “Business” of this prospectus. The Company has been in the exploration and research stages since its formation and has not yet realized any revenues from its planned operations.

Our Business Model

We acquired the land and other assets comprising the Stillwater Facility to develop it into a magnet production facility and we are in the process of completing our magnet production capabilities at the Stillwater Facility necessary for the initial production of neo magnets.

We control certain mining rights to Round Top Mountain, which is an above-ground mineral deposit near Sierra Blanca, Texas that contains the Round Top Deposit, the mining and extraction of which comprises our Round Top Project. We have not yet begun to extract any minerals from the Round Top Deposit. The development of the Round Top Project involves a high degree of financial risk and uncertainty.

We have not yet commenced production in connection with either our Round Top Project or our Stillwater Facility and, consequently, we do not currently have any operating income or cash flows. Accordingly, we do not currently generate, nor have we realized to date, any revenues.

Facilities

Our facilities are comprised of the Stillwater Facilities, the Colorado Facility and the Round Top Project. For more information on the Stillwater Facility, the Colorado Facility and the Round Top Project see the sections entitled “Business — USARE’s Facilities — Stillwater Facility”, “Business — USARE’s Facilities — Colorado Facility” and “Business — Description of the Round Top Project”, respectively of this prospectus.

Recent Developments

May 2025 PIPE

As previously disclosed and further described in our Current Report on Form 8-K filed on May 5, 2025, on May 2, 2025, we closed the May 2025 PIPE pursuant to which the Company issued (i) 8,550,400 shares of Common Stock, (ii) the May 2025 Pre-Funded PIPE Warrant and (iii) the May 2025 PIPE Warrant, for aggregate gross proceeds of $75,000,000. The Company intends to use the net proceeds from the May 2025 PIPE for working capital and general corporate purposes.

The Business Combination

We were formerly known as Inflection Point Acquisition Corp. II, which was a special purpose acquisition company incorporated as a Cayman Islands exempted corporation on March 6, 2023. We were incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Our Common Stock and Warrants began trading on Nasdaq under the symbols “USAR” and “USARW”, respectively, on March 14, 2025.

On March 13, 2025, we consummated the previously announced Business Combination as further described in Note 1, “Organization” and Note 3, “Merger Transaction” to our condensed consolidated financial statements for the three months ended March 31, 2025 and 2024 included elsewhere in this prospectus. The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). The Business Combination and other related transactions had several significant impacts on our reported financial position and results, due to the reverse recapitalization treatment.

Forward Purchase Agreements

On March 11, 2025, Inflection Point entered into Forward Purchase Agreements (“FPAs”) with three separate investors (“Sellers”) pursuant to which the investors agreed to hold up to a total of approximately 1.89 million Public Shares in connection with the Closing of the Business Combination. Each FPA amended, restated and superseded in its entirety a separate FPA with each of the Sellers, dated March 10, 2025, which had identical terms to those described herein, except that the Reset Price (as defined in the FPAs) was not subject to the floor price described below. For purposes of the FPAs, the Public Shares held by each Seller are referred to as such Seller’s “Maximum Shares.” The aggregate number of Public Shares subject to each FPA (the “FPA Shares”) was the aggregate number of Public Shares as notified to the Company by the applicable Seller, but in no event more than such Seller’s Maximum Shares set forth above. Each Seller notified the Company that it would subject the Maximum Shares to their respective FPAs. The FPA Shares are subject to reduction following the full or partial optional early termination of the FPAs as described below.

Each FPA provided that in connection with Closing, the Company would pay to the Seller under such FPA, out of the funds held in Inflection Point’s trust account, an amount (the “Prepayment Amount”) equal to the product of (i) the FPA Shares and (ii) an amount (the “Initial Price”) equal to the redemption price per share payable to investors who elected to redeem in connection with the Business Combination, which Initial Price was approximately $11.00. The Company prepaid approximately $20.8 million to the trust account at the closing of the Merger to secure its purchase obligation to repurchase for any outstanding FPA Shares at the Initial Price per share of approximately $11.00 on the date that is 90 days after the closing of the Merger (the “Maturity Date”). On any day Nasdaq is open for trading following the Closing of the Merger through the Maturity Date, the Sellers may sell any, or all, of their FPA Shares (the “Terminated Shares”). For any Terminated Shares, the Seller must remit the Initial Price to the Company but retains any profit over that price. At the Maturity Date, the Company is obligated to purchase any outstanding FPA Shares at a price per share equal to the Initial Price.

Tax Election

On February 12, 2024, the Company filed IRS Form 8832 (Entity Classification Election or “CTB Election”) to be classified as a corporation for federal tax purposes effective February 12, 2024 (the “Conversion”). The Conversion was intended to simplify the tax organizational structure of the Company and expand the potential investor base. Company management also believed the elimination of the complexities of Schedule K-1 reporting would reduce the administrative burden, complexity and cost of the tax reporting and compliance obligations of the Company and the holders of its units.

Class A/Series A Convertible Preferred Investment

On August 21, 2024, in connection with the signing of the Business Combination Agreement, we completed the pre-funded private investment in public equity financing pursuant to which USARE OpCo and certain accredited investors entered into securities purchase agreements for (i) 2,500,000 USARE Class A Convertible Preferred Units and (ii) USARE Class A Preferred Investor Warrants exercisable for an aggregate of 2,968,750 USARE Class A Units, for an aggregate purchase price of approximately $25.5 million, for an aggregate purchase price of approximately $25.5 million. In addition, USARE OpCo issued approximately 122,549 USARE Class A-2 Convertible Preferred Units and a USARE Class A Preferred Investor Warrant to purchase up to approximately 31,250 USARE Class A Units in exchange for Michael Blitzer’s (the Company’s Chairman and then-Chief Executive Officer) promise to forgive, at Closing, 50% of the then-outstanding balance of the Convertible Promissory Note.

Inflection Point Fund and certain accredited investors entered into securities purchase agreements on January 31, 2025 to purchase an aggregate of (i) 1,495,098 USARE Class A-2 Convertible Preferred Units and (ii) USARE Class A Preferred Investor Warrants exercisable for an aggregate of 1,495,098 USARE Class A Units for an aggregate purchase price of approximately $15.0 million, which closed on February 3, 2025.

On March 11, 2025, Inflection Point entered into securities purchase agreement for an aggregate of (i) 784,314 shares of Series A Preferred Stock and (ii) Preferred Investor Warrants initially exercisable for an aggregate of 784,313 shares of Common Stock, for an aggregate purchase price of $8.0 million, which closed on the Closing Date.

On the Closing Date, pursuant to a securities purchase agreement, dated as of August 21, 2024, as amended on January 22, 2025, by and among Inflection Point, Michael Blitzer (the Company’s Chairman and then-Chief Executive Officer) and USARE OpCo, the Company issued an aggregate of 131,048 shares of Series A Preferred Stock

Public Company Costs

Following the consummation of the Business Combination, USA Rare Earth, Inc. expects to be an SEC-reporting and NASDAQ-listed company, which will require us to hire additional staff and implement procedures and processes to address public company regulatory requirements and customary practices both before and after the consummation of the Business Combination. We expect to incur significant additional annual expenses for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources and fees.

Tax Incremental Financing

On June 6, 2022, the Company executed a Tax Increment Financing Agreement (the “TIF Agreement”) with the Stillwater Economic Development Authority (the “Authority”), a public trust having as its beneficiary the City of Stillwater, Oklahoma, whereby the Authority will provide upfront development financing assistance to the Company of up to $7.0 million for the development of the Stillwater Facility (the “Upfront Assistance”). Additionally, entry into the TIF Agreement made the Company potentially eligible to receive a manufacturing and research and development ad valorem tax exemption for a period of five years and thereafter requires the Authority to disburse to the Company 90% of the incremental ad valorem taxes generated by the ad valorem taxes assessed against the Stillwater Facility and paid by the Company. As of March 31, 2025, December 31, 2024 and December 31, 2023, the Company recorded $7.0 million of deferred grant income related to Upfront Assistance. For more information regarding the TIF Agreement, see the section entitled “Business — Government Programs and Grants — Tax Incremental Financing” of this prospectus.

Results of Operations

We have no operating revenues. We are dependent on equity or other external financings to fund our pursuit and development of our consolidated business plans (including magnet production at our Stillwater Facility), to fund our mineral exploration and evaluation operations, to fund our evaluation and intended development of the Round Top Project, and also to fund all of our general, administrative, interest and other costs. As a result, we expect to incur operating losses until such time as either: (i) the Stillwater Facility is fully completed and operational to the extent that it generates net profits, or (ii) an economic mineral resource is identified, developed and put into profitable commercial production at the Round Top Project.

The following tables set forth components of our results of operations for the periods presented. The period-period comparison of financial results is not necessarily indicative of future results.

Comparison of the three months ended March 31, 2025 and 2024.

The following tables set forth our results for the periods indicated, and the changes between periods (in thousands, except for percentages):

	Three Months Ended March 31,		Change
	2025	2024	$	%
Operating costs and expenses
Selling, general and administrative	$7,029	$2,647	$4,382	166%
Research and development	1,689	2,051	(362)	(18)%
Total operating costs and expenses	8,718	4,698	4,020	86%
Operating loss	(8,718)	(4,698)	(4,020)	86%
Other income (expense)
Interest and dividend income	187	109	78	72%
Gain on fair market value of financial instruments	60,300	1	60,299	*
Interest and other expense	(87)	(84)	(3)	4%
Total other income	60,400	26	60,374	*
Net income (loss)	51,682	(4,672)	56,354	*
Net income (loss) attributable to non-controlling interest	(150)	(200)	50	(25)%
Net income (loss) attributable to common	$51,832	$(4,472)	$56,304	*

____________

*        Not meaningful

Operating Costs and Expenses

Selling, general and administrative (“SG&A”).    The increase in SG&A expenses was primarily due to a $3.7 million increase in financial consulting, legal and other professional fees and an increase of $0.9 million equity-based compensation expense associated with the Merger, partially offset by lower payroll expenses.

Research and development (“R&D”).    The decrease in R&D was primarily due to lower consulting fees related to feasibility studies.

Other Income and Expense

Interest and dividend income.    The increase in interest and dividend income was primarily due to higher balances in our money market funds.

Gain on fair market value of financial instruments.    The gain on fair market value of financial instruments in the first quarter of 2025 relates to the remeasurement of our earnout liability of $53.4 million, warrant liability of $6.2 million and derivative liability of $0.7 million.

Interest and other expense.    Our interest expense was consistent in the three months ended March 31, 2025 compared to the same period in the prior year.

Comparison of years ended December 31, 2024 and 2023

The following tables set forth our historical results for the periods indicated, and the changes between periods:

	For the Years Ended December 31,		Change
	2024	2023	$	%
Operating Costs and Expenses
General and administrative	$6,209	$8,698	$(2,489)	-29%
Other employee compensation	6,022	11,013	(4,991)	-45%
Mining exploration, development and other	1,078	1,762	(684)	-39%
Equity-based compensation	1,738	1,374	364	26%
Research and development	303	1,638	(1,335)	-82%
Depreciation	235	308	(73)	-24%
Total Operating Costs and Expenses	15,585	24,793	(9,208)	-37%

Operating Loss	(15,585)	(24,793)	9,208	-37%

Other Income (Expense)
Investment income	285	363	(78)	-21%
Other income, net	11	—	11
Impairment of equity investments	(405)	—	(405)
Loss on fair market value of financial instruments	(379)	(879)	500	-57%
Interest expense, net	(319)	(77)	(242)	314%
Gain on fair market value of convertible debt	—	16,848	(16,848)	-100%
Total Other Income (Expense)	(807)	16,255	(17,062)	-105%
Net Loss	(16,392)	(8,538)	(7,854)	92%
Net Loss Attributable to Non-controlling Interest	(657)	(1,123)	466	-41%
Net Loss Attributable to USARE Shareholders/Members	$(15,735)	$(7,415)	$(8,320)	112%

Operating Costs and Expenses

General and administrative.    General and administrative decreased by $2.5 million, or 29%, to $6.2 million in 2024 compared to $8.7 million in 2023. The decrease was primarily due to across-the-board cost reductions initiated in the second quarter of 2024 to conserve cash, including reductions in consulting related expenses, legal and professional fees, facilities costs, travel and entertainment and technology related expenses.

Other employee compensation.    Other employee compensation decreased by $5.0 million, or 45%, to $6.0 million in 2024 compared to $11.0 million in 2023. The decrease was primarily due to lower salary and bonus related expenses to curtail expenditures due to our cash flow constraints. We reduced our headcount from 41 employees at December 31, 2023 to 30 at December 31, 2024.

Mining exploration, development and other.    Mining exploration, development and other decreased by $0.7 million, or 39%, to $1.1 million in 2024 compared to $1.8 million in 2023. The decrease was primarily due to decreased spending on equipment rental and operational consulting, partially offset by increased spending on consulting for the development of the process flowsheet.

Equity-based Compensation.    Equity-based compensation increased by $0.4 million, or 26%, to $1.7 million in 2024 compared to $1.4 million in 2023. The increase was primarily due to vesting upon satisfaction of certain conditions of a performance-based equity award partially offset by reversal of previously expensed equity-based compensation due to forfeitures and fewer other equity-based awards in 2024 compared to 2023.

Research and development.    Research and development decreased by $1.3 million, or 82%, to $0.3 million in 2024 compared to $1.6 million in 2023. The decrease was primarily due to an across-the-board expense reduction, including lab supplies due to our cash flow constraints prior to the funding received in the third quarter of 2024.

Depreciation.    Depreciation decreased by $0.1 million, or 24%, to $0.2 million in 2024 compared to $0.3 million in 2023. The decrease was primarily due to certain property, plant and equipment becoming fully depreciated during 2024.

Other Income and Expense

Investment income.    Investment income decreased by $78 thousand, or 21%, to $0.3 million in 2024 compared to $0.4 million in 2023. The decrease was primarily due to lower balances in our money market funds.

Impairment of equity investments.    We recorded an impairment in our equity investment in a minerals company in the fourth quarter of 2024. No impairments were recorded in 2023.

Loss on fair market value of financial instruments.    Loss on fair market value of financial instruments decreased by $0.5 million, or 57%, to $0.4 million in 2024 compared to $0.9 million in 2023. In 2024 we recorded a loss of $0.7 million on the fair value of our derivative liability. This fair market value loss was partially offset by equity investment gains during the first three quarters of 2024 compared to losses of $0.9 million in 2023 due to share price fluctuations of our investment in a publicly traded minerals company.

Interest expense, net.    Our interest expense, net increased $242 thousand to $319 thousand in 2024 compared to $77 thousand in 2023. The increase in interest expense, net in 2024 is related to a $55 thousand decrease in interest income and $191 thousand increase in the interest expense and amortization of the bond discount related to the Hatch Note.

Gain on fair market value of convertible debt.    We recorded a gain on the fair market value of convertible debt of $16.8 million in 2023 related to recognition of a gain on the conversion of our convertible subscription debt to USARE Class A Units.

Liquidity and Capital Resources; Going Concern

Sources and Uses of Liquidity

Our audited consolidated financial statements for the years ended December 31, 2024 and 2023, and our unaudited condensed consolidated financial statements for the three months ended March 31, 2025 and 2024 have been prepared contemplating the continuation of the Company as a going concern and the continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. Management is aware, in making its assessment, of material uncertainties related to events or conditions that may cast significant doubt upon our ability to continue as a going concern, as described in the following paragraphs and in the section entitled “Risk Factors — Risks Related to Our Business and Industry — Since its inception, the Company has generated negative operating cash flows and we may experience negative cash flow from operations in the future. Our audited consolidated financial statements for the years ended December 31, 2024 and 2023, and our unaudited condensed consolidated financial statements for the three months ended March 31, 2025 and 2024 have been prepared on a going concern basis” of this prospectus. While our management believes in the viability of our strategy to generate future revenues, control costs and the ability to raise additional funds, our strategy may not be successful. Our financial statements do not include any adjustments that might be necessary if we were unable to continue as a going concern. If the going concern basis was not appropriate for the consolidated financial statements, then adjustments would be necessary to the carrying value of assets and liabilities, the reported revenues and expenses, and the statement of financial position classifications used.

We have generated no revenues since inception, continue to incur losses from operations, and have an accumulated deficit. Our ability to continue as a going concern is dependent upon our ability to continue to raise capital, to implement our business plan, generate sufficient revenues, and to control operating expenses.

For the quarter ended March 31, 2025, we had net income of $51.7 million, which included a non-cash fair value gain on financial instruments of $60.3 million. For the quarter ended March 31, 2025, we used $10.3 million cash in operating activities. For the years ended December 31, 2024 and 2023, we had a net loss of $16.4 million and

$8.5 million, respectively, and a net loss attributable to our members of $15.7 million and $7.4 million, respectively. For the years ended December 31, 2024 and 2023, we used $13.0 million and $21.9 million cash, respectively, in operating activities.

Subsequent to March 31, 2025, we received additional cash proceeds of $11.5 million in connection with early terminations of the FPAs. In addition, as referenced above, on May 5, 2025, we announced the closing of May 2025 PIPE for $75 million with a single institutional investor.

Although, as of March 31, 2025 we had cash on our balance sheet of $23.4 million and have subsequently raised additional proceeds in connection with early terminations of the FPAs and financing from the May 2025 PIPE, we will need to raise additional capital to implement our strategic plan.

Based on our need to raise additional capital, as well as milestones required for our current strategic plan to generate sustainable commercial revenues, there is substantial doubt regarding our ability to continue as a going concern for the twelve months following the issuance of our condensed consolidated financial statements as of and for the three months ended March 31, 2025 and 2024.

We consider cash equivalents to be highly liquid investments purchased with original maturities of three months or less. As of March 31, 2025, we had $23.4 million in cash and cash equivalents. As of December 31, 2024 and 2023, we had $16.8 million and $13.2 million, respectively, in cash and cash equivalents.

For the three months ended March 31, 2025, we recognized interest and dividend income of approximately $0.2 million. For the years ended December 31, 2024 and 2023 we recognized investment income of approximately $0.3 million and $0.4 million, respectively.

Class C-1 Convertible Preferred Financing

During 2023 we issued 7,688,335 Class C-1 Convertible Preferred Units at a price per unit of $1.7302 for net proceeds of $13.1 million, after expenses.

Convertible Promissory Subscription

On June 30, 2022, the Company entered into a convertible promissory subscription agreement to issue a convertible promissory subscription (the “CPSA”). The sale of the CPSA was closed on July 29, 2022 with a principal amount of $20.2 million. The $20.2 million CPSA was converted as of October 30, 2023 into 11,698,069 USARE Class A Units at a per unit price of $1.7302.

Cash Flows

	Three Months Ended March 31,
	2025	2024	Change
	(in thousands)
Net cash used in operating activities	$(10,329)	$(4,233)	$(6,096)
Cash used in investing activities	(3,050)	(1,019)	(2,031)
Net cash provided by (used in) financing activities	19,969	(405)	20,374

The following presents management’s discussion of cash flows for the three months ended March 31, 2025 compared to the quarter ended March 31, 2024 and for the year ended December 31, 2024 compared to the year ended December 31, 2023.

(in thousands)	For the Years Ended December 31,
	2024	2023
Net cash used in operating activities	(12,991)	(21,928)
Cash used in investing activities	(3,285)	(5,956)
Net cash provided by financing activities	19,838	14,112

Operating Activities

During the three months ended March 31, 2025, net cash used in operating activities increased by $6.1 million to $10.3 million as compared to $4.2 million for the three months ended March 31, 2024. The $6.1 million increase in net cash used in operating activities was primarily due to an increase of $3.1 million net loss adjusted for non-cash related expenses and an increase in cash used for prepaid insurance as well as accounts payable and accrued liabilities, net related to payments for professional services partially offset by lower cash expenditures on payroll-related expenses.

During the year ended December 31, 2024, our operating activities used $13.0 million of net cash as compared to $21.9 million during 2023. The $8.9 million decrease in net cash used in operating activities during 2024 compared to 2023 was primarily due to our $9.5 million lower net loss adjusted for non-cash related expenses such as gain on fair market value of convertible debt, impairment for equity investments, depreciation, amortization and equity-based compensation partially offset by the 2023 cash receipts from the TIF Agreement we entered into in 2022. In 2024, to conserve cash until we received funding from Pre-Funding Pipe Financing with certain investors in the third quarter of 2024, we curtailed costs primarily in payments for employee and professional services related expenses as well as research and development. We reduced our headcount from 41 employees at December 31, 2023 to 30 employees at December 31, 2024.

Investing Activities

Our Cash Flows Used in Investing Activities increased by $2.0 million to $3.1 million for the three months ended March 31, 2025 as compared to $1.0 million for the three months ended March 31, 2024. The increase was primarily due to additional investments made for property plant and equipment as we execute our strategic business plans.

Our Cash Flows Used in Investing Activities decreased by $2.7 million, to $3.3 million in the year ended December 31, 2024, from $6.0 million during 2023. The decrease was primarily due to our decision not to make additional investments on capital expenditures associated with our construction in progress until we raised further capital in the third quarter of 2024.

Financing Activities

During the quarter three months ended March 31, 2025, our cash provided by (used in) financing activities increased by $20.4 million to $20.0 million for the three months ended March 31, 2025 as compared to $(0.4) million for the three months ended March 31, 2024. The increase in cash provided by financing activities is primarily due to net financing activities and contributions from the Merger. See Note 3, “Merger Transaction” to the condensed consolidated financial statements for the unaudited condensed consolidated financial statements for the three months ended March 31, 2025 and 2024 included elsewhere in this prospectus, for further discussion of amounts received from financing activities and the Business Combination.

During the years ended December 31, 2024, and 2023, our financing activities provided $19.8 million and $14.1 million of net cash, respectively. In 2024, we received gross cash proceeds of $25.5 million from the issuance of Class A Convertible Preferred Units related to the Pre-Funding Pipe Financing with certain investors. The cash proceeds were offset by payment of securities issuance costs of approximately $5.1 million. During the year ended December 31, 2023, we received $13.1 million of cash, net of issuance costs from issuance of USARE Class C-1 Convertible Preferred Units and $1.0 million from debt issuance.

Hatch Senior Convertible Promissory Note

On July 28, 2023, USA Rare Earth, LLC and Hatch LTD entered into an unsecured $1.0 million Senior Convertible Promissory Note agreement (the “Hatch Note”) with a 10% interest rate, which will mature on July 28, 2025. The interest is payable at maturity. See Note 11 to our audited consolidated financial statements for the years ended December 31, 2024 and 2023 and Note 10 to our to the condensed consolidated financial statements for the unaudited condensed consolidated financial statements for the three months ended March 31, 2025 and 2024, included elsewhere in this prospectus for additional information related to the Hatch Note. The Hatch Note converted into Common Stock at Closing.

Off-Balance Sheet Arrangements

Other than as otherwise described in this prospectus, we do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a material current or future effect on our financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources.

Risks and Uncertainties Associated with Future Results of Operations

The Company operates in two industries that are both subject to intense competition, development risk, and changes in U.S. governmental policies related to green energy, defense spending and dependence on foreign suppliers. The Company’s operations are subject to significant risks and uncertainties including financial and operational risks, as well as the potential risk of business failure.

The magnet technology industry is still in its infancy in the United States, and thus the technology, processes, and capabilities are still being developed. The magnet facility requires substantial capital commitment to complete and there may be unanticipated costs or delays associated with construction. The Company’s plans for producing magnets are based on certain estimates and assumptions we have made about our business over the next few years, including the ability to obtain the equipment and materials needed to produce magnets on a timely basis from third party vendors. Due to rapidly rising demand, there is also a risk that substitute products will become available and reduce the need for our type of high-performance magnet.

We have not yet established that the Round Top Deposit contains any commercially exploitable quantities of proven and probable mineral reserves, and we may not be able to do so. Even if the Company does eventually establish commercially exploitable quantities of mineral reserves, the Round Top Deposit may not be developed into a producing mine and the Company may not be able to extract those minerals economically. Both mineral exploration and development involve a high degree of risk, and few properties that are explored are ultimately developed into producing mines. The commercial viability of an established mineral deposit will depend on several factors including the size, grade, and other attributes of the mineral deposit, as well as proximity of the deposit to infrastructure, government regulation, and market prices, among other things. Most of these factors will be beyond the Company’s control, and any of them could increase costs and make extraction of any identified mineral deposit unprofitable.

For additional information see the section entitled “Risk Factors — Risks Related to Our Business and Industry.”

Critical Accounting Policies and Estimates

We consider Fair Value, Long-Lived Assets and Equity-based Compensation the most critical accounting policies to aid in fully understanding and evaluating our consolidated financial condition and results of our operations. We also consider our Going Concern assessment to be subject to critical accounting estimates. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ significantly from our estimates. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations, and cash flows will be affected.

See Note 2. Summary of Significant Accounting Policies to our audited consolidated financial statements for the years ended December 31, 2024 and 2023 and Note 2. Summary of Significant Accounting Policies to our to the condensed consolidated financial statements for the unaudited condensed consolidated financial statements for the three months ended March 31, 2025 and 2024, included elsewhere in this prospectus for a description of our other significant accounting policies.

Going Concern

Under U.S. GAAP, we are required to evaluate our Company’s ability to continue as a going concern as of each annual and interim reporting date. Once liquidation is deemed imminent, we must apply the liquidation basis of accounting under ASC 205-30. Before liquidation is deemed imminent, an entity may have uncertainties about its ability to continue as a going concern. In such situations, the entity should continue to prepare its financial statements by using the going-concern basis of accounting; however, the entity may be required to disclose information about its ability to continue as a going concern, depending on the level of uncertainty and management’s plans to mitigate the uncertainty. See Note 1. Organization of our audited consolidated financial statements for the years ended December 31, 2024 and

2023 and Note 1. Organization to our to the condensed consolidated financial statements for the unaudited condensed consolidated financial statements for the three months ended March 31, 2025 and 2024, included elsewhere in this prospectus for further discussion on our going concern assessment.

Recently Adopted Accounting Standards

See Note 2. Summary of Significant Accounting Policies to our audited consolidated financial statements for the years ended December 31, 2024 and 2023 and Note 2. Summary of Significant Accounting Policies to our to the condensed consolidated financial statements for the unaudited condensed consolidated financial statements for the three months ended March 31, 2025 and 2024, included elsewhere in this prospectus.

Emerging Growth Company Status

In April 2012, the JOBS Act was enacted. Section 107(b) of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financials to those of other public companies more difficult.

We expect to retain our emerging growth company status until the earliest of:

•        The end of the fiscal year in which our annual revenues exceed $1.235 billion;

•        The end of the fiscal year in which the fifth anniversary of Inflection Point’s public company registration has occurred;

•        The date on which we have issued more than $1.0 billion in non-convertible debt during the previous three-year period; or

•        The date on which we qualify as a large accelerated filer.

BUSINESS

Overview

USARE is a company whose mission is to establish a domestic rare earth magnet supply chain that supports the future state of energy, mobility, and national security in the United States. USARE is developing a rare earth sintered neo magnet manufacturing plant in Stillwater, Oklahoma, and intends to establish domestic rare earth and critical minerals supply, extraction, and processing capabilities to both supply its magnet manufacturing plant and market surplus materials to third-parties. Rare earth magnets are critical to various business sectors and industries, including the defense, automotive, aviation, industrial, medical and consumer electronics industries, among others. USARE is planning to take a broad approach to the industries it serves with the intention of providing high quality sintered neo magnets to a variety of industries and customers. The Company’s intention is to take a structured approach to building out its supply chain to supply feedstock to its magnet facility. While our vision is to ultimately vertically integrate our operations, we will be evaluating each stage of the magnet supply chain to find the optimal approach to maximizing value from mine to magnet. USARE controls rights to a deposit of rare earths, the Round Top Deposit in West Texas. While this deposit could potentially provide significant value to USARE and its operations over the long term, USARE initially will be focused on partnering with ex-China suppliers and building or buying the capabilities we need to profitably manufacture high quality neo magnets in the United States. USARE’s long-term approach — from sourcing rare earths, in addition to other critical minerals such as gallium, to producing finished neo magnets — assists in strengthening the United States’ control over critical supply chains such as the supply of rare earth minerals and magnets and thus reducing domestic reliance on foreign, particularly Chinese, imports. USARE’s focus on developing domestic rare earth production aligns with national priorities, offering the future potential of a sustainable and secure domestic supply of materials critical to key industries.

History of USARE

USA Rare Earth, LLC, a Delaware limited liability company, was organized in Delaware in 2019. In connection with the Company’s organization a member of the Company contributed its rights related to Round Top to the Company.

In May 2021 the Company completed the acquisition of 80% of the equity interests of Round Top Mountain Development LLC (“RTMD”) pursuant to a contribution agreement with the Company, Texas Mineral Resource Corp. (“TMRC”) and RTMD whereby TMRC and the Company contributed their respective rights and interests in and to Round Top to RTMD. Concurrently, the Company, TMRC and RTMD entered into a limited liability company agreement of RTMD. As of December 31, 2024, USA Rare Earth, LLC is the owner of approximately 81% of the equity interests in RTMD.

On the Closing Date, we consummated the Business Combination and Inflection Point Acquisition Corp. II was renamed “USA Rare Earth, Inc.” As a result of the Business Combination, we are a holding company, all of whose assets are held directly or indirectly by, and all of whose operations are conducted through, USARE OpCo and whose only direct asset consists of equity ownership of USARE OpCo. As the manager of USARE OpCo, we have all management powers over, and full control of, the business of USARE OpCo, including the power to take all action we deem necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of USARE OpCo set forth in its A&R Operating Agreement

USARE OpCo is the sole owner of USARE Rare Earth Magnets, LLC, a Delaware limited liability company (“Magnet Sub”), which owns, directly or indirectly, the Company’s magnet equipment and real estate in Stillwater, Oklahoma comprising the Stillwater Facility.

USARE’s Facilities

Stillwater, Oklahoma Magnet Manufacturing Facility

Magnet Production.    The Company’s magnet production facility is located in Stillwater, Oklahoma (the “Stillwater Facility”). The Stillwater Facility is an industrial facility of approximately 310,000 square feet that was built in 1984, with an addition added in 1988. The Stillwater Facility sits on an approximately 40-acre parcel that is serviced by municipal utilities. The facility, as currently constructed, will allow for the buildout of up to 4,800 tpa nameplate capacity within the current facility. The large lot surrounding the facility can also provide the space to build on new manufacturing capacity or capabilities in the future. USARE purchased the Stillwater Facility in 2022 and has contributed significant capital into the facility to date, including initial acquisition costs, structural improvements, renovations, the purchase of magnet production equipment, and purchase and installation of lab equipment for the Company’s in-house Innovations Lab (the “Lab”).

The Stillwater Facility contains magnet production equipment, which the Company owns outright. The Company engaged a third-party team with experience utilizing the equipment as independent consultants to assist in the initial installation and testing of the equipment. The Company believes that this equipment, supported by a third-party team who has run it successfully in the past, could help the Company rapidly commission the facility once completed. The Company has ordered the remaining finishing equipment and has begun to build out the infrastructure it needs at the facility to support commercial production with the intention of commissioning the facility in 2026.

In connection with the completion of the Stillwater Facility, the Company is developing its Lab to support the Company’s magnet production capabilities and accompanying required assessment of finished product for satisfaction of customer specifications and requirements. On March 31, 2025 the Company announced it has commissioned its Lab and will begin prototyping permanent neo magnets for its customers in the second quarter of 2025. The Lab will further support our objective of completing the first phase of the Stillwater Facility to allow for the initial commercial production of neo magnets in 2026. For phase 1, we are targeting 1,200 tpa of nameplate capacity, which will require significant additional expenditures. We intend to add future capacity in multiple phases over the next few years to ultimately achieve 4,800 tpa nameplate capacity. The speed of that buildout will be based on future customer demand and market conditions. Our plan to sell to a diverse set of customers across a variety of industries is expected to be a differentiator in the market. We also believe that our focus in developing strong, in-house lab capabilities to develop new intellectual property ourselves, as well as together with our customers, to potentially improve magnet technology, will provide a powerful incentive for customers to work with us in the coming years.

Corporate Offices.    The Company’s corporate offices are also located at the Stillwater Facility at 100 W Airport Road, Stillwater, Oklahoma 74075. From this location, the Company manages its overarching business strategy, investor relations, and the development of partnerships with key stakeholders in both the public and private sectors. Oklahoma provides access to a skilled workforce and a business-friendly environment.

Colorado Mining Research Facility

The Company’s Wheat Ridge, Colorado facility (the “Colorado Facility”) is the central hub for the Company’s research activities focused on rare earth and critical minerals extraction and separation as well as advanced processing technologies. The Colorado Facility is not a production facility, but rather develops and refines the technologies that, with success, would be applied at the Company’s Round Top Project. The current focus of the Colorado Facility’s research is the development of separation processes to minimize the use of organic solvents, intended to result in a lower waste profile as compared to alternative separation methods.

The Colorado Facility’s work is critical in creating new methods for separating and processing rare earths in a way that is both cost-effective and environmentally sustainable. These efforts have been ongoing, and the facility has successfully separated a number of rare earths, including dysprosium and terbium, among others, from its Round Top Deposit to date. These efforts support the Company’s commitment to domestic rare earth production and the long-term stability of the United States’ rare earth supply chain.

The Colorado Facility comprises two leased buildings adjacent to each other. The Company renewed its leases on both buildings in February 2025 with both leases expiring in the first quarter of 2028. As further discussed below, the Company holds a radioactive equipment registration issued for the benefit of its Colorado Facility.

Round Top Mountain

Overview.    USARE controls the mining rights to Round Top Mountain, which is an above-ground mineral deposit near Sierra Blanca, Texas that contains a large deposit of rare earths, including both light and heavy rare earths, such as neodymium, dysprosium, and terbium, as well as other critical minerals such as gallium, beryllium and lithium among others (such deposits, collectively, the “Round Top Deposit”, and USARE’s development there, the “Round Top Project,” and together with the Stillwater Facility, the “Projects”). One of the most significant aspects of the Round Top Deposit is its deposit of heavy rare earths, which are particularly scarce but critical for the production of high-performance neo magnets. The presence of heavy rare earths in great quantities could become a significant competitive advantage to USARE, and value creator, as heavy rare earths such as dysprosium and terbium are critical to magnet production and tend to be of much higher value in commodity markets due to their rare nature. In contrast to light rare earths, such as those found at Mountain Top in California, heavy rare earths are, in general, significantly harder to source and are primarily mined in China, underscoring the importance of establishing Round Top Deposit as a critical domestic supply of rare earth and critical mineral feedstock. In addition to rare earths, the Round Top Deposit also contains a large deposit of gallium, a critical mineral for semiconductor, computer chip and some military technologies, among others, that were recently banned for export to the United States by China. China is the source of approximately 98% of primary gallium according to a January 2023 USGS Mineral Commodity Summary on gallium. In addition, the deposit holds beryllium, which is used in a variety of technologies from x-rays and MRIs to military radar and nuclear power. Finally, the Round Top Deposit holds lithium, a critical material for battery production, making it a dual-source project that supports the electrification of vehicles, production of renewable energy technologies, and defense technologies, among other critical industries. Rare earth oxide is a necessary component in producing NdFeB alloy used to produce neo magnets.

Round Top Mountain is approximately eight miles southeast of Sierra Blanca, Texas. Sierra Blanca, the county seat of Hudspeth County, is itself approximately 85 miles southeast of El Paso, Texas. The Round Top Project’s approximate center is located at 31.2766º N, 105.4742º W. Round Top Mountain’s location allows access to nearby Interstate 10 and Ranch Road 1111, and potential access to the nearby Union Pacific Railroad which has two main branches approximately three miles from Round Top Mountain. The Company expects Interstate 10 and the Union Pacific Railroad to aid in the future distribution of rare earth and critical minerals once the Company’s Round Top Project is fully operational and producing. Although not critical to scaling up its magnet production, the Company intends for its Round Top Project to serve as a long-term additional source of feedstock for its magnet production at the Stillwater Facility, which would help the Company achieve its goals of providing domestic, virgin feedstock for its magnet production.

The Company believes that the integration of the Round Top Project’s mine into its operations would not only help it meet growing demand for both domestic rare earth magnets and battery materials, but also importantly allow it to achieve greater supply chain security, cost control, and independence from foreign suppliers.

For more information about the Round Top Project, see the section entitled “— Description of the Round Top Project”.

Market Opportunity and Growth

Science and Construction of Neo Magnets

Neo magnets are one of the most powerful types of permanent magnets commercially available, as noted in a February 2023 report by the U.S. Department of Commerce, Bureau of Industry and Security. Neo magnets exhibit strong magnetic properties due to the atomic structure of neodymium, a rare earth, which permits a dense concentration of magnetic field lines. This allows for the production of neo magnets that can produce powerful magnetic fields relative to their size and weight and may be resistant to demagnetization, making them ideal for applications that require both high efficiency and compactness, such as electric vehicle motors, wind turbines, and advanced electronics.

The production of neo magnets involves a sophisticated process that includes the alloying of neodymium with iron and boron, followed by additional processing techniques to form the desired magnetic shape and performance. The properties of the magnets can be further enhanced by adding heavy rare earths such as dysprosium and terbium through additional post-sintering processing in a process called “Grain Boundary Diffusion” which can increase the magnets’ resistance to heat — a critical factor for high-performance applications. This technological complexity, coupled with the limited availability of key rare earth materials, has made the development and production of neo magnets a highly specialized and strategically important industry.

The Rare Earth Magnet Industry: Challenges and Growth Opportunities

The global rare earth magnet industry has experienced rapid growth over the past decade according to the 2024 Statistical Review of World Energy by the Energy Institute, driven by the rise of electric vehicles, renewable energy technologies, and advanced electronics. Neo magnets are crucial to these technologies due to their high magnetic strength and resistance to demagnetization. As nations push globally for cleaner energy solutions and decarbonization, the demand for neo magnets is expected to continue growing significantly as noted by the U.S. Department of Energy in its 2022 supply chain deep dive assessment “Rare Earth Permanent Magnets” (the “DOE Report”).

However, the industry faces notable challenges. China currently dominates the global supply chain of the world’s rare earth production. This creates supply chain vulnerability for other nations, particularly the United States, as geopolitical tensions and export restrictions (such as China’s December 2023 rare earth technology export ban) could disrupt access to these critical materials. Additionally, rare earth extraction and processing is generally environmentally challenging, requiring the development of more sustainable and efficient technologies to meet global demand while minimizing potential environmental impact.

Despite these challenges, USARE believes that both the domestic and global rare earth magnet industries are poised for substantial growth. The global shift toward electrification of transportation, the rise of wind energy, and the ongoing demand for advanced electronics create significant opportunities for manufacturers that can establish stable and sustainable supply chains. The automotive industry is a major purchaser of neo magnets, particularly in connection with the production of electric vehicles that require neo magnets for traction motors, which are crucial components to the performance and efficiency of electric cars. As countries set aggressive targets for electric vehicle adoption in an effort to combat climate change, the demand for neo magnets is expected to surge over the next decade, as noted in the DOE Report. Even in a potential scenario of slower growth for electric cars that is now possible in the United States due to the anticipated changing policies of the Trump administration, there are significant growth opportunities for domestic supply of neo magnets in the existing domestic market due to potential instability in supply of rare earth magnets from China. In addition, growth in EV sales globally outside of China and the United States remains robust. Similarly, wind turbines rely on neo magnets for their generators, which convert wind energy into electricity. As governments worldwide set ambitious targets for increasing the share of renewable energy in their power grids, the installation of new wind turbines is expected to rise, further driving the need for neo magnets as noted in the DOE Report. While the recent Trump administration executive order to stop the building of wind turbines on federal lands and offshore may slow down the growth of this industry in the United States, we believe that global growth in wind power outside of China will continue to increase, and existing infrastructure projects in the United States will need to be maintained and have their parts replaced in the coming years. In addition, the use of magnets includes a wide variety of other industries, including industries as diverse as robotics, medicine, semiconductors, computing, power tools, among others. Importantly, the defense industry is a critical consumer of neo magnets, which uses them in precision-guided munitions, radar systems, aerospace technology, and naval craft. As nations invest in not only modernizing their defense capabilities, but also in purchasing from safer domestic supply the demand for domestic neo magnets in defense technologies is expected to continue to grow as noted in the DOE Report.

The Company believes it is well-positioned to capitalize both on existing domestic demand, which is currently sourcing magnets from China, as well as on the anticipated growth in the demand for neo magnets and reduce United States reliance on foreign suppliers.

Business Plan

Stage I: Feedstock Relationships and Initial Neo Magnet Production

The first stage of the Company’s business plan is focused on laying the groundwork for its neo magnet production by predominantly securing essential raw material feedstock through strategic business relationships and launching initial production of neo magnets at its Stillwater Facility. While ultimately the Company intends to satisfy its feedstock needs through the future development of its Round Top Project, the Company does not believe it is critical to success and in the near term the Company intends to source its feedstock needs from third-party suppliers.

Feedstock Sources

The Company has established a business relationship with a supplier of feedstock to supply a portion of its raw material feedstock to USARE for use in the initial production of the Company’s neo magnets. The supplier is a vertically integrated, producer of critical metals and NdFeB alloy (also known as “strip cast”) produced from rare earth oxides, with the ability to source rare earth oxides from sources other than China. USARE has entered into a long-term Metal Sales and Tolling Framework Agreement with the supplier, whereby USARE has agreed to purchase 60% of its NdFeB feedstock for phase 1 and 2 of its magnet production capacity from the supplier. The agreement is effective through December 31, 2028, subject to earlier termination by the parties. The purchase price for the strip cast feedstock that USARE purchases from the supplier will be determined in accordance with a set schedule, which ties the purchase price to a relevant index and certain chemical specifications.

The Company intends to establish relationships with additional companies to assist in meeting its planned future feedstock requirements to continue to build out and strengthen its domestic and global supply of rare earths from third-parties until such time that the Round Top Project is able to substantially augment its current supply of light and heavy rare earths needed for production, and such activities may include rare earth oxide supply agreements once the Company is able to utilize rare earth oxide feedstock for in-house alloy production.

Initial Neo Magnet Production

Stage I of the Company’s business plan includes the completion of the Stillwater Facility, its magnet production facility in Stillwater, Oklahoma. Upon completion of the facility and the initial production of neo magnets, the Company expects its Stillwater Facility to be one of the first United States-based producers of neo magnets. Magnet production at the Stillwater Facility is currently planned in three phases, starting with 1,200 tpa nameplate capacity in phase 1 and potentially doubling in each subsequent phase to a total planned production of 4,800 tpa nameplate capacity. The Stillwater Facility is expected to initially have a production line with 600 tpa nameplate capacity utilizing currently owned equipment, with a goal to complete the remaining phase 1 capacity (representing a total of 1,200 tpa nameplate capacity in phase 1) in 2026. The Company believes this will make the Stillwater Facility one of the most significant sources of neo magnets outside of China, once complete. Unlike its competitors, the Company is not building its initial lines for a single customer and is instead focused on building a manufacturing facility and capability that is flexible enough) to serve a variety of customers in diverse industries. It is the Company’s belief that such an approach will allow it to reach its early revenue targets sooner than it might otherwise would be able to through due to the long qualification process with large automotive clients.

The Company is in the process of engaging potential customers for offtake agreements.

Stage II: Scaling Magnet Production and Expanding Business Partnerships

Stage II of the Company’s business plan is focused on scaling magnet production at its Stillwater Facility and expanding the Company’s business relationships, both with feedstock suppliers and customers. The Company intends to scale magnet production at its Stillwater Facility from 1,200 tpa nameplate capacity in phase 1 through phases 2 and 3 of magnet production capacity, potentially doubling the production of the prior phase, with a target total nameplate capacity of 4,800 tpa. How rapidly the Company will scale is dependent on demand and access to the capital to do so. To support the increased production, the Company intends to (i) expand its partnerships and supply agreements with key industry players, and (ii) develop in-house metal making and strip casting capabilities to support its magnet production, to help provide for the continued and reliable flow of feedstock into the Company’s production lines at the Stillwater Facility until its Round Top Project is capable of satisfying the Company’s feedstock needs. These expanded partnerships will help the Company diversify its feedstock supply sources, reduce potential supply chain risks and assist in further securing the Company’s position in the neo magnet market.

Additionally, the Company is working to strike a balance between obtaining a sufficiently broad customer base and securing offtake that can jumpstart production, which could come from large manufacturers over time. Over time, the Company will be engaged in discussions with potential customers for offtake agreements. The Company’s target customers for offtake could include key players in the automotive, energy, and defense industries, each of which requires a reliable and long-term supply of neo magnets. By seeking to secure multi-year offtake agreements, the Company aims to lock-in demand for its products, minimize market volatility risks and provide for a consistent revenue stream.

Stage III: Mining Development at Round Top Mountain

Stage III of the Company’s business plan represents the full realization of the Company’s longer-term strategy. In this stage, the Company intends to focus on developing the mining operations at its Round Top Project. While the Company does not believe the development of the Round Top Deposit is critical to our success in our magnet business, once operational, the Round Top Project’s mine is expected to provide a domestic source of rare earths, feeding directly into the Company’s Stillwater magnet production facility, as well as selling to the broader rare earth commodity markets. By developing the Round Top Project into an economically producing mine, the Company aims to be able to self-sustain magnet production operations without relying on external sources for rare earth feedstock. This development is expected to enable the Company to maintain cost efficiencies and quality control over the entire production process. As part of its long-term growth strategy, the Company aims to expand the production capacity of both the Round Top Project and its Stillwater Facility, solidifying the Company’s efforts as it seeks to position itself as a key player in the domestic and global rare earth markets. Through the development of the Round Top Project into an economically producing mine, the Company intends to enhance its capacity to meet the rapidly growing demand for rare earth and critical minerals, positioning itself as a leader in the transition to a more secure energy future. If successful, this stage will mark the full vertical integration of the Company’s operations from mine to magnet and is expected to open up new markets and revenue streams for the Company. The Company acknowledges that investing in mining deposits such as Round Top holds inherent risks. It is our intention to take a structured and measured approach to the development of the mine. We are planning a five phased approach: (1) flow sheet development, (2) prefeasibility study, (3) pilot plant, (4) definitive feasibility study, and (5) detailed engineering, construction, and commissioning of the mine.

At each stage of this phased approach, investment requirements are expected to increase as we define the economic and operational basis for the future mine. Today, we are investing in research to establish a technically sound flow sheet. Once we have established an economically viable execution strategy in our prefeasibility study following this flow sheet, we intend to construct pilot facilities to validate the Round Top process and provide data for detailed engineering. By moving to a pilot phase, we can minimize investments while further reducing the execution risk inherent in the building of a full-scale producing mine. The results of each stage of this approach allow us the opportunity to pause or stop development, if results are negative, or increase our commitment if results are positive; thereby reducing our risk. This measured and focused approach will allow us to both manage cash in these early years, as well as pause or stop development if it looks like the mine may not be viable over the long term, either due to operational constraints or changes in the rare earth market itself.

Patents, Trademarks, and Licenses

USARE has applied for a United States patent in connection with its methods for metal extraction. This patent application is currently pending. Additionally, the Company utilizes trade secret protection and non-disclosure agreements to protect its proprietary rare earth technology. USARE holds a trademark for its logo. Generally, the Company relies on a combination of trade secret protection, non-disclosure and licensing agreements, patents and trademarks to establish and protect its proprietary intellectual property rights.

Government Programs and Grants

Tax Incremental Financing

On June 6, 2022, USARE executed a redevelopment agreement providing for TIF Agreement with the Authority, a public trust having as its beneficiary the City of Stillwater, Oklahoma, whereby the Authority has provided the Upfront Assistance to USARE of $7.0 million for the development of the Stillwater Facility. Additionally, entry into the TIF Agreement made the Company eligible to receive a manufacturing and research and development ad valorem tax emption for a period of five years. The Company applied and received approval for the ad valorem tax exemption for the year ending December 31, 2023. After the expiration of the exemption period, the TIF Agreement requires the Authority to disburse to the Company 90% of the incremental ad valorem taxes generated by the ad valorem taxes assessed against the Stillwater Facility and paid by the Company. Under the terms of the TIF Agreement, among other things, the Company is required to complete the Stillwater Facility and in doing so to make an investment of approximately $140 million, including $9.9 million in building and land acquisition costs, $17 million in immediate building improvement construction costs and $113 million in additional building improvements and new equipment purchases, and to employ a specified number of employees at specified levels of median compensation at various stages of the development. Subject to agreed extensions, the Company agreed to commence certain phases of the development of the Stillwater Facility by no later than March 31, 2026, and complete that advanced development by no later than June 30, 2027, subject to certain exceptions. Should the Company default on its obligations under the TIF Agreement and after certain notice, cure periods and possible exceptions, the Authority may terminate the TIF Agreement and could make demand for immediate repayment in full of the Upfront Assistance.

Governor’s Fund

On April 15, 2022, as restated on July 1, 2024, USARE entered into an agreement with the Oklahoma Department of Commerce to receive a $1.2 million award to be used for the renovation of an existing building at the Stillwater Facility (the “Governor’s Fund Agreement”), to be paid in $0.6 million increments when the Company had cumulatively spent $1.0 million and $2.0 million, respectively, in qualifying costs related to developing the Stillwater Facility by

March 31, 2023, and May 31, 2023, respectively. As of December 31, 2023, the Company incurred qualifying costs that exceeded the cumulative $2.0 million threshold specified in the Governor’s Fund Agreement. The total award of $1.2 million was requested and received by the Company on April 6, 2023. Per the terms of the Governor’s Fund Agreement, the award is subject to repayment if the Company does not invest over $50 million in project, real and personal property improvements (as described in the Governor’s Fund Agreement) at the Stillwater Facility as well as comply with employment requirements of creating and fulfilling at least 100 new direct jobs at the Stillwater Facility at specified compensation levels and certain other limited circumstances. The Company is currently seeking to comply with such requirements.

Jobs Program

In 2022, USARE was accepted for participation in the Oklahoma Quality Jobs Program (“Jobs Program”), an incentive program that provides qualifying companies quarterly cash rebates of up to 5% of the wages paid for new direct jobs created for a period of up to 10 years, with, in the case of the Company, a maximum payout of approximately $2.8 million, if it makes a qualifying claim for payment under the Jobs Program prior to January 1, 2026 and fulfills certain conditions pursuant to an agreement between Magnet Sub and the State of Oklahoma, dated December 19, 2022 (the “Jobs Program Agreement”). Under the Jobs Program Agreement, the Company must meet or exceed applicable payroll and employee headcount requirements and maintain operations in Oklahoma for a specified period. To date, the Company has not become eligible to make any claims under the Jobs Program.

Competition

The Company faces, or is expected to face, significant competition both domestically and globally in the rare earth market, particularly in the production of sintered rare earth neo magnets. The most prominent global competitor is China, which controls a substantial majority of the world’s rare earth magnet production and has established dominance in the neo magnet supply chain and magnet production. China’s rare earth and magnet industries benefit from extensive government support, allowing Chinese companies to offer rare earths and magnets at subsidized prices, often undercutting other producers. Moreover, Chinese companies have invested heavily in improving their processing capabilities, giving them a technological and cost advantage in the global market. Since December 2023, China has banned the export of such technologies and capabilities. This dominant stronghold poses a challenge for the Company as it seeks to build a vertically integrated domestic supply chain.

Domestically, the Company competes with a small number of companies, including MP Materials Corp. which is operating the only major rare earth mine in the United States and recently began commissioning a 1,000 tpa magnet facility in Fort Worth, Texas. Additionally, there is growing competition from emerging players that are developing innovative technologies for rare earth separation and processing, as well as magnet production. As the demand for rare earth materials and neo magnets grows, the Company will need to not only navigate price competition but also innovate in separation and processing techniques while simultaneously securing long-term customer offtake agreements.

Seasonality and Business Cycles

The Company’s operations in magnet production, and its planned future operations in mining, are both subject to certain seasonality and business cycles that can affect production output and market demand. These cycles are influenced by external factors such as weather conditions, regulatory changes, fluctuations in raw material prices whether due to changes in supply, demand, or inflation, and market demand for end products such as electric vehicles, renewable energy, and defense applications.

The demand for neo magnets can be cyclical. This demand is often driven by customer sentiment and demand, which may align with government policy changes, incentive programs, and general economic cycles. How this cyclicality may or may not affect USA Rare Earth will depend on the concentration of our customers in specific industries as we scale. With our planned strategy of serving a wide range of industries, we believe this cyclicality may be offset by a diverse set of customers in differing industries.

Human Capital

The Company’s workforce spans multiple states, with employees located in Texas, Oklahoma, Missouri, California, Colorado, Ohio, and Florida, and encompasses a diverse range of professionals, including engineers, scientists, mining specialists, and manufacturing experts. The Company’s leadership is focused on attracting, developing, and retaining top talent across these areas to support its mission in building a vertically integrated domestic supply chain for rare earths and rare earth neo magnets. As of March 31, 2025, the Company had 36 employees. We have not experienced any work stoppages. None of our employees are represented by a labor union or are parties to a collective bargaining agreement.

A significant challenge for the Company and the broader rare earth industry is the shortage of experienced magnet production and mining professionals. The specialized nature of magnet production and rare earth mining, processing, and refining requires expertise that has been in decline, particularly in the United States, where magnet production and rare earth mining has been limited for decades. This shortage could present significant obstacles for companies like USARE that are working to establish a vertically integrated, domestic rare earth supply chain. The lack of skilled professionals with the necessary expertise can slow down project timelines, increase operational costs, and foster reliance on international talent.

Environmental, Health and Safety Matters

The Company is, or may become, subject to numerous and extensive federal, state and local laws, regulations, permits and other legal requirements applicable to the magnet production, mining and mineral processing industries, including those pertaining to employee health and safety, air emissions, water usage, wastewater and stormwater discharges, air quality standards, greenhouse gas (“GHG”) emissions, waste management, plant and wildlife protection, handling and disposal of hazardous and radioactive substances, remediation of soil and groundwater contamination, land use, reclamation and restoration of properties, the discharge of materials into the environment and groundwater quality and availability. Such laws, regulations, permits and legal requirements have had, and will continue to have, a significant effect on our results of operations, earnings and competitive position. Environmental laws and regulations, as well as stakeholder expectations, continue to evolve, which may require us to meet stricter standards and give rise to greater enforcement, result in increased fines and penalties for non-compliance, and result in a heightened degree of responsibility for companies and their officers, directors and employees. Future laws, regulations, permits or legal requirements, as well as the interpretation or enforcement of existing requirements, may require substantial increases in capital or operating costs to achieve and maintain compliance or otherwise delay, limit or prohibit operations, or other restrictions upon, our current or future operations or result in the imposition of fines and penalties for failure to comply. Complying with this panoply of regulations is complicated and requires significant attention and resources. The Company’s employees have a significant amount of experience working with various federal, state and local authorities to address compliance with such laws, regulations and permits; however, we cannot assure you that at all times we have been or will be in compliance with such requirements.

The Company expects to continue to incur significant sums for ongoing operating environmental expenditures, including salaries, and the costs for monitoring, compliance, reporting, pollution control equipment and permitting. In addition, the Company plans to invest significant capital to maintain and upgrade certain infrastructure related to environmental sustainability and safety.

At the Stillwater Facility, the Company currently holds and is implementing a Spill Prevention and Countermeasures Control (“SPCC”) Plan. At the Round Top Project, the Company has obtained coverage under the Texas Commission on Environmental Quality (“TCEQ”) Construction Stormwater Permit TXR150000 and maintains the associated Storm Water Pollution Prevention Plan.

At one or both sites, the Company currently expects that it may need to obtain many or all of the following permits in the future to conduct its business as currently planned:

•        Radioactive equipment registration

•        Petroleum storage tank registration

•        Industrial stormwater permit (or coverage under a general stormwater permit)

•        Industrial waste registration

•        Air emissions permit

•        Industrial waste water on-site sewage and/or process water discharge permit

•        Other building and/or construction permits

Environmental, Health & Safety Laws and Regulations

The numerous and extensive federal, state and local environmental, health and safety laws and regulations to which the Company is or may be subject include the laws and regulations listed below. Violation of such laws and associated regulatory programs can result in civil, criminal and administrative penalties and substantial liability for the costs of correcting violations and remediating any environmental damage caused by the violations. Under certain statutes, private citizens may bring enforcement suits. We expect to maintain regular communication with regulatory bodies to stay updated on any changes or additional requirements.

Mine Health and Safety Laws.    To fully adhere to the safety standards enforced by the Mine Safety and Health Administration (“MSHA”) under the Federal Mine Safety and Health Act of 1977, we plan to develop comprehensive mine safety and health programs in connection with the commissioning of the Round Top Project’s mine if and when such commissioning occurs including, but not limited to, regular MSHA inspections and reporting protocols, mandatory MSHA training programs (Part 46/48) for all personnel, implementation of emergency response and hazard mitigation plans, and continuous monitoring of air quality, dust, noise, and other environmental health factors.

Surface Mining Control and Reclamation.    We may in the future, if and when the Round Top Project is a producing mine, be subject to applicable mining controls and land reclamation requirements. These controls and requirements generally establish operational, reclamation, and closure standards for surface mining operations. It is likely that we will need to meet comprehensive environmental protection and reclamation standards during the course of, and upon completion of, mining activities, and any failure to meet such standards may subject us to fines, penalties, or other sanctions.

Endangered Species Act.    The Endangered Species Act (“ESA”) and comparable state statutes regulate activities that could have an adverse effect on threatened and endangered species, including the habitat and ecosystems upon which they depend. Compliance with ESA requirements can significantly delay, limit, or even prevent the development of projects, including the development of mining claims, and can also result in increased development costs. In addition, the ESA authorizes both civil and criminal penalties for ESA violations and authorizes citizen suits against any person alleged to be in violation of the ESA.

National Environmental Policy Act.    The National Environmental Policy Act (“NEPA”) require agencies to integrate environmental considerations into their decision-making processes by evaluating the environmental impacts of their proposed actions, including issuance of permits to mining facilities, and assessing alternatives to those actions. If a proposed federal action could significantly affect the environment, the agency must prepare a detailed statement known as an Environmental Impact Statement (“EIS”). The United States Environmental Protection Agency (the “EPA”), other agencies, and any interested third parties may review and comment on the scoping of the EIS and the adequacy of and findings set forth in the draft and final EIS. This process can cause delays in issuance of required permits or result in changes to a project to mitigate its potential environmental impacts, which can in turn impact the economic feasibility of a proposed project.

Clean Water Act.    The Clean Water Act (“CWA”) and comparable state statutes impose restrictions and controls on the discharge of pollutants into waters of the United States (or state waters under state laws). The CWA can regulate storm water from mining facilities and require a storm water discharge permit for certain activities. The CWA and regulations implemented thereunder also prohibit discharges of dredged and fill material in wetlands and other waters of the United States unless authorized by an appropriately issued permit. CWA regulations and controls generally have become more stringent over time, and it is possible that additional restrictions will be imposed in the future.

Safe Drinking Water Act.    The Safe Drinking Water Act (“SDWA”) and comparable state statutes, the Underground Injection Control (“UIC”) program, and related state-administered programs regulate the drilling and operation of subsurface injection wells.

Clean Air Act.    The Clean Air Act (“CAA”) and comparable state statutes govern the emission of air pollutants from many stationary and mobile sources, including mining, beneficiation, and processing activities. Our operations may produce air emissions, including fugitive dust and other air pollutants, from stationary equipment, storage facilities, and the use of mobile sources, such as trucks and heavy construction equipment, that are subject to review, monitoring, control requirements and emission limits under the CAA and state air quality laws. New sources, equipment or process enhancements, including with respect to the growth of our operations and Stage II optimization projects, may require additional permits, and existing sources may be required to incur capital costs to remain in compliance. In addition, permitting rules and issued permits or licenses may impose conditions or other limitations on production levels or result in additional capital or other expenditures to comply with such rules or permits.

Comprehensive Environmental, Response, Compensation, and Liability Act (“CERCLA”).    CERCLA and comparable state laws impose strict, joint and several liability on current and former owners and operators of sites and on persons who disposed of or arranged for the disposal of hazardous substances found at such sites, regardless of the lawfulness of the original activities that led to the contamination. Moreover, current owners or operators of sites can be held liable for contamination caused by others, including former owners or operators, even if the current owners or operators did not contribute to the contamination. CERCLA authorizes the EPA and, in some cases, third parties to take actions in response to threats to public health or the environment and to seek to recover from the potentially responsible parties the costs of such actions.

Resource Conservation and Recovery Act (“RCRA”).    RCRA and comparable state statutes govern the generation and disposal of solid waste and hazardous waste. Although certain mining, beneficiation, and mineral processing wastes currently are exempt from regulation as hazardous wastes under RCRA, EPA has limited the disposal options for certain wastes designated as hazardous wastes under RCRA. It is possible that wastes generated by our operations may in the future be designated as hazardous wastes and may therefore become subject to more rigorous and costly management, disposal, and clean-up requirements.

Atomic Energy Act.    The Nuclear Regulatory Commission (“NRC”), pursuant to its authority under the Atomic Energy Act of 1954, as amended, oversees the regulatory framework governing the control of radioactive materials, including beneficiation and processing of rare earths that contain radioactive source materials such as uranium and thorium. The NRC is responsible for issuing licenses that govern the handling of source material involving certain concentrations of radioactive material. Our Round Top Project operations, once the Round Top Project mine is operational, including waste generation, may be subject to NRC regulations in order to receive title to, possess, use, transfer, deliver or export source and byproduct materials.

Workers’ Compensation Laws.    Workers’ compensation laws in the states in which we operate govern our compensation of employees for work-related injuries. Agencies in those states consider changes in workers’ compensation laws from time to time. Our costs will vary based on the number and severity of accidents that may occur at our facilities and our costs of addressing these claims. We are insured under various workers’ compensation programs for our operations at our facilities.

From time to time, we may become involved in legal proceedings or be subject to claims that arise in the ordinary course of our business, the outcomes of which are subject to uncertainty. Any claims against us, whether meritorious or not, can be time-consuming, result in costly litigation, require significant management time, create a negative perception of the company with communities, stakeholders, and government agencies and result in the diversion of significant operational resources. See Note 8 to our audited consolidated financial statements for the years ended December 31, 2024 and 2023 and Note 8 to our to the condensed consolidated financial statements for the unaudited condensed consolidated financial statements for the three months ended March 31, 2025 and 2024, included elsewhere in this prospectus for information regarding legal proceedings.

Description of the Round Top Project

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History.    The Round Top Deposit, located in Hudspeth County, Texas near the city of Sierra Blanca, Texas, was initially identified as a potential source of minerals in the mid-20th century and has long been recognized for its minerology, particularly its rare earths including heavy rare earths that are critical for a variety of advanced technologies. However, despite its potential, the Round Top Deposit remained largely untapped for many years due to the lower global demand for rare earths and the dominance of cheaper feedstock from foreign markets, particularly from China.

Interest in the Round Top Deposit resumed in the early 21st century as geopolitical concerns and technological advancements led to a renewed focus on securing domestic supplies of critical materials such as rare earths. The Round Top Deposit is considered exceptional in its geological composition, as it contains gallium, lithium, and at least 15 of the 17 rare earths, including a particularly high estimated concentration of heavy rare earths like dysprosium and terbium.

Documented exploration began in Sierra Blanca in the 1970s when W.N. McAnulty initiated trenching and limited drilling of fluorite deposits in the vicinity of Sierra Blanca, Texas. McAnulty recognized and identified beryllium mineralization associated with the massive fluorite. Adverse economic conditions for fluorite precluded development. In the 1970s, several uranium companies identified anomalous radiation and associated mineralization associated with the beryllium-fluorite deposit.

During the 1980s, Cabot Corporation (“Cabot”), a large chemical company with a beryllium fabrication division, initiated exploration at Round Top Mountain for beryllium. In 1987, Cyprus Metals Company (“Cyprus”) entered into a joint venture with Cabot and took over the project. The Cyprus exploration program drilled Sierra Blanca, Round Top Mountain and Little Round Top. Eventually, Cyprus focused on Round Top, specifically the “west end ore zone”. Extensive development drilling (82,000 feet), underground exploration drift (1,115 feet) and trial mining resulted in the completion of an internal feasibility study in June 1988 (Cyprus Sierra Blanca, Inc., 1988), which study would not be sufficient for Item 1300 purposes.

During the Cabot-Cyprus development project, the Texas Bureau of Economic Geology (“BEG”) conducted extensive research at Round Top and the surrounding area. The study identified beryllium mineralization and rare earth mineralization in the rhyolite. The research resulted in the three publications, one in 1987 on the mineralogy of the rhyolite (Rubin, et al., 1987), another in 1988 on the beryllium mineralization (Rubin et al., 1988), and another in 1990 on the detailed mineralogy and geochemistry of the rhyolite (Price et al., 1990). The 1990 Price, et al., publication, Geological Society of America Special Paper 246, is generally considered the most complete publication to date on Round Top.

In late 2007, Standard Silver Corporation, later to be renamed TRER in 2010, and then TMRC in 2013, acquired prospecting permits for Round Top from the Texas General Land Office (“GLO”).

Accessibility.    The Round Top Project is located approximately eight miles northwest of the town of Sierra Blanca, Texas, which is the nearest town to Round Top Mountain and has a small population. The site is accessed from Interstate 10 through a series of paved and unimproved dirt roads. The property is not traversed by county roads and consists of a series of graded and primitive jeep roads. The nearest major airport is located in El Paso, Texas, 88 miles to the northwest. The site is approximately three miles north of Interstate 10. A railroad line is located near the Round Top Project and a spur line stops at a stone quarry within three miles of the Round Top Project. Skilled mining labor and support could potentially be found in the El Paso area and in the mining areas of New Mexico and Arizona.

Ownership; Land and Water Leases.

RTMD is a limited liability company majority owned and controlled by USARE for the purpose of developing the Round Top Deposit. TMRC (a mining exploration company) is the minority owner of RTMD. In May 2021, the Company completed the acquisition of 80% of RTMD, which controls the Company’s Round Top Project, including 100% of the mining rights to the Round Top Deposit, by entering into a Contribution Agreement and Operating Agreement with TMRC. This acquisition resulted in the consolidation of RTMD with USARE, and the recording of a “non-controlling interest” for the remaining 20%. Since May 2021, TMRC has elected to forfeit some of its ownership in RTMD in exchange for USARE meeting TMRC’s capital call obligations.

As of March 31, 2025, USARE owns 81% of the equity interests in RTMD, with TMRC owning the remaining approximately 19%. Pursuant to RTMD’s governing documents, in the event that TMRC does not fund its share of mandatory capital contributions called for by USARE as managing member, USARE is obligated to cover the shortfall by making additional capital contributions to RTMD. In the event that USARE does not cover the shortfall, the capital call will be withdrawn. If the capital call is funded by USARE, additional equity interests in RTMD will be issued to USARE and TMRC will be proportionally diluted in accordance with the amended and restated limited liability company agreement.

The Round Top Deposit is located on state property owned by the GLO. RTMD is party to a 19-year initial term, renewable Mining Lease Agreement (M-113117) with the GLO, dated September 2, 2011, and amended on January 26, 2012, March 29, 2012, and September 14, 2022. M-113117 will expire on September 1, 2030 unless extended. RTMD has also entered into an additional 19-year renewable Mining Lease Agreement (M-113629), dated November 1, 2011, with the GLO. Leases M-113117 and M-113629 (each a “Mineral Lease” and together, the “Mineral Leases”) represent approximately 860 and 90 acres, respectively, for a total of 950 leases acres in the Round Top Project area. M-113629 will expire on October 31, 2030 unless extended. The Mineral Leases provide RTMD with the use of the property identified, including certain rights with respect to the surface and subsurface, together with the corresponding rights of ingress and egress, for the purposes of mineral exploration, development, and exploitation of minerals. As the Round Top Project is still in its exploration stage, the Company is currently paying delay rental payments on an annual basis to the GLO as follows:

M-113117
Anniversary Date 2024	$134,154.90
Anniversary Date 2025-2029	$178,873.20
M-113629
Anniversary Date 2024	$13,500.00
Anniversary Date 2025-2029	$18,000.00

If and when the Round Top Project begins producing, the Mineral Leases would be converted into producing leases upon the satisfaction of certain conditions, which includes: (i) a minimum advance annual royalty of $500,000 for lease M-113117 and $50,000 for lease M-113629, due promptly following sales of leased minerals or the removal of leased minerals in commercial quantities from the leased premises and (ii) a production royalty equal to 8% of the market value of uranium and other fissionable minerals and 6.25% of the market value of all other leased minerals.

In addition to the Mineral Leases, the Company currently owns approximately 2037 acres of mine processing land and holds a current purchase option on 5,670 acres of which 950 acres are authorized for mining and the remainder (4,720 acres) is contemplated for future use as mine processing land (e.g., for use to assist in mine development, as leach fields, and/or as plant site) (the “Purchase Option”). Unless exercised prior, the Purchase Option will expire upon the expiration of Mining Lease M-113117 (September 2, 2030). As consideration for the Purchase Option, the Company is required to pay $10,000 to the GLO on each annual anniversary of the Effective Date of the Purchase Option (as defined in the Purchase Option) during the option term. If the Company fails to make a timely payment of the option fee, the Purchase Option will terminate. On August 26, 2022, the Company submitted to the GLO a Notice of Intent to exercise the Purchase Option. In February 2023, the GLO sent its appraisal of the value of the property associated with the Purchase Option to the Company. The Company and GLO are negotiating the exercise of the Purchase Option.

The Company is lessee under GLO Surface Lease SL2004002 (Grazing/Agricultural), which lease is for a term commencing on November 24, 2003 and expiring on November 23, 2028, for approximately 55,000 acres of surface rights in proximity to the Company’s Round Top Project (the “Surface Lease”). The Surface Lease is a pre-paid lease with a pro rata credit schedule and a “preference right agreement” to purchase all or part of the land. The Surface Lease grants the Company the right to use the leased premises for hunting, grazing, range and wildlife research, and any other purpose ancillary thereto, and allows, with GLO approval, the Company to commercially develop groundwater and to use the land for electric generation by wind power. Pursuant to the Surface Lease, the Company has the right to purchase all or part of the leased premises during the term of the lease in accordance with the terms set forth in the preference right agreement, an exhibit to the Surface Lease, provided that any purchase of tracts of land must be contiguous. The Surface Lease contains certain additional obligations, such as an obligation to maintain stated insurance coverages in certain situations, and to post certain deposits or bonds prior to commencing construction of any wind turbine, tower, buildings, or substations. The Company has the right to early terminate the lease, in which case the Company would be entitled to receive a refund of the prepayments made under the lease. There is no Company renewal option under the Surface Lease and any renewal of the Surface Lease is at the sole discretion of the GLO.

The Company is lessee under GLO Groundwater Lease SL20150003, dated August 1, 2014, as amended, for approximately 8,828 acres of water rights (the “Groundwater Lease”). The Groundwater Lease grants USARE rights in the land, including rights of ingress and egress, for the purpose of exploring, evaluating, drilling for, producing, developing, and extracting groundwater from the leased land for industrial and potable water use in connection with USARE’s Round Top Project (including, without limitation, mineral processing and metal extraction/processing). The Groundwater Lease will expire concurrently with the M-113117 Mineral Lease. The Company has not commenced water production and is currently obligated to pay annual delay rentals in the amount of $6,500 on or before each anniversary of the effective date of the Groundwater Lease. On the first anniversary of the Effective Date that immediately follows the Company’s commencement of water production from the leased premises the Company shall make a production payment equal to the greater of (1) $1,667.67 multiplied times the number of months of production of water during the 12-month period ending 60 days before the production payment is due, or (2) $0.95 per 1,000 gallons of the gross volume of water produced by the leased premises covered by the lease during the 12-month period ending 60 days before the production payment is due. On each anniversary of the effective date of the Groundwater Lease thereafter during the remaining term of the Groundwater Lease, the Company will be required to make a production payment equal to the greater of (1) $20,000, or (2) $0.95 per 1,000 gallons of the gross volume of water produced from the leased premises during the 12-month period ending 60 days before the production payment is due. There is no Company renewal option under the Groundwater Lease and any renewal of the Groundwater Lease is at the sole discretion of the GLO.

The premises leased under the Groundwater Lease has two existing water wells. Prior to commencing production of rare earth minerals at the Round Top Project, the Company will need to establish that the existing wells are functioning water wells producing enough water to support production or potentially drill additional wells, which would entail additional expense for production. If the Company determines that the groundwater supply is not suitable for the Company’s Round Top Project, then the Company has the right to terminate the Groundwater Lease. Upon expiration or earlier termination of the Groundwater Lease, the Company will be required to restore the leased premises to its original topographical condition that existed as of the Effective Date, to the extent the topographical condition has been altered.

The Company has entered into four easements with GLO that affect the Round Top Project. The first easement is Miscellaneous Easement ME20210085 (“ME20210085”), which commenced on April 1, 2021 and expires on March 31, 2031 unless extended by the Company pursuant to the terms of ME20210085. ME20210085 is a nonexclusive easement for a right of way to construct, maintain, operate, inspect and repair one roadway in a location set forth on the easement.

The second easement is Miscellaneous Easement (Pipelines) ME20210086 (“ME20210086”), which commenced on April 1, 2021 and expires on March 31, 2031 unless extended by the Company pursuant to the terms of ME20210086. ME20210086 is a nonexclusive easement for a right of way to construct, maintain, operate, inspect, repair, change the size of, and replace one 4.5-inch O.D. pipeline for the purpose of transporting fresh water in a location set forth on the easement.

The third easement is Miscellaneous Easement ME20210087 (“ME20210087”), which commenced on April 1, 2021 and expires on March 31, 2031 unless extended by the Company pursuant to the terms of ME20210087. ME20210087 is a nonexclusive easement for a right of way to construct, maintain, operate, inspect and repair one 24-kV electric line in a location set forth on the easement.

The fourth easement is Miscellaneous Easement ME20220142 (“ME20220142”), which commenced on September 1, 2022 and expires on August 31, 2032 unless extended by the Company pursuant to the terms of ME20220142. ME20220142 is a nonexclusive easement for a right of way to construct, maintain, operate, inspect and repair one roadway in a location set forth on the easement.

Historical Non-Item 1300 Resource Estimates; Feasibility Studies.    Cyprus established certain non-reported resources in conjunction with a 1988 internal feasibility study, which historical resource estimate would not qualify as a resource by either historical 43-101 standards nor current Item 1300 of Regulation S-K (“Item 1300”) standards. In 2012, TMRC completed a PEA prepared by a mining consulting firm on the Round Top Deposit (NI 43-101 Preliminary Economic Assessment — Round Top Project, June 22, 2012). The resource model in that PEA was updated in early 2013 with additional drilling and assay data and was documented in a resource statement by a mining consulting firm (Resource Estimate and Statistical Summary — Round Top Project, September 30, 2013). The 2013 PEA was an update of the 2012 PEA and utilized the resource estimate from the September 2013 study. The 2013 PEA was then superseded in 2019 when USARE and TMRC engaged a mining consulting firm to prepare its resource statement (NI 43-101 Preliminary Economic Assessment — Round Top Project, August 16, 2019). Neither the 2012 PEA, the 2013 PEA, nor the 2019 PEA were prepared on the basis of compliance with Item 1300 and are not resource estimates of USARE under Item 1300.

The 2019 PEA provided an initial overview of the Round Top Deposit’s minerology, confirming that the site contains both heavy rare earths and lithium. While the 2019 PEA set the stage for further detailed studies, in light of the rapid global economic changes, technological changes that have occurred since 2019, and changes in economic environment and pricing, including with respect to extraction costs and economic returns, the Company is not relying on the 2019 PEA for the purpose of reporting mineral resources. The Company does not currently intend to update the 2019 PEA and is instead working toward conducting a pre-feasibility study (“PFS”). The Company intends to update the “flow sheet” used as a key input in such estimates to reflect the Company’s expected separation and processing methodologies at that time. USARE does not make any representation that any historical estimate is a current mineral resource estimate for the Round Top Project. There is no known significant production reported from previous operators.

Accordingly, following the 2019 PEA, USARE has been actively working on advancing the project through the next stages of the project, focusing on the subsequent PFS, which the Company intends to eventually progress to a Definitive Feasibility Study (“DFS”). The PFS would provide an updated and more detailed analysis of the technical and economic feasibility of the Round Top Project, including resource modeling, mine design, and processing methodologies. This step is critical in defining and refining the operational and financial plans for the Round Top Project. The final stage, the DFS, would provide the most definitive plan for the full-scale development of the mine, including final cost estimates, engineering plans, and potential environmental impacts, all necessary for securing financing and moving toward full production.

Exploration Status.    It is the Company’s view that the Round Top Project is considered an “exploration stage property” under Item 1300, in that the Round Top Project is a property that has no mineral reserves disclosed. Mineral resources that are not mineral reserves have no demonstrated economic viability. USARE has not itself conducted any exploration activities at the Round Top Project and does not have any current determination as to a proposed program of exploration or development. However, as discussed above in the section entitled “— History”, various other parties have historically performed exploration activities at the site, including TMRC from whom USARE acquired its rights in the Round Top Project through the Company’s subsidiary RTMD. Between January 2010 and August 2019, TMRC conducted the following exploration activities: surface sampling, logging cuttings from historical reverse circulation drilling, aeromagnetic surveying, an aeroradiometric survey, stream sediment surveying, gravity surveying, and exploratory drilling. To date, 173 historical drill holes have been located, and, between 2011 and 2019, TMRC drilled 84 reverse circulation holes and 2 core holes and analyzed 3,081 drill samples. In early 2019, TMRC assayed previously collected RC samples to collect geochemical data for some additional elements from existing drill holes to expand the knowledge of lithium, zircon, and other elements which metallurgical test work had indicated might impact project economics.

The Round Top Project’s equipment and facilities and related infrastructure are in generally good condition and are not material to the Company’s business as currently conducted.

For information regarding current and expected future permitting requirements and associated timelines and information regarding such permits, see the section entitled “— Permits and Approvals”.

Environmental Impact.    The Round Top Project has been envisioned with an emphasis on minimizing environmental impact, particularly in comparison to traditional mining operations. One of the key environmental advantages of the Round Top Project’s site is its location in an arid, sparsely populated area of Texas, which reduces the likelihood of significant impacts on local communities or ecosystems. Due to the above-ground nature of the deposit, the project is currently expected to predominantly utilize in-situ leaching for rare earth extraction, which is generally considered less environmentally disruptive than traditional mining techniques. This process involves dissolving minerals using solutions and extracting them without large-scale surface disruption, reducing the need for large open-pit mining operations that could potentially lead to undesirable environmental impacts.

Additionally, USARE endeavors to use sustainable practices by focusing on using closed-loop recycling systems to minimize waste and reduce water usage in its operations. The Company is exploring the possibility of using renewable energy sources to power its projects. However, like all mining operations, in the future, the Company will likely need to manage concerns related to chemical use, water management and contamination, and waste management.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position
Joshua Ballard	52	Chief Executive Officer and Director
William Robert Steele Jr.	59	Chief Financial Officer
David Kronenfeld	39	Chief Legal Officer and Corporate Secretary
Steve Ridge	61	Chief Operating Officer
Michael Blitzer	47	Chairman
Mordechai Gutnick	47	Director
Paul Kern	79	Director
Otto Schwethelm	70	Director
Michael Senft	66	Director
Tready Smith	54	Director
Carolyn Trabuco	55	Director

Joshua Ballard.    Joshua Ballard is the Chief Executive Officer of New USARE and USARE OpCo and a Director of our board of directors. Prior to joining USARE OpCo, Mr. Ballard was the Chief Financial Officer at Energy Recovery, Inc. from 2018 to 2024, where he was responsible for the finance, accounting, information technology, human resources, program management and investor relations organizations for the Company. Mr. Ballard brings more than 20 years of finance and operations experience, both domestically and internationally, working across a variety of industries within complex organizations to successfully navigate high growth. Previously, Mr. Ballard held senior positions for nearly 15 years at private equity fund managers, including Orox Capital Management and SigmaBleyzer Investment Group, investing in the United States, Eastern Europe and the former Soviet Union. During this time, he was responsible for directly leading as well as collaborating with portfolio company teams to develop and implement long-term strategic plans, and to improve finance, back office and manufacturing operations in private and public companies. As Executive Director at SigmaBleyzer, he was also responsible for fund operations and investor relations. Mr. Ballard also held multiple CFO roles with pre-IPO venture-backed companies as Managing Director of Lanterne Advisors, LLC. Mr. Ballard is a Certified Financial Analyst and prior Chartered Management Accountant and holds a Global MBA in Finance from Arizona State University Thunderbird School of Global Business and a BA in Russian Studies from the University of Iowa. We believe Mr. Ballard is qualified to serve as Chief Executive Officer and as a director due to his extensive public and private company experience.

William Robert Steele Jr.    William Robert Steele Jr. is the Chief Financial Officer of New USARE and USARE OpCo. Prior to joining New USARE and USARE OpCo, Mr. Steele served as the Global Chief Financial Officer of Mujin Corp., a physical AI industrial robotics software platform, from October 2024 until March 2025. Prior to his role at Mujin Corp., Mr. Steele spent six years at Bank of America Securities as a Managing Director from 2018 to October 2024. He also previously served as Managing Director at Stifel from 2005 to 2018, Director and Managing Director at SC Cowen Securities Corporation from 2000 to 2005, and Principal at Banc of America Securities, Inc. from 1993 to 1996. Mr. Steele received his bachelor’s degree from University of California, Santa Barbara and a Master of Business Administration from the Anderson School at UCLA.

David Kronenfeld.    David Kronenfeld serves as the Chief Legal Officer and Corporate Secretary of New USARE and USARE OpCo and in that capacity he leads the in-house legal team and acts as the corporate secretary. Mr. Kronenfeld joined USARE OpCo in March 2021. Prior to his role at USARE OpCo, Mr. Kronenfeld worked from April 2019 to May 2021 as an attorney in Hunter Business Law’s M&A and securities division. Mr. Kronenfeld received a Juris Doctor degree and Master of Laws degree in Taxation from Washington University in St. Louis and a Bachelor of Arts degrees in Chinese Language & Literature and European History from Washington & Lee University. Mr. Kronenfeld has a decade and a half of corporate legal experience both in private practice and as a former associate general counsel of a Nasdaq listed company.

Steve Ridge.    Steve Ridge is the Chief Operating Officer of New USARE and USARE OpCo and in that role he focuses on developing technology and producing rare earth magnets from a vertically integrated domestic supply chain. Mr. Ridge joined USARE OpCo in April 2023. Prior to his role at USARE OpCo, Mr. Ridge held the positions of

(i) Senior Vice President of Global Supply Chain at Elementis, a global specialty chemical company, from March 2019 to August 2022, and (ii) Global Operations Director at FMC Corporation, a chemical manufacturing company, from March 2015 to March 2019. During his time at Elementis, Mr. Ridge was responsible for leading the EHS, quality, supply chain, procurement, engineering, and manufacturing functions. Relatedly, during his time at FMC Corporation, Mr. Ridge obtained substantial experience managing the safe and reliable operation of manufacturing plants in various countries. Mr. Ridge received his Master of Science degree in Chemical Engineering from Texas A&M University and Bachelor of Science degrees in Chemistry and Mathematics from Florida Southern University. Throughout his 30-plus years of international experience in multiple-site chemical and mining operations, Mr. Ridge has significant leadership experience in all aspects of integrated supply chains and capital project execution in the chemical and mining space. Mr. Ridge is also a Certified Six Sigma Green Belt.

Michael Blitzer.    Michael Blitzer serves as a director and the Chairperson of our board of directors. Mr. Blitzer served as the Chairman and CEO of Inflection Point from March 2023 until the Closing of the Business Combination in March 2025, having previously served as co-CEO and director of Inflection Point Acquisition Corp. from February 2021 to February 2023. He has also served as Chairman and CEO of Inflection Point Acquisition Corp. III since October 2024. Mr. Blitzer is the founder and co-CEO of Kingstown Capital Management, which he founded in 2006 and grew to a multi-billion asset manager with some of the world’s largest endowments and foundations as clients. Over 19 years, Kingstown has invested in public and private equities, SPACs, PIPEs, and derivatives. At Kingstown, Mr. Blitzer oversaw and participated in nearly all the firm’s investment decisions including countless public and private investments in disruptive growth industries. Mr. Blitzer brings an in-depth understanding of public markets and has invested in a variety of corporate transactions such as spin-offs, rights offerings, public offerings, privatizations, and mergers & acquisitions. He currently sits on the board of directors and audit committee of Intuitive Machines, Inc. (Nasdaq: LUNR). He was also a public company director of Signature Group Holdings after its exit from bankruptcy in 2011, where he also sat on the audit committee, and was on the board of directors of the European mutual fund TREND AD. Mr. Blitzer began his Wall Street career at J.P. Morgan Securities in 1999 advising companies globally in private debt and equity capital raises followed by work at the investment fund Gotham Asset Management, which was founded by the author and investor Joel Greenblatt. Mr. Blitzer taught courses in Investing at Columbia Business School for five years in the 2010s. He holds an MBA from Columbia Business School and a B.S. from Cornell University where he received the Cornell Tradition Fellowship. Mr. Blitzer currently sits on the Executive Advisory Board of the Heilbrunn Center for Graham & Dodd Investing at Columbia Business School and is a trustee of Greens Farms Academy in Westport, CT where he is also Treasurer and Chair of the Investment Committee. We believe Mr. Blitzer is qualified to serve as a director due to his extensive public and private company experience.

Mordechai Gutnick.    Mordechai Gutnick serves as a director on our board of directors. Mr. Gutnick is a founding investor in USARE OpCo and served as a manager on the board of managers of USARE OpCo from May 2019 to March 2021 and from October 2021 to the Closing of the Business Combination in March 2025. He brings multi-decade experience in various mining projects and is a long-time investor in the mining industry in both Australia and the United States. In connection with his investing and professional activities during the last five years, Mr. Gutnick has served as a director or officer of numerous private companies and other companies registered with the Australian Securities and Investments Commission (“ASIC”). Mr. Gutnick was also the managing director and chairman of Merlin Diamonds Limited, which entity was subject to an ASIC initiated Australian court ordered liquidation in 2019. Mr. Gutnick was also the director and joint chief executive officer of Legend International Holdings, Inc. (and its subsidiary Paradise Phosphate Limited), which entered bankruptcy and Australian liquidation in 2016 (and Paradise Phosphate Limited in 2019). We believe Mr. Gutnick is qualified to serve as a director due to his former role as manager of the USARE OpCo board of managers and due to his industry experience.

General Paul Kern (Ret).    General Paul Kern serves as a director on our board of directors. Mr. Kern served as a manager on the board of managers of USARE OpCo from 2020 until the Closing of the Business Combination in March 2025. Mr. Kern is a senior counselor with The Cohen Group, a position he has held since 2005, and currently serves as chairman of the board of the non-profit, public-private partnership Advanced Functional Fabrics of America (AFFOA), a position he has held since 2016. Mr. Kern also currently serves on the Management Board of Integris and as a director of By Light. He served as president and chief operating officer of AM General LLC from 2008 to 2010. In 2005, Mr. Kern retired after almost 38 years with the US Army, last serving as the Commanding General of the Army Materiel Command. Mr. Kern graduated from West Point in 1967 with a Bachelor of Science degree. He holds master’s degrees in civil and mechanical engineering from the University of Michigan and was elected to the National Academy of Engineering in 2006. He was a National Security Fellow at the J.F. Kennedy School, Harvard

University and was a member of the Defense Science Board for 14 years. We believe Mr. Kern is qualified to serve as a director due to his former role as manager of the USARE OpCo board of managers and due to his public service and professional experience.

Otto C. Schwethelm.    Otto Schwethelm serves as a director on our board of directors. Mr. Schwethelm is the Founder and Principal of Schwethelm Financial LLC, a financial advisory and consulting firm where he has served since 2017. Currently, Mr. Schwethelm serves on the board of directors for Paint Rock Bancshares and First State Bank of Paint Rock, positions he has held since December 2020. With over 45 years of experience in the industry, Mr. Schwethelm has held significant positions such as CFO at Capital Precast Holdings LLC (from October 2022 to October 2024), MP Materials (from December 2017 to November 2019), M.S. Al Suwaidi Industrial Services Ltd., OQ (formerly Oman Oil Refineries and Petroleum Industries Company), and Tesoro Corporation. He has also been actively involved in various non-profit organizations, including Schreiner University, Peterson Health, Junior Achievement of South Texas, and San Antonio Sports Foundation. Mr. Schwethelm holds credentials as a Certified Public Accountant (licensed in Texas), Certified Internal Auditor, and Certified Fraud Examiner. He earned his Bachelor of Business Administration degree in Accounting from the University of Texas at Austin. We believe Mr. Schwethelm is qualified to serve as a director due to his extensive experience in the rare earth industry.

Michael Senft.    Michael Senft serves as a director on our board of directors. Mr. Senft is a former CFO and investment banker who has served on multiple public company boards. Mr. Senft is currently the lead independent director for Molekule Group, Inc., a position he has held since 2020, and a senior advisor to Critical Response Group, a position he has held since 2019. Mr. Senft’s former positions include serving as an executive advisor to Lilium N.V. in 2023, and as the lead independent director at AeroClean Technologies, Inc. from 2019 until its merger with Molekule Group, Inc. in 2023. Earlier in his career, he was a director at B/E Aerospace, Inc. and CFO of KLX, Inc., a B/E Aerospace, Inc. spin-off, until its acquisition by The Boeing Company in 2018. Mr. Senft was an investment banker for over 30 years, including roles at Moelis & Company, CIBC World Markets Corp., and Merrill Lynch & Co. Mr. Senft received his Bachelor of Arts degree in Economics from Princeton University and his Master of Business Administration degree from the Stern School of Business at New York University. We believe Mr. Senft is qualified to serve as a director due to his extensive public and private company experience.

Tready Smith.    Tready Smith serves as a director of on our board of directors and previous served on the board of managers of USARE OpCo as Chair from March 2021 to the Closing of the Business Combination in March 2025. Ms. Smith is a seasoned executive with a distinguished career in investment management and strategic leadership. Since 2001, Ms. Smith has served as Chief Executive Officer of Bayshore Capital Advisors, LLC, a Florida-based investment firm she founded. Since 1998, she has served as Principal and Managing Member of ASAP Capital Partners, LLC, a family investment office. Ms. Smith has a proven track record of providing strategic direction and guidance to numerous companies and organizations. She is a member of the Board of Directors of Semantic Al. Additionally, she has served on the boards of the Arts and Sciences Foundation at the University of North Carolina at Chapel Hill, the Florida Wildlife Corridor Foundation, and the Tampa Museum of Art, and an independent day school where she chaired the Investment Committee. Ms. Smith is an active member of Young Presidents Organization (YPO), connecting with business leaders from around the world. She received her undergraduate degree in business from University of North Carolina at Chapel Hill. We believe Ms. Smith is qualified to serve as a director due to her former role as chair of the USARE OpCo board of managers.

Carolyn Trabuco.    Carolyn Trabuco serves as a director on our board of directors. Ms. Trabuco is a business and finance professional in the fields of global equity research, strategic advisory, commodities and governance. She has over 25 years of global growth investing and fund management experience, including over 10 years in the metals, mining, and resources sectors. Ms. Trabuco is co-founder of Azul Brazilian Airline, listed on the New York Stock Exchange since 2017, and has served on its board of directors since 2008. Ms. Trabuco also serves on the board of Shimmick Corp., a position she has held since November 2023, and Athena Technology Acquisition Corp. II, a position she has held since October 2024. She also served as the chief executive officer of Ligilo Inc. d/b/a Inclusively from 2021 to 2022. She is also the founder of Thistledown Advisory Group, LLC, a strategic advisory firm, a position she has held since 2017. Ms. Trabuco’s former public company board service includes Critical Metals Corp., formerly known as Sizzle Acquisition Corp., from February 2024 to December 2024, and Sizzle Acquisition Corp. from 2021 to February 2024. She is also an adjunct professor of finance at Sacred Heart University. Ms. Trabuco holds a bachelor’s degree in art history from Georgetown University and a master’s degree in public administration from Sacred Heart University. We believe Ms. Trabuco is qualified to serve as a director due to her extensive financial markets and investor background and public company board experience.

Number and Terms of Office of Officers and Directors

Our business and affairs are managed under the direction of our board of directors. Our board of directors is chaired by Michael Blitzer and includes as members the individuals named above as directors. Subject to the terms of our Certificate of Incorporation and the Bylaws, the number of directors of New USARE is fixed by our board of directors and is initially fixed at eight (8) directors.

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the board of directors to satisfy its oversight responsibilities effectively in light of its business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint officers as it deems appropriate pursuant to our Certificate of Incorporation and Bylaws.

Director Independence

Under our corporate governance guidelines and the Nasdaq rules, a director is not independent unless our board of directors affirmatively determines that the director does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must not be precluded from qualifying as independent under the per se bars set forth by the Nasdaq rules.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that Michael Blitzer, Mordechai Gutnick, Paul Kern, Otto Schwethelm, Michael Senft, and Carolyn Trabuco do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the Nasdaq rules. In making these determinations, our board of directors considered the relationships that each non-employee director has with New USARE, and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the director’s beneficial ownership of our securities.

Committees of the Board of Directors

Our board of directors directs the management of its business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors and standing committees. Our board of directors has a standing audit committee, compensation committee and nominating and corporate governance committee, each of which operates under a written charter and is composed solely of independent directors.

In addition, from time to time, special committees may be established under the direction of the board of directors when the board of directors deems it necessary or advisable to address specific issues. Copies of our committee charters are posted on our website, (https://www.usare.com), as required by applicable SEC and Nasdaq rules. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Audit Committee

Our audit committee is responsible for, among other things:

•        overseeing our accounting and financial reporting process;

•        appointing, compensating, retaining and overseeing the work of our independent registered public accounting firm and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us;

•        discussing with our independent registered public accounting firm any audit problems or difficulties and management’s response;

•        pre-approving all audit and non-audit services provided to us by our independent registered public accounting firm (other than those provided pursuant to appropriate preapproval policies established by the audit committee or exempt from such requirement under the rules of the SEC);

•        reviewing and discussing our annual and quarterly financial statements with management and our independent registered public accounting firm;

•        discussing our risk management policies;

•        reviewing and approving or ratifying any related person transactions;

•        establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•        preparing the audit committee report required by SEC rules.

Our audit committee consists of Otto Schwethelm, Carolyn Trabuco, and Michael Senft, with Otto Schwethelm serving as chair. All members of our audit committee meet the requirements for financial literacy under the applicable Nasdaq rules and regulations. Our board of directors has affirmatively determined that each member of the audit committee qualifies as “independent” under Nasdaq’s additional standards applicable to audit committee members and Rule 10A-3 of the Exchange Act applicable audit committee members. In addition, our board of directors has determined that Otto Schwethelm qualifies as an “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

Our compensation committee is responsible for, among other things:

•        reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting our Chief Executive Officer’s compensation;

•        reviewing and setting or making recommendations to the board of directors regarding the compensation of our other executive officers;

•        reviewing and making recommendations to the board of directors regarding director compensation;

•        reviewing and approving or making recommendations to the board of directors regarding our incentive compensation and equity-based plans and arrangements;

•        appointing and overseeing any compensation consultants;

•        reviewing and discussing annually with management our “Compensation Discussion and Analysis”, to the extent required; and

•        preparing the annual compensation committee report required by SEC rules, to the extent required.

Our compensation committee consists of Carolyn Trabuco, Paul Kern and Otto Schwethelm, with Carolyn Trabuco serving as chair. The board of directors has determined that each of these directors qualify as “independent” under Nasdaq’s additional standards applicable to compensation committee members, and the compensation committee meet the requirements of Section 16b-3 of the Exchange Act with respect to acquisitions from the issuer.

Director Nominations

Our nominating and corporate governance committee is responsible for, among other things:

•        identifying individuals qualified to become members of the board of directors and ensuring the board of directors has the requisite expertise and consists of persons with sufficiently diverse and broad skills and independent backgrounds;

•        recommending to the board of directors the persons to be nominated for election as directors and to each committee of the board of directors;

•        developing and recommending to the board of directors corporate governance guidelines, and reviewing and recommending to the board of directors proposed changes to our corporate governance guidelines from time to time; and

•        overseeing the annual evaluations of the board of directors, its committees and management.

Our nominating and corporate governance committee consists of Michael Senft, Paul Kern, Mordechai Gutnick and Michael Blitzer, with Michael Senft serving as chair. The board of directors determined that the members of our nominating and corporate governance committee qualify as “independent” under Nasdaq rules applicable to nominating and corporate governance committee members.

The nominating and corporate governance committee has not set specific minimum qualifications for director positions. Instead, the nominating and corporate governance committee will review nominations for election or re-election to the board of directors on the basis of a particular candidate’s merits and the Company’s needs after taking into account the current composition of the board of directors. When evaluating candidates annually for nomination for election, the nominating and corporate governance committee will consider an individual’s skills, diversity, independence, experience in areas that address the needs of the board of directors and ability to devote adequate time to our board of directors’ duties. The nominating and corporate governance committee does not specifically define diversity, but values diversity of experience, perspective, education, race, gender and national origin as part of its overall annual evaluation of director nominees for election or re-election. Whenever a new seat or a vacated seat on the board of directors is being filled, candidates that appear to best fit the needs of the board of directors and the Company will be identified, interviewed and evaluated by the nominating and corporate governance committee. Candidates selected by the nominating and corporate governance committee will then be recommended to the full board of directors.

Code of Ethics

In connection with Closing, we adopted a code of ethics that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our website, (https://www.usare.com).

We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website rather than by filing a Current Report on Form 8-K.

Insider Trading Policy

We have adopted insider trading policies and procedures attached hereto as Exhibit 19 governing the purchase, sale and other dispositions of the Company’s securities by directors, officers and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations. It is also the policy of the Company to comply with applicable securities laws when transacting in its own securities.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee was at any time during fiscal year 2024, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of our board of directors or member of our compensation committee.

EXECUTIVE AND DIRECTOR COMPENSATION

Inflection Point Executive and Director Compensation

As of December 31, 2024, Inflection Point had two executive officers, Michael Blitzer (Chairman and Chief Executive Officer), and Peter Ondishin (Chief Financial Officer). Upon the consummation of the Business Combination, and in accordance with the terms of the Business Combination Agreement, each of the Inflection Point executive officers ceased serving in such capacities.

On May 24, 2023, Inflection Point entered into a Services and Indemnification Agreement with the Sponsor, TVC, Peter Ondishin and Kevin Shannon, pursuant to which it pays TVC a total of $27,083.33 per month for the services of Peter Ondishin as chief financial officer of the Company and Kevin Shannon as chief of staff for the Company. On March 28, 2024, Inflection Point entered into the Amendment to the Services and Indemnification Agreement pursuant to which, the Monthly Fee paid to TVC, effective as of January 1, 2024, was reduced from $27,083 to (i) $17,708 for the period from January 1, 2024 to January 31, 2024 and (ii) $24,091 for the period starting February 1, 2024. On August 9, 2024, Inflection Point entered into the Amendment to the Services and Indemnification Agreement pursuant to which, the Monthly Fee paid to TVC, effective as of April 1, 2024, was reduced from $24,091 to $18,882 for the period starting April 1, 2024. On August 9, 2024, the Company entered into the Amendment to the Services and Indemnification Agreement pursuant to which, the Monthly Fee paid to TVC, effective as of April 1, 2024, was reduced from $24,091 to $18,882 for the period starting April 1, 2024. The Monthly Fee was further reduced from $18,882 to $14,746 for the period starting September 1, 2024. On November 8, 2024, the Company entered into the Third Amendment to the Services and Indemnification Agreement pursuant to which, the Monthly Fee paid to TVC, effective as of November 1, 2024, was reduced from $14,746 to $7,373 for the period starting October 1, 2024. Upon completion of a Business Combination or its liquidation, the Company ceased paying the Monthly Fee. For the year ended December 31, 2024 and for the period from March 6, 2023 (inception) through December 31, 2023, the Company incurred $204,541 and $196,806 for these services, respectively.

Prior to the consummation of the Business Combination, the Sponsor and Inflection Point’s executive officers and directors, or any of their respective affiliates, were entitled to be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In addition, pursuant to the Services and Indemnification Agreement with the Sponsor, TVC, Peter Ondishin and Kevin Shannon relating to the monthly payment for the services of Peter Ondishin and Kevin Shannon described above, Inflection Point agreed to indemnify the Sponsor and TVC from any claims arising out of or relating to the IPO or Inflection Point’s operations or conduct of Inflection Point’s business or any claim against the Sponsor and/or TVC alleging any expressed or implied management or endorsement by the Sponsor and/or TVC of any of Inflection Point’s activities or any express or implied association between the Sponsor and/or TVC, on the one hand, and Inflection Point or any of its other affiliates, on the other hand, which agreement provided that the indemnified parties could not access the funds held in Inflection Point’s Trust Account prior to the consummation of the Business Combination. The Services and Indemnification Agreement also provided that Peter Ondishin and Kevin Shannon cannot access the funds held in Inflection Point’s Trust Account. Prior to the consummation of the Business Combination, Inflection Point’s audit committee reviewed on a quarterly basis all payments that were made to the Sponsor, executive officers or directors, or Inflection Point’s or their affiliates. Any such payments prior to the consummation of the Business Combination were made from funds held outside the Trust Account. Other than quarterly audit committee review of such reimbursements, Inflection Point did not have any additional controls in place governing such reimbursement payments to its directors and executive officers for their out-of-pocket expenses incurred in connection with their activities on Inflection Point’s behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, was paid by Inflection Point to the Sponsor, executive officers and directors, or any of their respective affiliates, prior to completion of the Business Combination.

USARE Executive and Officer Compensation

This section discusses the material components of the executive compensation program of USARE OpCo for its executive officers who are named in the “Summary Compensation Table” below. In 2024, USARE OpCo’s “named executive officers” and their positions (or former positions) were as follows:

•        Joshua Ballard, Chief Executive Officer;

•        Tom Schneberger, former Chief Executive Officer;

•        Effie Simanikas, former Chief Financial Officer;

•        Steve Ridge, Chief Operating Officer; and

•        David Kronenfeld, Chief Legal Officer.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the Closing may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

The following table sets forth information concerning the compensation of USARE OpCo’s named executive officers for the years ended December 31, 2024 and December 31, 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total
Joshua Ballard(5)	2024	$8,654	—	—	—	$8,654
Chief Executive Officer
Tom Schneberger	2024	$257,500	—	—	$39,104	$296,604
Former Chief Executive Officer	2023	$650,000	$716,667	—	$71,550	$1,438,217
Effie Simanikas	2024	$92,308	—	—	$646,311	$750,694
Former Chief Financial Officer	2023	$400,000	$300,000	—	$11,550	$711,550
Steve Ridge	2024	$207,692	—	$420,025	$8,018	$635,735
Chief Operating Officer	2023	$211,154	$100,000	$321,375	$7,067	$639,596
David Kronenfeld	2024	$260,000	$100,000	$35,268	$8,400	$403,668
Chief Legal Officer

____________

(1)      The amount in this column reflects the amount of base salary earned for fiscal years 2024 and 2023 to the named executive officers. See “— Base Salaries” below for more details regarding the named executive officers’ salaries.

(2)      Represents: (i) a sign-on bonus equal to $500,000 paid to Mr. Schneberger on January 2, 2023, (ii) the cash component of the 2023 annual bonuses paid to Messrs. Schneberger and Ridge and Ms. Simanikas in 2024 for services performed during 2023 and (iii) a bonus equal to $100,000 paid to Mr. Kronenfeld on December 2, 2024 in recognition of his additional duties and responsibilities following Mr. Schneberger’s departure. The annual bonuses are further described below in “— Annual Bonuses”.

(3)      Amount reflects the aggregate grant date fair value of USARE Incentive Units, computed in accordance with FASB ASC Topic 718 as follows: (i) 750,000 USARE Incentive Units granted Mr. Ridge during the year ended December 31, 2023 and 923,587 USARE Incentive Units granted Mr. Ridge during the year ended December 31, 2024 and (ii) 75,221 USARE Incentive Units granted to Mr. Kronenfeld during the year ended December 31, 2024. For information regarding assumptions underlying the valuation of the USARE Incentive Units, see Note 15 to USARE’s consolidated financial statements included elsewhere in this prospectus. This amount does not correspond to the actual economic value that may be received by Messrs. Ridge and Kronenfeld from these awards. Each USARE Incentive Unit that was issued and outstanding immediately prior to the Effective Time, by virtue of the occurrence of the Merger, (x) to the extent the holder of such USARE Incentive Unit was continuously employed by or providing services to USARE OpCo from the August 21, 2024 through the Effective Time, was automatically deemed to be fully vested, (y) regardless of such employment or service status, was automatically deemed exchanged or converted (on a cashless basis) into a fraction of one USARE Class A Unit of USARE in accordance with the terms of such USARE Incentive Unit, the Pre-Closing USARE OpCo OA and the Second Amended and Restated USA Rare Earth, LLC Incentive Plan and each USARE Class A Unit issued or issuable upon such deemed exchange or conversion was treated as being issued and outstanding immediately prior to the Effective Time and converted into a fractional share of Common Stock equal to the Exchange Ratio (0.2043578).

(4)      For 2023, amounts reflect 401(k) plan matching contributions under the USA Rare Earth Management Co LLC 401(k) Plan to each of the named executive officers and with respect to Mr. Schneberger, a housing allowance equal to $60,000. For 2024, amounts reflect 401(k) plan matching contributions under the USA Rare Earth Management Co LLC 401(k) Plan to each of the named executive officers, other than Mr. Ballard who was not eligible to participate in the plan in 2024, and with respect to Mr. Schneberger, a housing allowance equal to $20,000. The amounts also reflect severance paid in 2024 as follows: (i) with respect to Mr. Schneberger, company-subsidized COBRA coverage for seven months equal to $9,616 and (ii) with respect to Ms. Simanikas, a separation payment equal to $200,000, company-subsidized COBRA coverage through December 31, 2024 equal to $6,474.29, payout of accrued but unused vacation equal to $17,486.75, transitional/career counseling services equal to $25,000, and accelerated vesting of 750,000 unvested USARE Incentive Units. The value of the acceleration of Ms. Simanikas’s USARE Incentive Units is assumed to equal $397,350, which is the difference between $2.26 (i.e., an estimated fair market value of a USARE Incentive Unit as of December 31, 2024 which may not be a fair market value of a USARE Incentive Unit for other purposes) and the distribution threshold of $1.7302, multiplied by the 750,000 USARE Incentive Units being accelerated.

(5)      Mr. Ballard was hired as Chief Executive Officer of USARE OpCo on December 16, 2024.

Narrative to Summary Compensation Table

Departure of Certain Named Executive Officers

While the 2024 and 2023 compensation of Mr. Schneberger and Ms. Simanikas is disclosed above, their employment was terminated effective May 15, 2024 and March 16, 2024, respectively. A discussion of the payments and benefits they received in connection with the termination of their employment is discussed below in the section entitled “Executive Compensation Arrangements”.

Base Salaries

The named executive officers received an annual base salary to compensate them for services rendered to USARE OpCo. The base salary payable to each named executive officer was intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Mr. Ballard and Mr. Ridge began employment with USARE OpCo on December 16, 2024 and April 24, 2023, respectively, and therefore, Mr. Ballard’s 2024 base salary and Mr. Ridge’s 2023 base salary were prorated based on their partial year of employment. In 2024, Mr. Schneberger and Ms. Simanikas were paid base salaries from January 1, 2024 until the termination of their employment effective May 15, 2024 and March 16, 2024, respectively. The actual base salaries earned by USARE OpCo’s named executive officers for services in 2024 and 2023 are set forth above in the Summary Compensation Table in the column entitled “Salary”.

Annual Bonuses

USARE OpCo’s named executive officers were eligible to earn annual bonuses for calendar years 2024 and 2023, as determined in the discretion of the board of managers of USARE OpCo based its review of USARE OpCo’s performance for the applicable year and each named executive officer’s individual performance and contributions to the success of USARE.

2023 Annual Bonuses

Ms. Simanikas was paid a minimum annual bonus equal to 75% of her base salary, as provided in her offer letter. Each of Messrs. Schneberger and Ridge earned a target annual bonus for 2023, equal to 100% of their annual base salary. In 2023, all of the members of USARE OpCo’s leadership team, including Messrs. Schneberger and Ridge, but excluding Ms. Simanikas, received one-third of their 2023 annual bonus in cash and two-thirds of their 2023 annual bonus in equity, specifically USARE Incentive Units granted under the USARE OpCo Equity Plan, which is discussed below. Mr. Schneberger was paid the cash portion of his 2023 annual bonus equal to $216,667 in 2024, but the equity portion of his 2023 annual bonus that was scheduled to be granted in 2024 was not granted due to his resignation effective May 15, 2024. Mr. Ridge was paid the cash portion of his 2023 annual bonus equal to $100,000 in 2024, and on April 25, 2024, he was awarded 173,587 USARE Incentive Units for the equity portion of his 2023 annual bonus.

The cash portion of the 2023 annual bonuses earned by the named executive officers is reflected in the Summary Compensation Table in the column entitled “Bonuses”. However, the equity portion of Messrs. Schneberger’s and Ridge’s 2023 annual bonuses were reported in the “Option Awards” column of the Summary Compensation Table for 2024 rather than 2023 since the equity portion of their 2023 annual bonuses were granted in 2024.

2024 Annual Bonuses

Mr. Ballard was not entitled to an annual bonus in 2024 since his employment with USARE OpCo commenced on December 16, 2024. Mr. Schneberger and Ms. Simanikas each did not earn an annual bonus for 2024 due to the termination of their respective employment in 2024.

Each of Messrs. Ridge and Kronenfeld are eligible for a bonus with respect to their services to USARE OpCo in 2024. The bonuses will be determined in the discretion of the board of managers of USARE OpCo. However, bonuses for all USARE OpCo employees for 2024 have not been determined as of the date of this prospectus.

Equity Compensation

Prior to the consummation of the Business Combination, USARE OpCo maintained the Second Amended and Restated USA Rare Earth, LLC Incentive Plan, as amended (the “USARE OpCo Equity Plan”) in order to provide USARE OpCo’s service providers the opportunity to acquire an equity interest in USARE OpCo. Pursuant to the USARE OpCo Equity Plan, award agreements thereunder and the Pre-Closing USARE OpCo OA, service providers (including managers, officers, employees, consultants and other service providers) may be granted USARE Incentive Units (references to incentive units below refer to USARE Incentive Units).

In connection with the Business Combination, each USARE Incentive Unit awarded under the USARE OpCo Equity Plan: (i) became fully vested if the holder remained employed through the Closing Date, (ii) was deemed exchanged or converted (on a cashless basis) into a number of USARE Class A Units equal to the number of USARE Incentive Units covered by the award multiplied by an exchange ratio based on the in-the-money value of the USARE Incentive Units determined in accordance with the Business Combination Agreement and (iii) after such deemed exchange or conversion, be cancelled and converted into the Per Unit Base Consideration and the right to receive, subject to the vesting conditions, a number of shares of Common Stock equal to the Per Unit Earn-out Consideration. New USARE is expected to grant equity awards in the discretion of the board of directors pursuant to the USARE Incentive Plan.

Mr. Schneberger was awarded 2,000,000 incentive units on December 1, 2022, and Mr. Ridge was awarded 750,000 incentive units on April 19, 2023. The distribution thresholds applicable to these awards were reduced from $3.2706 to $1.7302, then the awards were subsequently cancelled on December 28, 2023.

On December 1, 2022, in connection with Tom Schneberger’s commencement of employment, he was awarded 917,263 USARE Class A Units pursuant to an award agreement and the Pre-Closing USARE OpCo OA. The units were scheduled to vest in one-third increments on each of January 2, 2024, 2025 and 2026, subject to his continued employment through the applicable vesting dates. Effective November 8, 2023, the vesting schedule was amended such that 611,509 units were scheduled to vest on January 2, 2025 and 305,754 units were scheduled to vest on January 2, 2026, subject to his continued employment through the applicable vesting dates. However, the modification to the vesting schedule did not result in any incremental fair value (within the meaning of FASB ASC Topic 718), and accordingly, no value was reported in the Summary Compensation Table due to the change to the vesting schedule. Effective May 15, 2024, and in connection with Mr. Schneberger’s resignation and retirement, the units were forfeited.

On August 31, 2022, Mr. Kronenfeld was awarded 750,000 USARE Incentive Units with a distribution threshold of $1.7302 in connection with his commencement of employment with USARE OpCo. The award vested in increments of 250,000 incentive units on each of March 22, 2022, 2023 and 2024; accordingly, the award is fully vested.

Mr. Ridge was awarded 173,587 USARE Incentive Units on April 25, 2024 with a distribution threshold of $0.29, representing the equity portion of his 2023 annual bonus. Such USARE Incentive Units were fully vested on May 31, 2024. In addition, Mr. Ridge was awarded 750,000 USARE Incentive Units on April 26, 2024. Such USARE Incentive Units have a distribution threshold equal to $1.7302, and 500,000 of the USARE Incentive Units vested on May 31, 2024 and 250,000 of the USARE Incentive Units will vest on April 24, 2025, subject to his continued employment through the vesting date. Mr. Kronenfeld was awarded 75,221 USARE Incentive Units on May 13, 2024 with a distribution threshold of $0.29, representing the equity portion of his 2023 annual bonus. Such USARE Incentive Units were fully vested on June 15, 2024. The USARE Incentive Units granted to Messrs. Ridge and Kronenfeld are reported in the “Option Award” column of the Summary Compensation Table for 2024.

Other Elements of Compensation

Retirement Plans

Our employees, including our named executive officers, are eligible to participate in our 401(k) Plan (the “401(k) Plan”). Our executive officers are eligible to participate in the 401(k) Plan on the same terms and conditions as other full-time employees, subject to the terms and eligibility requirements of the plan. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) Plan. Currently, we make safe harbor matching contributions to the 401(k) Plan equal to 100% of employee contributions not in excess of 1% of their compensation and 50% of employee contributions not in excess of 6% of their compensation, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) Plan, and making matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Employee Benefits and Perquisites

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•        medical, dental and vision benefits;

•        life insurance; and

•        short-term and long-term disability insurance.

We believe the health and welfare benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

We do not maintain any executive-specific benefits or perquisites for our named executive officers, other than Mr. Schneberger’s housing allowance described above in the Summary Compensation Table.

No Tax Gross-Ups

We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of incentive units awarded under the USARE OpCo Equity Plan for each named executive officer outstanding as of December 31, 2024, prior to their conversion into our Common Stock.

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Joshua Ballard(2)	—	—	—	—	—	—	—
Effie Simanikas	08/31/2022(3)	2,250,000	—	—	—	—	—
Steve Ridge	04/25/2024(4)	173,587	—	—	—	—	—
	04/26/2024(5)	500,000	250,000	—	—	—	—
David Kronenfeld	08/31/2022(6)	—	—	—	—	—	—
	05/13/2024(7)	75,221	—	—	—	—	—

__________

(1)      Amounts reported as “Option Awards” reflect grants of incentive units under the USARE OpCo Equity Plan that were outstanding as of December 31, 2024. Despite the fact that the incentive units do not require the payment of an exercise price and have no expiration date, they are economically similar to stock options because they obtain value only as the value of the underlying security rises above its grant date value (referred to as the “distribution threshold”). As such, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature” and reported in this table as option awards. Incentive units granted prior to February 10, 2024 were intended to constitute profits interests for Federal income tax purposes. However, in connection with USARE OpCo’s conversion from a partnership to a corporation in 2024, which is discussed above, incentive units ceased to be profits interests for Federal income tax purposes. Each USARE Incentive Unit that was issued and outstanding immediately prior to the Effective Time, by virtue of the occurrence of the Merger, (x) to the extent the holder of such USARE Incentive Unit was continuously employed by or providing services to USARE OpCo from the August 21, 2024 through the Effective Time, was automatically deemed to be fully vested, (y) regardless of such employment or service status, was automatically deemed exchanged or converted (on a cashless basis) into a fraction of one USARE Class A Unit of USARE in accordance with the terms of such USARE Incentive Unit, the Pre-Closing USARE OpCo OA and the Second Amended and Restated USA Rare Earth, LLC Incentive Plan and each USARE Class A Unit issued or issuable upon such deemed exchange or conversion was treated as being issued and outstanding immediately prior to the Effective Time and converted into a fractional share of Common Stock equal to the Exchange Ratio (0.2043578).

(2)      Mr. Ballard has not been granted any equity in USARE OpCo in connection with the commencement of his employment with USARE OpCo. However, as discussed below, his employment agreement provides for the grant of restricted stock units and performance stock units of New USARE in connection with the consummation of the Business Combination. This award has not yet been made.

(3)      Represents 2,250,000 USARE Incentive Units awarded to Ms. Simanikas with a distribution threshold of $1.7302. The award was scheduled to vest as to 750,000 incentive units on each of January 31, 2023, 2024 and 2025, subject to her continued employment through the applicable vesting date. However, the award became fully vested in connection with Ms. Simanikas’s termination of employment on March 16, 2024.

(4)      Represents 173,587 USARE Incentive Units awarded to Mr. Ridge on April 25, 2024 with a distribution threshold of $0.29. The award became fully vested on May 31, 2024.

(5)      Represents 750,000 USARE Incentive Units awarded to Mr. Ridge on April 26, 2024 with a distribution threshold equal to $1.7302. 500,000 of the USARE Incentive Units vested on May 31, 2024, and 250,000 of the USARE Incentive Units will vest on April 24, 2025, subject to his continued employment through the vesting date. However, the USARE Incentive Units will become fully vested in connection with the Closing.

(6)      Represents 750,000 USARE Incentive Units awarded to Mr. Kronenfeld on August 31, 2022 with a distribution threshold of $1.7302. The award vested in increments of 250,000 USARE Incentive Units on each of March 22, 2022, 2023 and 2024 and is now fully vested.

(7)      Represents 75,221 USARE Incentive Units awarded to Mr. Kronenfeld on May 13, 2024 with a distribution threshold of $0.29. The award became fully vested on June 15, 2024.

Executive Compensation Arrangements

USARE OpCo and Tom Schneberger entered into an executive employment agreement, dated November 4, 2022. Pursuant to the agreement, Mr. Schneberger was paid an annual base salary of $650,000, a sign on bonus of $500,000 and a housing allowance equal to $5,000 per month. He was eligible for an annual bonus based on the achievement of USARE OpCo’s and his performance, with performance targets established by the board of managers of USARE OpCo in consultation with Mr. Schneberger. His target annual bonus was 100% of base salary, with a maximum annual bonus of 200% of base salary. The annual bonus was paid on or prior to March 31 of the calendar year following the calendar year in which the performance was measured, subject to his employment on the payment date. In addition, Mr. Schneberger was awarded 2,000,000 USARE Incentive Units and 917,263 USARE Class A Units in connection with his commencement of employment with USARE, as described above. On termination of his employment by USARE OpCo without “cause” and subject to his execution of a release of claims, he was entitled to certain severance payments and benefits, including continued payment of base salary for 12 months, a target bonus equal to 100% of base salary, continuation of certain employee benefits for 12 months and accelerated vesting of equity incentive grants to the next anniversary of the effective date of the agreement. However, effective May 15, 2024, Mr. Schneberger resigned and retired from USARE OpCo and entered into a Separation and Release Agreement pursuant to which he was entitled to company-subsidized COBRA coverage until December 31, 2024 and he waived any other severance entitlements in his employment agreement. The Separation and Release Agreement also modified the post-termination restrictive covenants contained in his employment agreement, such that there is no covenant not to compete, but Mr. Schneberger is prohibited from diverting USARE OpCo’s business or soliciting its customers for 12 months following his resignation and retirement.

For purposes of Mr. Schneberger’s employment agreement, “cause” generally means conviction of, or plea of nolo contendere to, a felony crime involving deceit, dishonesty or fraud, fraud on or misappropriation of any funds or property of USARE OpCo or customers or vendors personal dishonesty or breach of fiduciary duty which involves personal profit and damage to USARE OpCo, willful misconduct in connection with his duties or willful failure to perform his responsibilities, material and repeat violation of any USARE OpCo rule, regulation, procedure or policy or breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement, subject to certain notice and cure rights.

USARE OpCo and Effie Simanikas entered into an offer letter, dated January 28, 2022. Pursuant to the offer letter, Ms. Simanikas was paid an annual base salary of $400,000. She was eligible for an annual bonus based on the achievement of certain performance targets, with a minimum annual bonus of 75% of base salary, a target annual bonus of 100% of base salary and a maximum annual bonus of 200% of base salary. The performance targets were established by the board of managers of USARE OpCo in consultation with Ms. Simanikas. The annual bonus was paid prior to February 28 of the calendar year following the calendar year in which the performance was measured. The offer letter provided for accelerated vesting of 50% of the unvested incentive units on certain involuntary terminations of employment and 100% of the unvested incentive units in connection with a termination by USARE OpCo without “cause” within nine months prior to, or 18 months after, a change in control or change in the composition of the board of managers of USARE OpCo. The offer letter was amended, effective August 31, 2022, to provide for accelerated vesting of her unvested USARE Incentive Units generally if USARE OpCo became a public company. However, all of Ms. Simanikas’s unvested USARE Incentive Units became vested in connection with her termination of employment, as described below. On termination of her employment by USARE OpCO without “cause”, due to a change in control or a change in the composition of the board of managers of USARE OpCo or by Ms. Simanikas for “good reason”, she was entitled to certain severance payments and benefits, including 12 months of base salary plus two months of base salary for each year of employment up to a maximum of 24 months (the “Severance Period”), a bonus equal to base salary for the number of months in the Severance Period, a prorated bonus for the year of termination, USARE’s payment of COBRA coverage during the Severance Period, 12 months of transitional/career counseling services up to a maximum of $50,000 and vesting of any unvested employer contributions to the 401(k) Plan. However, effective March 16, 2024, Ms. Simanikas’s employment was terminated and USARE OpCo and Ms. Simanikas entered into a Separation and Release Agreement which provided for severance as follows in lieu of the severance provided in her offer letter: (i) a separation payment of $200,000, (ii) a lump sum payment equal to $6,474.29 representing the cost of COBRA coverage through December 31, 2024, (iii) accelerated vesting of 750,000 USARE Incentive Units, (iv) 12 months of transitional/career counseling services up to a maximum of $50,000, (v) payout of accrued but unused vacation, and (vi) accelerated vesting of any unvested 401(k) Plan matching contributions since the 401(k) Plan was amended to provide that all participants vest in matching contributions after two years of service. The Separation and Release Agreement also modified the post-termination restrictive covenants contained in the offer letter, such that there is no covenant not to compete, but Ms. Simanikas is prohibited from diverting USARE OpCo business or soliciting its customers for 12 months following her termination.

For purposes of Ms. Simanikas’s offer letter, “cause” generally means wrongful misappropriation of USARE OpCo’s assets, a physical or mental impairment that renders Ms. Simanikas incapable of performing the essential functions of her position with reasonable accommodations for longer than six months unless due to an on-the-job injury, her conviction of, or pleading guilty or no contest to, a felony, intentionally causing USARE OpCo to violate a law, willful refusal to comply with a proper policy or directive or decision of USARE OpCo or willful refusal to perform her duties, subject to certain notice and cure rights. “Good reason” generally means a material reduction in duties and/or no longer serving as the Chief Financial Officer or equivalent or USARE OpCo’s failure to cure a breach.

USARE OpCo and Steve Ridge entered into an offer letter, dated March 17, 2023. Pursuant to the offer letter, he was paid an annual base salary of $300,000 and he was eligible for an annual bonus equal to 100% of his base salary, based on the achievement of annual performance goals. No severance is payable on termination of employment. In addition, Mr. Ridge was awarded 750,000 USARE Incentive Units in connection with his commencement of employment with USARE OpCo as described above. In connection with a change in Mr. Ridge’s role, his offer letter was amended, effective May 14, 2024, to reduce his base salary to $150,000, to provide eligibility for a bonus of $300,000 for the completion of an economically and technically feasible flow sheet and a bonus of $300,000 for completion of a funding of the first line of the magnet project via sale, strategic partnership, customer prepay, or other means, and to remove the covenant not to compete contained in his offer letter.

USARE OpCo and David Kronenfeld entered into an offer letter, dated March 14, 2021. Pursuant to the offer letter, Mr. Kronenfeld is paid an annual base salary and he is eligible for an annual bonus with a target equal to 50% of his base salary, based on the achievement of performance goals. In addition, Mr. Kronenfeld was awarded 750,000 USARE Incentive Units in connection with his commencement of employment with USARE, as described above. The offer letter provided for a potential tax gross-up if there was a delay in the grant of his incentive units and certain other conditions were met; however, the conditions to receive the gross-up no longer apply and therefore, no gross-up is payable. No severance is payable on termination of employment, but a 30-day notice period is required to terminate the agreement. The offer letter contains a covenant not to compete and a covenant not to solicit employees or contractors, each effective for two years after his termination of employment. USARE OpCo and Mr. Kronenfeld entered into an addendum to his offer letter, dated November 6, 2024. The addendum, among other things, provides that he will receive (i) a bonus equal to $100,000 in recognition of his additional duties and responsibilities following Mr. Schneberger’s departure, which was paid on December 2, 2024 and (ii) upon successful completion of the de-SPAC transaction and completion of certain tasks outlined in the addendum, a bonus equal to $100,000 and a grant of restricted stock units (“RSUs”) with a gross value of $200,000.

CEO Employment Agreement

USARE OpCo and Joshua Ballard entered into an employment agreement, dated December 16, 2024 pursuant to which he was employed as the Chief Executive Officer of USARE OpCo.

Mr. Ballard is entitled to certain compensation and benefits pursuant to the agreement, including (i) an annual base salary of $450,000, (ii) commencing in calendar year 2025, eligibility for an annual bonus based on the achievement of performance targets established by the USARE OpCo board of managers, with a target opportunity of 100% of his base salary and a maximum payout of 150% of his base salary and (iii) temporary corporate housing until USARE’s permanent headquarters is established. In addition, while the Chief Executive Officer, he will be nominated for the USARE Board. As soon as reasonably practical following the Closing, USARE will recommend to the Board of New USARE that he be granted 150,000 RSUs that vest in one-third increments on each of the Closing and the second and third anniversaries of the effective date of the agreement, subject to his continued employment through the vesting dates, and 150,000 performance stock units (“PSUs”) that vest based on the attainment of performance goal and his continued employment through the vesting dates. The RSUs and PSUs will be granted under the USARE Incentive Plan and will be subject to the terms of the USARE Incentive Plan and an individual award agreement.

If Mr. Ballard’s employment is terminated by USARE without “cause” or by Mr. Ballard for “good reason” on or before December 31, 2025, then in addition to certain accrued amounts, he is entitled to the following severance, subject to his execution of a release of claims and continued compliance with certain restrictive covenants: continued payment of his base salary for 12 months following termination, payment of any earned but unpaid annual bonus, reimbursement of the monthly premium for coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA) for six months and vesting of any unvested PSUs based on actual achievement of the performance goals through the termination date. Any unvested RSUs and PSUs will be forfeited. Mr. Ballard will be eligible for severance under a change of control and severance plan to be established by New USARE (the “Severance Plan”), provided that he will receive the higher of the severance either under the Severance Plan or his employment agreement, but not both. The employment agreement contains restrictive covenants, including a non-solicitation covenants effective for 12 months following termination of employment. For purposes of Mr. Ballard’s employment agreement, “cause” generally means, subject to certain notice and cure rights: (A) conviction of, or plea of nolo contendere to, a felony crime involving deceit, dishonesty or fraud; (B) embezzlement, theft, fraud or misappropriation of any funds or property of New USARE or any subsidiary or any affiliate, customer or vendor of New USARE or any subsidiary; (C) personal dishonesty or material breach of fiduciary duty that involves personal profit or damage to New USARE or any affiliate; (D) misconduct in connection with his duties or failure to perform his responsibilities as reasonably directed by New USARE (other than as a result of disability); (E) material and repeat violation of any company rule, regulation, procedure or policy; (F) refusal to perform his duties and responsibilities as reasonably directed by our board of directors; (G) use of alcohol or drugs that substantially interferes with his ability to perform his duties; (H) any act or omission intended to harm or damage the business, property, operations, financial condition or reputation of New USARE or any of its affiliates; or (I) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement. “Good reason” generally means the occurrence of any of the following events without his prior written consent and subject to certain notice and cure rights: (A) material diminution in his base salary or annual bonus opportunity, other than a reduction of up to 10% in connection with a reduction that applies to all similarly situated executives; (B) material diminution in his authorities, duties or responsibilities; (C) reporting to a person other than our board of directors; (D) material breach by New USARE of the employment agreement; or (E) failure to issue the RSUs or PSUs by the 90-day anniversary of the Closing.

New Equity Incentive Plan

Effective as of March 13, 2025, New USARE adopted the USARE Incentive Plan under which New USARE may grant equity and equity-based incentive awards to officers, employees, non-employee directors and consultants.

Certain employees, directors, officers, advisors or consultants of New USARE or its affiliates are eligible to participate in the USARE Incentive Plan. The USARE Incentive Plan is administered by the Compensation Committee, subject to the limitations imposed under the USARE Incentive Plan and applicable laws. The Compensation Committee generally has the authority to designate participants, determine the type or types of awards to be granted to a participant, determine the terms and conditions of any agreements evidencing any awards granted under the USARE Incentive Plan, accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards and to adopt, alter and repeal rules, guidelines and practices relating to the USARE Incentive Plan. The Compensation Committee has full discretion to administer and interpret the USARE Incentive Plan and to make any other determinations and/or take any other action that it deems necessary or desirable for the administration of the USARE Incentive Plan, and any such determinations or actions taken by the Compensation Committee are final, conclusive and binding upon all persons and entities. The Compensation Committee may delegate to one or more officers of New USARE or any affiliate the authority to act on behalf of the Compensation Committee with respect to any matter, right, obligation or election that is the responsibility of or that is allocated to the Compensation Committee in the USARE Incentive Plan and that may be so delegated as a matter of law, except for grants of awards to persons subject to Section 16 of the Exchange Act.

New USARE has reserved a total of 13,000,000 shares of shares of stock for issuance pursuant to the USARE Incentive Plan and the maximum number of shares that may be issued pursuant to the exercise of incentive stock options granted under the USARE Incentive Plan is 13,000,000, in each case, subject to certain adjustments set forth therein.

Manager and Director Compensation

Individuals who served as managers of USARE OpCo during fiscal 2024, including those who serve as directors of New USARE, did not receive compensation for their service as managers, other than former manager Ted Senko. Mr. Senko received a board service retainer of $50,000 in 2024.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Ted Senko	$50,000	$50,000

In connection with the consummation of the Business Combination, we approved an initial compensation program for our non-employee directors that consists of annual cash retainer fees which are described below.

Cash Compensation:

•        Annual Retainer: $60,000

•        Annual Committee Chair Retainer:

•        Audit: $20,000

•        Compensation: $15,000

•        Nominating and Corporate Governance: $10,000

•        Annual Committee Member (Non-Chair) Retainer:

•        Audit: $10,000

•        Compensation: $7,500

•        Nominating and Corporate Governance: $5,000

We intend to long-term a fulsome director compensation program that includes both the cash retainer fees described above and long-term equity awards.

Equity Grant Procedures

The Company’s compensation committee will approve equity awards for our named executive officers on or before the date of grant. The Company does not permit the timed disclosure of material non-public information for the purpose of affecting the value of executive compensation.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth beneficial ownership of Common Stock and Series A Preferred Stock as of May 12, 2025 by:

•        each person who was named as our executive officer or director, and all of our executive officers and directors as a group; and

•        each person who is a beneficial owner of more than 5% of a class of our equity securities.

The information below is based on an aggregate of 90,836,776 shares of Common Stock, and 5,018,834 shares of Series A Preferred Stock issued and outstanding as of the consummation of the Business Combination. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including preferred stock and warrants that are convertible or currently exercisable or convertible or exercisable within 60 days. In the table below, shares issuable upon the conversion of shares of Series A Preferred Stock and the exercise of Preferred Investor Warrants, Warrants, and the May 2025 Pre-Funded PIPE Warrant that are currently exercisable or exercisable within 60 days of the Effective Time are considered outstanding and beneficially owned by the person holding such Series A Preferred Stock, Preferred Investor Warrants, Warrants and/or the May 2025 Pre-Funded PIPE Warrant for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Shares of Common Stock issuable upon conversion of Series A Preferred Stock take into account accrued and unpaid payment-in-kind dividends as of May 12, 2025 and the current conversion price of $7.00. Shares of Common Stock issuable upon exercise of Preferred Investor Warrants are based on the current exercise price of $7.00.

Directors and Executive Officers of New USARE(1)	Number of shares of Common Stock	%	Number of shares of Series A Preferred Stock	%	Total Voting %
Joshua Ballard	—	—	—	—	—
Michael Blitzer(2)	18,800,978	18.2%	1,915,960	38.2%	9.6%
Mordechai Gutnick(3)	13,671,026	15.1%	—	—	13.7%
Paul Kern	163,125	*	—	—	*
David Kronenfeld	69,397	*	—	—	*
Steve Ridge	66,162	*	—	—	*
Otto Schwethelm	—	—	—	—	—
Michael Senft	—	—	—	—	—
Tready Smith(4)	15,528,008	17.1%	—	—	15.6%
Carolyn Trabuco	—	—	—	—	—
William Robert Steele Jr.	—	—	—	—	—
All officers and directors as a group (11 individuals)	48,302,169	46.7%	1,915,960	38.2%	39.3%
Five Percent Holders
Bayshore Capital Advisors, LLC(4)	15,490,935	17.1%	—	—	15.6%
Inflection Point Holdings II LLC(5)	12,250,000	12.7%	—	—	6.3%
Alyeska Master Fund, L.P.(6)	9,132,770	9.99%	—	—	9.2%
Inflection Point Fund I, LP(7)	5,526,802	5.7%	—	30.0%	2.6%
Newtyn Management, LLC(8)	5,502,951	5.7%	1,419,792	28.3%	3.0%
Bowon M&P Co., Ltd.(9)	2,709,354	2.9%	733,872	14.6%	1.8
Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B(10)	1,697,249	1.8%	490,196	9.8%	*
Michael Blitzer 2012 Revocable Living Trust(11)	718,503	*	411,018	8.2%	*

____________

*        Less than one percent

(1)      Unless otherwise noted, the business address of each person is 100 W Airport Road, Stillwater, Oklahoma 74075, c/o USARE.

(2)      Consists of (i) 411,018 shares of Series A Preferred Stock held by Michael Blitzer 2012 Revocable Living Trust, (ii) 718,503 shares of Common Stock issuable upon conversion of 411,018 shares of Series A Preferred Stock held by Michael Blitzer 2012 Revocable Living Trust, (iii) 305,673 shares of Common Stock issuable upon exercise of Preferred Investor Warrants held by Michael Blitzer, (iv) 6,250,000 shares of Common Stock held by the Sponsor, (v) 6,000,000 shares of Common Stock underlying 6,000,000 Warrants held by the Sponsor, (vi) 1,504,942 shares of Series A Preferred Stock held by Inflection Point Fund, (vii) 2,630,793 shares of Common Stock issuable upon conversion of 1,504,942 shares of Series A Preferred Stock held by Inflection Point Fund, and (viii) 2,896,009 shares of Common Stock issuable upon exercise of Preferred Investor Warrants held by Inflection Point Fund. Mr. Blitzer is the grantor and trustee of the Michael Blitzer 2012 Revocable Living Trust and holds voting and investment discretion with respect to the securities held of record by the Michael Blitzer 2012 Revocable Living Trust. Mr. Blitzer disclaims any beneficial ownership of the securities held by the Michael Blitzer 2012 Revocable Living Trust, other than to the extent of any pecuniary interest he may have therein. Mr. Blitzer is the sole managing member of Inflection Point Holdings II LLC and holds voting and investment discretion with respect to the securities held of record by Inflection Point Holdings II LLC. Mr. Blitzer disclaims any beneficial ownership of the securities held by the Sponsor, other than to the extent of any pecuniary interest he may have therein, directly or indirectly. Inflection Point Asset Management LLC and Inflection Point GP I LLC are the investment manager and general partner, respectively, of Inflection Point Fund. Mr. Blitzer controls each of Inflection Point Fund, Inflection Point Asset Management LLC and Inflection Point GP I LLC, including the exercise of voting and investment discretion over the securities held or to be held by Inflection Point Fund. Inflection Point Asset Management LLC, Inflection Point GP I LLC, and Mr. Blitzer disclaim any beneficial ownership of the securities held by the Inflection Point Fund other than to the extent of any pecuniary interest it or he may have therein, directly or indirectly.

(3)      Consists of 13,671,026 shares held of record by The Critical Minerals Trust, of which Mordechai Gutnick is the trustee. Mr. Gutnick is the sole beneficial owner of such shares. The address for Mr. Gutnick is 100 W Airport Road, Stillwater, Oklahoma 74075, c/o USARE.

(4)      Consists of (i) 11,808,529 shares of Common Stock held of record by Bayshore Rare Earths II, LLC (“BRE II”), (ii) 3,623,629 shares of Common Stock held of record by Bayshore Rare Earths, LLC (“BRE”), and (iii) 37,073 shares of Common Stock held of record by the M. Tready A. Smith Revocable Trust (the “MTAS Trust”) (excluded for Bayshore Capital Advisors, LLC) and (iv) 58,777 shares of Common Stock held by Bayshore Capital Holdings Group LLC. BRE is a wholly-owned subsidiary of Bayshore Partners Fund II, LP. Bayshore Capital Advisors, LLC (“Bayshore Capital”) serves as an investment adviser to BRE II and Bayshore Partners Fund II, LP. Ms. Smith is the Chief Executive Officer of Bayshore Capital, and as a result exercises sole voting and dispositive control over the securities held by BRE II and BRE. Ms. Smith is the trustee of the MTAS Trust, and as a result, may be deemed to share beneficial ownership of the securities held by the MTAS Trust. Ms. Smith also may be deemed to share beneficial ownership of the securities by Bayshore Capital Holdings Group LLC. The address of BRE II, BRE, the MTAS Trust, Bayshore Capital Holdings Group LLC, Bayshore Capital, Bayshore Partners Fund II, LP and Ms. Smith is 1700 S. MacDill Avenue, Suite 340, Tampa, Florida 33629.

(5)      Consists of (i) 6,250,000 shares of Common Stock held by the Sponsor, (ii) 6,000,000 shares of Common Stock underlying 6,000,000 Warrants held by the Sponsor. Mr. Blitzer is the sole managing member of Inflection Point Holdings II LLC and holds voting and investment discretion with respect to the securities held of record by Inflection Point Holdings II LLC. Mr. Blitzer disclaims any beneficial ownership of the securities held by the Sponsor, other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(6)      Consists of (i) 8,550,400 shares of Common Stock and (ii) 582,370 of the 2,163,886 shares of Common Stock issuable upon exercise of the May 2025 Pre-Funded PIPE Warrant exercisable within 60 days. Alyeska Master Fund, L.P. (“Alyeska”) has opted for a 9.99% beneficial ownership block, pursuant to which it may not exercise the May 2025 Pre-Funded Warrant to the extent that after giving effect to such exercise, Alyeska (together with its affiliates, and any persons acting as a group together with it or any of its affiliates) would beneficially own in excess of 9.99% of the outstanding Common Stock calculated in accordance with the rules of the SEC. Excludes the 10,714,286 shares of Common Stock issuable upon exercise of the May 2025 PIPE Warrant which is not deemed to be exercisable within 60 days. Alyeska Investment Group, L.P., the investment manager of Alyeska, has voting and investment control of the shares held by Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(7)      Consists of (i) 1,504,942 shares of Series A Preferred Stock held by Inflection Point Fund, (ii) 2,630,793 shares of Common Stock issuable upon conversion of 1,504,942 shares of Series A Preferred Stock held by Inflection Point Fund, and (iii) 2,896,009 shares of Common Stock issuable upon exercise of Preferred Investor Warrants by Inflection Point Fund. Inflection Point Asset Management LLC and Inflection Point GP I LLC are the investment manager and general partner, respectively, of Inflection Point Fund. Mr. Blitzer controls each of Inflection Point Fund, Inflection Point Asset Management LLC and Inflection Point GP I LLC, including the exercise of voting and investment discretion over the securities held or to be held by Inflection Point Fund. Mr. Blitzer disclaims any beneficial ownership of the securities held by the Sponsor, Inflection Point Fund, Inflection Point Asset Management LLC and Inflection Point GP I LLC other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(8)      According to a Schedule 13G filed on January 7, 2025 and information provided to the Company by Newtyn Management, LLC, consists of (i) 304,500 shares of Common Stock held by Newtyn TE Partners, LP, a Delaware limited partnership, (ii) 195,500 shares of Common Stock held by Newtyn Partners, LP, a Delaware limited partnership (collectively, the “Newtyn Entities”), (iii) 876,858 shares of Series A Preferred Stock held by Newtyn TE Partners, LP, (iv) 1,532,838 shares of Common Stock issuable upon conversion of 876,858 shares of Series A Preferred Stock held by Newtyn TE Partners, LP, (v) 542,934 shares of Series A Preferred Stock held by Newtyn Partners, LP, (vi) 949,104 shares of Common Stock issuable upon conversion of 542,934 shares of Series A Preferred Stock held by Newtyn Partners, LP, (vii) 1,555,799 shares of Common Stock issuable upon exercise of a Preferred Investor Warrant held by Newtyn TE Partners, LP and (viii) 965,210 shares of Common Stock issuable upon exercise of a Preferred Investor Warrant held by Newtyn Partners, LP. Newtyn Management, LLC as the investment manager to the Newtyn Entities may be deemed to beneficially own the securities owned by the Newtyn Entities. The principal business address of Newtyn Management, LLC and the Newtyn Entities is 60 East 42nd Street, 9th Floor, New York, NY 10165.

(9)      Consists of (i) 733,872 shares of Series A Preferred Stock held by Bowon M&P Co., Ltd. (“Bowon”), (ii) 1,282,883 shares of Common Stock issuable upon conversion of 733,872 shares of Series A Preferred Stock held by Bowon, and (iii) 1,426,471 shares of Common Stock issuable upon exercise of a Preferred Investor Warrant held by Bowon. The address for Bowon M&P Co., Ltd. (“Bowon”) is Nabul-Li 133, Samho-Eup, Youngam-Gun, Jeonnam, South Korea. The Company was informed by Bowon that the beneficial owner of the shares held of record by Bowon is Mr. Kwangshik Ma.

(10)    Consists of (i) 490,196 shares of Series A Preferred Stock, (ii) 856,913 shares of Common Stock issuable upon conversion of 490,196 shares of Series A Preferred Stock at the initial exercise price and excluding any accrued and unpaid payment-in-kind dividends and (iii) 840,336 shares of Common Stock issuable upon exercise of a Preferred Investor Warrant. Waqas Khatri, as the managing member of Ayrton Capital LLC, the investment manager of Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B, may be deemed to share beneficial ownership of the reported securities. The address for Alto Opportunity Master Fund is c/o Ayrton Capital, 55 Post Road West, 2nd Floor Westport, Connecticut 06880.

(11)    Consists of (i) 411,018 shares of Series A Preferred Stock held by Michael Blitzer 2012 Revocable Living Trust and (ii) 718,503 shares of Common Stock issuable upon conversion of 411,018 shares of Series A Preferred Stock held by Michael Blitzer 2012 Revocable Living Trust. Mr. Blitzer is the grantor and trustee of the Michael Blitzer 2012 Revocable Living Trust and holds voting and investment discretion with respect to the securities held of record by the Michael Blitzer 2012 Revocable Living Trust. Mr. Blitzer disclaims any beneficial ownership of the securities held by the Michael Blitzer 2012 Revocable Living Trust, other than to the extent of any pecuniary interest he may have therein.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the Selling Securityholders from time to time of (i) an aggregate of 181,359,751 shares of our Common Stock and (ii) 6,000,000 Private Placement Warrants.

The Selling Securityholders may offer and sell, from time to time, any or all of the Resale Securities being offered for resale by this prospectus after the applicable lock-up period elapses. Please see the section entitled “Description of Securities” for further information regarding the rights and restrictions of these Resale Securities.

In this prospectus, the term “Selling Securityholders” includes (i) the entities identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest that acquire any of the Resale Securities covered by this prospectus after the date of this prospectus from the named Selling Securityholders as a gift, pledge, partnership distribution or other non-sale related transfer.

Certain of the Selling Securityholders have purchased or may acquire or purchase their respective shares of Common Stock at prices lower than current market prices and may therefore experience a positive rate of return on their investment, even if our public stockholders experience a negative rate of return on their investment. As a result, the Selling Securityholders are able to recognize a greater return on their investment than shareholder or holders of Warrants acquired in the public market. Furthermore, the Selling Securityholders may earn a positive rate of return even if the price of the Common Stock declines significantly. As a result, the Selling Securityholders may be willing to sell their shares at a price less than stockholders that acquired their Common Stock in the public market or at higher prices than the price paid by such Selling Securityholders, the sale of which would result in the Selling Securityholder realizing a significant gain even if other New USARE securityholders experience a negative rate of return. For example, in connection with Inflection Point’s IPO, the Sponsor and its affiliates paid an aggregate of $25,000, or approximately $0.004 per share, for an aggregate of 6,250,000 shares. Even when our trading price is significantly below $10.00, the offering price for the units offered in Inflection Point’s IPO, as it currently is certain of the selling securityholders, including the Sponsor and its affiliates, may still have an incentive to sell Common Stock because they purchased the shares at prices lower than the public investors or the current trading price of our Common Stock. For example, based on the closing price of our Common Stock of $8.89 on May 14, 2025, the Sponsor and its affiliates would experience a potential profit of up to approximately $8.89 per share.

The sale or possibility of sale of shares of Common Stock or of Warrants, including those pursuant to this prospectus, could have the effect of increasing the volatility in our Common Stock or Warrant price or putting significant downward pressure on the price of our Common Stock or Warrants. The shares of Common Stock being offered for resale by the Selling Securityholders pursuant to this prospectus represent approximately 68.7% of our total issued and outstanding Common Stock on a fully diluted basis (assuming and after giving effect to the issuance of 18,500,000 shares of Common Stock upon exercise of all outstanding Warrants, 10,100,000 Earnout Shares issuable upon the occurrence of all Triggering Events, 81,051,346 shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred Stock taking into account for this purpose, accrued payment-in-kind dividends through March 12, 2028, and solely for this purpose a conversion price of such Series A Preferred Stock of $1.00, and 63,352,944 shares of Common Stock issuable upon the exercise of all outstanding Preferred Investor Warrants, and that the exercise price of such Preferred Investor Warrants is $1.00 per share) and the Warrants being offered for resale pursuant to this prospectus represent approximately 32.4% of our current total outstanding Warrants.

The table below sets forth, as of May 12, 2025, the name of the Selling Securityholders for which we are registering Resale Securities for resale to the public, and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over securities they own or have the right to acquire within 60 days, as well as securities for which they have the right to vote or dispose of such securities. Also, in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, securities which a person has the right to acquire within 60 days of the date of this prospectus are included both in that person’s beneficial ownership as well as in the total number of securities issued and outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons. In some cases, the same securities may be reflected more than once in the table below because more than one holder may be deemed the beneficial owner of the same securities.

Because each Selling Securityholder may dispose of all, none or some portion of their Resale Securities, no estimate can be given as to the number of Resale Securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the Resale Securities covered by this prospectus will be beneficially owned by the Selling Securityholder and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. Please see the section titled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these Resale Securities. All calculations below with respect to shares of Common Stock issuable upon conversion of Series A Preferred Stock take into account payment-in-kind dividends through March 12, 2028 and assume, solely for this purpose, a conversion price of $1.00. All calculations below with respect to shares of Common Stock issuable upon exercise of Preferred Investor Warrants assume, solely for this purpose, an exercise price of $1.00 and that the number of shares underlying such Preferred Investor Warrants is adjusted based on such $1.00 exercise price.

	Common Stock			Warrants to Purchase Common Stock
Name	Common Stock Beneficially Owned Prior to Offering	Common Stock Registered Hereby	Common Stock Beneficially Owned After Sale of all Common Stock Offered Hereby	Warrants Prior to Offering	Number Registered for Sale Hereby	Beneficially Owned After Sale of All Warrants Offered Hereby
Inflection Point Holdings II LLC(1)	12,250,000	12,250,000	—	6,000,000	6,000,000	—
Inflection Point Fund I, LP(2)	5,526,802	45,889,508	—	—	—	—
The Critical Minerals Trust(3)	13,671,026	15,550,264	—			—
Bayshore Rare Earths II, LLC(4)	11,808,529	13,431,745	—			—
Bayshore Rare Earths, LLC(5)	3,623,629	4,121,738	—			—
Bayshore Capital Holdings Group, LLC(6)	58,777	42,169	—			—
M. Tready A. Smith Revocable Trust(7)	37,073	66,856	—			—
Michael Blitzer(8)	18,800,978	9,136,147	—			—
Michael Blitzer 2012 Revocable Living Trust(9)	718,503	6,996,439	—	—	—	—
Bowon M&P Co., Ltd.(10)	2,709,354	22,477,426	—	—	—	—
Newtyn Partners, LP(11)	2,109,814	16,193,910	—	—	—	—
Newtyn TE Partners, LP(12)	3,393,137	26,121,157	—	—	—	—
Collective Capital Management LLC(13)	85,406	716,612	—	—	—	—
Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B(14)	1,697,249	14,226,576	—	—	—	—
J.V.B. Financial Group, LLC(15)	877,500	977,500	—	—	—	—
Steve Ridge(16)	66,162	75,257	—	—	—	—
David Kronenfeld(17)	72,870	82,886	—	—	—	—

____________

(1)      Common Stock Registered Hereby consists of (i) 6,250,000 shares of Common Stock and (ii) 6,000,000 shares of Common Stock issuable upon the exercise of 6,000,000 Private Placement Warrants. Mr. Blitzer is the sole managing member of Inflection Point Holdings II LLC and holds voting and investment discretion with respect to the securities held by or issuable to Inflection Point Holdings II LLC. Mr. Blitzer disclaims any beneficial ownership of the securities held by the Sponsor, other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(2)      Common Stock Registered Hereby consists of (i) 25,617,452 shares of Common Stock issuable upon the conversion of 1,504,942 shares of Series A Preferred Stock and (ii) 20,272,056 shares of Common Stock issuable upon the exercise of Preferred Investor Warrants held by Inflection Point Fund I, LP. Inflection Point Asset Management LLC and Inflection Point GP I LLC are the investment manager and general partner, respectively, of Inflection Point Fund. Mr. Blitzer controls each of Inflection Point Fund, Inflection Point Asset Management LLC and Inflection Point GP I LLC, including the exercise of voting and investment discretion over the securities held by or issuable to Inflection Point Fund. Mr. Blitzer disclaims any beneficial ownership of the securities held by the Sponsor, Inflection Point Fund, Inflection Point Asset Management LLC and Inflection Point GP I LLC other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(3)      Common Stock Registered Hereby consists of (i) 13,671,026 shares of Common Stock, plus (ii) 1,879,238 shares of Common Stock issuable upon the occurrence of certain events. Mordechai Gutnick, a current director of the Company, is the trustee of The Critical Minerals Trust. Mr. Gutnick is the sole beneficial owner of the securities held by or issuable to The Critical Minerals Trust.

(4)      Common Stock Registered Hereby consists of (i) 11,808,529 shares of Common Stock, plus (ii) 1,623,216 shares of Common Stock issuable upon the occurrence of certain events. Bayshore Capital serves as an investment adviser to BRE II. Tready Smith, a current director of the Company, is the Chief Executive Officer of Bayshore Capital, and as a result exercises sole voting and dispositive control over the securities held by or issuable to BRE II.

(5)      Common Stock Registered Hereby consists of (i) 3,623,629 shares of Common Stock, plus (ii) 498,109 shares of Common Stock issuable upon the occurrence of certain events. BRE is a wholly-owned subsidiary of Bayshore Partners Fund II, LP. Bayshore Capital serves as an investment adviser to Bayshore Partners Fund II, LP. Tready Smith, a current director of the Company, is the Chief Executive Officer of Bayshore Capital, and as a result exercises sole voting and dispositive control over the securities held by or issuable to BRE.

(6)      Common Stock Registered Hereby consists of (i) 58,777 shares of Common Stock, plus (ii) 8,079 shares of Common Stock issuable upon the occurrence of certain events. Thayer C. Smith, Jr., the husband of Tready Smith, a current director of the Company, is the Manager of Bayshore Capital Holdings Group LLC, and as a result, he and Ms. Smith may be deemed to share beneficial ownership of the securities held by or issuable to Bayshore Capital Holdings Group LLC.

(7)      Common Stock Registered Hereby consists of (i) 37,073 shares of Common Stock, plus (ii) 5,096 shares of Common Stock issuable upon the occurrence of certain events. Tready Smith, a current director of the Company, is the trustee of the M. Tready A. Smith Revocable Trust, and as a result, may be deemed to share beneficial ownership of the securities held by or issuable to the M. Tready A. Smith Revocable Trust.

(8)      Michael Blitzer is currently the chair of the Company’s board of directors. Common Stock Registered Hereby consists of 2,139,708 shares of Common Stock issuable upon the exercise of Preferred Investor Warrants held by Mr. Blitzer. Securities Registered Hereby excludes securities owned by Inflection Point Holdings II LLC, Inflection Point Fund I, LP and Michael Blitzer 2012 Revocable Living Trust.

(9)      Common Stock Registered Hereby consists of 6,996,439 shares of Common Stock, issuable upon the conversion of 411,018 shares of Series A Preferred Stock. Mr. Blitzer, the current chair of the Company’s board of directors, is the grantor and trustee of the Michael Blitzer 2012 Revocable Living Trust and holds voting and investment discretion with respect to the securities held of record by the Michael Blitzer 2012 Revocable Living Trust.

(10)    Common Stock Registered Hereby consists of (i) 12,492,130 shares of Common Stock, issuable upon the conversion of 733,872 shares of Series A Preferred Stock and (ii) 9,985,296 shares of Common Stock issuable upon the exercise of a Preferred Investor Warrant held by Bowon M&P Co., Ltd. The beneficial owner of the securities held by Bowon M&P Co., Ltd. is Mr. Kwangshik Ma.

(11)    Common Stock Registered Hereby consists of (i) 9,241,942 shares of Common Stock, issuable upon the conversion of 542,934 shares of Series A Preferred Stock, (ii) 6,756,468 shares of Common Stock issuable upon the exercise of a Preferred Investor Warrant held by Newtyn Partners, LP, and (iii) 195,500 shares of Common Stock purchased in the open market. Newtyn Management, LLC as the investment manager to the Newtyn Partners, LP may be deemed to beneficially own the securities held by or issuable to the Newtyn Partners, LP.

(12)    Common Stock Registered Hereby consists of (i) 14,926,069 shares of Common Stock, issuable upon the conversion of 876,858 shares of Series A Preferred Stock, (ii) 10,890,588 shares of Common Stock issuable upon the exercise of a Preferred Investor Warrant held by Newtyn TE Partners, LP, and (iii) 304,500 shares of Common Stock purchased in the open market. Newtyn Management, LLC as the investment manager to the Newtyn TE Partners, LP may be deemed to beneficially own the securities held by or issuable to the Newtyn TE Partners, LP.

(13)    Common Stock Registered Hereby consists of (i) 422,492 shares of Common Stock, issuable upon the conversion of 24,820 shares of Series A Preferred Stock and (ii) 294,120 shares of Common Stock issuable upon the exercise of a Preferred Investor Warrant held by Collective Capital Management LLC. Elliot Richmond, as the President of Collective Capital Management LLC, may be deemed to share beneficial ownership of the securities held by or issuable to Collective Capital Management LLC.

(14)    Common Stock Registered Hereby consists of 8,344,224 shares of Common Stock, issuable upon the conversion of 490,196 shares of Series A Preferred Stock and (ii) 5,882,352 shares of Common Stock issuable upon the exercise of a Preferred Investor Warrant held by Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B. Waqas Khatri, as the managing member of Ayrton Capital LLC, the investment manager of Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B, may be deemed to share beneficial ownership of the securities held by or issuable to Alto Opportunity Master Fund, SPC — Segregated Master Portfolio B.

(15)    CCM acted as financial advisor to USARE OpCo and placement agent to the Company in connection with the Business Combination. Common Stock Registered Hereby consists of (i) 877,500 shares of Common Stock, plus (ii) 100,000 Earnout Shares issuable upon the occurrence of certain events. Jerry Serowik, as Senior Managing Director, Head of Capital Markets, may be deemed to share beneficial ownership of the securities held by or issuable to CCM.

(16)    Mr. Ridge is the Chief Operating Officer of the Company and USARE OpCo. Common Stock Registered Hereby consists of (i) 66,162 shares of Common Stock, plus (ii) 9,095 Earnout Shares issuable upon the occurrence of certain events.

(17)    Mr. Kronenfeld is the Chief Legal Officer and Company Secretary of the Company and USARE OpCo. Common Stock Registered Hereby consists of (i) 72,870 shares of Common Stock plus (ii) 10,016 Earnout Shares issuable upon the occurrence of certain events.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Inflection Point Related Person Transactions

Founder Shares and Private Placement Warrants

In March 2023, Inflection Point Holdings II LLC, the Sponsor, paid $25,000, or approximately $0.004 per share, to cover certain of Inflection Point’s offering costs in exchange for 5,750,000 Class B ordinary shares of Inflection Point. Subsequently on May 24, 2023, Inflection Point effected a share recapitalization with respect to the Class B ordinary shares, as a result of which the Sponsor then held 6,325,000 Class B ordinary shares. As a result of the underwriters’ election to partially exercise their over-allotment option on May 30, 2023, 75,000 Class B ordinary shares were forfeited resulting in the Sponsor holding 6,250,000 Class B ordinary shares. On November 18, 2024, pursuant to the terms of Inflection Point’s governing documents, the Sponsor elected to convert 6,200,000 outstanding Class B ordinary shares held by it on a one-for-one basis into Class A ordinary shares of Inflection Point, resulting in the Sponsor owning an aggregate of 6,250,000 ordinary shares, consisting of 6,200,000 Class A ordinary shares and 50,000 Class B ordinary shares. On March 12, 2025, the remaining 50,000 Class B ordinary shares converted into Class A ordinary shares, and immediately thereafter all 6,250,000 Class A ordinary shares converted into 6,250,000 shares of Common Stock upon the Domestication prior to the closing of the Business Combination.

Pursuant to the letter agreements dated May 24, 2023, the Sponsor and Inflection Point’s officers and directors agreed not to transfer, assign or sell any of their Class B ordinary shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (i) one year after the completion of the initial business combination, or (ii) the date on which Inflection Point (or its successor) completes a liquidation, merger, share exchange or other similar transaction after the initial business combination that results in all of Inflection Point’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; except to certain permitted transferees and under certain circumstances (the lock-up). Notwithstanding the foregoing, if (1) the closing price of Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination or (2) if Inflection Point (or its successor) consummates a transaction after the initial business combination which results in Inflection Point’s shareholders having the right to exchange their shares for cash, securities or other property, the covered shares will be released from the lock-up.

The Sponsor purchased an aggregate of 6,000,000 private placement warrants, simultaneously with the initial closing of the IPO, at a price of $1.00 per private placement warrant, or $6,000,000 in the aggregate. Each private placement warrant was exercisable for one Class A ordinary share of Inflection Point and is now exercisable for one share of Common Stock, at a price of $11.50 per share (subject to adjustment).

In connection with the Business Combination, the lock-up provisions of the letter agreement entered into by the Sponsor was superseded by a lock-up agreement, dated as of March 13, 2025, by and between the Company and the Sponsor (the “Sponsor Lock-Up Agreement”), pursuant to which the Sponsor and its permitted assigns will agree not to, without the prior written consent of our board of directors, prior to the date that is six months after the Closing Date (the “Initial Common Stock Lock-up Period”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, (a) any shares of Common Stock the Sponsor received upon conversion of its founder shares in connection with the Domestication (the “Sponsor Lock-Up Shares”), (ii) enter into any swap or other transfer arrangement in respect of the Sponsor Lock-Up Shares or (iii) take any other similar actions (the actions specified in the foregoing clauses (i) through (iii), collectively, “Transfer”). The Sponsor and its permitted assigns will also agree not to, prior to the date that is one (1) year after the Closing Date (the “Second Common Stock Lock-Up Period”), Transfer more than 50% of the Sponsor Lock-Up Shares in each case, without the prior written consent of our board of directors. In addition, the Sponsor will agree to not Transfer any warrants of New USARE received upon conversion of private placement warrants in connection with the Domestication (or the shares of Common Stock issuable upon exercise of such warrants of Inflection Point, prior to the date that is 30 days after the Closing Date. The Sponsor Lock-Up Agreement provides for certain permitted transfers, including but not limited to, transfers to certain affiliates or family members, transfers of shares acquired on the open market after the consummation of the Business Combination, subject to certain conditions, and the exercise of certain stock options and warrants.

Related Party Loans

On March 7, 2023, the Sponsor agreed to loan Inflection Point up to $300,000 to be used for a portion of the expenses of the IPO. The loan is non-interest bearing, unsecured and was due at the earlier of December 31, 2023 or the closing of the IPO. The outstanding balance of $179,665 was repaid at the closing of the IPO on May 30, 2023.

On August 13, 2024, to document existing and future Working Capital Loans, Inflection Point issued the Convertible Promissory Note to Michael Blitzer, Inflection Point’s Chairman and Chief Executive Officer, pursuant to which Inflection Point may borrow up to $2,500,000 from Mr. Blitzer, related to ongoing expenses reasonably related to the business of the Company and the consummation of the Business Combination. As of March 31, 2025, no amounts were outstanding under the Convertible Promissory Note and the Convertible Promissory Note has been terminated.

Arrangements for Forgiveness of Convertible Promissory Note

On August 21, 2024, pursuant to the securities purchase agreement, dated August 21, 2024, by and between USARE OpCO and Mr. Blitzer, USARE OpCo issued 122,549 USARE Class A-2 Convertible Preferred Units of USARE OpCo (excluding accrued and unpaid payment-in-kind interest) and a warrant to purchase up to 31,250 USARE Class A Units in exchange for Mr. Blitzer’s forgiveness of the remaining 50% of the then-outstanding balance of the Convertible Promissory Note at Closing. Such 122,549 USARE Class A-2 Convertible Preferred Units (including accrued and unpaid payment-in-kind interest) and warrant to purchase up to 31,250 USARE Class A Units converted into 131,048 shares of Series A Preferred Stock (the “Blitzer Conversion Preferred Shares”) and a Preferred Investor Warrant to purchase 31,250 shares of Common Stock upon the closing of the Business Combination.

On August 21, 2024, pursuant to the securities purchase agreement, dated August 21, 2024 (the “Blitzer Series A SPA”), by and among Inflection Point, USARE OpCo and Mr. Blitzer, Inflection Point agreed to issue at Closing, 104,167 shares of Series A Preferred Stock ($1,250,000 in Stated Value) to Mr. Blitzer in exchange for his forgiveness of 50% of the then-outstanding balance of the Convertible Promissory Note at Closing. On January 22, 2025, Inflection Point, Mr. Blitzer and USARE amended the Blitzer Series A SPA to provide that Inflection Point will issue to Mr. Blitzer, at Closing, a number of shares of Series A Preferred Stock equal to the number of Blitzer Conversion Preferred Shares (rather than a fixed 104,167 shares) in exchange for his forgiveness of 50% of the then-outstanding balance of the Convertible Promissory Note. The number of shares of Series A Preferred Stock issued at the Closing of the Business Combination pursuant to the Blitzer Series A SPA was 131,048

Services and Indemnification Agreement

On May 24, 2023, Inflection Point entered into a Services and Indemnification Agreement with the Sponsor, TVC, Peter Ondishin and Kevin Shannon, pursuant to which it pays TVC a total of $27,083.33 per month for the services of Peter Ondishin as chief financial officer of the Company and Kevin Shannon as chief of staff for the Company. On March 28, 2024, Inflection Point entered into the Amendment to the Services and Indemnification Agreement pursuant to which, the Monthly Fee paid to TVC, effective as of January 1, 2024, was reduced from $27,083 to (i) $17,708 for the period from January 1, 2024 to January 31, 2024 and (ii) $24,091 for the period starting February 1, 2024. On August 9, 2024, Inflection Point entered into the Amendment to the Services and Indemnification Agreement pursuant to which, the Monthly Fee paid to TVC, effective as of April 1, 2024, was reduced from $24,091 to $18,882 for the period starting April 1, 2024. On August 9, 2024, the Company entered into the Amendment to the Services and Indemnification Agreement pursuant to which, the Monthly Fee paid to TVC, effective as of April 1, 2024, was reduced from $24,091 to $18,882 for the period starting April 1, 2024. The Monthly Fee was further reduced from $18,882 to $14,746 for the period starting September 1, 2024. On November 8, 2024, the Company entered into the Third Amendment to the Services and Indemnification Agreement pursuant to which, the Monthly Fee paid to TVC, effective as of November 1, 2024, was reduced from $14,746 to $7,373 for the period starting October 1, 2024. Upon completion of the Business Combination or its liquidation, the Company ceased paying the Monthly Fee. For the year ended December 31, 2024 and for the period from March 6, 2023 (inception) through December 31, 2023, the Company incurred $204,541 and $196,806 for these services, respectively.

Series A SPA

Inflection Point Fund agreed to purchase 759,804 shares of Series A Preferred Stock and Preferred Investor Warrants to purchase 759,804 shares of Common Stock at an initial exercise price of $12.00, subject to adjustment, for an aggregate purchase price of $9,117,648, in the Series A Preferred Stock Investment. However, on February 3, 2025, Inflection Point Fund pre-funded the Series A Preferred Stock Investment by purchasing an aggregate of 833,333 additional USARE Class A-2 Convertible Preferred Units and a USARE Class A Preferred Investor Warrant exercisable for an aggregate of 833,333 USARE Class A Units. Pursuant to the Series A SPA Termination Agreement, upon the pre-funding of the Series A Preferred Stock Investment, the Series A SPA was terminated.

On March 11, 2025, Inflection Point entered into that certain securities purchase agreement with Inflection Point Fund, an affiliate of Michael Blitzer and the Sponsor, pursuant to which, at the Closing, Inflection Point Fund purchased 294,118 shares of Series A Preferred Stock and a Preferred Investor Warrant initially exercisable for 294,118 shares for an aggregate purchase price of $3,000,000.

Inflection Point’s Policy for Approval of Related Party Transactions

The audit committee of the Inflection Point’s board of directors had adopted a policy setting forth the policies and procedures for its review and approval or ratification of “related party transactions”. Under such policy, a “related party transaction” was any consummated or proposed transaction or series of transactions: (i) in which Inflection Point was or was to be a participant; (ii) the amount of which exceeds (or is reasonably expected to exceed) the lesser of $120,000 or 1% of the average of Inflection Point’s total assets at year-end for the prior two completed fiscal years in the aggregate over the duration of the transaction (without regard to profit or loss); and (iii) in which a “related party” had, has or will have a direct or indirect material interest. “Related parties” under this policy include: (i) Inflection Point’s directors, nominees for director or executive officers or any person who has served in any of such roles since the beginning of the most recent fiscal year; (ii) any record or beneficial owner of more than 5% of any class of Inflection Point’s voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; and (iv) any other person who may be a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act. Pursuant to the policy, the audit committee was to consider (i) the relevant facts and circumstances of each related party transaction, including if the transaction was on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) the extent of the related party’s interest in the transaction, (iii) whether the transaction contravened Inflection Point’s code of ethics or other policies, (iv) whether the audit committee believed the relationship underlying the transaction to be in the best interests of Inflection Point and its shareholders, and (v) the effect that the transaction might have on a director’s status as an independent member of the Inflection Point Board and on his or her eligibility to serve on Inflection Point board’s committees. Each director, director nominee and executive officer of Inflection Point, as applicable, was required to present to the audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto. Under the policy, Inflection Point was permitted to consummate related party transactions only if its audit committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy did not permit any director or executive officer to participate in the discussion of, or decision concerning, a related person transaction in which he or she is the related party.

Seventh A&R Company Operating Agreement

In connection with the Business Combination, USARE OpCo amended and restated its operating agreement by adopting the A&R Operating Agreement. The A&R Operating Agreement, among other things, permits the issuance and ownership of the units of USARE OpCo as contemplated to be issued and owned upon consummation of the Business Combination and admits New USARE as the manager of USARE OpCo.

A&R Registration Rights Agreement

Prior to the Closing of the Business Combination, the holders of the founder shares, private placement warrants and the Class A ordinary shares underlying such private placement warrants had registration rights to require Inflection Point to register a sale of any of Inflection Point’s securities held by them at the time of the IPO and any other securities of Inflection Point acquired by them prior to the consummation of Inflection Point’s initial business combination pursuant to a registration rights agreement signed on May 24, 2023. The holders of these securities were entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders had certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of Inflection Point’s initial business combination. The Company was required to bear the expenses incurred in connection with the filing of any such registration statements.

At the Closing, we, the Sponsor, Michael Blitzer, Inflection Point Fund, certain former USARE OpCo members and other parties thereto entered into an amended and restated registration rights agreement, pursuant to which, among other things, the “Holders” party thereto were granted certain customary registration rights, on the terms and subject to the conditions therein, with respect to our securities that they hold following the Business Combination.

USARE Related Person Transactions

Arrangement with an Immediate Family Member of a member of the Board of Managers

Thayer Smith, the spouse, of Tready Smith and former President of USARE OpCo, entered into an agreement between USARE OpCo, Mr. Smith and Bayshore Capital Holdings Group, LLC, of which Mr. Smith and Ms. Smith are beneficial owners, dated December 1, 2022, regarding his transition from President of USARE OpCo. Pursuant to the agreement, Bayshore Capital Holdings Group, LLC is entitled to a payment equal to $766,665 on the closing of certain subsequent financings. USARE OpCo determined that this payment was payable to Bayshore Capital Holdings Group, LLC (and thereby to Mr. Smith and Ms. Smith) in connection with the Closing.

Other Transactions

In September and October of 2023, Bayshore Rare Earths II, LLC, an entity beneficially owned by Tready Smith, purchased 2,889,839 USARE Class C-1 Convertible Preferred Units for an aggregate of $5.0 million and The Critical Mineral Trust, an entity beneficially owned by Mordechai Gutnick, purchased 2,889,839 USARE Class C-1 Convertible Preferred Units for an aggregate of $5.0 million, in each case at a price per unit of $1.7302.

Mordechai Gutnick is a founder of USARE OpCo. In connection with the formation of USARE OpCo in May 2019, Morzev Pty Ltd, an Australian corporation (“Morzev”, an entity beneficially owned by Mr. Gutnick) assigned to USARE its interest in an option agreement (the “Option”) with TMRC whereby Morzev had a right to earn a 70% interest in the Round Top mining project, with a potential increase to 80%, subject to the terms of the Option. In exchange for the Option, Morzev received Class A Units in USARE OpCo. USARE OpCo estimates that the value of the Option and the Class A Units were approximately $45 million at the time in 2019. USARE has determined the value of approximately $45 million for the Option and Class A Units of USARE by reference to the post-money valuation of USARE OpCo implied by the price of USARE OpCo’s prior Class B Units which were purchased in 2019 for approximately $4.9 million at an implied post-money valuation of USARE OpCo of $50 million. That pre-money $45 million valuation was determined at the time of the investment of the Class B Units by the management of USARE OpCo and the investors in the Class B Units. The Option was acquired by Morzev in 2018, subject to payment by Morzev for certain technical due diligence, for phased earn-in expenditures of up to $10 million. Additionally, Mr. Gutnick received, directly or indirectly, an aggregate of approximately $510,000 in consulting or service fees from USARE OpCo between 2019 and 2021, the value of which was determined by the then-executive officers of USAR OpCo. Consulting payments from USARE OpCo to Mr. Gutnick ceased in 2021.

Statement of Policy Regarding Transactions with Related Persons

Upon the Closing of the Business Combination, we adopted a new formal written policy providing that related parties, defined to be New USARE’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with us without the approval of our audit committee, subject to certain exceptions and customary standing pre-approvals. For purposes of the policy, a related party transaction includes any transaction, arrangement, relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (i) the aggregate amount involved will or may be expected to exceed $120,000, (ii) the Company or any of its subsidiaries is a participant (whether or not a party); and ay related person has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Pursuant to the policy, the audit committee will take into account, among other factors it deems appropriate, (1) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (2) the extent of the related person’s interest in the transaction and (3) whether the related party transaction is material to the Company and its subsidiaries. If a related person transaction will be ongoing, the committee may establish guidelines for our management to follow in its ongoing dealings with the related person. In addition, under our Code of Conduct, our officers and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of the capital stock of the Company is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Certificate of Incorporation, the Series A Preferred Stock Certificate of Designation, our Bylaws, the Warrant Agreement, and the forms of Preferred Investor Warrant, described herein, and certain provisions of Delaware law. We urge you to read each of our Certificate of Incorporation, the Preferred Stock Certificate of Designation, our Bylaws, the Warrant Agreement, the forms of Preferred Investor Warrant, the May 2025 Pre-Funded Warrant, and the May 2025 PIPE Warrant described herein, in their entirety for a complete description of the rights and preferences of our securities.

General

Our Certificate of Incorporation authorizes the issuance of 800,000,000 shares, consisting of:

•        750,000,000 shares of Common Stock, par value $0.0001 per share;

•        50,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

Except as otherwise required by our Certificate of Incorporation, including the Series A Preferred Stock Certificate of Designation, and any other certificates of designation that we may file in the future, the holders of shares of Common Stock shall vote together as a single class (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as the Series A Preferred Stock is entitled to do, as a single class with such holders of Preferred Stock) on all matters submitted to a vote of our stockholders.

Common Stock

Voting rights.    Each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock that is outstanding and held of record or by proxy on all matters on which stockholders are entitled to vote generally. The holders of shares of Common Stock do not have cumulative voting rights.

Dividend rights.    Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any other class or series of stock, in each case having a preference over or the right to participate with the Common Stock with respect to the payment of dividends and other distributions in cash, property or shares of our stock, dividends and other distributions may be declared and paid ratably on the Common Stock out of our assets that are legally available for this purpose at such times and in such amounts as our board of directors (the “Board”), in its discretion, shall determine.

The payment of future dividends on the shares of Common Stock will depend on our financial condition, and is subject to the discretion of the Board. There can be no guarantee that cash dividends will be declared. Our ability to declare dividends may be limited by the terms and conditions of other financing and other agreements entered into by us or any of our subsidiaries from time to time.

Rights upon liquidation.    In the event of dissolution, liquidation or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Company upon such dissolution, liquidation or winding up of the Company, the holders of Common Stock shall be entitled to receive the remaining assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Other rights.    The holders of Common Stock have no pre-emptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of holders of the Common Stock will be subject to those of the holders of any shares of the Preferred Stock that we have issued and that we may issue in the future.

Lock-Up Arrangements.    Pursuant to our Bylaws, the former members of USARE OpCo (excluding the holders of the USARE Class A Convertible Preferred Units and the USARE Class A Preferred Investor Warrants, solely with respect to securities received in exchange for such USARE OpCo securities) (together with their permitted transferees, the “USARE Lock-Up Holders”) are not be permitted, prior to the Initial Common Stock Lock-Up Period to Transfer,

without the prior written consent of our board of directors. Our Bylaws further provide that such USARE Lock-up Holders will not be permitted to, prior to the Second Common Stock Lock-Up Period, Transfer more than 50% of the USARE Lock-Up Shares, without the prior written consent of our Board. Our Bylaws provide for certain permitted transfers, including but not limited to, transfers to certain affiliates or family members, transfers of shares acquired on the open market after the consummation of the Business Combination, subject to certain conditions, or the exercise of certain stock options and warrants.

Notwithstanding the foregoing, in connection with the Closing of the Business Combination, our Board released specified USARE Lock-Up Holders, generally the USARE Lock-Up Holders who were expected to own less than 0.2% of the Common Stock issued to all USARE Lock-Up Holders in the Business Combination.

Preferred Stock

5,018,834 shares of Preferred Stock, all of which are designated as Series A Preferred Stock, are issued or outstanding. Our Certificate of Incorporation authorizes the Board to establish one or more series of Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Preferred Stock will be available for issuance without further action by the holders of Common Stock. 15,000,000 shares of Preferred Stock have been designated as Series A Preferred Stock. Each share of Series A Preferred Stock has a stated value of $12.00.

The Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of the Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of the Common Stock.

The Board adopted the Series A Preferred Stock Certificate of Designation creating the Series A Preferred Stock.

Dividends:    The Series A Preferred Stock accrues dividends daily at the rate of 12% per annum of the Stated Value (if paid in kind), plus the amount of previously accrued dividends paid in kind, or 10% per annum of the Stated Value (if paid in cash), plus the amount of previously accrued dividends. Such dividends will compound semi-annually.

Liquidation Preference:    Upon any liquidation or deemed liquidation event, the holders of Series A Preferred Stock will be entitled to receive out of the available proceeds, before any distribution is made to holders of Common Stock or any other junior securities, an amount per share equal to the greater of (i) 100% of the Accrued Value (as defined in the Series A Preferred Stock Certificate of Designation) or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock immediately prior to the liquidation event. Thereafter, the holders of Series A Preferred Stock will be entitled to receive their pro-rata share, of the remaining available proceeds available for distribution to stockholders, on an as-converted to Common Stock basis.

Voting:    The Series A Preferred Stock will (i) vote together with the Common Stock as a single class, except as required by law and (ii) as noted below under “Protective Provisions”. Each holder of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.

Protective Provisions:    For as long as 20% of the shares of Series A Preferred Stock issued as of the Closing are held by Inflection Point Asset Management LLC, and certain other holders of Series A Preferred Stock and their respective affiliates, the Company shall not, without the affirmative vote or action by written consent of holders of at least a majority of the issued and outstanding shares of Series A Preferred Stock (the “Requisite Holders”), take any of the following actions: (i) liquidate, dissolve or wind up the affairs of the Company; (ii) amend, alter, or repeal any provision of the Series A Preferred Stock Certificate of Designation or any similar document of the Company in a manner materially adverse to the Series A Preferred Stock; (iii) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security unless such security ranks junior to the Series A Preferred Stock with respect to its rights, preferences and privileges, or increase the authorized number of shares of Series A Preferred

Stock; (iv) except in certain circumstances, purchase or redeem or pay any cash dividend on any capital stock ranking junior to the Series A Preferred Stock, other than stock repurchased at cost from former employees and consultants in connection with the cessation of their service or pursuant to the terms of any equity incentive plan; (v) enter into any transaction with an affiliate, other than the issuance of equity or awards to eligible participants under the Company’s incentive plan, equity plan or equity-based compensation plan or with respect to employment, consulting or award agreements with respect to executive officers of the Company, in each case regardless of whether such person (or such person’s affiliates) would be considered an affiliate of the Company; or (vi) incur or guarantee any indebtedness, other than equipment leases or trade payables incurred in the ordinary course of business, if the aggregate indebtedness of the Company and its subsidiaries for borrowed money following such action would exceed $5,000,000; provided, however, that the Series A Preferred Stock shall not be considered indebtedness for purposes of this calculation.

Conversion:    Each share of Series A Preferred Stock is convertible into Common Stock at any time at the option of the holder at a rate equal to the Accrued Value, divided by the then-applicable conversion price. The conversion price was initially $12.00, subject to adjustments for stock dividends, splits, combinations and similar events and customary anti-dilution adjustments, including with respect to future issuances or sales of Common Stock at prices less than $10.00 per share, and is $7.00 per share as of the date of this prospectus.

Put Rights:    Unless prohibited by applicable law governing distributions to stockholders, the Series A Preferred Stock shall be redeemable at the option of the Requisite Holders commencing any time after the 5th anniversary of the Closing at a price equal to the Accrued Value.

Call Rights:    Unless prohibited by applicable law governing distributions to stockholders, the Series A Preferred Stock shall be redeemable at the option of the Company commencing any time (A) prior to the 1st anniversary of the Closing at a price equal to the 150% of the Accrued Value, (B) on or after the 1st anniversary but prior to the 2nd anniversary of the Closing at a price equal to the 140% of the Accrued Value, (C) on or after the 2nd anniversary of the Closing but prior to the 3rd anniversary of the Closing at a price equal to the 130% of the Accrued Value, (D) on or after the 3rd anniversary of the Closing but prior to the 4th anniversary of the Closing at a price equal to the 120% of the Accrued Value, (E) on or after the 4th anniversary of the Closing but prior to the 5th anniversary of the Closing at a price equal to the 110% of the Accrued Value, or (F) on or after the 5th anniversary of the Closing at a price equal to the 100% of the Accrued Value.

Warrants

As a result of and upon the effective time of the Domestication, amongst other things (a) each of the then issued and outstanding warrants to purchase Class A ordinary shares of Inflection Point automatically became a Warrant exercisable for one share of our Common Stock on the same terms as the pre-Domestication warrants; and (b) each unit of Inflection Point issued and outstanding as of immediately prior to the Domestication was automatically canceled and each holder received one share of Common Stock and one-half of one Warrant exercisable for one share of Common Stock on the same terms as the pre-Domestication warrants, with any fractional Warrants to be issued in connection with such separation rounded down to the nearest whole warrant.

Public Warrants

The registration statement for Infection Point’s initial public offering (the “IPO”) was declared effective on May 24, 2023. On May 30, 2023, Inflection Point consummated the IPO of 25,000,000 units, which included the partial exercise by the underwriters of their over-allotment option in the amount of 3,000,000 units, at $10.00 per unit, generating gross proceeds of $250,000,000. Each unit consisted of one Class A Ordinary Share and one half of one redeemable warrant of the Company, with each whole warrant entitling the holder to purchase one Class A Ordinary Share for $11.50 per share, subject to adjustment.

Each whole Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination, provided that the Company has an effective registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of such Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise such Warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a warrant holder may exercise its Warrants only for a whole number of shares of Common Stock. This means only a whole Warrant may be exercised at a given time by a warrant holder. No fractional Warrants were issued upon separation of the units and only whole Warrants are trading. The Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying such Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No Warrant will be exercisable and the Company will not be obligated to issue a share of Common Stock upon exercise of such Warrant unless the share of Common Stock issuable upon exercise of such Warrant has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of such Warrant. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any Warrant. In the event that a registration statement is not effective for the shares of Common Stock underlying the exercised Warrants, the purchaser of a unit of Inflection Point containing the warrant that has been converted into a Warrant will have paid the full purchase price for the unit solely for the Public Share underlying such unit.

Because the Warrants will be exercisable until their expiration date of up to five years after the completion of the Business Combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of the Business Combination, under the terms of the Warrant Agreement, Inflection Point agreed that, as soon as practicable, but in no event later than 20 business days, after the closing of the Business Combination, the Company would use its best efforts to file with the SEC a post-effective amendment to the registration statement for the IPO or a new registration statement covering the registration under the Securities Act of the shares of Common Stock issuable upon exercise of the Warrants and thereafter would use its best efforts to cause the same to become effective within 60 business days following the Business Combination and to maintain a current prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the shares of Common Stock issuable upon exercise of the Warrants was not effective by the sixtieth (60th) business day after the closing of the Business Combination, warrant holders would have been permitted, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, warrant holders will be permitted, to exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Common Stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its best efforts to register or qualify the shares of Common Stock under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of such Warrants by (y) the fair market value. The “fair market value” as used in this paragraph means the volume weighted average price of the Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of Warrants when the price per share of Common Stock equals or exceeds $18.00.    Once the Warrants become exercisable, the Company may redeem the outstanding Warrants:

•        in whole and not in part;

•        at a price of $0.01 per Warrant; upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•        if, and only if, the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “— Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period commencing at least 150 days after the Closing Date and ending three business days before the Company sends the notice of redemption to the warrant holders.

Redemption Procedures

If and when the Warrants become redeemable, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Inflection Point established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Warrants, each warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 per share redemption trigger price (as adjusted for stock dividends, split-ups, reorganizations, recapitalizations and the like) as well as the $11.50 exercise price after the redemption notice is issued.

Beneficial Ownership Limitation

A holder of Warrants may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrants, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Common Stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering made to all or substantially all holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Common Stock ) and (ii) the quotient of (x) the price per share of Common Stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Common Stock, in determining the price payable for shares of Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to all or substantially all the holders of shares of Common Stock on account of such shares of Common Stock (or other securities into which the Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of its issued and outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of Common Stock in such a transaction is payable in the form of capital stock or shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.

The Warrants are issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent and the Company. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the warrants and the Warrant Agreement set forth in the registration statement for Inflection Point’s IPO, (ii) adjusting the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Warrants, provided that the approval by the holders of at least 50% of the then-outstanding `Warrants received upon conversion of Inflection Point Public Warrants is required to make any change that adversely affects the interests of the registered holders of such Warrants, and, solely with respect to any amendment to the terms of the Private Placement Warrants, 50% of such Warrants.

Private Placement Warrants

Simultaneously with the closing of the IPO, Inflection Point consummated the sale of 7,650,000 private placement warrants to the Sponsor and CF&CO, at a price of $1.00 per private placement warrant, or $7,650,000 in the aggregate. Of those 7,650,000 private placement warrants, the Sponsor purchased 6,000,000 private placement warrants and CF&CO purchased 1,650,000 private placement warrants. CF&CO forfeited 1,650,000 private placement warrants in connection with the Business Combination.

The Private Placement Warrants received upon conversion of the private placement warrants of Inflection Point (including the shares of Common Stock issuable upon exercise of such Warrants) were not be transferable, assignable or saleable until 30 days after the completion of the Business Combination (except, among other limited exceptions, to Inflection Point’s officers and directors and other persons or entities affiliated with the Sponsor). Except as described herein, the Private Placement Warrants received upon conversion of the private placement warrants of Inflection Point have terms and provisions that are identical to those of the Public Warrants.

Preferred Investor Warrants

The Company has issued Preferred Investor Warrants initially exercisable for up to 5,279,412 shares of Common Stock, and now exercisable for up to 9,050,433 shares of Common Stock, subject to adjustment.

The Preferred Investor Warrants are immediately exercisable upon issuance as of Closing and expire five years from the date of Closing at 5:00 p.m., New York City time (the “PIW Termination Date”). The Preferred Investor Warrants include customary cash and cashless exercise provisions. Each Preferred Investor Warrant was initially exercisable at $12.00 per share of Common Stock, subject to the same anti-dilution and other adjustments as the Series A Preferred Stock. The current exercise price is $7.00 per share.

The Preferred Investor Warrants do not include any redemption features. The Preferred Investor Warrants may be exercised on a cashless basis if, at any time after the six-month anniversary of the Closing Date, there is not an effective registration statement with respect to the shares of Common Stock issuable upon exercise of the Preferred Investor Warrants. On the PIW Termination Date, the Preferred Investor Warrants will be automatically exercised on a cashless basis. To exercise on a cashless basis, the holder of the Preferred Investor Warrant would pay the exercise price by surrendering the Preferred Investor Warrant (or part thereof) for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Preferred Investor Warrant, multiplied by the excess of the daily volume weighted average price of the Common Stock on the date specified by the Preferred Investor Warrant less the exercise price of such Preferred Investor Warrant by (y) the daily volume weighted average price of the Common Stock on the date specified by the Preferred Investor Warrant.

The holders of Preferred Investor Warrants will not have the rights or privileges of holders of shares of Common Stock or any voting rights in respect of the Preferred Investor Warrants or underlying shares of Common Stock until they exercise their Preferred Investor Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Preferred Investor Warrants, each holder will be entitled to one vote for each share of Common Stock held of record on all matters to be voted on by stockholders.

May 2025 Pre-Funded PIPE Warrant

On May 2, 2025, upon the closing of the May 2025 PIPE, the Company issued the May 2025 Pre-Funded PIPE Warrant. The May 2025 Pre-Funded PIPE Warrant is immediately exercisable, subject to the holder’s election to implement a beneficial ownership limitation of 9.99%. The exercise price per share is $0.0001 per share, subject to adjustment. The May 2025 Pre-Funded PIPE Warrant does not expire.

May 2025 PIPE Warrant

On May 2, 2025, upon the closing of the May 2025 PIPE, the Company issued the May 2025 PIPE Warrant. The May 2025 PIPE Warrant will not be exercisable until the Company obtains stockholder approval for the issuance of more than 20% of the shares of Common Stock outstanding on the Signing Date and will expire on the sixth anniversary of the initial exercise date. The exercise price per share is $7.00 per share, subject to customary anti-dilution adjustments, including with respect to future issuances or sales of Common Stock.

Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law

The provisions of our Certificate of Incorporation, our Bylaws and the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Common Stock.

Our Certificate of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by such board of directors.

These provisions include:

•        Authorized but Unissued Capital Stock.    The authorized but unissued shares of Preferred Stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Preferred Stock could render more difficult or discourage an attempt to obtain control of a majority of common stock by means of a proxy contest, tender offer, merger or otherwise.

•        No Cumulative Voting for Directors.    The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting. As a result, the holders of shares of Common Stock representing a majority of the voting power of all of the outstanding shares of our capital stock of will be able to elect all of the directors then standing for election.

•        Quorum.    Our Bylaws provide that at all meetings of the Board, a majority of the Whole Board (as defined therein) will constitute a quorum for the transaction of business.

•        Action by Written Consent.    Any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in lieu of a meeting of stockholders by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate(s) of designation relating to such series of Preferred Stock.

•        Special Meetings of Stockholders.    Our Certificate of Incorporation provides that, except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of our stockholders for any purpose or purposes may be called at any time only by or at the direction of the Chair of the Board or by a resolution adopted by the affirmative vote of a majority of the total number of directors that the Company would have if there were no vacancies on the Board, but such special meetings may not be called by stockholders or any other person or persons.

•        Advance Notice Procedures.    Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of the stockholders, and for stockholder nominations of persons for election to the Board to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the secretary of the Company timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the Bylaws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that eliminates the personal liability of directors and officer for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director or officer for breach of fiduciary duty as a director or officer, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director or officer or if such director or officer has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Our Bylaws provide that we must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our Certificate of Incorporation and our Bylaws may discourage stockholders from bringing a lawsuit against directors and officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, liability insurance and any indemnity agreements that may be entered into are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Except for the complaint filed by Ramco against USARE OpCo and the other Defendants, there is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Transfer Agent and Registrar

The Transfer Agent and registrar for the shares of Common Stock, and the warrant agent for the Warrants, is Continental Stock Transfer & Trust Company.

Listing

On March 14, 2025, our shares of Common Stock and Warrants to purchase shares of Common Stock at an exercise price of $11.50 per share began trading on Nasdaq under the symbols, “USAR” and “USARW,” respectively.

SECURITIES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, future sales of shares of Common Stock or Warrants, or the availability for future sale of shares of Common Stock or Warrants, will have on the market price of shares of our Common Stock or Warrants prevailing from time to time. The sale of substantial amounts of shares of our Common Stock or our Warrants in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our Common Stock or of our Warrants and could impair our future ability to raise capital through the sale of our equity or equity-related securities at a time and price that we deem appropriate.

As of May 12, 2025, prior to the issuance and resale of the securities offered by this prospectus, we had a total of 90,836,776 shares of our Common Stock outstanding. Of these shares, approximately 11,741,248 shares of our Common Stock are freely tradable without restriction or further registration under the Securities Act by persons other than our “affiliates”, as of May 12, 2025. Under the Securities Act, an “affiliate” of an issuer is a person that directly or indirectly controls, is controlled by, or is under common control with that issuer. The remaining shares of our Common Stock are “restricted securities,” as defined in Rule 144 under the Securities Act (“Rule 144”) or are otherwise not permitted to be sold absent registration under the Securities Act or compliance with Rule 144 thereunder or in reliance on another exemption from registration.

In addition, we also have outstanding:

(i)     18,500,000 Warrants outstanding (including 6,000,000 Private Placement Warrants), each exercisable for one share of Common Stock at a price of $11.50 per share;

(ii)    5,018,834 shares of Series A Preferred Stock, currently convertible into 8,773,448 shares of Common Stock at the current conversion price of $7.00 taking into account accrued and unpaid payment-in-kind dividends through May 12, 2025;

(iii)   Preferred Investor Warrants, currently exercisable for a total of 9,050,433 shares of Common Stock, at an exercise price of $7.00 per share;

(iv)   The Pre-Funded PIPE Warrant, exercisable for a total of 2,163,886 shares of Common Stock; and

(v)    The PIPE Warrant, exercisable for a total of 10,714,286 shares of Common Stock, at an exercise price of $7.00 per share.

As a result of the registration provisions of the Warrant Agreement, all or a portion of the shares of Common Stock issuable upon exercise of the Warrants may be eligible for future sale without restriction.

Approximately 4,567,239 of the shares of Common Stock currently issuable upon conversion of the 5,018,834 shares of Series A Preferred Stock would be freely tradable without restriction or further registration under the Securities Act by persons other than our “affiliates”, as of May 12, 2025. The remaining shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred Stock are issuable to persons entitled to have such shares of Common Stock registered for resale. We are registering for issuance and/or resale the shares of Common Stock issuable upon conversion of Series A Preferred Stock and therefore such shares may be eligible for future sale without restriction. As described in the section of this prospectus entitled “Description of Capital Stock — Preferred Stock,” the Series A Preferred Stock accrues dividends daily. To the extent such dividends are accrued as payment-in-kind dividends, the accrued value of each share of Series A Preferred Stock increases, which increases the number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock.

We are registering issuance and/or resale of the shares of Common Stock issuable upon exercise of the Preferred Investor Warrants and therefore such shares may be eligible for future sale without restriction.

We have filed or will file a registration statement on Form S-1 for the resale of the shares issued or issuable in connection the May 2025 PIPE, including the shares of Common Stock underlying the May 2025 PIPE Warrant and the May 2025 Pre-Funded Warrant.

Equity Plans

We intend to file a registration statement on Form S-8 under the Securities Act to register the offer and sale of all shares of Common Stock or securities convertible or exchangeable for shares of our Common Stock issuable under the USA Rare Earth, Inc. 2024 Omnibus Incentive Plan of our Common Stock registered under such registration statement will be available for resale by nonaffiliates in the public market without restriction under the Securities Act and by affiliates in the public market subject to compliance with the resale provisions of Rule 144.

Registration Rights

In connection with the consummation of the Business Combination, we entered into the Registration Rights Agreement by and among, us, the Sponsor and certain of the other Selling Securityholders pursuant to which we granted them and their affiliates the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act certain securities held by such holders. These shares also may be sold under Rule 144 under the Securities Act, depending on their holding period and subject to restrictions in the case of shares held by persons deemed to be our affiliates.

Furthermore, pursuant to the CCM Arrangements, we agreed to register their resale of the shares of Common Stock held by or issuable to them as described in this prospectus.

The Warrant Agreement also requires that we file with the SEC and use commercially reasonable efforts to maintain a registration statement registering the issuance of the shares of Common Stock issuable upon exercise of the Warrants. If such a registration statement is not effective at any time, warrant holders may elect to exercise their Warrants on a “cashless basis” pursuant to the terms of the Warrant Agreement.

In connection with the May 2025 PIPE, the Company and Alyeska entered into a registration rights agreement, pursuant to which the Company agreed to file a registration statement with the SEC on or prior to the 30th calendar day following closing of the May 2025 PIPE for purposes of registering the resale of the shares of Common Stock issued in the May 2025 PIPE and the shares of Common Stock issuable upon exercise of the May 2025 Pre-Funded PIPE Warrant and the May 2025 PIPE Warrant, to use commercially reasonable efforts to have such registration statement declared effective within the time period set forth in such registration rights agreement, and to keep such registration statement effective until the date that all registrable securities covered by such registration statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

Lock-Up Agreements

Sponsor Lock-Up Agreement

In connection with the consummation of the Transactions, we entered into the Sponsor Lock-Up Agreement with the Sponsor, pursuant to which the Sponsor and its permitted assigns agreed not to Transfer, without the prior written consent of the Board, prior to the date that is six months after the Closing Date. The Sponsor also agreed to not Transfer any Warrants received upon conversion of its Private Placement Warrants in connection with the Domestication (or the shares of Class A Common Stock issuable upon exercise of such warrants), prior to the date that is 30 days after the Closing Date. The Sponsor Lock-Up Agreement provides for certain permitted transfers, including but not limited to, transfers to certain affiliates or family members, transfers of shares acquired on the open market after the consummation of the Transactions, subject to certain conditions, or the exercise of certain stock options and warrants.

USARE Lock-Up Holders

Pursuant to our Bylaws, the USARE Lock-Up Holders are not be permitted, during the Initial Common Stock Lock-Up Period to Transfer any USARE Lock-Up Shares. Our Bylaws further provide that such USARE Lock-up Holders will not be permitted to, during the Second Common Stock Lock-Up Period, Transfer more than 50% of the USARE Lock-Up Shares, without the prior written consent of our board of directors. Our Bylaws provide for certain permitted transfers, including but not limited to, transfers to certain affiliates or family members, transfers of shares acquired on the open market after the consummation of the Business Combination, subject to certain conditions, or the exercise of certain stock options and warrants.

Notwithstanding the foregoing, in connection with the Closing of the Business Combination, our board of directors released specified USARE Lock-Up Holders, generally the USARE Lock-Up Holders who were expected to own less than 0.2% of the Common Stock issued to all USARE Lock-Up Holders in the Business Combination, from the lock-up described above.

Sponsor Lock-Up Agreement

Pursuant to the letter agreements dated May 24, 2023, the Sponsor and Inflection Point’s officers and directors agreed not to transfer, assign or sell any of their Class B ordinary shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (i) one year after the completion of the initial business combination, or (ii) the date on which Inflection Point (or its successor) completes a liquidation, merger, share exchange or other similar transaction after the initial business combination that results in all of Inflection Point’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; except to certain permitted transferees and under certain circumstances (the lock-up). Notwithstanding the foregoing, if (1) the closing price of Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination or (2) if Inflection Point (or its successor) consummates a transaction after the initial business combination which results in Inflection Point’s shareholders having the right to exchange their shares for cash, securities or other property, the covered shares will be released from the lock-up.

In connection with the Business Combination, the lock-up provisions of the letter agreement entered into by the Sponsor were superseded by the Sponsor Lock-Up Agreement, pursuant to which the Sponsor and its permitted assigns agreed not to, without the prior written consent of our board of directors, during the Initial Common Stock Lock-Up Period, Transfer any Sponsor Lock-Up Shares. The Sponsor and its permitted assigns also agreed not to, during the Second Common Stock Lock-Up Agreement, Transfer more than 50% of the Sponsor Lock-Up Shares in each case, without the prior written consent of our board of directors. In addition, the Sponsor agreed to not Transfer any Private Placement Warrants (or the shares of Common Stock issuable upon exercise of such Private Placement Warrants, prior to the date that is 30 days after the Closing Date. The Sponsor Lock-Up Agreement provides for certain permitted transfers, including but not limited to, transfers to certain affiliates or family members, transfers of shares acquired on the open market after the consummation of the Business Combination, subject to certain conditions, and the exercise of certain stock options and warrants.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock or our warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been our affiliate at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock or our Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of our common stock then outstanding; and

•        the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company (which, in our case, is likely to occur one year after the filing of the “Super” Form 8-K related to the Transactions, filed on March 19, 2025).

As a result, the Sponsor will be able to sell its Common Stock and Private Placement Warrants, as applicable, pursuant to Rule 144 without registration one year after the filing of the “Super” Form 8-K, which occurred on March 19, 2025. Absent registration under the Securities Act, other stockholders, including securityholders who received restricted securities in the Transactions, will not be permitted to sell their restricted securities under Rule 144 earlier than one year after the filing of the “Super” Form 8-K.

Following the consummation of the Business Combination, we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR HOLDERS OF
CLASS A COMMON STOCK AND WARRANTS

The following discussion is a summary of certain U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (each as defined below, and together, “Holders”) of the ownership and disposition of shares of our Common Stock and Private Placement Warrants that are being offered pursuant to this prospectus (such offered Private Placement Warrants, the “Offered Warrants”, and collectively with such offered Common Stock, the “Offered Securities”). This discussion applies only to Holders that hold their Offered Securities as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

This discussion also does not address the U.S. federal income tax consequences of the exercise of Warrants or Preferred Investor Warrants (other than the Offered Warrants as specifically discussed below) by existing holders of such Warrants or Preferred Investor Warrants, the conversion of shares of Series A Preferred Stock into shares of Common Stock, or the receipt by a person of Common Stock constituting the Earnout Shares, and such holders should consult their own tax advisors regarding the U.S. federal income tax consequences to them of their receipt of Common Stock in connection with an exercise of such Warrants or Preferred Investor Warrants, conversion of shares of Series A Preferred Stock, or of Common Stock constituting the Earnout Shares. This discussion is limited to U.S. federal income tax considerations and does not address any estate, gift or other U.S. federal non-income tax considerations or considerations arising under the tax laws of any U.S. state, or local or non-U.S. jurisdiction. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to any particular investor in light of their particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply to investors subject to special rules under U.S. federal income tax law, such as:

•        banks, financial institutions or financial services entities;

•        broker-dealers;

•        taxpayers that are subject to the mark-to-market accounting rules with respect to the Offered Securities;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies or real estate investment trusts;

•        partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) or pass-through entities (including S Corporations), or persons that hold or will hold the Offered Securities through such partnerships or pass-through entities;

•        U.S. expatriates or former long-term residents of the United States;

•        except as specifically provided below, persons that actually or constructively own five percent or more (by vote or value) of our stock;

•        persons that acquired the Offered Securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•        persons that hold or will hold the Offered Securities as part of a straddle, constructive sale, hedge, wash sale, conversion or other integrated or similar transaction;

•        U.S. Holders (as defined below) whose functional currency is not the U.S. dollar; or

•        “specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership (or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Offered Securities, the tax treatment of such partnership and a person treated as a partner, member or other beneficial owner in such partnership will generally depend on the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. Partnerships holding any Offered Securities and persons that are treated as partners, members or other beneficial owners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them of the ownership and disposition of the Offered Securities.

This discussion is based on the Code, Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. The Company has not sought, and does not intend to seek, any rulings from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax considerations described herein. Accordingly, there can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE OWNERSHIP AND DISPOSITION OF THE OFFERED SECURITIES. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF THE OFFERED SECURITIES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

U.S. Holders

As used herein, a “U.S. Holder” is a beneficial owner of an Offered Security who or that is for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•        an estate whose income is subject to U.S. federal income tax regardless of its source; or

•        a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

A.          Taxation of Distributions

In general, distributions of cash or other property to U.S. Holders of Common Stock (other than certain distributions of our stock or rights to acquire our stock) generally will constitute dividends for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of Common Stock and will be treated as described below under the section entitled “— B. Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities”.

Dividends paid to a U.S. Holder that is treated as a taxable corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder may constitute “qualified dividend income” that will be subject to tax at reduced rates accorded to long-term capital gains.

B.          Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities

Upon a sale or other taxable disposition of Offered Securities (which, in general, would include a redemption of Offered Warrants that is treated as a sale of such Offered Warrants as described below), a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Offered Securities so disposed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Offered Securities so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Offered Securities so disposed of. A U.S. Holder’s adjusted tax basis in its Offered Securities generally will equal the U.S. Holder’s acquisition cost, less, in the case of a share of Common Stock, any prior distributions treated as a return of capital, or in the case of a U.S. Holder that acquired Common Stock upon exercise of an Offered Warrant for cash, as described below in “— C. Exercise, Lapse or Redemption of Offered Warrants”. U.S. Holders who acquired Common Stock pursuant to the exercise of Warrants or Preferred Investor Warrants (other than Offered Warrants) or pursuant to the conversion of shares of Series A Preferred Stock into shares of Common Stock are urged to consult their own tax advisors regarding their tax bases and holding periods in such Common Stock. However, for U.S. Holders who acquired Common Stock pursuant to the exercise of Warrants or Preferred Investor Warrants (other than Offered Warrants), the impact of such exercise on a U.S. Holder’s holding period or tax basis of such Common Stock generally should be consistent with the discussion under “— C. Exercise, Lapse or Redemption of Offered Warrants”.

C.          Exercise, Lapse or Redemption of Offered Warrants

A U.S. Holder generally will not recognize taxable gain or loss on the acquisition of Common Stock upon exercise of Offered Warrants for cash. The U.S. Holder’s tax basis in the shares of Common Stock received upon exercise of the Offered Warrants generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the Offered Warrants and the exercise price. It is unclear whether the U.S. Holder’s holding period for the Common Stock received upon exercise of the Offered Warrants will begin on the date following the date of exercise or on the date of exercise of the Offered Warrants; in either case, the holding period will not include the period during which the U.S. Holder held the Offered Warrants. If any Offered Warrants are allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the lapsed Offered Warrants.

The tax consequences of a cashless exercise of Offered Warrants are not clear under current tax law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s basis in the Common Stock received would equal the U.S. Holder’s basis in the Offered Warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period in the Common Stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the Offered Warrants; in either case, the holding period would not include the period during which the U.S. Holder held the Offered Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Common Stock would include the holding period of the Offered Warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of Offered Warrants equal to the number of shares of Common Stock having a value equal to the exercise price for the total number of Offered Warrants to be exercised. In such case, the U.S. Holder would recognize capital gain or loss with respect to the Offered Warrants deemed surrendered in an amount equal to the difference between the fair market value of the Common Stock that would have been received in a regular exercise of the Offered Warrants deemed surrendered and the U.S. Holder’s tax basis in the Offered Warrants deemed surrendered. In this case, a U.S. Holder’s aggregate tax basis in the Common Stock received would equal the sum of the U.S. Holder’s tax basis in the Offered Warrants deemed exercised and the aggregate exercise price of such Offered Warrants. It is unclear whether a U.S. Holder’s holding period for the Common Stock would commence on the date following the date of exercise or on the date of exercise of the Offered Warrants; in either case, the holding period would not include the period during which the U.S. Holder held the Offered Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Common Stock received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If the Company redeems Offered Warrants for cash or if it purchases Offered Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under the section entitled “— B. Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities”.

D.          Possible Constructive Distributions

The terms of each Offered Warrant provide for an adjustment to the number of shares of Common Stock for which the Offered Warrant may be exercised or to the exercise price of the Offered Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of the Offered Warrants would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the U.S. Holder’s proportionate interest in the Company’s assets or earnings and profits (for example, through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Offered Warrant), which adjustment may be made as a result of a distribution of cash or other property, such as other securities, to the holders of shares of Common Stock, or as a result of the issuance of a stock dividend to holders of shares of Common Stock, in each case, which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as described above under the section entitled “— A. Taxation of Distributions” in the same manner as if the U.S. Holders of the Offered Warrants received a cash distribution from the Company equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

Payments of distributions on and the proceeds from a sale or other disposition of Offered Securities will be subject to information reporting to the IRS and U.S. backup withholding on such payments may be possible. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and the U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Non-U.S. Holders

As used herein, a “Non-U.S. Holder” is a beneficial owner of an Offered Security who or that is for U.S. federal income tax purposes:

•        a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•        a foreign corporation; or

•        an estate or trust that is not a U.S. Holder.

A.          Taxation of Distributions

In general, any distributions (including constructive distributions, but not including certain distributions of our stock or rights to acquire our stock) made to a Non-U.S. Holder of shares of Common Stock, to the extent paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, the Company will be required to withhold tax from the gross amount of the dividend at a rate of thirty percent (30%), unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such Non-U.S. Holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of Common Stock, which will be treated as described below under the section entitled “— B. Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities”. In addition, if the Company determines that it is likely to be classified as a “United States real property holding corporation” (see the section entitled “— B. Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities” below), the applicable withholding agent may withhold fifteen percent (15%) of any distribution that exceeds the Company’s current and accumulated earnings and profits.

The withholding tax generally does not apply to dividends paid to a Non-U.S. Holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise.

A Non-U.S. Holder that is treated as a foreign corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of thirty percent (30%) (or a lower applicable treaty rate).

B.          Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of its Offered Securities (including an expiration or redemption of the Offered Warrants as described below under the section entitled “— Exercise, Lapse or Redemption of Offered Warrants”), unless:

•        the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States);

•        such Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of such disposition (as such days are calculated pursuant to Section 7701(b)(3) of the Code) and certain other requirements are met; or

•        the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period for the applicable Offered Securities being disposed of, except, in the case where shares of Common Stock are “regularly traded” on an “established securities market” (as such terms are defined under applicable Treasury Regulations), (x) the Non-U.S. Holder is disposing of Common Stock and has owned, whether actually or based on the application of constructive ownership rules, five percent (5%) or less of Common Stock at all times within the shorter of the five-year period preceding such disposition of such Common Stock or such Non-U.S. Holder’s holding period for such Common Stock or (y) the Non-U.S. Holder is disposing of Offered Warrants and has owned, whether actually or based on the application of constructive ownership rules, five percent (5%) or less of the total fair market value of our Warrants (provided our Warrants are considered to be “regularly traded”) at all times within the shorter of the five-year period preceding such disposition of Offered Warrants or such Non-U.S. Holder’s holding period for such Offered Warrants. There can be no assurance that any Offered Securities will be treated as regularly traded on an established securities market for this purpose. It is unclear how the rules for determining the five percent (5%) threshold for this purpose would be applied with respect to Common Stock or Offered Warrants, including how a Non-U.S. Holder’s ownership of Offered Warrants impacts the five percent (5%) threshold determination with respect to the Common Stock and whether the five percent (5%) threshold determination with respect to Offered Warrants must be made with or without reference to our warrants that are not Offered Warrants. In addition, special rules may apply in the case of a disposition of Offered Warrants if our Common Stock is considered to be “regularly traded”, but Offered Warrants are not considered to be “regularly traded”. Non-U.S. Holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is treated as a foreign corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a thirty percent (30%) rate (or a lower applicable income tax treaty rate).

If the second bullet point applies to a Non-U.S. Holder, such Non-U.S. Holder generally will be subject to U.S. tax on such Non-U.S. Holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a tax rate of thirty percent (30%) (or a lower applicable tax treaty rate).

If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such holder will be subject to tax at generally applicable U.S. federal income tax rates. In addition, the Company may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such disposition or redemption. The Company believes it is not currently a United States real property holding corporation and is not expected to be a United States real property holding corporation in the foreseeable future. However, such determination is factual in nature and subject to change. Accordingly, no assurance can be provided as to whether the Company would be treated as a United States real property holding corporation in any taxable year.

Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them in respect of any loss recognized on a sale, taxable exchange or other taxable disposition of its Offered Securities.

C.          Exercise, Lapse or Redemption of Offered Warrants

A Non-U.S. Holder generally will not recognize taxable gain or loss on the acquisition of Common Stock upon exercise of Offered Warrants for cash. The Non-U.S. Holder’s tax basis in the share of Common Stock received upon exercise of Offered Warrants generally will be an amount equal to the sum of the Non-U.S. Holder’s tax basis in such Offered Warrants and the exercise price. It is unclear whether the Non-U.S. Holder’s holding period for Common Stock received upon exercise of the Offered Warrants will begin on the date following the date of exercise or on the date of exercise of the Offered Warrants; in either case, the holding period will not include the period during which the Non-U.S. Holder held the Offered Warrants. If any Offered Warrants are allowed to lapse unexercised, a Non-U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in such lapsed Offered Warrants. Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them in respect of any such loss recognized.

The Offered Warrants may be exercised on a cashless basis in certain circumstances. The U.S. federal income tax characterization of a cashless exercise of Offered Warrants are not clear under current tax law. A cashless exercise may not be a taxable exchange, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a Non-U.S. Holder’s tax basis in the Common Stock received would equal the Non-U.S. Holder’s tax basis in the Offered Warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a Non-U.S. Holder’s holding period in the Common Stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the Offered Warrants; in either case, the holding period would not include the Non-U.S. Holder’s holding period for the Offered Warrants exercised therefor.

If the cashless exercise were treated as a recapitalization, the holding period of the Common Stock would include the holding period of the Offered Warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a Non-U.S. Holder could be deemed to have surrendered a number of Offered Warrants equal to the number of shares of Common Stock having a value equal to the exercise price for the total number of Offered Warrants to be exercised. In such case, the Non-U.S. Holder would recognize capital gain or loss with respect to the Offered Warrants deemed surrendered in an amount equal to the difference between the fair market value of the Common Stock that would have been received in a regular exercise of the Offered Warrants deemed surrendered and the Non-U.S. Holder’s tax basis in the Offered Warrants deemed surrendered. Any gain or loss recognized by a Non-U.S. Holder generally will be taxed as described above in “— B. Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities”. It is unclear whether a Non-U.S. Holder’s holding period for the Common Stock would commence on the date following the date of exercise or on the date of exercise of the Offered Warrants; in either case, the holding period would not include the Non-U.S. Holder’s holding period for the Offered Warrants exercised therefor.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a Non-U.S. Holder’s holding period would commence with respect to the Common Stock received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, Non-U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If the Company redeems Offered Warrants for cash or if the Company purchases Offered Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the Non-U.S. Holder, taxed as described above under “— B. Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities”.

Non-U.S. Holders should consult their tax advisors regarding the tax consequences of the exercise, lapse, or redemption of Offered Warrants.

D.          Possible Constructive Distributions

The terms of each Offered Warrant provide for an adjustment to the number of shares of Common Stock for which the Offered Warrant may be exercised or to the exercise price of the Offered Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not a taxable event. A Non-U.S. Holder of the Offered Warrants would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the Non-U.S. Holder’s proportionate interest in the Company’s assets or earnings and profits (for example, through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Offered Warrant), which adjustment may be made as a result of a distribution of cash or other property, such as other securities, to the holders of shares of Common Stock, or as a result of the issuance of a stock dividend to holders of shares of Common Stock, in each case, which is taxable to the holders of such stock as a distribution. Any constructive distribution received by a Non-U.S. Holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. Holder received a corporate distribution from the Company equal to the fair market value of such increased interest without any corresponding receipt of cash, the U.S. federal income tax consequences of which are described above under “— A. Taxation of Distributions”.

E.          Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of distributions and the proceeds from a sale or other disposition of Offered Securities. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid U.S. information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a tax treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder generally will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

F.           Foreign Account Tax Compliance Act

Provisions commonly referred to as “FATCA” impose withholding of thirty percent (30%) on payments of dividends (including constructive dividends) on Offered Securities to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent (30%) withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed Treasury Regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed Treasury Regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. However, there can be no assurance that final Treasury Regulations will provide the same exceptions from FATCA withholding as the proposed Treasury Regulations.

Non-U.S. Holders should consult their tax advisors regarding the effects of FATCA on their ownership and disposition of Offered Securities.

PLAN OF DISTRIBUTION

The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees, or other successors-in-interest selling shares of our Common Stock or our Private Placement Warrants or interests in our Common Stock or Private Placement Warrants received after the date of this prospectus from the Selling Securityholders as a gift, pledge, distribution, or other transfer, may, from time to time, sell, transfer, distribute, or otherwise dispose of certain of their shares of Common Stock or Private Placement Warrants or interests in our Common Stock or Private Placement Warrants on any stock exchange, market, or trading facility on which shares of our Common Stock or Warrants, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of their securities or interests therein:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        one or more underwritten offerings;

•        block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        distributions to their members, partners, or stockholders;

•        short sales effected after the date of the registration statement of which this prospectus forms a part is declared effective by the SEC;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•        directly to one or more purchasers;

•        through agents;

•        broker-dealers who may agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per share or Warrant; or

•        a combination of any such methods of sale.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some shares of our Common Stock or Private Placement Warrants owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee, or other successors-in-interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer securities in other circumstances, in which case the transferees, pledgees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our Common Stock, Private Placement Warrants or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such securities in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our Common Stock or our Private Placement Warrants short and deliver these securities to close out their short positions, or loan or pledge shares of our Common Stock or our Private Placement

Warrants to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Common Stock or our Private Placement Warrants offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of shares of our Common Stock and our Private Placement Warrants offered by them will be the purchase price of such securities, less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our Common Stock or our Private Placement Warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.

The Selling Securityholders also may in the future resell shares of our Common Stock or our Private Placement Warrants in open-market transactions in reliance upon Rule 144 under the Securities Act (provided that they meet the criteria and conform to the requirements of that rule), or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Securityholders and any underwriters, broker-dealers, or agents that participate in the sale of shares of our Common Stock or our Private Placement Warrants or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of such securities may be underwriting discounts and commissions under the Securities Act. If any Selling Securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us and the Selling Securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the number of shares of our Common Stock or our Private Placement Warrants to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable discounts, commissions, concessions, or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of securities offered by the Selling Securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our Common Stock or our Warrants. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Common Stock or our Warrants than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Common Stock or our Warrants by bidding for or purchasing shares of Common Stock or Warrants in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Common Stock or Warrants sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Common Stock or Warrants at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders may agree to indemnify any underwriter, broker-dealer, or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part until all such securities have been sold under such registration statement or under Rule 144 under the Securities Act or are no longer outstanding, or under other circumstances as described in the Registration Rights Agreement. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses. The Selling Securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, transfer taxes, and certain legal expenses relating to the offering.

A selling securityholder that is an entity may elect to make an in-kind distribution of Common Stock or Warrants to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, or stockholders are not affiliates of ours, such members, partners, or stockholders would thereby receive freely tradable shares of Common Stock or Warrants pursuant to the distribution through a registration statement.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by White & Case LLP.

EXPERTS

The consolidated financial statements of USA Rare Earth, LLC as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024 included in this prospectus and elsewhere in the registration statement have been audited by HORNE LLP, an independent registered public accounting firm, as stated in their report thereon, which report expresses an unqualified opinion and includes an explanatory paragraph relating to USA Rare Earth LLC’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements, and included in this prospectus in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at https://www.usare.com/. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

USA Rare Earth, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	As of
	March 31, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$23,351	$16,761
Deferred offering costs	—	5,134
Prepaid expenses and other current assets	2,428	378
Total current assets	25,779	22,273
Non-current assets:
Property, plant and equipment, net	30,122	26,529
Mineral interests, at cost	17,125	17,125
Equipment deposits	3,572	3,060
Lease right-of-use assets	425	30
Other non-current assets	52	52
Total non-current assets	51,296	46,796
Total assets	$77,075	$69,069

LIABILITIES, MEZZANINE AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$3,113	$1,823
Accrued liabilities	3,831	3,071
Derivative liability, current	—	1,164
Notes payable, current	—	831
Finance lease liability, current	247	—
Operating lease liability, current	129	23
Other current liabilities	13	13
Total current liabilities	7,333	6,925
Deferred grants	8,200	8,200
Finance lease liability, non-current	805	—
Operating lease liability, non-current	289	—
Earnout liability	46,232	—
Warrant liability	34,475	—
Total liabilities	97,334	15,125

Commitments and contingencies (Note 8)
Mezzanine equity:
12% Series A Cumulative Convertible Preferred Stock subject to possible redemption, $0.0001 par value, 15,000 authorized, 5,233 issued and outstanding as of March 31, 2025	32,397	21,173
Subscription receivable	—	(1,250)
Total mezzanine equity	32,397	19,923

USA Rare Earth, Inc.
Condensed Consolidated Balance Sheets — (Continued)
(in thousands, except par value)

	As of
	March 31, 2025	December 31, 2024
	(unaudited)
Stockholders’ (deficit) equity:
Common Stock $0.0001, par value, 750,000 authorized; 81,952 shares issued and outstanding as of March 31, 2025	8	6
Subscription receivable	(17,187)	—
Additional paid-in-capital	24	104,244
Accumulated deficit	(37,994)	(72,872)
Non-controlling interest	2,493	2,643
Total stockholders’ (deficit) equity	(52,656)	34,021
Total liabilities, mezzanine and stockholders’ (deficit) equity	$77,075	$69,069

The accompanying notes are an integral part of these condensed consolidated financial statements.

USA Rare Earth, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended March 31,
	2025	2024
Operating costs and expenses
Selling, general and administrative	$7,029	$2,647
Research and development	1,689	2,051
Total operating costs and expenses	8,718	4,698
Operating loss	(8,718)	(4,698)

Other income (expense)
Interest and dividend income	187	109
Gain on fair market value of financial instruments	60,300	1
Interest and other expense	(87)	(84)
Total other income	60,400	26
Net income (loss)	51,682	(4,672)
Net income (loss) attributable to non-controlling interest	(150)	(200)
Net income (loss) attributable to common stockholders	$51,832	$(4,472)
Net income (loss) per common share – basic	$0.75	$(0.11)
Net income (loss) per common share – diluted	$0.58	$(0.11)
Weighted average shares outstanding – basic	64,463	59,425
Weighted average shares outstanding – diluted	83,079	59,425

The accompanying notes are an integral part of these condensed consolidated financial statements.

USA Rare Earth, Inc.
Condensed Consolidated Statements of Mezzanine Equity and Stockholders’ Equity
(in thousands)
(Unaudited)

	Mezzanine Equity				Stockholders’ (Deficit) Equity
	Preferred Stock		Subscription Receivable	Total Mezzanine Equity	Common Stock		Additional Paid-In- Capital	Subscription Receivable	Accumulated Deficit	Non- controlling Interest	Total Stockholders’ (Deficit) Equity
	Shares	Amount			Shares	Amount
Balance as of January 1, 2025 as recast*	2,739	$21,173	$(1,250)	$19,923	60,091	$6	$104,244	$—	$(72,872)	$2,643	$34,021
Equity-based compensation – incentive units	—	—	—	—	—	—	241	—	—	—	241
Issuance of common stock – transaction bonus	—	—	—	—	78	—	841	—	—	—	841
Extinguishment of note payable	—	—	—	—	140	—	1,506	—	—	—	1,506
Convertible Preferred dividends (Class A and C)	84	1,082	—	1,082	182	—	(1,082)	—	—	—	(1,082)
Issuance of preferred stock and warrants, net of issuance costs	2,279	11,745	—	11,745	—	—	5,367	—			5,367
Forgiveness of related party promissory note	131	1,527	1,250	2,777	—	—	—	—	—	—	—
Deferred offering costs	—	(3,237)	—	(3,237)	—	—	(4,234)	—	—	—	(4,234)
Deemed dividend – preferred accretion to redemption value	—	107	—	107	—	—	(107)	—	—	—	(107)
Issuance of Common Stock in reverse recapitalization merger	—	—	—	—	21,461	2	27,718	—	(16,954)	—	10,766
Earnout liability at Closing of the Merger	—	—	—	—	—	—	(99,639)	—	—	—	(99,639)
Conversion of Series A Investor Warrants into liability-classified warrants	—	—	—	—	—	—	(34,612)	—	—	—	(34,612)
Forward purchase agreements prepayment	—	—	—	—	—	—	(351)	(20,389)	—	—	(20,740)
Early terminations of forward purchase agreements	—	—	—	—	—	—	63	3,271	—	—	3,334
Accretion of forward purchase agreements					—	—	69	(69)	—	—	—
Net loss	—	—	—	—	—	—	—	—	51,832	(150)	51,682
Balance as of March 31, 2025	5,233	32,397	—	32,397	81,952	$8	$24	$(17,187)	$(37,994)	$2,493	$(52,656)

____________

*        The shares of the Company’s common stock prior to the Merger have been retrospectively recast to reflect the change in the capital structure as a result of the Merger as described in Note 3.

USA Rare Earth, Inc.
Condensed Consolidated Statements of Mezzanine Equity and Stockholders’ Equity — (Continued)
(in thousands)
(Unaudited)

	Common Stock		Class A Common		Class B Common		Class C Convertible Preferred		Class C-1 Convertible Preferred		Additional Paid-In- Capital	Accumulated Deficit	Non- controlling Interest	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of January 1, 2024 as previously reported	—	$—	206,520	$3,704	20,779	$3,189	54,592	$73,079	7,861	$13,404	$—	$(54,223)	$3,331	$42,484
Retroactive application of recapitalization	59,213	6	(206,520)	(3,704)	(20,779)	(3,189)	(54,592)	(73,079)	(7,861)	(13,404)	93,370	—	—	—
Balance as of January 1, 2024 as adjusted*	59,213	6	—	—	—	—	—	—	—	—	93,370	(54,223)	3,331	42,484
Equity-based compensation	—	—	—	—	—	—	—	—	—	—	349	—	—	349
Class C and C-1 Convertible Preferred dividends	212	—	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of warrants	—	—	—	—	—	—	—	—	—	—	614	—	—	614
Dilution of non-controlling interest	—	—	—	—	—	—	—	—	—	—	—	12	(12)	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	(4,472)	(200)	(4,672)
Balance as of March 31, 2024	59,425	$6	—	$—	—	$—	—	$—	—	$—	94,333	$(58,683)	$3,119	$38,775

____________

*        The shares of the Company’s common stock prior to the Merger have been retrospectively recast to reflect the change in the capital structure as a result of the Merger as described in Note 3.

The accompanying notes are an integral part of these condensed consolidated financial statements.

USA Rare Earth, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2025	2024
Cash Flows From Operating Activities:
Net income (loss)	$51,682	$(4,672)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Equity-based compensation	1,282	349
Depreciation and amortization	33	90
Non-cash interest expense	73	44
Amortization of right-of-use assets	32	78
Loss on sale of property and equipment	—	39
Loss on Hatch note extinguishment	11	—
Gain on fair market value of financial instruments	(60,300)	(1)
Changes in assets and liabilities:
Prepaid and other current assets	(1,350)	(262)
Accounts payable	(1,609)	800
Accrued and other current liabilities	(152)	(662)
Operating lease liabilities	(31)	(61)
Other liabilities	—	25
Net cash used in operating activities	(10,329)	(4,233)
Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(2,011)	(39)
Equipment deposits	(1,039)	(980)
Cash used in investing activities	(3,050)	(1,019)
Cash Flows From Financing Activities:
Proceeds from issuance of series A-2 preferred and warrants	15,250	—
Proceeds from issuance of series A preferred and warrants	8,000	—
Issuance cost for series A preferred and warrants	(400)	—
IPXX contribution of capital through merger	22,867	—
Prepayment of forward purchase agreements	(20,789)	—
Proceeds from early termination of forward purchase agreements	3,322	—
Payment of issuance costs of Class C-1 Convertible Preferred units	—	(367)
Payment of securities issuance costs	(8,281)	(38)
Net cash provided by (used in) financing activities	19,969	(405)
Net increase (decrease) in cash	6,590	(5,657)
Cash and cash equivalents, Beginning of Year	16,761	13,199
Cash and cash equivalents, End of Period	$23,351	$7,542

Supplemental Disclosure of Noncash Investing and Financing Activities:
Class C and C-1 convertible preferred stock dividends	$1,960	$1,792
Class A-1 and A-2 convertible preferred stock dividends	$1,082	$—
Finance right-out-use assets obtained in exchange for finance lease liabilities	$1,233	$—
Operating right-of-use assets obtained in exchange for operating lease liabilities	$427	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 1. ORGANIZATION

The mission of USA Rare Earth, Inc. (formerly known as Inflection Point Acquisition Corp. II or “IPXX”), collectively with its subsidiaries (the “Company,” or “USAR”) is to establish a domestic rare earth magnet supply chain that supports the future state of energy, mobility, technology and national security in the United States (“U.S.”). USAR is developing a rare earth sintered neo magnet (“neo magnet” or “NdFeB”) manufacturing plant in Stillwater, Oklahoma, and intends to establish domestic rare earth and critical minerals supply, extraction, and processing capabilities to both supply its magnet manufacturing plant and market surplus materials to third parties. Rare earth magnets are critical to various business sectors and industries, including the defense, automotive, aviation, industrial, AI Robotics, medical, and consumer electronics industries, among others. USAR is planning to take a broad approach to the industries it serves with the intention of providing high quality NdFeB magnets to a variety of industries and customers. USAR’s focus on developing domestic rare earth production aligns with national priorities, offering the potential of a sustainable and secure domestic supply of materials critical to key industries.

USAR was a special purpose acquisition company incorporated as a Cayman Islands exempted corporation on March 6, 2023. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Following the closing of the Merger Transactions (as defined below), shares of USAR common stock (“Common Stock”) and USAR warrants began trading on Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “USAR” and “USARW”, respectively, on March 14, 2025.

These condensed consolidated financial statements refer to the mining operations of the Company, conducted through Round Top Mountain Development, LLC (“RTMD”), at Round Top Mountain in Texas (“Round Top”) and the Company’s research and development facility in Colorado as the “Round Top Project”. RTMD has mining rights in Texas and is developing processing technology for the rare earth minerals which are to be mined in Texas.

IPXX Business Combination Agreement

On August 21, 2024, IPXX entered into a Business Combination Agreement (as amended on November 12, 2024 and January 30, 2025, the “Business Combination Agreement”), by and among IPXX, USA Rare Earth, LLC, a Delaware limited liability company (“USARE LLC”), and IPXX Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of IPXX (“Merger Sub”). Pursuant to the Business Combination Agreement, Merger Sub merged with and into the USARE LLC, with the USARE LLC continuing as the surviving company (the “Merger”).

On March 12, 2025, as contemplated by the Business Combination Agreement, IPXX filed a notice of deregistration with the Cayman Islands Registrar of Companies and filed a certificate of incorporation and certificate of corporate domestication with the Delaware Secretary of State, pursuant to which IPXX was domesticated and continues as a Delaware corporation, changing its name to USA Rare Earth, Inc (the “Domestication”). As a result of the Domestication, each issued and outstanding Class A ordinary share of IPXX automatically converted, on a one-for-one basis, into a share of Common Stock and each of the issued and outstanding warrants to purchase Class A ordinary shares of IPXX automatically became a warrant exercisable for one share of Common Stock on the same terms as the pre-Domestication warrants. Additionally, each unit of IPXX issued and outstanding as of immediately prior to the Domestication was automatically canceled and each unit holder received one share of Common Stock and one-half of one USAR warrant exercisable for one share of Common Stock on the same terms as the pre-Domestication warrants.

On March 13, 2025 (the “Closing Date” or “Closing”), USAR consummated the previously announced Merger and related transactions (the “Merger Transactions”) contemplated by the Business Combination Agreement and USARE LLC became a direct wholly owned subsidiary of USAR. As a result of the Merger Transactions, all issued and outstanding Class A and B common units, Class C and C-1 preferred units, equity-based incentive units and warrants to acquire Class B common units and Class C preferred units of USARE LLC were converted into shares of Common Stock using an exchange ratio of approximately 0.204. On the Closing Date all incentive units were considered fully vested. The number of shares of Common Stock issuable for USARE LLC warrants and incentive units was calculated using the treasury method of accounting on a cashless exercise basis. Additionally, all issued and outstanding Class A-1

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 1. ORGANIZATION (cont.)

and A-2 preferred units of USARE LLC were converted on a one-for-one basis into shares of USAR Series A Preferred stock. Warrants to acquire USAR Class A common stock issued to the holders of Preferred Class A-1 and A-2 units were converted into a right to acquire Common Stock on a one-for-one basis.

As a result of the Merger, USAR is a holding company, in which substantially all of the assets and business are held by USARE LLC and its subsidiaries and continues to operate through USARE LLC and its subsidiaries. The Merger is accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”) and not as a business combination. Under this method of accounting, IPXX is treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of USARE LLC issuing stock for the net assets of IPXX, accompanied by a recapitalization. USARE LLC has been determined to be the accounting predecessor to the combined entity.

Unless otherwise noted or the context otherwise requires, references to the “Company,” “USAR,” “USA Rare Earth, Inc.,” refer to the business of USARE LLC and its subsidiaries prior to the Closing and to the business of USAR and its subsidiaries, including USARE LLC, following the Closing.

See additional information in Note 3, “Merger Transaction”.

Going Concern

The accompanying condensed consolidated financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern and the continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. The Company has generated no revenues since inception, continues to incur losses from operations, and has an accumulated deficit. For the three months ended March 31, 2025, the Company had net income of $51.7 million, which includes a non-cash fair value gain on financial instruments of $60.3 million. For the three months ended March 31, 2024, the Company had a net loss of $4.7 million. For the three months ended March 31, 2025 and 2024, the Company used $10.3 million and $4.2 million cash in operating activities, respectively.

Subsequent to March 31, 2025, the Company received additional cash proceeds of $11.5 million upon early terminations of the Forward Purchase Agreements (“FPA”). In addition, on May 5, 2025, the Company announced the closing of a private investment in public equity (“PIPE”) financing for $75.0 million with a single institutional investor.

Although, as of March 31, 2025, the Company had cash on its condensed consolidated balance sheet of $23.4 million, and has subsequently raised additional proceeds from the early terminations of the FPA and financing from the PIPE, the Company will need to raise additional capital to implement its strategic plan.

Based on the Company’s need to raise additional capital as well as milestones required for its current strategic plan to generate sustainable commercial revenues, there is substantial doubt regarding its ability to continue as a going concern for the twelve months following the issuance of these condensed consolidated financial statements.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying interim unaudited condensed consolidated financial statements have been prepared in accordance with U.S. GAAP for interim financial reporting and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations relating to interim financial statements. In management’s opinion, these unaudited condensed consolidated financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the Company’s financial position as

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

of March 31, 2025 and December 31, 2024 and the results of operations and cash flows for the three months ended March 31, 2025 and 2024. The results of operations for the three months ended March 31, 2025 are not necessarily indicative of the results to be expected for the full year or any other future interim or annual period. The December 31, 2024 balances reported herein are derived from the audited consolidated financial statements of USARE LLC.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of USARE LLC as of and for the years ended December 31, 2024 and 2023 contained in a Form 8-K dated and filed with the SEC on March 19, 2025.

These financial statements have been prepared on a basis that assumes that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

Emerging Growth Company Status

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). The JOBS Act, as defined, provides emerging growth companies with certain exemptions from public company reporting requirements for up to five fiscal years while a company remains an emerging growth company. As part of these exemptions, the Company need only provide two fiscal years of audited financial statements instead of three, it has reduced disclosure obligations such as for executive compensation, and it is not required to comply with auditor attestation requirements from Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, regarding its internal control over financial reporting. Additionally, the JOBS Act has allowed the Company the option to delay adoption of new or revised financial accounting standards until private companies are required to comply with new or revised financial accounting standards.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company, as well as its wholly-owned subsidiaries and variable interest entities (“VIEs”) for which the Company is the primary beneficiary. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, assumptions and judgments that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. The amounts that involve significant estimates include equity-based compensation, asset and liability valuations, certain equity issuances, and other fair value estimates reported. The assumptions used in calculating fair value represent the Company’s best estimates. However, these estimates involve inherent uncertainties and the application of judgment. As a result, if factors change or the Company uses different assumptions, any gain or loss recognized using estimates could be materially different.

Cash and Cash Equivalents

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash deposits. The Company considers cash equivalents to be highly liquid investments, including U.S. treasury and agency securities purchased with original maturities of three months or less. The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (“FDIC”). Management considers the risk of loss to be minimal.

Cash and cash equivalents consist of cash and liquid investments with an original maturity of three months or less. At March 31, 2025 and December 31, 2024, cash and cash equivalents consisted of $23.4 million and $16.8 million, respectively, of funds held in bank and investment accounts with financial institutions in the U.S.

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company continually monitors its cash positions with the financial institutions through which it invests. The Company maintains balances in various U.S. financial institutions in excess of U.S. federally insured limits.

Deferred Offering Costs

Deferred offering costs consist of direct legal, advisory, and other fees related to the Business Combination Agreement, and the Merger transactions as described in Note 1, “Organization”. These costs are capitalized as incurred and are presented as part of current assets in the Company’s condensed consolidated balance sheets and totaled zero and $5.1 million as of March 31, 2025 and December 31, 2024, respectively. Upon the completion of the Merger Transactions, deferred offering costs directly related to the issuance of shares were netted against the proceeds from the Merger and recorded as an offset to stockholders’ equity.

Changes in Ownership Interest Without Loss of Control

Changes in a parent’s ownership interest that do not result in a change in control of the subsidiary that is a business are accounted for as equity transactions (i.e., no gain or loss is recognized in earnings) and in accordance with Accounting Standards Codification (“ASC”) 810, Consolidation. The carrying amount of the non-controlling interest (“NCI”) is adjusted to reflect the change in the NCI’s ownership interest in the subsidiary. Any difference between the amount by which the NCI is adjusted and the fair value of the consideration received is attributed to shareholders’/members’ equity and recognized in additional paid-in capital (“APIC”).

Fair Value

U.S. GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price), and establishes a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

•        Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•        Level 2 — Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

•        Level 3 — Prices or valuation techniques requiring inputs that are both significant to the fair-value measurement and unobservable.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

See additional information in Note 4, “Fair Value Measurements”.

Long-lived Assets

In accordance with ASC 360-10, Impairment or Disposal of Long-Lived Assets, the Company periodically reviews the carrying value of its long-lived assets, such as property, plant and equipment, mineral interests and equipment deposits, to test whether current events or circumstances indicate that such carrying value may not be recoverable. When impairment indicators are identified, a recoverability analysis is performed by comparing estimated future net

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

cash flows with the carrying value and future obligations on an undiscounted basis. If an asset’s carrying value exceeds such estimated cash flows, the Company would record an impairment loss for the difference between the asset’s carrying amount and its fair value. Where estimates of future net cash flows are not determinable and where other conditions indicate the potential for impairment, management uses available market information and/or third-party valuation experts to assess if the carrying value can be recovered and to estimate fair value.

The Company did not record an impairment loss related to long-lived assets for the three months ended March 31, 2025 and the year ended December 31, 2024.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost, less accumulated depreciation. Advance payments of equipment not yet received are recorded as equipment deposits on the condensed consolidated balance sheets. Depreciation is calculated using the straight-line method over the following estimated useful lives of the related assets:
Property and Equipment	Useful Life
Land improvements	20 – 30 years
Buildings	20 – 30 years
Magnet plant equipment	10 – 20 years
Lab equipment	3 – 15 years
Leasehold improvements	Lesser of estimated useful life or remaining lease term

Depreciation commences once the asset is ready for its intended use. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation, is removed from the accounts and any resulting gain or loss is reflected in the condensed consolidated statements of operations.

The costs of normal maintenance, repairs, and minor replacements are expensed as incurred.

Mineral Properties and Evaluation and Exploration Costs

Mining property acquisition costs, including indirectly related acquisition costs, are capitalized when incurred. The cost of mining properties is included in mineral interests on the Company’s condensed consolidated balance sheets. Acquisition costs include cash consideration and the fair market value of shares issued as consideration. Evaluation and exploration costs are expensed as incurred. When it is determined that a mining deposit can be economically and legally extracted or produced based on established proven and probable reserves under Item 1300 of Regulation S-K, development costs incurred after such determination will be considered for capitalization. The establishment of proven and probable reserves is based on results of feasibility studies, which indicate whether a property is economically feasible. The Company also capitalizes the cost for value beyond proven and probable (“VBPP”) reserves when it acquires the rights to mining properties. Upon commencement of commercial production, capitalized costs will be amortized over their estimated useful lives or units of production, whichever is a more reliable measure. Capitalized amounts relating to a property that is abandoned or otherwise considered uneconomic for the foreseeable future are written off.

The recoverability of the carrying values of mining properties is dependent upon economic reserves being discovered or developed on the properties. Development and/or start-up of a project will depend on, among other things, management’s ability to raise sufficient capital for these purposes.

The Company assesses the carrying value of mining properties for impairment whenever information or circumstances indicate the potential for impairment. This would include events and circumstances such as the inability to obtain all the necessary permits, changes in the legal status of mining properties, government actions, the results of exploration activities and technical evaluations, and changes in economic conditions, including the price of commodities or input prices.

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Leases

The Company leases real estate and lab equipment in noncancelable operating and finance leases accounted for in accordance with ASC 842, Leases.

At the inception of an arrangement, the Company determines whether the arrangement is, or contains, a lease. A contract is, or contains, a lease when there is a right to control the use of an identified asset for a period of time.

A lease is a finance lease if one or more of the following criteria are met: (i) the lease transfers ownership of the asset by the end of the lease term, (ii) the lease contains an option to purchase the asset that is reasonably certain to be exercised, (iii) the lease term is for the major part of the remaining useful life of the asset, (iv) the present value of the lease payments equals or exceeds substantially all of the fair value of the asset, or (v) the asset is specialized in nature to have no alternative use to the lessor at the end of the lease term.

A lease is classified as an operating lease if it does not meet any of the finance lease criteria noted above. The Company’s operating leases consist of real estate and the Company’s finance leases consist of lab equipment.

At lease commencement, the Company recognizes a right-of-use asset and lease liability for all leases, except short-term leases with an original term of 12 months or less. A right-of-use asset is initially measured by adding the initial measurement of the lease liability, any lease payments made to the lessor at or before lease commencement, any initial direct costs incurred by the lessee, and subtracting any lease incentives received. The lease liability is initially measured at the present value of the minimum lease payments, discounted using the rate implicit in the lease or the Company’s incremental borrowing rate based on the original lease term. The rate implicit in the lease is used whenever that rate is readily determinable. If the rate implicit in the lease is not readily determinable, the Company utilizes its incremental borrowing rate, which is the rate for a collateralized loan with the same term as the lease.

The Company recognizes lease expense for its operating leases on a straight-line basis over the lease term plus variable lease payments as incurred. The Company recognizes lease expense for its finance leases as the amortization of the right-of-use asset on a straight-line basis over the lease term or useful life of the underlying asset, interest expense on the lease liabilities, and any variable lease payments as incurred. The Company amortizes right-of-use assets for finance leases over the useful life of the asset when it is reasonably certain to exercise a purchase option, otherwise the right-of-use asset is amortized over the shorter of the lease term or the useful life of the asset. Variable lease payments that depend on an index or a rate are initially measured using the index or rate at the commencement date.

Lease costs are presented in the condensed consolidated statements of operations as follows: (i) operating lease expense in General and administrative expenses, (ii) finance lease right-of-use asset amortization in Depreciation, and (iii) interest on finance lease liabilities in Interest expense, net. Finance lease right-of-use assets are presented within Property, plant and equipment, net on the condensed consolidated balance sheets.

Derivatives

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain embedded derivatives that should be bifurcated from the host contract, pursuant to ASC 815, Derivatives and Hedging. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period

The Company’s note payable, extinguished during the three months ended March 31, 2025, contained an embedded derivative that was bifurcated from the host contract and recognized as a liability. This liability was remeasured at fair value at December 31, 2024 and the Company reviewed whether there were material changes during interim periods. Changes to the fair value are recognized as fair market gains or losses in other income and expense in the condensed consolidated statements of operations. See Note 10, “Note Payable” for further details of the Company’s note payable.

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Earnout Liabilities

In accordance with ASC 815, unvested Earnout Shares (as defined below) are classified as a liability because they are not considered to be indexed to the Company’s common stock due to the change of control provisions in the Business Combination Agreement. At each period end, the Earnout Shares are remeasured to their fair value with the changes during that period recognized in other income (expense) on the condensed consolidated statement of operations. Upon issuance and release of the shares after each Triggering Event (as defined in Note 3, “Merger Transaction”) is met, the related Earnout Shares will be remeasured to fair value at that time with the changes recognized in other income (expense), and such Earnout Shares will be reclassed to shareholders’ equity on the condensed consolidated balance sheet. As of March 31, 2025, none of the Triggering Events have occurred.

Government Grants

Because there is no specific guidance under U.S. GAAP that addresses the recognition and measurement of government assistance received by non-government entities, the Company accounts for government assistance by analogy to International Accounting Standards (“IAS”) 20, Accounting for Government Grants (“IAS 20”). The guidance within IAS 20 allows companies to choose between two options for how the associated profit or loss relating to the deferred income over the life of an underlying asset will be presented for grants related to assets. The Company has elected to account for these grants through profit and loss over the depreciable life of the underlying assets. The guidance within IAS 20 also allows companies to choose between two options of accounting for grants related to income. The Company has elected to report this category of grants as a reduction in the related expenses. See Note 13, “Government Grants” for further details of the Company’s government grants.

Warrants

The Company accounts for warrants as either equity or liability classified instruments based on an assessment of the warrant’s specific terms pursuant to the guidance of ASC 480, Distinguishing Liabilities from Equity and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, that meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815.

As of March 31, 2025, warrants to purchase approximately 5.28 million shares of the Company’s Common Stock are liability-classified and warrants to purchase 18.50 million shares of the Company’s common stock are equity-classified. As of December 31, 2024 all of the Company’s outstanding warrants were equity-classified.

Equity-based Compensation

The Company expenses equity-based compensation to employees and non-employees in accordance with ASC 718, Compensation — Stock Compensation. The fair value of equity-based compensation awards is measured at the date of grant and amortized over the requisite service period, which is generally the vesting period, with a corresponding increase in additional paid-in capital. The Company uses the Black-Scholes option valuation model to calculate the fair value of awards granted.

In the case of a share-based compensation award that is either cancelled or forfeited prior to vesting, the amortized expense associated with the unvested awards is reversed. The Company has elected to account for forfeitures as they occur. See Note 12, “Equity-Based Compensation” for further information regarding equity-based compensation expense and the assumptions used in estimating the expense.

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Dividends

As the Company has an accumulated deficit, dividends are recorded as a reduction to additional paid in capital. Once additional paid-in capital is reduced to zero, dividends are recorded against accumulated deficit. Paid-in-kind dividends are recorded at estimated fair value in accordance with ASC 845, Nonmonetary Transactions.

Net Income (Loss) per Share

The Company reports both basic and diluted earnings per share. Basic earnings per share is calculated based on the weighted average number of shares of common stock outstanding and excludes the dilutive effect of warrants, incentive units and other types of convertible securities. Diluted earnings per share is calculated based on the weighted average number of shares of common stock outstanding and the dilutive effect of warrants, incentive units and other types of convertible securities are included in the calculation. Securities are excluded from the diluted earnings per share calculation if their effect is anti-dilutive, such as in periods where a net loss has been reported.

Variable Interest Entities

The Company assesses its investments and other significant relationships to determine whether it has a variable interest in any legal entities and whether or not those entities are VIEs. A VIE is an entity with insufficient equity at risk for the entity to finance its activities without additional subordinated financial support or in which equity investors lack the characteristics of a controlling financial interest. If an entity is determined to be a VIE, the Company evaluates whether it is the primary beneficiary. The primary beneficiary analysis is a qualitative analysis based on power and economics. The Company has concluded that it is the primary beneficiary and has consolidated the VIE because it has both (i) the power to direct the activities of the VIE that most significantly influence the VIE’s economic performance and (ii) the obligation to absorb losses of, or the right to receive benefits from, the VIE that could potentially be significant to the VIE.

Income Taxes

The Company accounts for income taxes under an asset-and-liability approach. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for tax and financial reporting purposes measured by applying enacted tax rates and laws that will be in effect when the differences are expected to reverse, net operating loss carryforwards and tax credits. Valuation allowances are provided when necessary to reduce net deferred tax assets to an amount that is more likely than not to be realized. The Company has provided a full valuation allowance against its net deferred tax assets as of March 31, 2025 and December 31, 2024. In addition, and given the Company’s cumulative losses, no current income tax benefit has been recognized in the condensed consolidated statements of operations. The Company’s policy is to include interest and penalties related to unrecognized tax benefits within the Company’s provision for income taxes.

Recently Issued Accounting Pronouncements Not Yet Adopted

In January 2025, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2025-01 — Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date. This ASU amends the effective date of Update 2024-03 to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact of adopting this ASU on its financial reporting disclosures.

In November 2024, the FASB issued its ASU 2024-03, Income Statement — Reporting Comprehensive Income (Topic 220): Disaggregation of Income Statement Expenses. The ASU requires additional disclosures by disaggregating the costs and expense line items that are presented on the face of the income statement. The disaggregation includes: (i) amounts of purchased inventory, employee compensation, depreciation, amortization, and other related

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

costs and expenses; (ii) an explanation of costs and expenses that are not disaggregated on a quantitative basis; and (iii) the definition and total amount of selling expenses. This ASU is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The ASU should be applied prospectively. Retrospective application is permitted for all prior periods presented in the financial statements. The Company is currently evaluating the impact of adopting this ASU on its financial reporting disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which is intended to enhance the transparency and decision usefulness of income tax disclosures. The amendments in this ASU provide for enhanced income tax information primarily through changes to the rate reconciliation and income taxes paid. This ASU is effective for the Company prospectively to all annual periods beginning after December 15, 2024. The Company is currently evaluating the impact of this standard on its disclosures.

Recently Adopted Accounting Pronouncement

In March 2024, the FASB issued ASU 2024-01, Compensation — Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards, which improves current GAAP by adding an illustrative example to demonstrate how an entity should apply the scope guidance to determine whether a profits interest award should be accounted for in accordance with Topic 718. This ASU is effective for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years and did not have a material effect on the Company’s condensed consolidated financial statements.

NOTE 3. MERGER TRANSACTION

As discussed in Note 1, “Organization”, IPXX and USARE LLC entered into a Business Combination Agreement on August 21, 2024. In connection with the transactions contemplated by the Merger, the following funding events occurred prior to the Closing:

•        On August 21, 2024, the Company and certain accredited investors, including certain funds related to IPXX entered into Securities Purchase Agreements (“SPA”) for such investors to purchase (i) USARE LLC Class A Convertible Preferred Units and (ii) USARE Class A Preferred Investor Warrants for gross cash proceeds of $25.5 million and a subscription receivable of $1.25 million for shares issued in exchange for forgiveness of 50% of Mr. Michael Blitzer’s, IPXX’s Chairman and Chief Executive Officer, promissory note at Closing.

•        On January 31, 2025, the Company and certain accredited investors, including USARE LLC Class A-2 Convertible Preferred Unit Investors, Mr. Blitzer, and Collective Capital Management LLC entered into SPAs for such investors to purchase (i) USARE LLC Class A-2 Convertible Preferred Units and (ii) USARE LLC Class A Preferred Investor Warrants for an aggregate purchase price of approximately $15.3 million which closed on February 3, 2025.

The Merger was accounted for as a reverse recapitalization whereby USARE LLC is the successor continuing existing business operations. Outstanding Class A-1 and A-2 preferred units of USARE LLC were converted into Series A convertible preferred stock on a one-for-one basis taking into account payment-in-kind dividends on such units from the date of issuance through the Closing Date. Immediately prior to the Closing Date, outstanding Class C and C-1 preferred units of USARE LLC were converted into Class B units taking into account certain antidilution provisions and payment-in-kind dividends on such units from the date of issuance through the Closing Date. Outstanding Class A and B units including the newly converted C and C-1 preferred units of USARE LLC were converted into shares of Common Stock using an exchange ratio of approximately 0.204. Additionally, immediately prior to the effective time of the Merger, the following occurred:

•        USARE LLC’s unvested incentive units became immediately vested and all vested incentive units were converted to Common Stock, see Note 12, “Equity-Based Compensation”;

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 3. MERGER TRANSACTION (cont.)

•        USARE LLC’s warrants to purchase Class B units and Class C preferred units were exercised on a cashless basis and converted to Common Stock, see Note 11, “Mezzanine and Stockholders’ (Deficit) Equity”;

•        The Hatch Note converted into approximately 0.68 million of USARE LLC’s Class A units, see Note 10, “Note Payable”;

•        The Company issued approximately 0.78 million Series A Preferred Stock and Series A Preferred Investor Warrants exercisable for an aggregate of approximately 0.78 million shares of the Common Stock at $12.00 per share pursuant to SPAs with two accredited investors, including an affiliate of IPXX, for an aggregate consideration of $8.0 million;

•        The Company issued approximately 0.13 million shares of Series A Preferred Stock in exchange for Mr. Blitzer’s forgiveness of the remaining 50% of the convertible promissory note; and

•        The Company issued approximately 0.88 million shares of Common Stock pursuant to USARE LLC’s arrangements with Cohen & Company Capital Markets, A Division of J.V.B. Financial Group, LLC (“CCM”).

The following table summarizes the number of equity instruments outstanding immediately following the Merger and the PIPE investment (in thousands):

	Shares	% of Common	% of Voting
Public shareholders	2,077	2.5%	2.4%
Inflection Point Holdings II LLC	6,250	7.6%	7.2%
USARE LLC shareholders	72,748	88.8%	83.4%
Shares issued to CCM (Issuance cost)	877	1.1%	1.0%
Total Common Stock	81,952	100.0%	94.0%

Series A Preferred Stock – USARE LLC shareholders	4,318		4.9%
Series A Preferred Stock – PIPE Investors	784		0.9%
Series A Preferred Stock – Blitzer promissory note	131		0.2%
Total Voting Shares	87,185		100.0%

In connection with the Merger, approximately $22.8 million of cash held in trust, net of redemptions by IPXX’s public shareholders, became available for use by the Company as well as $8.0 million proceeds received from the closing of the PIPE investment. In addition, the Company incurred certain Earnout obligations and entered into FPAs, discussed further below.

The following table summarizes the net proceeds from the Merger (in thousands):

Sources
Cash – PIPE investment	$8,000
Cash – IPXX Trust Account	22,843
Cash – IPXX Op Account (Blitzer note)	24
Total Cash in IPXX going into the Merger	$30,867

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 3. MERGER TRANSACTION (cont.)

Uses
Transaction costs allocated to equity	$(7,931)
Issuance costs for the PIPE investment	$(400)
FPA Prepayments	(20,789)
Other Expenses and Prepayments	(1,658)
Total Cash used immediately after the merger	$(30,778)
Net Cash to USARE LLC	$89
Transaction costs allocated to equity	$350
Net cash used by USARE LLC	(350)
$—

Earnout Liability

In connection with the Closing of the Merger, USAR is required to issue to certain USARE LLC shareholders as of the effective date of the Merger and CCM up to 10.10 million additional shares of Common Stock in two tranches (the “Earnout Shares”) upon certain triggering events. The first tranche of the Earnout includes 5.05 million Earnout Shares that would be distributed if, during the time period beginning on the date of the first anniversary of the Closing and ending on the date of the sixth anniversary of the Closing (the “Earnout Period”), the market price of the Common Stock is greater than or equal to $15.00 per share and less than $20.00 per share for a period of at least twenty out of thirty consecutive trading days. The second tranche of 5.05 million Earnout Shares would be distributed if, during the Earnout Period, the market price of the Common Stock is greater than or equal to $20.00 per share. The aggregate Earnout shares may also vest upon a change of control as defined in the Business Combination Agreement pursuant to which USAR or its shareholders have the right to receive consideration if the implied value per share of Common Stock is equal to or above such price targets, with the amount of such consideration dependent upon the implied per share value reaching the thresholds discussed above.

Management considered the guidance within ASC 815 and determined that the contractual requirement to issue the Earnout Shares meets the definition of a derivative. Management next considered whether or not the Earnout Shares meet the requirements for the scope exception under the “Own Equity” scope exception in ASC 815 for contracts indexed to an entity’s own equity. The change of control clause in the Business Combination Agreement represents an exercise contingency related to an event outside of the Company’s control, which is not based on an observable market or an observable index. The obligation to issue the Earnout Shares that include exercise contingencies that are outside the control of the Company are classified as liabilities and excluded from equity classification. Instruments not classified in equity do not meet the “Own Equity” scope exception.

The Earnout Shares are classified as liabilities and no additional analysis under ASC 815 is required. The Merger is accounted for as a reverse recapitalization and the Earnout Shares represent consideration of IPXX securities that are being transferred to the holders of the Company. As such, the Earnout Shares are recorded through the recapitalization of equity within additional paid-in capital upon recognition and are remeasured on a recurring basis. As of the Closing Date, the Earnout Shares had a fair value of $99.6 million. As of March 31, 2025, the Earnout Shares had a fair value of $46.2 million, with the changes in the fair value between the Closing Date and March 31, 2025 of $53.4 million recognized as a gain in fair value of financial instruments under other income (expense) within the condensed consolidated statements of operations. See Note 4, “Fair Value Measurements” for further information.

Forward Purchase Agreements

On March 11, 2025, IPXX entered into a FPA with three separate investors (“Sellers”) pursuant to which the investors agreed to hold up to a total of approximately 1.89 million publicly held Class A ordinary shares of IPXX (“Public Shares”) in connection with the Closing of the Merger. Each FPA amended, restated and superseded in its entirety

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 3. MERGER TRANSACTION (cont.)

a separate FPA with each of the Sellers, dated March 10, 2025, which had identical terms to those described herein, except that the Reset Price (as defined in the FPAs) was not subject to the floor price described below. For purposes of the FPAs, the Public Shares held by each Seller are referred to as such Seller’s “Maximum Shares.” Each Seller, acting separately and solely for its own account, was permitted, if necessary, to (i) reverse its previous election to redeem its Public Shares in connection with the Merger Transactions pursuant to the redemption rights set forth in IPXX’s amended and restated memorandum and articles of association or (ii) purchase Public Shares through a broker in the open market from holders of Public Shares (other than IPXX), including from holders who previously elected to redeem their Public Shares in connection with the Merger Transactions pursuant to the redemption rights set forth in IPXX’s amended and restated memorandum and articles of association. The aggregate number of Public Shares subject to each FPA (the “FPA Shares”) was the aggregate number of Public Shares as notified to the Company by the applicable Seller, but in no event more than such Seller’s Maximum Shares set forth above. Each Seller notified the Company that it would subject the Maximum Shares to their respective FPAs. The FPA Shares are subject to reduction following the full or partial optional early termination of the FPAs as described below.

Each FPA provided that no later than the earlier of (a) one business day after the Closing and (b) the date any assets from IPXX’s trust account are disbursed in connection with the Merger Transaction, the Seller under such FPA was paid directly, out of the funds held in IPXX’s trust account, an amount (the “Prepayment Amount”) equal to the product of (i) the FPA Shares and (ii) an amount (the “Initial Price”) equal to the redemption price per share payable to investors who elected to redeem in connection with the Merger Transactions, which Initial Price was approximately $11.00. The Company prepaid approximately $20.8 million to the trust account at the closing of the merger to secure its purchase obligation to repurchase for any outstanding FPA Shares at the Initial Price per share of $11.00 on the date that is 90 days after the closing of the merger (the “Maturity Date”). On any day the Nasdaq is open for trading following the Closing of the Merger through the Maturity Date, the Sellers may sell any, or all, of their FPA Shares (the “Terminated Shares”). For any Terminated Shares, the Seller must remit the Initial Price to the Company but retains any profit over that price. At the Maturity Date, the Company is obligated to purchase any outstanding FPA Shares at a price per share equal to the Initial Price.

The optional early termination economically results in the prepaid forward contract being akin to a written put option with the Sellers’ right to sell all or a portion of the FPA Shares to the Company on the Maturity Date.

Pursuant to the guidance in ASC 815, the FPAs are each a single freestanding financial instrument comprising of a subscription receivable under SEC Rule 5-02.29 of Regulation S-X. The FPAs were not precluded from equity classification and therefore the Company recorded the FPAs within equity as a subscription receivable. The subscription receivable was initially measured at its fair value of $20.4 million. The difference between the fair value of the subscription receivable and the prepayment amount of $20.8 million was recorded to additional paid in capital. As the FPA Shares are equity-classified, they are not remeasured as long as they remain classified within equity.

On various dates between the closing of the merger and March 31, 2025, the Sellers exercised their rights under the FPAs with respect to approximately 0.30 million FPA Shares. Upon the optional early termination, the Sellers remitted cash to the Company at the Initial Price, resulting in cash proceeds received in the amount of $3.3 million from the Sellers which was recorded as a reduction of the subscription receivable at the Terminated Shares’ fair value with an offset to additional paid-in capital.

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 4. FAIR VALUE MEASUREMENTS

The following tables present the Company’s financial instruments measured at fair value on a recurring basis as of March 31, 2025 and December 31, 2024 (in thousands):

	As of March 31, 2025
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$20,087	$—	$—	$20,087
Total assets, measured at fair value	$20,087	$—	$—	$20,087

Liabilities:
Earnout liability	$—	$—	$46,232	$46,232
Warrant liability	—	—	34,475	34,475
Total liabilities, measured at fair value	$—	$—	$80,707	$80,707
	As of December 31, 2024
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$15,709	$—	$—	$15,709
Total assets, measured at fair value	$15,709	$—	$—	$15,709

Liabilities:
Derivative liability	$—	$—	$1,164	$1,164
Total liabilities, measured at fair value	$—	$—	$1,164	$1,164

Money market funds are valued at cost, which approximates fair value.   These amounts are included on the condensed consolidated balance sheets in cash and cash equivalents as of March 31, 2025 and December 31, 2024.

The balances of assets and liabilities categorized within Level 3 of the fair value hierarchy measured at fair value on a recurring basis are reconciled as follows:

	Derivative liability	Earnout liability	Warrant liability	Total
Balance at January 1, 2025	$1,164	$—	$—	$1,164
Establishment of earnout and warrant liabilities	—	99,639	40,652	140,291
Change in estimated fair value	(716)	(53,407)	(6,177)	(60,300)
Settlement of the Note upon conversion	(448)	—	—	(448)
Balance at March 31, 2025	$—	$46,232	$34,475	$80,707

Valuation of the Derivative Liability

On February 26, 2025, the Company remeasured the derivative liability using the Black-Scholes model upon the change in terms of the Hatch Note. See Note 10, “Note Payable” for additional information regarding the Hatch Note. The following table summarizes the significant inputs:

	As of
	February 26, 2025	December 31, 2024
Class C-1 unit price	n/a	$1.47
Class A common unit price	$2.16	n/a
Expected volatility	55.0% – 59.1%	55.0% – 59.1%
Risk-free rate	4.20% – 4.34%	4.20% – 4.34%
Credit risk spread	29.00%	29.00%
Remaining term (in years)	0.20 – 0.57	0.20 – 0.57

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 4. FAIR VALUE MEASUREMENTS (cont.)

Valuations of the Earnout Liability

The Company valued the earnout liability using a Monte Carlo simulation which includes Level 3 unobservable inputs on the initial valuation date (March 13, 2025) and March 31, 2025. The following table summarizes the significant inputs:

	As of
	March 13, 2025	March 31, 2025
Share price	$10.79	$5.94
Expected volatility	66.00%	62.00%
Risk-free interest rate	4.00%	3.94%
Remaining term (in years)	6.00	5.94

Valuations of the Warrant Liability

The Company issued Series A Investor Warrants in exchange for prior Class A Purchase Warrants in connection with the Merger and related transactions. The Company valued the liability classified Series A Investor Warrants using a Monte Carlo simulation, which includes Level 3 unobservable inputs on the initial valuation date (March 13, 2025) and March 31, 2025. The following table summarizes the significant inputs:

	As of
	March 13, 2025	March 31, 2025
Share price	$10.79	$5.94
Expected volatility	60.0 – 65.0%	65.0 – 80.0%
Risk-free rate	3.95 – 4.19%	3.90 – 4.17%
Exercise price	$12.00	$12.00
Dividend yield	0.00%	0.00%
Call term (in years)	4.42	4.42

NOTE 5. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant, and equipment, net is comprised of the following (in thousands):

	As of
	March 31, 2025	December 31, 2024
Land	$707	$707
Land improvements	403	403
Construction in progress – Buildings	17,171	15,739
Construction in progress – Magnet plant equipment	10,939	10,036
Lab equipment	576	500
Leasehold improvements	346	346
Computer equipment	17	—
Property, plant and equipment, gross	$30,159	$27,731
Less: Accumulated depreciation	(1,264)	(1,202)
Property, plant and equipment, net	28,895	26,529
Finance lease right-of-use assets	1,233	—
Less: Accumulated amortization	(6)	—
Finance lease-right-of-use assets, net	1,227	—
Total property, plant and equipment, net	$30,122	$26,529

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 5. PROPERTY, PLANT AND EQUIPMENT, NET (cont.)

Depreciation and amortization expense is comprised of the following (in thousands):

	For the Three Months Ended
	March 31, 2025	March 31, 2024
Depreciation expense	$27	$90
Amortization expense	6	—
Total	$33	$90

NOTE 6. VARIABLE INTEREST ENTITY

Round Top Mountain Development

On May 17, 2021, the Company completed the acquisition of 80% of the equity interests of RTMD, pursuant to a contribution agreement with the Company, Texas Mineral Resource Corp. (“TMRC”), and RTMD, whereby TMRC and the Company contributed their respective rights and interests to and in Round Top Mountain in Texas to RTMD. Concurrently, the Company, TMRC, and RTMD entered into a limited liability company agreement of RTMD which documented the governance of RTMD. This acquisition resulted in the consolidation of RTMD, which is a VIE, and the recording of a non-controlling interest for the remaining 20% of equity interest. Due to TMRC’s failure to fund its share of mandatory capital contributions called for by USARE LLC, the Company’s ownership interest in RTMD has increased to approximately 80.57% as of March 31, 2025 and December 31, 2024.

Effective June 26, 2023, RTMD, the USARE LLC and TMRC entered into an amended and restated limited liability company agreement of RTMD pursuant to which, in the event that TMRC does not fund its share of mandatory capital contributions called for by USARE LLC as the manager of RTMD, USARE LLC is obligated to cover the shortfall by making additional capital contributions to RTMD (or in the event that USARE LLC does not fund, the capital call will be withdrawn). If USARE LLC does fund the capital contribution, additional equity interests in RTMD will be issued to USARE LLC and TMRC will be proportionally diluted in accordance with the terms of the amended and restated limited liability company agreement. As of March 31, 2025 and December 31, 2024, TMRC’s interest in RTMD had been reduced to 19.43% as a result of failing to fund calls for mandatory cash contributions. See Note 2, “Summary of Significant Accounting Policies” for the Company’s accounting policy related to VIEs.

The Company’s condensed consolidated financial statements include assets and liabilities associated with RTMD. The following were recorded in the Company’s condensed consolidated balance sheets (in thousands):

	As of
	March 31, 2025	December 31, 2024
Cash and cash equivalents	$301	$66
Prepaid expenses and other current assets	345	178
Lease right-of-use asset	425	30
Mineral interests	17,125	17,125
Property, plant and equipment, net	312	264
Other assets	70	20
Consolidated assets	$18,578	$17,683

Accounts payable	$53	$42
Accrued liabilities	238	141
Lease liability	418	22
Consolidated liabilities	$709	$205

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 6. VARIABLE INTEREST ENTITY (cont.)

RTMD did not record depletion expense for the Mineral interests for the three months ended March 31, 2025 and 2024.

RTMD’s creditors have no recourse against the Company for the RTMD consolidated liabilities included within the Company’s condensed consolidated balance sheets as of March 31, 2025 and December 31, 2024.

The assets of the consolidated VIE can only be used to settle the obligations of the consolidated VIE and not the obligations of the Company.

Mineral Interests

The Company acquired two mineral rights leases along with an associated groundwater lease in Hudspeth County, Texas as part of the acquisition of RTMD. Mineral property acquisition costs, including acquired intangibles, licenses and lease payments, are capitalized. The net carrying value of mineral rights were $17.1 million as of March 31, 2025 and December 31, 2024.

Impairment losses are recorded on mineral interests when indicators of impairment are present and the carrying amount exceeds the associated estimated future undiscounted cash flows. As of March 31, 2025 and December 31, 2024, the Company had not recognized any impairment losses related to mineral interests held.

NOTE 7. ACCRUED LIABILITIES

A summary of the Company’s accrued liabilities (in thousands):

	As of
	March 31, 2025	December 31, 2024
Accrued payroll and related	$2,460	$1,908
Accrued other liabilities	1,371	1,163
Total accrued liabilities	$3,831	$3,071

NOTE 8. COMMITMENTS AND CONTINGENCIES

Potential Future Environmental Contingency

The Company’s planned exploration and development activities are subject to various federal and state laws and regulations governing the protection of the environment. These laws and regulations are continually changing and generally have become more restrictive. The Company will conduct its operations to protect public health and the environment and believes that its current engineering operations are materially in compliance with all applicable laws and regulations. While the Company’s mining activities are not yet operational, the Company has made, and expects to make in the future, expenditures to comply with all local and federal environmental laws and regulations. The ultimate amount of reclamation and other future site-restoration costs to be incurred for future mining interests is unknown and uncertain as of March 31, 2025.

Litigation

From time to time, the Company may become subject to legal proceedings, claims or litigation arising in the ordinary course of business. In addition, the Company may receive notices alleging infringement of patents or other intellectual property rights. The outcomes of any legal proceedings, claims, notices or litigation are subject to uncertainty, and any claims against the Company, whether meritorious or not, can be time-consuming, result in costly litigation, require significant management time, create negative perceptions with communities, stakeholders, and government agencies and result in the diversion of significant operational resources. If an unfavorable outcome was to occur in any proceeding, claim or litigation, we could be adversely affected in the period in which they are resolved and the impact

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 8. COMMITMENTS AND CONTINGENCIES (cont.)

could be material to the Company’s business, financial condition, cash flow or results of operations, depending on the specific circumstances of the outcome. The Company accrues loss contingencies when it is both probable that the Company will incur the loss and when it can reasonably estimate the amount of the loss or range of loss.

Ramco Complaint

A complaint was filed in Delaware Chancery Court by Ramco Asset Management, LLC (“Ramco”), US Trading Company Metals RE, LLC, and Dinsha Dynasty Trust (collectively, the “Plaintiffs”) on July 29, 2022 against USA Rare Earth, LLC (“USA Rare Earth”), Morzev Pty Ltd., Mordechai Gutnick ATF the Morzev Trust, Mordechai Gutnick, and Pini Althaus (collectively, the “Defendants”), captioned Ramco Asset Management, LLC v. USA Rare Earth, LLC, C.A. No. 2022-0665-SG (as amended, the “Complaint”). In connection with this matter and a disagreement regarding the number of units of USA Rare Earth LLC that were issued to the Plaintiffs in transactions during 2019, the Complaint alleged causes of action for breach of contract, breach of fiduciary duty, breach of the Corporations Act (Australia), fraud and misrepresentation, and breach of the duty of good faith and fair dealing. The Complaint seeks a variety of relief, including compensatory and punitive damages, curative equity, attorneys fees and expenses and other relief as may be granted by the court. USA Rare Earth thereafter filed a motion to dismiss Plaintiffs’ claims. After motion practice and argument, the court dismissed all claims, except for Ramco’s alleged breach of contract claim and alleged breach of good faith and fair dealing as asserted against USA Rare Earth. The remaining plaintiff has not quantified its alleged damages. Ramco and USA Rare Earth are now engaged in discovery, with trial scheduled for November 2025. USA Rare Earth intends to contest this matter vigorously.

Kleiner Notice

On April 1, 2025, the Company received notice from Stewart Kleiner asserting that a milestone triggering payment of certain equity outlined in a May 10, 2019 advisory agreement had been achieved as a result of the Company’s reverse merger with Inflection Point Acquisition Corp. II. The Company does not believe that the milestone was triggered and as such has denied payment at this time. A July 28, 2019 amendment to the advisory agreement guaranteed payment of the equity by Mordechai Gutnick in the event of a conflict between Mr. Kleiner and the Company.

As of the date of the filing of this report, the Company has not accrued a loss with respect to the Ramco Complaint or Kleiner Notice described above, the outcome of which is uncertain.

Transaction Bonuses

The Company has agreements with certain individuals and entities that require payment of cash and/or equity upon certain criteria as defined by the applicable agreement. The transaction bonuses are recognized when they are deemed to be probable or when the qualifying transaction has been consummated.

During the three months ended March 31, 2025, the Company completed the Merger, which triggered $1.9 million of cash transaction bonuses to certain employees and consultants pursuant to existing transaction bonus agreements. Of the $1.9 million cash bonuses, $1.15 million was paid out in the three months ended March 31, 2025, and $0.8 million was accrued as of March 31, 2025. The expense for the cash bonuses was recognized in Selling, general and administrative expense. In addition, approximately 0.38 million Class A Units were issued to certain consultants pursuant to existing bonus agreements which provided for the payment of these Class A Units immediately prior to the completion of the Merger. The Class A Units were then converted to common stock at closing for $0.8 million. The Company also accrued $0.2 million for restricted stock units to be issued to certain employees. The expense for the equity transaction bonuses was recognized in Equity-based compensation.

As of March 31, 2025, the Company has agreements in place regarding the potential payment of up to $1.5 million in cash related to other transaction bonuses which are not triggered by the Merger. No amounts were accrued for these bonuses as of March 31, 2025 and December 31, 2024 as the triggering event had not occurred.

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 9. LEASES

The Company has operating leases for two offices in Wheat Ridge, Colorado, which expire on March 31, 2028 and a regional office in Sierra Blanca, Texas, which expires May 1, 2025.

In 2024, the Company entered into finance lease agreements for lab equipment with purchase options that the Company is reasonably certain to exercise in its magnet plant in Stillwater, Oklahoma, which commenced in the three months ended March 31, 2025 and will expire in March of 2028 and 2029. The agreements did not include termination options for either party to the lease or restrictive financial or other covenants.

Balance Sheet Components

The Company’s finance and operating leases were recorded on the condensed consolidated balance sheets as follows (in thousands):

	As of
	March 31, 2025	December 31, 2024
Finance Leases:
Property plant and equipment, net	$1,227	$—
Finance lease liability, current	247	—
Finance lease liability, non-current	805	—
Operating Leases:
Lease right-of-use assets	$425	$30
Operating lease liability, current	129	23
Operating Lease liability, non-current	289	—

Finance lease assets are reported net of accumulated amortization of $6 thousand as of March 31, 2025.

Maturities of Lease Liabilities

Future minimum lease payments under non-cancelable finance and operating leases on an annual undiscounted cash flow basis as of March 31, 2025 were as follows (in thousands):

Year Ending December 31,	Finance Leases	Operating Leases
2025 (9 months)	$211	$108
2026	316	148
2027	316	152
2028	247	38
2029	55	—
Total lease payments	1,145	446
Less imputed interest	(93)	(28)
Present value of future minimum lease payments	1,052	418
Less current obligations under leases	(247)	(129)
Non-current lease obligations	$805	$289

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 9. LEASES (cont.)

Lease Terms and Discount Rates:

The following table presents certain information related to lease terms and discount rates:

	As of
	March 31, 2025	December 31, 2024
Finance Leases:
Weighted-average remaining lease term (in years)	3.77	—
Weighted-average discount rate	4.51%	—
Operating Leases:
Weighted-average remaining lease term (in years)	3.00	0.29
Weighted-average discount rate	4.28%	8.76%

The following table presents the finance and operating lease activity (in thousands):

	Three months ended March 31,
	2025	2024
Finance Leases:
Right-of-use amortization expense	$6	—
Lease liability interest expense	1	—

Operating Leases:
Lease expense	$36	$36
Cash paid	55	58

The Company obtained finance lease right-of-use assets and operating lease right-of-use assets in exchange for lease liabilities of $1.23 million and $427 thousand, respectively, for the three months ended March 31, 2025.

NOTE 10. NOTE PAYABLE

On July 28, 2023, USARE LLC and Hatch LTD (“Hatch”) entered into an unsecured $1.0 million Senior Convertible Promissory Note agreement (the “Note”) with a 10% interest rate. The Note had an original maturity date of July 28, 2025, when the principal plus accrued interest of $200 thousand would become due, barring earlier conversion under certain events. A Side Letter and Memorandum of Understanding, signed contemporaneously with the Note, provided for potential issuances of an aggregate amount of $4.0 million in additional notes in two additional tranches, the option of which expired, unexercised, one year after the Note.

The Note originally had conversion options that could be triggered under the following scenarios:

•        Qualified financing — Capital issuance of at least $100 million. Upon the occurrence of a qualified financing, the principal and unpaid accrued interest under the Note will automatically convert, with the Company having the option to pay accrued interest in cash, to a number of securities equal to the outstanding balance divided by the lesser of: (i) discount of 80% times the per unit purchase price paid in the qualified financing, and (ii) the valuation cap of $600 million divided by the fully diluted capitalization just prior to closing.

•        Non-qualified financing — Any capital issuance by the Company that does not constitute a qualified financing. Upon the occurrence of a non-qualified financing, the principal and unpaid accrued interest may be paid in full or converted, at Hatch’s option, to a number of securities equal to the outstanding balance divided by the lesser of: (i) discount of 80% times the per unit purchase price paid in the non-qualified financing, and (ii) the valuation cap of $600 million divided by the fully diluted capitalization just prior to

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 10. NOTE PAYABLE (cont.)

closing; however, should the non-qualified financing be consummated based upon a post-money valuation of the Company of less than the valuation cap of $600 million, the conversion will be subject to the Company’s written consent

•        Fundamental conversion — A sale, transfer, or other disposition of all or substantially all of the Company’s assets or exclusive license to all or substantially all of the Company’s material intellectual property, a merger or consolidation with another entity, or a transfer of equity of more than 50% of the outstanding voting securities. The principal and unpaid and accrued interest may be paid in full or converted, at Hatch’s option, to a number of securities equal to the outstanding balance divided by the quotient of the valuation cap of $600 million divided by the fully diluted capitalization just prior to closing

•        Maturity conversion — Conversion at maturity. The principal and unpaid accrued interest may be paid in full or converted, at Hatch’s option, to a number of securities equal to the outstanding balance divided by the quotient of the valuation cap of $600 million divided by the fully diluted capitalization just prior to closing.

At issuance, the Company determined that the conversion feature under certain scenarios of the Note was an embedded derivative in accordance with ASC 815. The Company obtained a fair value analysis and valuation completed by a third-party specialist and recorded a discount of $446 thousand on the Note with an offset to derivative liability for the initial recognition of the compound embedded derivative. The discount was amortized using the effective interest rate method over the expected life of the Note. Additional valuations of the compound embedded derivative were done by third-party specialists at each subsequent year end to adjust the balance of the derivative liability. Management reviewed the valuation of the embedded derivative periodically to ensure no material change has occurred during the interim reporting periods during those annual years. Based on a valuation performed as of December 31, 2024, the Company’s derivative liability was $1.2 million. Changes to the fair value were recognized as fair market gains or losses in other income (expense) in the condensed consolidated statements of operations.

On February 26, 2025, USARE LLC and Hatch entered into a Letter Agreement to settle the Note in full by issuing approximately 0.68 million shares of USARE LLC Class A common to Hatch, contingent upon success of the Merger. The Letter Agreement effectively modified the conversion terms by changing the type and number of shares in which the Note would be converted. On February 26, 2025, the Company accounted for the modification in terms by adjusting the December 31, 2024 valuation for the change to fair value of the derivative liability. A gain on the derivative liability of $716 thousand was recognized during the three months ended March 31, 2025.

The Note was settled as of the Closing Date of the Merger and accounted for as an extinguishment. The Company did not fair value the derivative immediately before extinguishment due to the relative proximity to the modification. The fair value of the USARE LLC Class A common issued to Hatch was calculated using the closing common stock price on March 13, 2025, adjusted for the conversion ratio used to convert USARE LLC Class A units to Common Stock at the Merger. The Company recognized a loss on extinguishment of $11 thousand.

Upon Closing of the Merger, the approximately 0.68 million USARE LLC Class A common converted into approximately 0.14 million shares of Common Stock. Interest expense recognized through extinguishment from the discount on the Note for the three months ended March 31, 2025 and 2024 was approximately $54 thousand and $44 thousand, respectively. An additional $20 thousand and $25 thousand for the three months ended March 31, 2025 and 2024, respectively, was recognized as interest expense through the date of extinguishment for the stated interest on the Note. The effective interest rate of the Note was 44.875%.

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 11. MEZZANINE AND STOCKHOLDERS’ EQUITY

The total number of shares outstanding as of March 31, 2025 and the total number of shares of all classes of stock that USAR has authority to issue is follows (in thousands, except for par value):

Class of Stock	Authorized	Par value	Outstanding
Common Stock	750,000	$0.0001	81,952
Preferred Stock	50,000	$0.0001	5,233
Total authorized	800,000

Common Stock

Common Stock Voting Rights.    Each holder of record of Common Stock has one vote for each share of Common Stock that is outstanding and held on all matters on which stockholders are entitled to vote generally.

Dividend rights.    The payment of future dividends on the shares of Common Stock depends on the Company’s financial condition and is subject to the discretion of the Board.

Rights upon Liquidation.    Upon liquidation, the holders of Common Stock are entitled to receive the remaining assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares held by them after payment of debts and other liabilities and subject to the rights of the holders of outstanding Preferred Stock.

Lock-Up Arrangements.    Pursuant to the Company’s bylaws, certain former members of USARE LLC, (excluding the former holders of the USARE LLC Class A Convertible Preferred Units and the USARE LLC Class A Preferred Investor Warrants, solely with respect to securities received in exchange for such USARE LLC securities) (together with their permitted transferees, the “USARE Lock-Up Holders”), unless released by the Company’s board of directors, are not permitted, prior to six months after the Closing Date to sell or otherwise dispose of any shares of Common Stock that were issued to them in connection with the transactions contemplated by the Merger (“USAR Lock-Up Shares”) without the prior written consent of the Company’s board of directors. Additionally, the USARE Lock-Up Holders are not permitted to, prior to one year after the Closing Date, transfer more than 50% of their USAR Lock-Up Shares, without the prior written consent of the Company’s board of directors. Notwithstanding the foregoing, in connection with the Closing of the Merger, our board of directors released specified USARE Lock-Up Holders, generally the holders who were expected to own less than 0.2% of the Common Stock issued to all USARE Lock-Up Holders in the Merger, from the lock-up described above.

Pursuant to a Lock-Up Agreement, dated March 13, 2025, by and between the Company and Inflection Point Holdings II LLC (the “Sponsor”) and its permitted assigns agreed not to, sell or otherwise dispose of 6.25 million shares of Common Stock (the “Sponsor Lock-Up Shares”) that were issued to the Sponsor in connection with the Merger Transactions in exchange for 6.25 million ordinary shares of IPXX issued to it prior to the Company’s initial public offering. Additionally, the Sponsor agreed that it would not, prior to one year after the Closing Date, transfer more than 50% of its Sponsor Lock-Up Shares, without the prior written consent of the Company’s board of directors.

Preferred Stock

As of March 31, 2025, the Company’s approximately 5.23 million issued and outstanding shares of Preferred Stock were designated as Series A Preferred Stock. The Company’s certificate of incorporation authorizes the Board to establish one or more series of Preferred Stock, which will be available for issuance without further action by the holders of Common Stock. 15.00 million shares of Preferred Stock have been designated as Series A Preferred Stock. Each share of Series A Preferred Stock has a stated value of $12.00 (the “Stated Value”).

Dividends:    The Series A Preferred Stock accrues dividends daily at the rate of 12% per annum of the Stated Value (if paid in kind), plus the amount of previously accrued dividends paid in kind, or 10% per annum of the Stated Value (if paid in cash), plus the amount of previously accrued dividends. Such dividends will compound semi-annually.

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 11. MEZZANINE AND STOCKHOLDERS’ EQUITY (cont.)

Liquidation Preference:    Upon any liquidation, the holders of Series A Preferred Stock will be entitled to receive out of the available proceeds (i) 100% of the Stated Value per share of Preferred Stock plus accumulated dividends (“Accrued Value”) or (ii) an amount per share that would be payable had all shares of Series A Preferred Stock been converted into Common Stock immediately prior to the liquidation event. Thereafter, the holders of Series A Preferred Stock will be entitled to receive their pro-rata share, of the remaining available proceeds available for distribution to stockholders, on an as-converted to Common Stock basis.

Voting:    The Series A Preferred Stock will (i) vote together with the Common Stock as a single class, except as required by law and (ii) subject to certain protective provisions. Holders of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matters.

Conversion:    Each share of Series A Preferred Stock is convertible into Common Stock at any time at the option of the holder at a rate equal to the Accrued Value, divided by the then-applicable conversion price. The conversion price is initially $12.00, subject to adjustments for stock dividends, splits, combinations and similar events and customary anti-dilution adjustments, including with respect to future issuances or sales of Common Stock at prices less than $10.00 per share. In addition, if the 20-day volume-weighted average price of the Common Stock on the twenty-first trading day following the date that is six months after Closing Date is less than the conversion price then in effect, the conversion price will be adjusted to the greater of (i) such volume weighted average price and (ii) $7.50. On May 2, 2025, the conversion price was reduced to $7.00.

Put Rights:    Unless prohibited by applicable law governing distributions to stockholders, the Series A Preferred Stock is redeemable at the option of the holder commencing any time after the 5th anniversary of the Closing at a price equal to the Accrued Value.

Call Rights:    Unless prohibited by applicable law governing distributions to stockholders, the Series A Preferred Stock shall be redeemable at the option of the Company commencing any time (A) prior to the 1st anniversary of the Closing at a price equal to the 150% of the Accrued Value, (B) on or after the 1st anniversary but prior to the 2nd anniversary of the Closing at a price equal to the 140% of the Accrued Value, (C) on or after the 2nd anniversary of the Closing but prior to the 3rd anniversary of the Closing at a price equal to the 130% of the Accrued Value, (D) on or after the 3rd anniversary of the Closing but prior to the 4th anniversary of the Closing at a price equal to the 120% of the Accrued Value, (E) on or after the 4th anniversary of the Closing but prior to the 5th anniversary of the Closing at a price equal to the 110% of the Accrued Value, or (F) on or after the 5th anniversary of the Closing at a price equal to the 100% of the Accrued Value.

In accordance with ASC 480-10-S99, the Company classified Series A Preferred Stock subject to redemption in mezzanine equity as the redemption provisions are not solely within the control of the Company.

USAR Warrants

As of March 31, 2025, the Company granted warrants to acquire approximately 23.78 million shares of Common Stock as follows (shares in thousands):

	Number of Shares of Common Stock Issuable Upon Exercise	Exercise Price	Balance Sheet Classification
Public Warrants	12,500	$11.50	Equity
Private Warrants	6,000	11.50	Equity
Series A Investor Warrants	5,279	12.00	Liability
Total Warrants	23,779

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 11. MEZZANINE AND STOCKHOLDERS’ EQUITY (cont.)

As a result of the Domestication, (a) each of the then issued and outstanding warrants to purchase Class A ordinary shares of IPXX automatically became a USAR Warrant exercisable for one share of Common Stock on the same terms as the pre-Domestication warrants; and (b) each unit of IPXX issued and outstanding as of immediately prior to the Domestication was automatically canceled and each holder received one share of Common Stock and one-half of one USAR Warrant exercisable for one share of Common Stock on the same terms as the pre-Domestication warrants, with any fractional USAR Warrants to be issued in connection with such separation rounded down to the nearest whole warrant.

USARE LLC Series A Investor Warrants

As a result of the Merger transaction closing, the USARE LLC Class A Units Purchase Warrants automatically converted into Series A Investor Warrants of USAR. The USARE LLC Class A Units Purchase Warrants were previously classified as equity. As the legal form of the warrants changed as a result of the Merger, management reassessed the classification of the warrants.

The Series A Investor USAR Warrants provide for a Black-Scholes value calculation, as defined, in the event of certain transactions (“Fundamental Transactions,” as defined in the Series A Investor USAR Warrants), which includes a floor on volatility utilized in the Black Scholes value calculation at 100% or greater. The Company has determined that this provision introduces leverage to the holders of the warrants that could result in a value that would be greater than the settlement amount of a fixed-for-fixed option on the Company’s own equity shares. Accordingly, pursuant to ASC 815, the Company has classified the fair value of the Series A Investor USAR Warrants as a liability to be re-measured at the end of every reporting period with the change in value reported in the condensed consolidated statement of operations.

The following table summarizes the activity related to the USARE LLC warrants to acquire shares of USARE LLC Class A common units as of January 1, 2025, and changes during the three months ended March 31, 2025 (units in thousands):

USARE LLC Series A Investor Warrants	Units	Weighted Average Exercise Price	Intrinsic Value
Outstanding as of January 1, 2025	3,000	$12.00	$—
Issuance of warrants – additional Class A Preferred	2,279
Conversion to Series A Preferred Investor Warrant	(5,279)
Outstanding as of March 31, 2025	—

USARE LLC Warrants to Acquire Class B Common Units

The following table summarizes the activity related to the USARE LLC warrants to acquire USARE LLC Class B common units as of January 1, 2025, and changes during the three months ended March 31, 2025 (units and intrinsic value in thousands):

USARE LLC Warrants to Acquire Class B Common Units	Units	Weighted Average Exercise Price	Intrinsic Value
Outstanding as of January 1, 2025	8,315	$0.24	$16,000
Cashless exercise to class B Common Units	(8,315)
Outstanding as of March 31, 2025	—

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 11. MEZZANINE AND STOCKHOLDERS’ EQUITY (cont.)

USARE LLC Warrants to Acquire Class C Preferred Units

The following table summarizes the activity related to the USARE LLC warrants to acquire USARE LLC Class C convertible preferred units as of January 1, 2024, and changes during the three months ended March 31, 2025 (units and intrinsic value in thousands):

USARE LLC Warrants to Acquire Class C Preferred Units	Units	Weighted Average Exercise Price	Intrinsic Value
Outstanding as of January 1, 2025	1,949	$1.06	$1,956
Dividends	19	1.73
Cashless exercise to Common B Units	(1,968)
Outstanding as of March 31, 2025	—

Upon Closing of the Merger, the following USARE LLC warrants to acquire Class B common and Class C convertible preferred units of USARE LLC were converted into shares of Common Stock using the treasury method of accounting on a cashless exercise basis and an exchange conversion ratio of approximately 0.204 shares of Common Stock for a Class A unit of USARE LLC as follows (shares in thousands):

Title	Number of Shares of Common Stock
Class B Common Warrants	1,521
Class C Convertible Preferred Warrants	379
Total	1,900

NOTE 12. EQUITY-BASED COMPENSATION

The Company has the following equity award plans:

2024 Omnibus Incentive Plan (the “USAR Incentive Plan”)

The Company has reserved 13.00 million shares of Common Stock for issuance pursuant to the USAR Incentive Plan, and the maximum number of shares that may be issued pursuant to the exercise of incentive stock options granted under the USAR Incentive Plan is 13.00 million, subject to certain adjustments. As of March 31, 2025, the Company has not granted any equity-based awards under the USAR Incentive Plan.

USARE LLC Incentive Plan

USARE LLC issued incentive units under the Amended and Restated Incentive Plan dated May 1, 2020 and the Second Amended and Restated Equity Incentive Plan dated August 26, 2022 and amended November 2, 2022 and February 10, 2024 (the “Legacy Incentive Plan”). The incentive units were intended to constitute “profit interests” within the meaning of the U.S. Internal Revenue Service (“IRS”) Revenue Procedures 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the IRS or other applicable law). The rights and preferences of the incentive units were defined in the respective incentive unit agreements. The Company did not forfeit or grant any new incentive units under the Legacy Incentive Plan as of the closing date of the merger and during the three months ended March 31, 2025. In addition, no new grants will be awarded under this plan.

USARE LLC utilized an independent valuation company to estimate the fair value of the underlying equity units into which the incentive units granted under the Legacy Incentive Plan would be converted. During the year ended December 31, 2024, the Company then used this valuation in a Black-Scholes pricing model to determine the fair value

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 12. EQUITY-BASED COMPENSATION (cont.)

of the incentive units granted. Black-Scholes pricing method is considered to be a Level 3 fair value measurement requiring highly judgmental assumptions including expected volatility. The expected volatility was estimated by taking the average historical price volatility for industry peers, consisting of several public companies in its industry which are either similar in size, stage of life cycle, or financial leverage, over a period equivalent to the expected term of the awards. USARE LLC recognized the associated costs across the vesting period using the straight-line method. All outstanding and unvested incentive units under the USARE LLC Incentive Plan vested upon the Closing of the Merger as of March 13, 2025 and unrecognized equity-based compensation expense of incentive units vested on that date of $0.2 million was recognized.

The following table summarizes the activity related to the incentive units as of March 31, 2025, and changes during the three months ended March 31, 2025 (units and intrinsic value in thousands):

	Units	Weighted Average Distribution Threshold(1)	Intrinsic Value(2)
Outstanding at January 1, 2025	39,185	$0.97	$46,152
Conversion to USARE LLC Class A units	(39,185)	0.97
Outstanding at March 31, 2025	—

____________

(1)      The distribution threshold amount refers to the value that would need to be exceeded before the holder would receive any consideration upon a liquidation event.

(2)      The intrinsic value is calculated based upon the fair value of the incentive units as of the reported date.

Conversion of Incentive Units — Upon Closing of the Merger, all outstanding incentive units were considered fully vested and converted into approximately 4.55 million shares of Common Stock using the treasury method of accounting on a cashless exercise basis and an exchange conversion ratio of approximately 0.204 shares of Common Stock for a share of common stock of USARE LLC.

Vesting Period of Incentive Units — USARE LLC utilized different vesting periods, generally ranging from one year to three years, depending on the specifics of the grant. In case of change in control, unless otherwise expressly provided in the participant’s award agreement, the units would become 100% vested and any restrictions and limitations applicable to the participant’s incentive units would lapse and such incentive units would become fully transferable.

Incentive Unit and Class A Common Compensation Expense — The following table summarizes compensation expense related to the Company’s equity-based compensation (in thousands):

	For the Three Months Ended March 31,
	2025	2024
Incentive units	$441	$297
Class A units	841	52
Total	$1,282	$349

In the three months ended March 31, 2025, USARE LLC recorded equity-based compensation for issuance of its Class A units to certain consultants immediately prior to the closing of the merger pursuant to existing bonus agreements. In the three months ended March 31, 2024, USARE LLC recorded equity-based compensation for the issuance of Class A units as part of the USARE LLC former CEO’s employment agreement.

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 13. GOVERNMENT GRANTS

The Company has government grants for the purchase or construction of long-lived assets. The Company presents grants received related to long-lived assets as a non-current deferred grants liability on the condensed consolidated balance sheets and recognizes revenue through profit or loss over the useful life of the underlying assets.

Tax Incremental Financing

On June 6, 2022, the Company executed a Tax Increment Financing Agreement (the “TIF Agreement”) with the Stillwater Economic Development Authority (the “Authority”), a public trust having as its beneficiary the City of Stillwater, Oklahoma (the “City”), whereby the Authority will provide upfront development financing assistance to the Company of up to $7.0 million for the development of the Stillwater Facility (the “Upfront Assistance”). Additionally, entry into the TIF Agreement made USARE LLC eligible to receive a manufacturing and research and development ad valorem tax exemption for a period of five years and thereafter requires the Authority to disburse to the Company 90% of the incremental ad valorem taxes generated by the ad valorem taxes assessed against the Stillwater Facility and paid by the Company. Under the terms of the TIF agreement, among other things, the Company is required to complete the Stillwater Facility and in doing so to make an investment of approximately $140 million and to employ a specified number of employees at specified levels of median compensation at various stages of the development. Subject to agreed extensions, USARE LLC is also required to commence certain phases of the development of the Stillwater Facility by no later than March 31, 2026 and complete that advanced development by no later than June 30, 2027. Should the Company default on its obligations under the Stillwater Redevelopment Agreement, the Authority may terminate the agreement and make demand for immediate repayment in full of the Upfront Assistance.

As of March 31, 2025 and December 31, 2024, the Company recorded $7.0 million of deferred grant income related to cash received to date as part of the TIF Agreement, all of which is noncurrent as a component of Deferred grants. The Company has not recognize any of the deferred grant income amounts in profit or loss related to the TIF Agreement as the associated long-lived asset has not yet been placed into service. The Company filed the Ad Valorem Tax Exemption application for the year ending December 31, 2023, in March of 2023. Approval was received November 14, 2023 from the Stillwater Economic Development Authority for the Five-Year Ad Valorem Tax Exemption. As such, the Company has not incurred any real and personal ad valorem taxes to date.

Governor’s Fund

On April 15, 2022, the Company entered into an agreement with the Oklahoma Department of Commerce to receive a $1.2 million award to be used for the renovation of an existing building at the Stillwater Facility (the “Governor’s Fund Agreement”), to be paid in $0.6 million increments when the Company had cumulatively spent $1.0 million and $2.0 million by March 31, 2023 and May 31, 2023, respectively, in qualifying costs related to developing the Stillwater Facility. Per the terms of the Governor’s Fund Agreement, the award is subject to repayment if the Company does not comply with certain investment requirements and employee headcount and compensation standards.

During 2022, the Company incurred qualifying costs that exceeded the cumulative $2.0 million threshold specified in the contract. The total award of $1.2 million was requested and received by the Company on April 6, 2023 and was recorded as deferred grant income at the time, which will be recognized over the useful life of the related assets once placed in service.

Jobs Program

In 2022, the Company was accepted for the Oklahoma Quality Jobs Program (“Jobs Program”), an incentive that provides qualifying companies quarterly cash rebates of up to 5% of the wages paid for new direct jobs created by the Company for a period of up to 10 years, with a maximum payout of approximately $2.8 million, subject to the Company fulfilling certain obligations pursuant to an agreement between USA Rare Earth Magnets, LLC and the State of Oklahoma, dated December 19, 2022 (the “Jobs Program Agreement”), including that the Company must meet or exceed applicable payroll and employee headcount requirements and that the Company maintain operations in Oklahoma for a specified period. To date USARE LLC has not become eligible to make any claims under the Jobs

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 13. GOVERNMENT GRANTS (cont.)

Program; the terms of the Jobs Program Agreement require that the first claim be made on or prior to January 1, 2026. The Company has not yet recognized any reductions in payroll expense related to the Jobs Program as a claim is not yet eligible to be filed.

NOTE 14. INCOME TAXES

The Company is subject to taxation in the U.S. and various state jurisdictions. The Company’s effective tax rate of zero percent is calculated quarterly based upon current assumptions relating to the full year’s estimated operating results and various tax-related items. Each quarter, an estimate of the annual effective tax rate is updated should the Company revise its forecast of earnings based upon its operating results. If there is a change in the estimated effective annual tax rate, a cumulative adjustment is made.

The difference between the effective tax rate of zero percent and the U.S. federal statutory rate of 21.0% for the three months ended March 31, 2025 and 2024 was due to changes in the valuation allowance, which entirely offsets the Company’s net deferred tax assets. As of March 31, 2025 and 2024, the Company determined that, based on an evaluation of the Company’s history of net losses and all available evidence, both positive and negative, including the Company’s latest forecasts and cumulative losses in recent years, it was more likely than not that none or substantially none of the Company’s deferred tax assets would be realized and, therefore, the Company continued to record a valuation allowance.

NOTE 15. NET INCOME (LOSS) PER SHARE

The following table sets forth the computation of the numerator and denominator for the net income (loss) per share attributable to holders of common stock for the three months ended March 31, 2025 and 2024 (in thousands, except per share data):

	For the Three Months Ended March 31,
	2025	2024
Numerator:
Net income (loss) attributable to common stockholders	$51,832	$(4,472)
Declared dividends	(3,083)	(1,792)
Undeclared cumulative dividends	(372)	—
Accretion of temporary equity to redemption value	(107)	—
Undistributed net income (loss) attributable to common stockholders	$48,270	$(6,264)
Denominator:
Basic:
Weighted average shares outstanding – basic	64,463	59,425
Diluted:
Weighted average shares outstanding – basic	64,463	59,425
Effect of potentially dilutive securities
Preferred shares[1]	13,774	—
Incentive units outstanding prior to conversion to Common Stock at Merger[2]	3,642	—
Warrants outstanding prior to conversion to Common Stock at Merger[2]	1,200	—
Weighted average shares outstanding – diluted	83,079	59,425
Net income (loss) per share attributable to common stockholders
Basic	$0.75	$(0.11)
Diluted	$0.58	$(0.11)

____________

1        If converted method

2        Treasury stock method

USA Rare Earth, Inc.
Notes to the Condensed Consolidated Financial Statements
(Unaudited)

NOTE 15. NET INCOME (LOSS) PER SHARE (cont.)

As of March 31, 2025, the Company has warrants to acquire approximately 23.78 million shares of Common Stock that are excluded from the computation of diluted net income per share as their effect would be anti-dilutive. Additionally, the Company has 10.1 million potentially dilutive contingently issuable earn-out shares that are excluded from the computation of diluted net income because the necessary conditions have not been satisfied as of March 31, 2025. As of March 31, 2024, potentially dilutive incentive units of approximately 8.00 million and warrants to purchase approximately 1.70 million Class B units were excluded from the computation of the diluted net loss per share as their effect would have been anti-dilutive due to the Company’s net loss during the period.

NOTE 16. SEGMENT REPORTING

The Company operates in a single reportable operating segment; that segment being the vertically integrated, domestic rare earth element magnet production supply chain. The Company’s chief operating decision makers review financial information on an aggregate basis for evaluating financial performance. Through December 16, 2024, the Company’s Board of Managers were the chief operating decision makers. As of December 17, 2024, the Company’s chief operating decision maker is its chief executive officer.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
USA Rare Earth, LLC and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of USA Rare Earth and its Subsidiaries (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations and comprehensive loss, shareholders/members’ equity, mezzanine equity and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ HORNE LLP

We have served as the Company’s auditor since 2024.

Ridgeland, Mississippi
March 8, 2025

USA Rare Earth, LLC
Consolidated Balance Sheets
(in thousands, except shares/units)

	December 31,
	2024	2023
ASSETS
Current Assets:
Cash and cash equivalents	$16,761	$13,199
Deferred offering costs	5,134	73
Lease right-of-use assets	30	—
Prepaid expenses and other current assets	378	437
Total Current Assets	22,303	13,709

Non-current Assets:
Property, plant and equipment, net	26,529	23,679
Mineral interests, at cost	17,125	16,901
Equipment deposits	3,060	2,506
Equity investments, at fair value	—	40
Lease right-of-use assets	—	489
Other non-current assets	52	61
Total Non-current Assets	46,766	43,676
Total Assets	$69,069	$57,385

LIABILITIES AND SHAREHOLDERS’/MEMBERS’ EQUITY
Current Liabilities:
Accounts payable	$1,823	$385
Accrued liabilities	3,071	4,759
Derivative liability, current	1,164	—
Notes payable, current	831	—
Lease liability, current	23	452
Other current liabilities	13	—
Total Current Liabilities	6,925	5,596

Non-current Liabilities:
Deferred grants	8,200	8,200
Lease liability, non-current	—	21
Derivative liability, non-current	—	420
Notes payable, non-current	—	620
Other liabilities	—	44
Total Non-current Liabilities	8,200	9,305
Total Liabilities	15,125	14,901
Commitments and contingencies (Note 8)
Mezzanine Equity:
Class A-2 Convertible preferred shares subject to possible redemption of $15,405 at December 31, 2024, no par value, 25,000,000 authorized, 1,510,297 and nil authorized and outstanding as of December 31, 2024 and 2023, respectively	11,804	—
Subscription receivable	(967)	—

USA Rare Earth, LLC
Consolidated Balance Sheets — (Continued)
(in thousands, except shares/units)

	December 31,
	2024	2023
Shareholders’/Members’ Equity:
Class A Common, no par value, 500,000,000 authorized; 206,520,542 shares/units outstanding as of December 31, 2024 and 2023	3,704	3,704
Class B Common, no par value, 500,000,000 authorized; 20,778,672 shares/units outstanding as of December 31, 2024 and 2023	3,189	3,189
Class A-1 Convertible preferred shares/units, no par value, 25,000,000 authorized, 1,228,716 and nil authorized and outstanding as of December 31, 2024 and 2023, respectively	9,369	—
Class C Convertible preferred shares/units, no par value, 58,228,499 and 54,592,019 authorized and outstanding as of December 31, 2024 and 2023, respectively	79,314	73,079
Class C-1 Convertible preferred shares/units, no par value, 30,000,000 authorized, 8,520,221 and 7,861,086 outstanding as of December 31, 2024 and 2023, respectively	14,534	13,404
Additional paid-in-capital	3,509	—
Subscription receivable	(283)	—
Accumulated deficit	(72,872)	(54,223)
Non-controlling interests	2,643	3,331
Total Shareholders’/Members’ Equity	43,107	42,484
Total Liabilities and Shareholders’/Members’ Equity	$69,069	$57,385

The accompanying notes are an integral part of these consolidated financial statements.

USA Rare Earth, LLC
Consolidated Statements of Operations
(in thousands, except shares/units)

	For the Years Ended December 31,
	2024	2023
Operating Costs and Expenses
General and administrative	$6,209	$8,698
Other employee compensation	6,022	11,013
Mining exploration, development and other	1,078	1,762
Equity-based compensation	1,738	1,374
Research and development	303	1,638
Depreciation	235	308
Total Operating Costs and Expenses	15,585	24,793

Operating Loss	(15,585)	(24,793)

Other Income (Expense)
Investment income	285	363
Other income, net	11	—
Impairment of equity investments	(405)	—
Loss on fair market value of financial instruments	(379)	(879)
Interest expense, net	(319)	(77)
Gain on fair market value of convertible debt	—	16,848
Total Other Income (Expense)	(807)	16,255
Net Loss	(16,392)	(8,538)
Net Loss Attributable to Non-controlling Interest	(657)	(1,123)
Net Loss Attributable to USARE Shareholders/Members	$(15,735)	$(7,415)
Weighted average shares/units outstanding, Class A Common	206,520,542	196,264,700
Basic and diluted net loss per common share/unit, Class A	$(0.11)	$(0.06)
Weighted average shares/units outstanding, Class B Common	20,778,672	20,778,672
Basic and diluted net loss per common share/unit, Class B	$(0.11)	$(0.06)

The accompanying notes are an integral part of these consolidated financial statements.

USA Rare Earth, LLC
Consolidated Statement of Mezzanine Equity
(in thousands, except shares/units)

	Class A-2 Preferred		Subscription Receivable	Total
	Shares/Units	Amount
BALANCE AS OF DECEMBER 31, 2023	—	$—	$—	$—
Class A-2 Convertible Preferred Shares/Units and warrant Issuance, net of offering costs	1,446,078	11,415	(967)	10,448
Class A-2 Convertible Preferred dividends	64,219	389	—	389
BALANCE AS OF DECEMBER 31, 2024	1,510,297	$11,804	$(967)	$10,837

The accompanying notes are an integral part of these consolidated financial statements.

USA Rare Earth, LLC
Consolidated Statements of Shareholders’/Members’ Equity
(in thousands, except shares/units)

	Class A Common		Class B Common		Class A-1 Convertible Preferred		Class C Convertible Preferred		Class C-1 Convertible Preferred		Additional Paid- In-Capital	Subscription Receivable	Accumulated Deficit	Non- controlling Interest	Total Shareholders’/ Members’ Equity
	Shares/ Units	Amount	Shares/ Units	Amount	Shares/ Units	Amount	Shares/ Units	Amount	Shares/ Units	Amount
BALANCE AS OF DECEMBER 31, 2022	194,822,473	$312	20,778,672	$3,189	—	$—	51,245,587	$68,610	—	$—	$—	$—	$(44,635)	$4,569	$32,045
Equity-based compensation	—	—	—	—	—	—	—	—	—	—	1,374	—	—	—	1,374
Class A Common – SAFE conversion (with fair value adjustment)	11,698,069	3,392	—	—	—	—	—	—	—	—	—	—	—	—	3,392
Class C and C-1 Convertible Preferred dividends	—	—	—	—	—	—	3,346,432	5,355	172,751	292	(3,435)	—	(2,212)	—	—
Class C-1 Preferred Unit issuance, net of offering costs	—	—	—	—	—	—	—	—	7,688,335	13,112	—	—	—	—	13,112
Issuance of incentive units	—	—	—	—	—	—	—	—	—	—	2,061	—	—	—	2,061
Legal Settlement with Financial Advisor	—	—	—	—	—	—	—	(886)	—	—	—	—	—	—	(886)
Dilution of non-controlling interest	—	—	—	—	—	—	—	—	—	—	—	—	—	(115)	(115)
Lease accounting change cumulative adjustment	—	—	—	—	—	—	—	—	—	—	—	—	39	—	39
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(7,415)	(1,123)	(8,538)
BALANCE AS OF DECEMBER 31, 2023	206,520,542	$3,704	20,778,672	$3,189	—	$—	54,592,019	$73,079	7,861,086	$13,404	$—	$—	$(54,223)	$3,331	$42,484
Equity-based compensation	—	—	—	—	—	—	—	—	—	—	1,738	—	—	—	1,738
Class A-1 Convertible Preferred unit and warrant issuance, net of offering costs	—	—	—	—	1,176,471	9,052	—	—	—	—	6,283	(283)	—	—	15,052
Class A-1 and A-2 Convertible Preferred dividends	—	—	—	—	52,245	317	—	—	—	—	(706)	—	—	—	(389)
Class C and C-1 Convertible Preferred dividends	—	—	—	—	—	—	3,636,480	6,235	659,135	1,130	(4,420)	—	(2,945)	—	—
Issuance of warrants	—	—	—	—	—	—	—	—	—	—	614	—	—	—	614
Dilution of non-controlling interest	—	—	—	—	—	—	—	—	—	—	—	—	31	(31)	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(15,735)	(657)	(16,392)
BALANCE AS OF DECEMBER 31, 2024	206,520,542	$3,704	20,778,672	$3,189	1,228,716	$9,369	58,228,499	$79,314	8,520,221	$14,534	$3,509	$(283)	$(72,872)	$2,643	$43,107

The accompanying notes are an integral part of these consolidated financial statements.

USA Rare Earth, LLC
Consolidated Statements of Cash Flows
(in thousands)

	For the Years Ended December 31,
	2024	2023
Cash Flows From Operating Activities:
Net loss	$(16,392)	$(8,538)
Adjustments to reconcile net loss to net cash used in operating activities:
Equity-based compensation	1,738	1,374
Loss on fair market value of financial instruments	379	879
Impairment of equity investments	405	—
Depreciation	235	308
Amortization of discount on note payable	211	66
Amortization of right-of-use assets	154	410
Noncash interest expense	100	43
Noncash lease expense	—	10
Loss on sale of property and equipment	39	—
Gain on fair market value of convertible debt	—	(16,848)
Changes in assets and liabilities:
Prepaid and other current assets	59	(88)
Other assets	10	146
Accounts payable	1,090	(1,996)
Accrued and other current liabilities	(874)	(1,978)
Deferred grants	—	4,826
Lease liabilities	(145)	(429)
Other liabilities	—	(113)
Net cash used in operating activities	(12,991)	(21,928)

Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(1,882)	(3,303)
Equipment deposits	(1,225)	(2,506)
Purchase of mineral interests	(178)	(147)
Cash used in investing activities	(3,285)	(5,956)

Cash Flows From Financing Activities:
Proceeds from issuance of A-1 Preferred shares/units	12,000	—
Proceeds from issuance of A-2 Preferred shares/units	13,500	—
Proceeds from issuance of other debt	—	1,000
Proceeds from issuance of Class C-1 Convertible Preferred shares/units	—	13,303
Payment of issuance costs of Class C-1 Convertible Preferred shares/units	(600)	(191)
Payment of securities issuance fees	(5,062)	—
Net cash provided by financing activities	19,838	14,112
Net increase (decrease) in cash	3,562	(14,135)
Cash and cash equivalents, Beginning of Year	13,199	26,971
Cash and cash equivalents, End of Period	$16,761	$13,199

Supplemental Disclosure of Noncash Investing and Financing Activities:
Conversion of convertible promissory subscription liability to Series A units	$—	$3,392
Class C and C-1 convertible preferred stock and warrant dividends	7,365	5,647
Class A-1 and A-2 convertible preferred stock and warrant dividends	706	—

The accompanying notes are an integral part of these consolidated financial statements.

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 1. ORGANIZATION

USA Rare Earth, LLC (the “Company” or “USARE”) is a privately held company organized in 2019 under the laws of the State of Delaware. The Company’s mission is to establish a domestic rare earth magnet supply chain that supports the future state of energy, mobility, and national security in the United States. USARE is developing a NdFeB magnet manufacturing plant in Stillwater, Oklahoma, and intends to establish domestic rare earth and critical minerals supply, extraction, and processing capabilities to both supply its magnet manufacturing plant and market surplus materials to third parties. Rare earth magnets are critical to various business sectors and industries, including the defense, automotive, aviation, industrial, medical, and consumer electronics industries, among others. USARE is planning to take a broad approach to the industries it serves with the intention of providing high quality NdFeB magnets to a variety of industries and customers. USARE’s focus on developing domestic rare earth production aligns with national priorities, offering the potential of a sustainable and secure domestic supply of materials critical to key industries.

On May 17, 2021, the Company completed the acquisition of 80% of the equity interests of Round Top Mountain Development, LLC (“RTMD”), pursuant to a contribution agreement with the Company, Texas Mineral Resource Corp. (“TMRC”), and RTMD, whereby TMRC and the Company contributed their respective rights and interests to and in Round Top Mountain in Texas to RTMD. Concurrently, the Company, TMRC, and RTMD entered into a limited liability company agreement of RTMD which documented the governance of RTMD. This acquisition resulted in the consolidation of RTMD, which is a variable interest entity (“VIE”), and the recording of a non-controlling interest for the remaining 20% of equity interest. Due to TMRC’s failure to fund its share of mandatory capital contributions called for by USARE, the Company’s ownership interest in RTMD has increased to approximately 81% as of December 31, 2024. See Note 6, “Variable Interest Entity” for further details.

These consolidated financial statements refer to the mining operations of the Company, conducted through RTMD, at Round Top Mountain in Texas (“Round Top”) and the Company’s research and development facility in Colorado as the “Round Top Project”. RTMD has mining rights in Texas and is developing processing technology for the rare earth minerals which are to be mined in Texas.

On February 12, 2024, the Company filed IRS Form 8832 (Entity Classification Election or “CTB Election”) to be classified as a corporation for federal tax purposes effective February 12, 2024 (the “Conversion”). The Conversion is intended to simplify the tax organizational structure of the Company and expand the investor base. Company Management also believes the elimination of the complexities of Schedule K-1 reporting will significantly reduce the administrative burden, complexity, and cost of tax reporting and compliance obligations of the Company and the holders of USARE shares/units. Effective as of February 11, 2024, pursuant to the Sixth Amended and Restated Operating Agreement, the holders of the Units will hold the same class of equity (Class A, Class B, Class C, Class C-1 Units, and Incentive Units) or other securities (i.e., Class B and Class C Warrants) in the corporation. All holders of Units will be deemed to have received stock in the corporation with substantially similar terms to the Units of the Company.

On August 21, 2024, the Company entered into a merger agreement (the “Merger Agreement”) with Inflection Point Acquisition Corp. II (“IPXX”), a special purpose acquisition company and IPXX Merger Sub (“Merger Sub”), a Delaware limited liability company and a direct wholly owned subsidiary of IPXX. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (the “Merger”). In connection with the closing of the Merger, IPXX will change its name to “USA Rare Earth, Inc”. Under the terms of the Merger Agreement, the Company’s existing equity holders will convert 100% of their equity ownership stakes into the combined company and are expected to own approximately 84% (excluding the affiliates of IPXX) of the post-combination company upon consummation of the Merger, excluding any IPXX investors who do not choose to redeem their shares. The Merger is expected to close in the first quarter of 2025, subject to the receipt of required approvals from IPXX shareholders and fulfilment of other customary closing conditions.

In connection with the transactions contemplated by the Merger Agreement, the Company and certain accredited investors, including certain funds related to IPXX entered into Securities Purchase Agreements to purchase (i) USARE Class A Convertible Preferred Shares/Units and (ii) USARE Class A Preferred Investor Warrants for gross cash proceeds of $25.5 million and a subscription receivable of $1.25 million.

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 1. ORGANIZATION (cont.)

Going Concern

The accompanying consolidated financial statements have been prepared in conformity with United States Generally Accepted Accounting Principles (“U.S. GAAP”), which contemplates continuation of the Company as a going concern and the continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. The Company has generated no revenues since inception, continues to incur losses from operations, and has an accumulated deficit. For the years ended December 31, 2024 and 2023, the Company had a net loss of $16.4 million and $8.5 million, respectively. For the years ended December 31, 2024 and 2023, the Company used $13.0 million and $21.9 million cash in operating activities, respectively. These conditions raise substantial doubt about the Company’s ability to fund its operations and execute its business plan through one year after the date the consolidated financial statements are issued.

The Company expects that its cash and cash equivalents as of December 31, 2024 of $16.8 million, along with the subsequent financing of approximately $15.0 million that closed in February 2025, will not be sufficient to implement its strategic business plan. The Company will need to raise substantial additional funds to complete its strategic plans, which include capital investments related to the Phase 1 magnet plant. Based on its available cash resources and current business plan, there is substantial doubt regarding the Company’s ability to continue as a going concern for the 12 months following the issuance of these consolidated financial statements.

The Company’s ability to continue as a going concern is dependent upon its ability to raise capital to implement its business plan, generate sufficient revenues, and to control operating expenses. The Company expects to raise additional capital through the issuance of debt and/or equity. However, there is no guarantee that any of these strategic or financing opportunities will be executed or realized on favorable terms, if at all. As a result, the Company has concluded that management’s plans do not alleviate substantial doubt about the Company’s ability to continue as a going concern for the 12 months following the issuance of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. GAAP and are expressed in U.S. dollars. These financial statements have been prepared on a basis that assumes that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year’s presentation. These reclassifications had no effect on the reported results of operations. An adjustment has been made to the Consolidated Balance Sheet and Consolidated Statements of Cash Flows for the year ended December 31, 2023, to reclassify certain mineral interests.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, as well as its wholly-owned subsidiaries and VIEs for which it is the primary beneficiary. All intercompany transactions and balances have been eliminated in consolidation.

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, assumptions and judgments that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. The amounts that involve significant estimates include equity-based compensation, asset and liability valuations, certain equity issuances, and other fair value estimates reported. The assumptions used in calculating fair value represent our best estimates. However, these estimates involve inherent uncertainties and the application of judgment. As a result, if factors change or we use different assumptions, any gain or loss recognized using estimates could be materially different.

Risks and Uncertainties

The Company operates in two related industries, magnet technology and mining, both of which are subject to intense competition, development risk, and changes in U.S. governmental policies related to green energy, defense spending, and dependence on foreign suppliers. The Company’s operations are subject to significant risk and uncertainties, including financial and operational risks, as well as the potential risk of business failure.

The magnet technology industry is still in its infancy in the U.S., and thus its technology, processes, and capabilities are still being developed. The magnet facility requires substantial capital commitment to complete, and there may be unanticipated costs or delays associated with its construction. The Company’s plans for producing magnets are based on certain estimates and assumptions made about the business over the next few years, including the ability to obtain the equipment and materials needed to produce magnets from third party vendors on a timely basis. Some of the requisite equipment and materials may be difficult to obtain, and there can be no assurance that they will be procured on time, or that their procurement will not be delayed due to circumstances beyond the Company’s control. Due to rapidly rising demand, there is also a risk that substitute products will become available and reduce the need for the type of high-performance magnet currently in use.

USARE has not yet established that Round Top contains any commercially exploitable quantities of proven and probable mineral reserves, nor can there be any assurance that USARE will be able to do so. Even if the Company does eventually establish commercially exploitable quantities of mineral reserves, there can be no assurance that Round Top can be developed into a producing mine or that the Company can extract those minerals economically. Both mineral exploration and development involve a high degree of risk, and few properties which are explored are ultimately developed into producing mines. The commercial viability of an established mineral deposit will depend on several factors including the size, grade, and other attributes of the mineral deposit, as well as proximity of said deposits to infrastructure, government regulation, market prices, and so on. Most of these factors will be beyond the Company’s control, and any of them could increase costs and make extraction of any identified mineral deposits unprofitable.

Cash and cash equivalents

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash deposits. The Company considers cash equivalents to be highly liquid investments, including U.S. treasury and agency securities purchased with original maturities of three months or less. The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (“FDIC”). Management considers the risk of loss to be minimal.

Cash and cash equivalents consist of cash and liquid investments with an original maturity of three months or less. At December 31, 2024 and 2023, cash and cash equivalents consisted of $16.8 million and $13.2 million, respectively, of funds held in bank and investment accounts with financial institutions in the United States.

The Company continually monitors its cash positions with the financial institutions through which it invests. The Company maintains balances in various U.S. financial institutions in excess of U.S. federally insured limits.

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Deferred Offering Costs

Deferred offering costs consist of direct legal, advisory, and other fees related to the Merger Agreement, and related transactions as described in Note 1 “Organization”. These costs are capitalized as incurred and they are presented as part of current assets in the Company’s consolidated balance sheets and totaled $5.1 million and $73 thousand as of December 31, 2024 and 2023, respectively. Upon the completion of the Merger Agreement, deferred offering costs directly related to the issuance of shares will be netted against the proceeds from the Merger and recorded as an offset in members’/shareholders’ equity.

Changes in Ownership Interest Without Loss of Control

Changes in a parent’s ownership interest that do not result in a change in control of the subsidiary that is a business are accounted for as equity transactions (i.e., no gain or loss is recognized in earnings) and in accordance with Accounting Standards Codification (“ASC”) ASC 810 — Consolidation. The carrying amount of the non-controlling interest (“NCI”) is adjusted to reflect the change in the NCI’s ownership interest in the subsidiary. Any difference between the amount by which the NCI is adjusted and the fair value of the consideration received is attributed to shareholders’/members’ equity and recognized in additional paid-in capital (“APIC”).

Fair Value

U.S. GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price), and establishes a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

•        Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•        Level 2 — Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

•        Level 3 — Prices or valuation techniques requiring inputs that are both significant to the fair-value measurement and unobservable.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

See additional information in Note 3, “Fair Value Measurements”.

Long-Lived Assets

In accordance with ASC 360-10 — Impairment or Disposal of Long-Lived Assets, the Company periodically reviews the carrying value of its long-lived assets, such as property, plant and equipment, mineral interests and equipment deposits, to test whether current events or circumstances indicate that such carrying value may not be recoverable. When impairment indicators are identified, a recoverability analysis is performed by comparing estimated future net cash flows with the carrying value and future obligations on an undiscounted basis. If an asset’s carrying value exceeds such estimated cash flows, the Company would record an impairment loss for the difference between the asset’s carrying amount and its fair value. Where estimates of future net cash flows are not determinable and where other conditions indicate the potential for impairment, management uses available market information and/or third-party valuation experts to assess if the carrying value can be recovered and to estimate fair value.

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company did not record impairment related to long-lived assets for the years ended December 31, 2024 and 2023.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost, less accumulated depreciation. Advance payments of equipment not yet received are recorded as equipment deposits on the consolidated balance sheets. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets of 3-15 years for lab equipment, 10-20 years for magnet plant equipment, and 20-30 years for buildings and land improvements. Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the lease term. Depreciation commences once the asset is ready for its intended use. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation, is removed from the accounts and any resulting gain or loss is reflected in the consolidated statements of operations.

The costs of normal maintenance, repairs, and minor replacements are expensed as incurred.

Mineral Properties and Evaluation and Exploration Costs

Mining property acquisition costs, including indirectly related acquisition costs, are capitalized when incurred. The cost of mining properties is included in mineral interests on the Company’s consolidated balance sheets. Acquisition costs include cash consideration and the fair market value of shares/units issued as consideration. Evaluation and exploration costs are expensed as incurred. When it is determined that a mining deposit can be economically and legally extracted or produced based on established proven and probable reserves under Item 1300 of Regulation S-K, development costs incurred after such determination will be considered for capitalization. The establishment of proven and probable reserves is based on results of feasibility studies, which indicate whether a property is economically feasible. The Company also capitalizes the cost for Value Beyond Proven and Probable (“VBPP”) reserves when it acquires the rights to mining properties. Upon commencement of commercial production, capitalized costs will be amortized over their estimated useful lives or units of production, whichever is a more reliable measure. Capitalized amounts relating to a property that is abandoned or otherwise considered uneconomic for the foreseeable future are written off.

The recoverability of the carrying values of mining properties is dependent upon economic reserves being discovered or developed on the properties. Development and/or start-up of a project will depend on, among other things, management’s ability to raise sufficient capital for these purposes.

The Company assesses the carrying value of mining properties for impairment whenever information or circumstances indicate the potential for impairment. This would include events and circumstances such as the inability to obtain all the necessary permits, changes in the legal status of mining properties, government actions, the results of exploration activities and technical evaluations, and changes in economic conditions, including the price of commodities or input prices.

Leases

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present. Operating lease liabilities and their corresponding right-of-use (“ROU”) assets are recorded based on the present value of lease payments over the expected lease term. The interest rate implicit in lease contracts is typically not readily determinable. As such, the Company utilizes its incremental borrowing rate, which is the rate incurred to borrow, on a collateralized basis over a similar term, an amount equal to the lease payments in a similar economic environment. Certain adjustments to the ROU assets may be required for items such as initial direct costs paid or incentives received. Leases with a term of 12 months or less and/or a purchase option that is not expected to be exercised are not recorded on the consolidated balance sheets.

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Effective June 30, 2023, the Company elected to change its method of accounting for lease and non-lease components. Previously, the Company elected the practical expedient upon adoption of ASC 842, — Leases to not separate non-lease components from lease components and instead account for each separate lease component and non-lease component associated with that lease component as a single lease component. The new method of accounting allocates the consideration paid separately to lease and non-lease components. Under the new accounting policy, these non-lease component costs are recorded as lease expense when paid rather than capitalized to the ROU asset and recognized over the lease term. The new accounting policy more accurately aligns the non-lease component costs with the period in which they were incurred. In accordance with ASC 250-10, — Accounting Changes and Error Corrections, the cumulative effect of the change in accounting policy was applied to the carrying amounts of assets and liabilities as of January 1, 2023, with an offsetting adjustment recorded to the accumulated deficit of approximately $39 thousand.

The Company recognizes lease expense for its leases on a straight-line basis over the lease term. The Company recognizes variable lease payments in the period in which the obligation for those payments is incurred. Variable lease payments that depend on an index or a rate are initially measured using the index or rate at the commencement date.

Derivatives

The Company analyzed the conversion feature of its note payable for derivative accounting consideration under ASC 815-15 Derivatives and Hedging. ASC 815-15 requires that the conversion features are bifurcated and separately accounted for as an embedded derivative contained in a convertible note. The embedded derivative is carried on the balance sheet at fair value. Any unrealized change in fair value, as determined at each measurement period, is recorded as a component of the income statement and the associated carrying amount on the balance sheet is adjusted by the change. See Note 11 “Note Payable” for further details of the Company’s note payable.

Government Grants

Because there is no specific guidance under U.S. GAAP that addresses the recognition and measurement of government assistance received by non-government entities, the Company accounts for government assistance by analogy to IAS 20, Accounting for Government Grants. The guidance within IAS 20 allows companies to choose between two options for how the associated profit or loss relating to the deferred income over the life of an underlying asset will be presented for grants related to assets. The Company has elected to account for these grants through profit and loss over the depreciable life of the underlying assets. The guidance within IAS 20 also allows companies to choose between two options of accounting for grants related to income. The Company has elected to report this category of grants as a reduction in the related expenses. See Note 15 “Government Grants” for further details of the Company’s government grants.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms pursuant to the guidance of ASC 480, Distinguishing Liabilities from Equity and ASC 815, Derivatives and Hedging. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815. As of December 31, 2024 and 2023, all of the Company’s outstanding warrants were equity-classified.

Equity-Based Compensation

The Company expenses equity-based compensation to employees and non-employees in accordance with ASC 718, Compensation — Stock Compensation. The fair value of stock-based compensation awards is measured at the date of grant and amortized over the requisite service period, which is generally the vesting period, with a corresponding increase in additional paid-in capital. The Company uses the Black-Scholes option valuation model to calculate the fair value of awards granted.

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In the case of a share-based compensation award that is either cancelled or forfeited prior to vesting, the amortized expense associated with the unvested awards is reversed. The Company has elected to account for forfeitures as they occur. See Note 14, “Equity-Based Compensation” for further information regarding stock-based compensation expense and the assumptions used in estimating the expense.

Dividends

As the Company has an accumulated deficit, dividends are recorded as a reduction to additional paid in capital. Once additional paid-in capital is reduced to zero, dividends are recorded against accumulated deficit. Paid-in-kind dividends are recorded at estimated fair value in accordance with ASC 845, Nonmonetary Transactions.

Loss per Share/Unit

The Company has two classes of common shares/units referred to as Class A common and Class B common. Basic and diluted net loss per common share/unit is presented in conformity with the two-class method required for participating securities. Undistributed losses are allocated based on the contractual participation rights of holders of Class A common and Class B common. As the two classes of common shares/units share equally in the residual net assets, the undistributed losses are allocated on a proportionate basis. The Company reports both basic and diluted earnings per share. Basic earnings per share is calculated based on the weighted average number of shares outstanding for each class of common shares/units and excludes the dilutive effect of warrants and incentive units. Diluted earnings per share is calculated based on the weighted average number of shares outstanding for each class of common shares/units and the dilutive effect of warrants and incentive units are included in the calculation. Securities are excluded from the diluted earnings per share calculation if their effect is anti-dilutive, such as in periods where a net loss has been reported.

Variable Interest Entities

We assess our investments and other significant relationships to determine whether we have a variable interest in any legal entities and whether or not those entities are VIEs. A VIE is an entity with insufficient equity at risk for the entity to finance its activities without additional subordinated financial support or in which equity investors lack the characteristics of a controlling financial interest. If an entity is determined to be a VIE, the Company evaluates whether it is the primary beneficiary. The primary beneficiary analysis is a qualitative analysis based on power and economics. We conclude that we are the primary beneficiary and consolidate the VIE if we have both (i) the power to direct the activities of the VIE that most significantly influence the VIE’s economic performance and (ii) the obligation to absorb losses of, or the right to receive benefits from, the VIE that could potentially be significant to the VIE.

Income Taxes

The Company accounts for income taxes under an asset-and-liability approach. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for tax and financial reporting purposes measured by applying enacted tax rates and laws that will be in effect when the differences are expected to reverse, net operating loss carryforwards and tax credits. Valuation allowances are provided when necessary to reduce net deferred tax assets to an amount that is more likely than not to be realized. The Company has provided a full valuation allowance against its net deferred tax assets as of December 31, 2024. In addition, and given the Company’s cumulative losses, no current income tax benefit has been recognized in the consolidated statements of operations. The Company’s policy is to include interest and penalties related to unrecognized tax benefits within the Company’s provision for income taxes.

Recently Issued Accounting Pronouncements Not Yet Adopted

In November 2024, the FASB issued Accounting Standards Update (“ASU”) 2024-03, Income Statement — Reporting Comprehensive Income (Topic 220): Disaggregation of Income Statement Expenses. The ASU requires additional disclosures by disaggregating the costs and expense line items that are presented on the face of the income statement. The disaggregation includes: (i) amounts of purchased inventory, employee compensation, depreciation, amortization,

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

and other related costs and expenses; (ii) an explanation of costs and expenses that are not disaggregated on a quantitative basis; and (iii) the definition and total amount of selling expenses. This ASU is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The ASU should be applied prospectively. Retrospective application is permitted for all prior periods presented in the financial statements. The Company is currently evaluating the impact of adopting this ASU on our financial reporting disclosures.

On March 6, 2024, the SEC adopted a new set of rules that require a wide range of climate-related disclosures, including material climate-related risks, information on any climate-related targets or goals that are material to the registrant’s business, results of operations or financial condition, Scope 1 and Scope 2 greenhouse gas emissions on a phased-in basis by certain larger registrants when those emissions are material and the filing of an attestation report covering the same, and disclosure of the financial statement effects of severe weather events and other natural conditions including costs and losses. Compliance dates under the final rule are phased in by registrant category. Multiple lawsuits have been filed challenging the SEC’s new climate rules, which have been consolidated and will be heard in the U.S. Court of Appeals for the Eighth Circuit. On April 4, 2024, the SEC issued an order staying the final rules until judicial review is complete. The Company is currently evaluating the impact of the final rules on its disclosures.

In March 2024, the FASB issued ASU 2024-01, Compensation — Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards, which improves current GAAP by adding an illustrative example to demonstrate how an entity should apply the scope guidance to determine whether a profits interest award should be accounted for in accordance with Topic 718. The guidance is effective for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact on its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which is intended to enhance the transparency and decision usefulness of income tax disclosures. The amendments in this standard provide for enhanced income tax information primarily through changes to the rate reconciliation and income taxes paid. This ASU is effective for the Company prospectively to all annual periods beginning after December 15, 2024. The Company is currently evaluating the impact of this standard on its disclosures.

Recently Adopted Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07 — Segment Reporting (Topic 280) — Improvements to Reportable Segment Disclosures (“ASU 2023-07”). The amendments in ASU 2023-07 improve reportable segment disclosure requirements, primarily through enhanced disclosures about segment expenses. The guidance is effective for annual and interim periods beginning after December 15, 2023 and is to be adopted retrospectively to all prior periods presented in the consolidated financial statements. The adoption of ASU 2023-07 did not have a material effect on our consolidated financial statements.

NOTE 3. FAIR VALUE MEASUREMENTS

The following tables present the Company’s financial instruments measured at fair value on a recurring basis as of December 31, 2024 and 2023 (in thousands):

	As of December 31, 2024
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$15,709	$—	$—	$15,709
Total assets, measured at fair value	$15,709	$—	$—	$15,709

Liabilities:
Derivative liability	$—	$—	$1,164	$1,164
Total liabilities, measured at fair value	$—	$—	$1,164	$1,164

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 3. FAIR VALUE MEASUREMENTS (cont.)

	As of December 31, 2023
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$11,080	$—	$—	$11,080
Investments	40	—	—	40
Total assets, measured at fair value	$11,120	$—	$—	$11,120

Liabilities:
Derivative liability	$—	$—	$420	$420
Total liabilities, measured at fair value	$—	$—	$420	$420

Money market funds are valued at cost, which approximates fair value. These amounts are included on the consolidated balance sheets in cash and cash equivalents at December 31, 2024 and 2023.

The balances of assets and liabilities categorized within Level 3 of the fair value hierarchy measured at fair value on a recurring basis are reconciled, as follows:

	Convertible subscription	Derivative liability	Total
Balance at December 31, 2022	$20,240	$—	$20,240
Issuance of convertible note	—	446	446
Change in estimated fair value	(16,848)	(26)	(16,874)
Conversion of convertibe subscription to common units	(3,392)	—	(3,392)
Balance at December 31, 2023	—	420	420
Change in estimated fair value	—	744	744
Balance at December 31, 2024	$—	$1,164	$1,164

NOTE 4. INVESTMENT IN SEARCH MINERALS, INC.

In February 2021, the Company purchased 9,000,000 shares of common stock of Search Minerals Inc. (“Search”) for a price of $0.07 CDN per share ($0.5 million USD). In August 2021, the Company exercised warrants for 4,500,000 shares at an exercise price of $0.10 CDN per share ($0.4 million USD). Search is a Canadian junior mining company with a deposit composition that complements the Company’s Round Top deposit.

The Company owned 13,500,000 shares of Search as of December 31, 2024 and 2023.

The Company currently owns less than 5% of the total outstanding shares in Search. The investment in Search is accounted for at fair value in accordance with ASC 321 — Investments — Equity Securities because it is an equity investment with a readily determinable fair value, as Search is a public company, which is a Level 1 fair value measurement.

As of December 31, 2023, based on its publicly traded share price, the Search shares of common stock were worth $40 thousand. On April 8, 2024, Search received a British Columbia Securities Commission cease trade order (“CTO”) for failure to file audited annual consolidated financial statements and MD&A for the years ended November 30, 2023 and 2022. Since the CTO, the average daily trading volume of Search common stock has been less than four thousand shares on the over-the-counter market (“OTC”) and as of December 31, 2024, the CTO remains in effect. Due to the low trading volume and level of activity of the Search shares of common stock on OTC, the Company does not believe it will be able to sell its shares on the OTC. Based on the facts and circumstances, the Company determined the OTC stock price is no longer representative of the fair value of its Search shares of common stock and recorded an impairment charge of $0.4 million for the year ended December 31,2024. Prior to the impairment, the Company had recorded a gain of $0.4 million and a loss of $0.9 million for the years ended December 31, 2024 and 2023, respectively.

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 5. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant, and equipment, net is comprised of the following (in thousands):

	As of December 31,
	2024	2023
Land	$707	$707
Land improvements	403	403
Construction in progress – Buildings	15,739	14,634
Construction in progress – Magnet plant equipment	10,036	7,970
Lab equipment	500	500
Leasehold improvements	346	372
Furniture and fixtures	—	107

Property, plant and equipment, gross	$27,731	$24,693
Less: Accumulated depreciation	(1,202)	(1,014)
Property, plant and equipment, net	$26,529	$23,679

Depreciation expense for the years ended December 31, 2024 and 2023 was $0.2 million and $0.3 million, respectively.

NOTE 6. VARIABLE INTEREST ENTITY

Round Top Mountain Development

On May 17, 2021, RTMD, the Company, and TMRC entered into a limited liability company agreement that governs the business and affairs of RTMD. On May 17, 2021, RTMD, the Company, and TMRC also entered into a contribution agreement, whereby USARE and TMRC contributed certain assets and assigned certain liabilities to RTMD and USARE acquired 80% of the equity interests of RTMD.

Effective June 26, 2023, RTMD, the Company and TMRC entered into an amended and restated limited liability company agreement of RTMD pursuant to which, in the event that TMRC does not fund its share of mandatory capital contributions called for by USARE as the manager of RTMD, USARE is obligated to cover the shortfall by making additional capital contributions to RTMD (or in the event that USARE does not fund, the capital call will be withdrawn). If USARE does fund the capital contribution, additional equity interests in RTMD will be issued to USARE and TMRC will be proportionally diluted in accordance with the terms of the amended and restated limited liability company agreement. As of December 31, 2024 and 2023, TMRC’s interest in RTMD had been reduced to 19.43% and 19.60%, respectively, as a result of failing to fund calls for mandatory cash contributions. See Note 2 “Summary of Significant Accounting Policies” for the Company’s accounting policy related to VIEs.

As of December 31, 2024, the Company’s ownership interest in RTMD is 80.57%.

The Company’s consolidated financial statements include assets and liabilities associated with RTMD. The following were recorded in the Company’s consolidated balance sheets (amounts in thousands):

	As of December 31,
	2024	2023
Cash and cash equivalents	$66	$1,233
Prepaid expenses and other current assets	178	205
Lease right-of-use asset	30	130
Mineral interests	17,125	16,901
Property, plant and equipment, net	264	371
Other assets	20	20
Consolidated assets	$17,683	$18,860

Accounts payable	$42	$128
Accrued liabilities	141	150
Lease liability	22	132
Consolidated liabilities	$205	$410

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 6. VARIABLE INTEREST ENTITY (cont.)

RTMD did not record depletion expense for the Mineral interests for the years ended December 31, 2024 and 2023.

RTMD’s creditors have no recourse against the Company for the RTMD consolidated liabilities included within the Company’s consolidated balance sheets as of December 31, 2024 and 2023.

The assets of the consolidated VIE can only be used to settle the obligations of the consolidated VIE and not the obligations of the Company.

Mineral Interests

The Company acquired two mineral rights leases along with an associated groundwater lease in Hudspeth County, Texas as part of the acquisition of RTMD. Mineral property acquisition costs, including acquired intangibles, licenses and lease payments, are capitalized. The net carrying value of the mineral rights were $17.1 million and $16.9 million as of December 31, 2024 and 2023, respectively.

Impairment losses are recorded on mineral interests when indicators of impairment are present and the carrying amount exceeds the associated estimated future undiscounted cash flows. As of December 31, 2024 and 2023, the Company had not recognized any impairment losses related to mineral interests held.

NOTE 7. ACCRUED LIABILITIES

A summary of the Company’s accrued liabilities (in thousands):

	As of December 31,
	2024	2023
Accrued payroll and related	$1,908	$2,900
Accrued legal liabilities	573	—
Accrued other liabilities	590	1,859
Total accrued liabilities	$3,071	$4,759

NOTE 8. COMMITMENTS AND CONTINGENCIES

Potential Future Environmental Contingency

The Company’s planned exploration and development activities are subject to various federal and state laws and regulations governing the protection of the environment. These laws and regulations are continually changing and generally have become more restrictive. The Company will conduct its operations to protect public health and the environment and believes that its current engineering operations are materially in compliance with all applicable laws and regulations. While the Company’s mining activities are not yet operational, the Company has made, and expects to make in the future, expenditures to comply with all local and federal environmental laws and regulations. The ultimate amount of reclamation and other future site-restoration costs to be incurred for future mining interests is unknown and uncertain at December 31, 2024.

Litigation

From time to time, the Company may become subject to legal proceedings, claims or litigation arising in the ordinary course of business. In addition, the Company may receive notices alleging infringement of patents or other intellectual property rights. If an unfavorable outcome were to occur in litigation, the impact could be material to the Company’s business, financial condition, cash flow or results of operations, depending on the specific circumstances of the outcome. The Company accrues loss contingencies when it is both probable that the Company will incur the loss and when it can reasonably estimate the amount of the loss or range of loss.

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 8. COMMITMENTS AND CONTINGENCIES (cont.)

On February 23, 2024, the Company entered into a confidential settlement agreement with a former financial advisor which includes cash payments to be completed by December 1, 2024 and the option to exercise Convertible Preferred Class B and Class C warrants within 5 years from the date of delivery. As of December 31,2024, both of these obligations have been met.

A complaint was filed in Delaware Chancery Court by Ramco Asset Management, LLC (“Ramco”), US Trading Company Metals RE, LLC, and Dinsha Dynasty Trust (collectively, the “Plaintiffs”) on July 29, 2022 against USA Rare Earth, LLC (“USA Rare Earth”), Morzev Pty Ltd., Mordechai Gutnick ATF the Morzev Trust, Mordechai Gutnick, and Pini Althaus (collectively, the “Defendants”), captioned Ramco Asset Management, LLC v. USA Rare Earth, LLC, C.A. No. 2022-0665-SG (as amended, the “Complaint”). In connection with this matter and a disagreement regarding the number of units of USA Rare Earth that were issued to the Plaintiffs in transactions during 2019, the Complaint alleged causes of action for breach of contract, breach of fiduciary duty, breach of the Corporations Act (Australia), fraud and misrepresentation, and breach of the duty of good faith and fair dealing. The Complaint seeks a variety of relief, including compensatory and punitive damages, curative equity, attorneys fees and expenses and other relief as may be granted by the court. USA Rare Earth thereafter filed a motion to dismiss Plaintiffs’ claims. After motion practice and argument, the court dismissed all claims, except for Ramco’s alleged breach of contract claim and alleged breach of good faith and fair dealing as asserted against USA Rare Earth. The remaining plaintiff has not quantified its alleged damages. Ramco and USA Rare Earth are now engaged in discovery, with trial scheduled for November 2025. USA Rare Earth intends to contest this matter vigorously.

Transaction Bonuses

The Company has agreements with certain individuals and entities that would require a payment of cash in the event of a change in control transaction or qualifying equity financing, as defined by the applicable agreement. As of December 31, 2024, the Company has agreements in place regarding the potential payment of up to $4.1 million in cash and $0.2 million of restricted stock units related to transaction bonuses, if payment is triggered by the occurrence of any of the defined events. The Company has currently determined to pay up to $2.6 million in cash and $0.2 million of restricted stock units upon the consummation of the Merger pursuant to the applicable agreements. No amounts have been accrued for these transaction bonuses as of December 31, 2024 or December 31, 2023 as they were not deemed to be probable until the qualifying transaction has been consummated.

NOTE 9. LEASES

The Company has operating leases for a regional office in Sierra Blanca, Texas, which expires May 1, 2025 and Wheat Ridge, Colorado, which expires March 31, 2025. Right-of-use assets and lease liabilities for operating leases were recorded in the balance sheets as follows (amounts in thousands):

	As of December 31,
	2024	2023
Right-of-use asset, net	$30	$489

Lease liability, current	$23	$452
Lease liability, non-current	—	21
Total operating lease liabilities	$23	$473

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 9. LEASES (cont.)

Maturity analysis under the lease agreements for operating leases is as follows (in thousands):

As of December 31, 2024:	Operating Leases
2025	$23
Thereafter	—
Total lease payments	23
Less current portion	(23)
Long-term lease obligations	$—

The following table presents certain information related to lease terms and discount rates:

	As of December 31,
	2024	2023
Weighted-average remaining lease term (in years)	0.29	1.14
Weighted-average discount rate	8.76%	7.56%

Operating lease liabilities are based on the net present value of the remaining lease payments over the remaining lease term. In determining the present value of lease payments, the Company used its incremental borrowing rate estimated at the date of each lease commencement.

Lease expense for operating leases recorded in the consolidated statements of operations included in general and administrative expenses is based on the future minimum lease payments recognized on a straight-line basis over the term of the lease. Lease costs were $162 thousand and $437 thousand for the years ended December 31, 2024 and 2023, respectively.

NOTE 10. EMPLOYEE BENEFIT PLANS

The Company has established 401(k) tax-deferred savings plans (the “401(k) Plans”), which permit participants to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code. The Company is responsible for the administrative costs of the 401(k) Plans. The Company makes Safe-Harbor matching contributions and may, at its discretion, make additional matching contributions to the 401(k) Plans. The Company contributed $128 thousand and $153 thousand in matching contributions to the 401(k) Plans for the years ended December 31, 2024 and 2023, respectively.

NOTE 11. NOTE PAYABLE

On July 28, 2023, USA Rare Earth, LLC and Hatch LTD (“Hatch”) entered into an unsecured $1.0 million Senior Convertible Promissory Note agreement (the “Note”) with a 10% interest rate, which will mature on July 28, 2025. Total interest of $200 thousand is payable at maturity. A Side Letter and Memorandum of Understanding, signed contemporaneously with the Note, provides for potential issuances of an aggregate amount of $4.0 million in additional Notes in two additional tranches.

The conversion option can be triggered under the following four scenarios;

•        Qualified financing — Capital issuance of at least $100 million. Upon the occurrence of a qualified financing, the principal and unpaid accrued interest under the Note will automatically convert, with the Company having the option to pay accrued interest in cash, to a number of securities equal to the outstanding balance divided by the lesser of: (i) discount of 80% times the per unit purchase price paid in the qualified financing, and (ii) the valuation cap of $600 million divided by the fully diluted capitalization just prior to closing.

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 11. NOTE PAYABLE (cont.)

•        Non-qualified financing — Any capital issuance by the Company that does not constitute a qualified financing. Upon the occurrence of a non-qualified financing, the principal and unpaid accrued interest may be paid in full or converted, at Hatch’s option, to a number of securities equal to the outstanding balance divided by the lesser of: (i) discount of 80% times the per unit purchase price paid in the non-qualified financing, and (ii) the valuation cap of $600 million divided by the fully diluted capitalization just prior to closing; however, should the non-qualified financing be consummated based upon a post-money valuation of the Company of less than the valuation cap of $600 million, the conversion will be subject to the Company’s written consent.

•        Fundamental conversion — A sale, transfer, or other disposition of all or substantially all of the Company’s assets or exclusive license to all or substantially all of the Company’s material intellectual property, a merger or consolidation with another entity, or a transfer of equity of more than 50% of the outstanding voting securities. The principal and unpaid and accrued interest may be paid in full or converted, at Hatch’s option, to a number of securities equal to the outstanding balance divided by the quotient of the valuation cap of $600 million divided by the fully diluted capitalization just prior to closing.

•        Maturity conversion — Conversion at maturity. The principal and unpaid accrued interest may be paid in full or converted, at Hatch’s option, to a number of securities equal to the outstanding balance divided by the quotient of the valuation cap of $600 million divided by the fully diluted capitalization just prior to closing.

The Company determined the conversion feature of the Note was considered an embedded derivative in accordance with ASC 815-15 Derivatives and Hedging-Embedded Derivatives. A fair value analysis and valuation was completed by a third-party specialist as of December 31, 2024 and 2023 to determine the fair value of the derivative. Based upon these valuation, the Company’s derivative liability as of December 31, 2024 and 2023 was $1.2 million and $420 thousand, respectively. Management reviews the valuation of the embedded derivative periodically to ensure no material change has occurred during the interim reporting period. Changes to the fair value are recognized as fair market gains or losses in other income and expense in the consolidated statements of operations.

A discount of $446 thousand on the Note was recorded as an offset to the initial recognition of the compound embedded derivative and will be recognized as interest expense over the remaining life of the Note. Interest expense recognized from the discount on the Note for the years ended December 31, 2024 and 2023 was approximately $211 thousand and $66 thousand, respectively. An additional $100 thousand and $43 thousand was recognized for the years ended December 31, 2024 and 2023, respectively, for the stated interest on the Note. The effective interest rate of the Note is 44.875%.

The unsecured convertible note is presented as follows as of December 31, 2024 (in thousands):

Principal amount	$1,000
Unamortized discount for proceeds allocated to embedded derivative liability	169
Total unsecured convertible note, net	$831

The unsecured convertible note, net, is classified as a current liability in the Company’s consolidated balance sheets.

As of December 31, 2024, the Company’s contractual maturity of the principal balance of the unsecured Convertible Note was as follows (in thousands):

2025	$1,000

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 12. CONVERTIBLE PROMISSORY SUBSCRIPTION AGREEMENT

On June 30, 2022, the Company entered into a Convertible Promissory Subscription Agreement (the “CPSA”) with JI ILHO JOHAP. The Subscription closed on July 29, 2022 for $20.2 million and was convertible into the Company’s common shares/units upon the occurrence of specific events, including the next equity financing transaction or corporate transaction, as defined, or upon maturity. The CPSA had an original stated maturity date of December 30, 2022.

The CPSA liability was recorded at fair value in accordance with ASC 480, as the instrument obligates the Company to issue a variable number of shares/units upon conversion. The fair value was remeasured each reporting period, and any changes in fair value were recognized in earnings.

The CPSA had a conversion price equal to the per unit price paid in the next equity financing or a per unit price paid to the holders of Class A Shares/Units in the event of a corporate transaction, and in the event of maturity, the liability would convert into Class A shares/units at a fixed price per unit of $5.50.

The CPSA was amended on December 30, 2022 to extend the maturity date of the Subscription to March 30, 2023. All other terms remained unchanged.

The fair value of the liability was determined using the fixed monetary value of the CPSA and fell under Level 3 of the fair value hierarchy under ASC 820. The significant inputs used in the fair value measurement included probability estimates for each settlement alternative and the settlement fair value for each alternative.

A third amendment was executed on March 30, 2023, to extend the maturity date of the CPSA to August 31, 2023. All other terms remained unchanged. Therefore, the fair value remained the same since the inputs to the fair value determination did not significantly change.

A fourth amendment was executed on August 31, 2023, to extend the maturity date by eight more days to September 8, 2023, and added a conversion provision linked with an “investment agreement with mutually agreeable terms.” All other terms remained unchanged. At that point in time, the closing of the investment transaction the Company was pursuing was considered to be the most likely outcome. Therefore, the CPSA Liability was remeasured on August 31, 2023 to a fair value of $3.2 million using the fixed monetary value of the CPSA weighted for probability estimates for each settlement alternative and the settlement fair value for each alternative, resulting in a gain on remeasurement of $17.1 million in the third quarter of 2024.

A fifth amendment was executed on September 8, 2023, to extend the maturity date from September 8, 2023 to October 30, 2023, and to change the conversion alternatives to be linked with the investment transaction the Company was pursuing and the conversion shares/units to Class A Shares/Units only. All other terms remained unchanged. The fair value remained the same since the weighted probabilities of settlement alternatives and the conversion price used in the fair value determination did not change.

The Company and the CPSA investors consented to convert the CPSA at the C-1 Round price per unit of $1.7302 into Class A Shares/Units effective October 15, 2023. When the conversion agreement was reached between the parties, all other settlement alternatives were eliminated and the weighted probability inputs into the fair value measurement were updated to reflect the one remaining settlement scenario. Therefore, the CPSA liability was remeasured to a fair value of $3.4 million, resulting in a loss on remeasurement of $233 thousand in the fourth quarter of 2024. As a result of the conversion, the Company issued 11,698,069 Class A Shares/Units recorded in shareholders’/members’ equity at the estimated fair value of $3.4 million.

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 13. MEZZANINE AND SHAREHOLDERS’/MEMBERS’ EQUITY

Shares/Units Authorized

The Company originally authorized 500,000,000 Class A Common Shares/Units and 500,000,000 Class B Common Shares/Units. On October 15, 2020, a majority-in-interest of the share/unit holders approved the Second Amended and Restated Company Agreement that, among other things, authorized the issuance of 25,000,000 Class C Convertible Preferred Shares/Units.

On March 3, 2021, a majority-in-interest of the share/unit holders approved the Third Amended and Restated Company Agreement that, among other things, authorized the issuance of 50,000,000 Class C Convertible Preferred Shares/Units and set aside up to 75,000,000 of the previously authorized 500,000,000 Class B Common Shares/Units to be issued upon optional or mandatory conversion of the Class C Convertible Preferred Shares/Units plus paid and accrued dividends. The amended agreement also authorized the Company to issue the greater of 50,000,000 incentive shares/units or 10% of the total number of shares/units of Class A Common issued and outstanding at any time, pursuant to the Incentive Plan.

On November 2, 2022, a majority-in-interest of the combined Class A, Class B, and Class C Convertible Preferred Shareholders/Members approved the Fourth Amended and Restated Company Agreement, which among other things, authorized an increase in the number of Incentive Shares/Units that the Company could issue to 50,000,000, pursuant to the Incentive Plan. The designations, rights, and preferences of the shares/units are determined in the Fourth Amended and Restated Company Agreement.

On August 21, 2024, a majority-in-interest of the combined Class A, Class B, Class C and Class C-1 Convertible Preferred Shareholders/Members approved the First Amendment to the Sixth Amended and Restated Company Agreement, which among other things, authorized the issuance of 25,000,000 Class A-1 Convertible Preferred Units and 25,000,000 Class A-2 Convertible Preferred Units, increased the Class A Convertible Preferred Units authorized for issuance to 600,000,000 plus any additional Class A Units as would be necessary to allow for the conversion of Class A-1 and Class A-2 Convertible Preferred Units plus paid and accrued dividends.

Class A Common Shares/Units

As of December 31, 2024 and 2023, there were 206,520,542 Class A Common Shares/Units issued and outstanding.

The Company from time-to-time issues Class A Common Shares/Units as compensation. On November 4, 2022, the Company hired a new Chief Executive Officer (“CEO”) and member of its Board of Managers, commencing December 1, 2022. As part of the CEO’s employment agreement, the Board of Managers authorized 917,263 Class A Common Shares/Units to be issued as compensation, with an estimated fair value of $0.6 million. The Class A Common Shares/Units issued to the CEO vested over a 3-year period beginning January 2, 2023, subject to the grantee’s continuing employment. On November 8, 2023, the Class A Common Shares/Units issued to the CEO were modified to vest two-thirds in two years and the remaining one third in three years. The Class A Common Shares/Units provided for accelerated vesting upon a change in control of the Company.

With respect to the Class A Common Shares/Units issued to the CEO, none were vested as of December 31, 2023. The CEO’s employment agreement was terminated effective March 16, 2024, and as part of the separation agreement, all remaining unvested Class A Common Shares/Units were forfeited.

Class B Common Shares/Units

As of December 31, 2024 and 2023, there were 20,778,672 Class B Common Shares/Units issued and outstanding.

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 13. MEZZANINE AND SHAREHOLDERS’/MEMBERS’ EQUITY (cont.)

Class A-1 and A-2 Convertible Preferred Shares/Units

On August 21, 2024, the Company entered into Securities Purchase Agreements to issue Class A-1 and A-2 Convertible Preferred Units together with Class A Purchase Warrants for gross cash proceeds of $25.5 million and a subscription receivable of $1.25 million at a price per unit of $10.20. The financing comprises:

•        1,176,471 Class A-1 Convertible Preferred Shares/Units, 1,446,078 Class A-2 Convertible Preferred Shares/Units, and 3,000,000 Class A Purchase Warrants were issued in exchange for gross cash proceeds of $25.5 million and a subscription receivable of $1.25 million.

•        The Class A-1 and A-2 Convertible Preferred Units accrue dividends (whether or not declared) at the rate per annum of 12% of the Original Issue Price plus the amount of previously accrued dividends, compounded quarterly and paid semiannually. Dividends are paid, at the sole discretion of the Company, in cash or Class A-1 and A-2 Convertible Preferred Shares/Units, but not in combination. If the Company pays the dividends in cash, the amount paid will be as if the rate per annum were 10% in lieu of the 12%.

•        In accordance with the First Amendment to the Sixth Amended and Restated Company Agreement, the Class A-1 and A-2 Convertible Preferred Units may be converted into Class A Convertible Preferred Units at any time on a 1:1 basis, subject to normal dilution provisions. The Class A-1 and A-2 Convertible Preferred Units will mandatorily convert into shares of Series A Preferred Stock of New USARE on a one for one (1:1) basis, subject to normal dilution provisions upon Closing of the Merger.

•        If the Merger is not closed within 12 months of the date of the Business Combination Agreement and the delay is reasonably deemed to be due to factors within the Company’s control, the Class A-2 investors have the option to require the Company to repurchase 100% of the Class A-2 Convertible Preferred Units, including all dividends paid in Class A-2 Units or accrued but unpaid at the Original Issue Price.

A delay in the Business Combination beyond the 12-month deadline, where the delay is reasonably deemed to be due to factors within the Company’s control, could cause the shares to be redeemable at the option of the investing shareholder. The A-2 Convertible Preferred Shares/Units were determined by Management to be temporary equity classified in accordance with ASC 480-10-S99-3A — Distinguishing Liabilities from Equity because the redemption feature of such shares is not solely within the control of the Company since, among other things, the option to exercise the redemption right is held by the shareholder and not the Company. Class A-1 Convertible Preferred Units and Class A Purchase Warrants were determined to be equity classified. As such, none of the instruments are required to be remeasured at fair value. Accordingly, a relative fair value method was applied to allocate the proceeds between the three instruments as follows (in thousands):

Instrument	Amount
Class A-1 Convertible Preferred Shares/Units	$9,052
Class A-2 Convertible Preferred Shares/Units	11,415
Class A Purchase Warrants	6,283
Total	$26,750

Dividends

During the year ended December 31, 2024, the Company issued 52,245 and 64,219 Convertible Preferred A-1 and A-2 Shares/Units, respectively, as dividends.

The Company is registered in Delaware, and Delaware state law prohibits companies from issuing dividends when there is an accumulated deficit. This statutory prohibition does not apply to the Company’s in-kind distributions of Class A-1 and A-2 Convertible Preferred Shares/Units as these dividends serve as a re-allocation of ownership interest (both assets and liabilities) between the shareholders/members, and not as a distribution of only assets from the Company to the harm of its creditors or other owners.

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 13. MEZZANINE AND SHAREHOLDERS’/MEMBERS’ EQUITY (cont.)

Liquidation Preference

The Class A-1 and A-2 Convertible Preferred Shares/Units had a liquidation preference of $12.5 million and $15.4 million respectively as of December 31, 2024.

Class C and C-1 Convertible Preferred Shares/Units

Class C Convertible Preferred:    In March 2021, the Company entered into Securities Purchase Agreements with two U.S.-based companies to issue 32,157,309 Class C Convertible Preferred Shares/Units at 1.7302 per share/unit for cash receipts of $51.0 million. The financing met the definition of a Qualified Transaction under the Second Amended and Restated Company Agreement, and therefore, the outstanding Class B Convertible Preferred Shares/Units mandatorily converted into Class C Convertible Preferred Shares/Units.

Class C-1 Convertible Preferred:    During 2023, in accordance with the Fifth Amended and Restated Company Operating Agreement executed on September 1, 2023, the Company issued 7,688,335 Class C-1 Convertible Preferred Shares/Units at 1.7302 per share/unit and received net proceeds of $13.1 million after paying $0.2 million in related syndication costs to advisors.

Appointment of Manager

The Class C Convertible Preferred Share/Unit holders have the right to appoint one individual designated by majority of the issued and outstanding holders of Class C Preferred Class Shares/Units as the Series C Manager. The Class C-1 Convertible Preferred Share/Unit holders have the right to appoint one individual nominated by the Board of Managers and approved by the C-1 Holders as the Series C-1 Manager.

Conversion

The Class C and C-1 Convertible Preferred Shares/Units may be converted into Class B Common Shares/Units at any time on a 1:1 basis, subject to normal dilution provisions. The Class C and C-1 Convertible Preferred Shares/Units shall mandatorily convert into Class B Common Shares/Units upon the initial closing of a Qualifying Transaction or the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Holders.

Dividends

The Class C and C-1 Convertible Preferred Shares/Units receive an annual dividend of 8% payable quarterly and accruing on a 30-day month, 360-day year basis. Dividends are paid, at the sole discretion of the Company, in cash, Class C and C-1 Convertible Preferred Shares/Units, or a combination of cash and Class C and C-1 Convertible Preferred Shares/Units. During the year ended December 31, 2024, the Company issued 3,636,480 and 659,135 Class C and C-1 Convertible Preferred Shares/Units as dividends, respectively. During the year ended December 31, 2023, the Company issued 3,346,432 and 172,751 Class C and Class C-1 Convertible Preferred Shares/Units as dividends, respectively.

The Company is registered in Delaware, and Delaware state law prohibits companies from issuing dividends when there is an accumulated deficit. This statutory prohibition does not apply to the Company’s in-kind distributions of Class C and C-1 Convertible Preferred Shares/Units as these dividends serve as a re-allocation of ownership interest (both assets and liabilities) between the shareholders/members, and not as a distribution of only assets from the Company to the harm of its creditors or other owners.

Liquidation Preference

The Class C Convertible Preferred Shares/Units had a liquidation preference of $81.3 million and $75.0 million as of December 31, 2024 and 2023, respectively. The Class C-1 Convertible Preferred Shares/Units had a liquidation preference of $14.7 million and $13.6 million as of December 2024 and 2023, respectively.

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 13. MEZZANINE AND SHAREHOLDERS’/MEMBERS’ EQUITY (cont.)

Warrants

The Company has historically granted warrants to acquire Class B Common Shares/Units and Class C Convertible Preferred Shares/Units. Additionally, in connection with the August 2024 issuance of Class A-1 and A-2 Convertible Preferred Shares/Units, the Company issued warrants to acquire Class A Common Shares/Units. The Company accrues dividends on Class C Convertible Preferred Shares/Units that provide for a cumulative 8% quarterly compounded annual dividend payable upon exercise of the warrant in additional shares/units.

Each warrant may be exercised voluntarily by the holder from the day of issuance, subject to beneficial ownership limitations of 9.99% of the number of shares/units of common equity outstanding immediately after giving effect to the issuance of shares/units of common equity issuable upon exercise of the warrants. In the event that the Company offers equity securities, each warrant holder shall have a right of first refusal to purchase up to the same percentage of such offering as such holder is entitled to via the warrants; this right will terminate upon an event of an initial public offering. The warrants will be mandatorily exercised if the Company effects any merger, sale or other disposition of substantially all of its assets, an initial public offering, other business combination, or a capital transaction in which the Company receives in excess of $100 million in consideration at a pre money valuation of $1 billion and in which a closing requirement is the exercise of the warrant.

Class A Common Warrants

On August 21, 2024, the Company granted warrants to Class A-1 and A-2 Share/Unit holders to acquire 3.0 million Class A Common Shares/Units as part of the financing. The warrants have an exercise price of $12.00 and an intrinsic value of $nil. The weighted average fair value for the warrants issued was approximately $3.22 per warrant based on a valuation performed by an independent valuation company. The Company uses the Black-Scholes pricing model to value the warrants, which is considered to be a Level 3 fair value measurement. The assumptions used in the Black-Scholes pricing model to determine the value of the warrants are as follows:

Year Ended December 31, 2024
Expected volatility	78.93%
Expected dividends	0.00%
Risk Free interest rate	3.58%
Expected term of warrants	5 years

Class B Convertible Preferred Warrants

At December 31, 2024 and 2023, the Company had 8,315,146 warrants to acquire Class B Common Shares/Units at an exercise price of $0.24 and an intrinsic value of $16.0 million and $0.8 million, respectively.

Class C Convertible Preferred Warrants

In February 2024, the Company granted 888,246 warrants to acquire Class C Convertible Preferred Units as compensation for advisory services related to the sale and issuance of Class C Convertible Preferred Units. Additionally, the Company accrues quarterly warrants to acquire Class C Convertible Preferred Units as paid in kind dividends. The weighted average fair value for the warrants granted in February 2024 was approximately $0.69 per warrant based on

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 13. MEZZANINE AND SHAREHOLDERS’/MEMBERS’ EQUITY (cont.)

a valuation performed by an independent valuation company. The Company used the Black-Scholes pricing model to value the warrants, which is considered to be a Level 3 fair value measurement. The weighted-average assumptions used in determining the value of the warrants were as follows:

Year Ended December 31, 2024
Expected volatility	80.00%
Expected dividends	0.00%
Risk Free interest rate	3.89%
Expected term of warrants	4 years

The following table summarizes the activity related to the warrants to acquire Class C Convertible Preferred Shares/Units as of December 31, 2024, and changes during the years ended December 31, 2023 and 2024 (intrinsic value in thousands):

	Shares/Units	Weighted Average Exercise Price	Intrinsic Value
Outstanding as of December 31, 2022	927,127	$1.01	$1,462
Dividends	46,916	1.73
Outstanding as of December 31, 2023	974,043	$1.07	$599
Issuance of warrants	888,246	0.99
Dividends	87,213	1.73
Outstanding as of December 31, 2024	1,949,502	$1.06	$1,956

NOTE 14. EQUITY-BASED COMPENSATION

Incentive Shares/Units

The Company also has a program to issue incentive shares/units under the Amended and Restated Incentive Plan dated May 1, 2020 and the Second Amended and Restated Equity Incentive Plan dated August 26, 2022 and amended November 2, 2022 and February 10, 2024 (the “Incentive Plan”). The incentive shares/units are intended to constitute “profit interests” within the meaning of Internal Revenue Service (IRS) Revenue Procedures 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the IRS or other applicable law). The rights and preferences of the incentive shares/units are defined in the respective incentive share/unit agreements. As of December 31, 2024, there were 10.8 million shares/units available for future awards under the Incentive Plan.

The Company accounts for these equity-based compensation awards in accordance with the provisions of ASC 718, — Compensation — Stock Compensation. The guidance requires that the cost of employee equity awards, as well as other equity-based compensation arrangements, be reflected in the consolidated financial statements over the vesting period based on the estimated fair value of the awards. The incentive shares/units do not have an expiration date.

The Company utilized an independent valuation company to estimate the fair value of the incentive shares/units granted during the year ended December 31, 2024 on a quarterly basis and annually in prior years. During the years ended December 31, 2024 and 2023, the fair value of incentive units granted was $0.78 and $0.51, respectively. The Company recognizes the associated costs across the vesting period using the straight-line method.

The Company uses the Black-Scholes pricing model to value the incentive shares/units, which is considered to be a Level 3 fair value measurement requiring highly judgmental assumptions including expected volatility. The expected volatility was estimated by taking the average historical price volatility for industry peers, consisting of several public

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 14. EQUITY-BASED COMPENSATION (cont.)

companies in our industry which are either similar in size, stage of life cycle, or financial leverage, over a period equivalent to the expected term of the awards. The assumptions used in determining the value of incentive shares/units are as follows:

	For the Years Ended December 31,
	2024	2023
Valuation assumptions
Weighted-average expected volatility	67.05%	81.95%
Expected dividends	—	—
Risk-free interest rate	4.2% – 4.34%	3.89% – 4.01%
Expected term of incentive share/unit	1 – 5 Years	4 – 5 Years

The following table summarizes the activity related to the Incentive Shares/Units as of December 31, 2024, and changes during the years ended December 31, 2023 and 2024:

(Intrinsic value in thousands(1))	Shares/Units	Weighted Average Distribution Threshold	Intrinsic Value
Outstanding at December 31, 2022	35,917,032	$1.11	$20,516
Grants	6,672,618	1.79
Cancellations due to modification	(4,700,000)	3.27
New awards due to modifications	4,700,000	1.73
Forfeitures	(318,335)	1.73
Outstanding at December 31, 2023	42,271,315	1.04	$7,753
Grants	1,168,186	1.21
Forfeitures	(4,254,823)	1.62
Outstanding at December 31, 2024	39,184,678	$0.97	$46,152
Vested or expected to vest at December 31, 2024	39,184,678	$0.97	$46,152

____________

(1)      The distribution threshold amount refers to the value that would need to be exceeded before the holder would receive any consideration upon a liquidation event. The intrinsic value is calculated based upon the fair value of the incentive shares/units as of the reported date.

Vesting Period of Incentive Shares/Units

The Company may utilize different vesting periods, generally ranging from one year to three years, depending on the specifics of the grant. If there is a change in control, unless otherwise expressly provided in the participant’s award agreement, the shares/units will become 100% vested and any restrictions and limitations applicable to the participant’s incentive shares/units shall lapse and such incentive shares/units shall become fully transferable.

If any of the shares/units are forfeited prior to vesting, the Company will reverse the associated compensation cost during the period in which the forfeiture occurs.

Conversion of Incentive Shares/Units

Upon a qualified equity offering or a reorganization, each incentive share/unit may be converted, effective as of immediately prior to the qualified equity offering or reorganization, as applicable, into Company Class A Common Shares/Units, determined by reference to the liquidating value of the incentive share/unit relative to the liquidating value of a Class A Common Share/Unit, as defined in the associated agreements.

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 14. EQUITY-BASED COMPENSATION (cont.)

Incentive Share/Unit and Class A Common Share/Unit Compensation Expense

The following table summarizes compensation expense related to the Company’s equity-based compensation (in thousands):

	For the Years Ended December 31,
(In thousands)	2024	2023
Incentive shares/units	$1,963	$1,167
Class A common shares/units	(225)	207
Total	$1,738	$1,374

The Class A common shares/units expense relates to the issuance of Class A common shares/units as part of the Company’s former CEO’s employment agreement. See Note 13, “Mezzanine and Shareholders’/Members Equity” for further details. During the year ended December 31, 2024, the Company reversed $0.2 million of share-based compensation related to the grant of Class A Common Shares/Units issued to the former CEO upon forfeiture of the unvested Class A Common Shares/Units.

Total unrecognized compensation expense related to incentive shares/units was $0.24 million and $1.82 as of December 31, 2024 and 2023, respectively, which is expected to be recognized over 0.9 years and 1.3 years, respectively.

NOTE 15. GOVERNMENT GRANTS

The Company has government grants for the purchase or construction of long-lived assets. The Company presents grants received related to long-lived assets as non-current deferred grants liability on the consolidated balance sheets and recognizes revenue through profit or loss over the useful life of the underlying assets.

Tax Incremental Financing

On June 6, 2022, the Company executed a Tax Increment Financing Agreement (the “TIF Agreement”) with the Stillwater Economic Development Authority (the “Authority”), a public trust having as its beneficiary the City of Stillwater, Oklahoma (the “City”), whereby the Authority will provide upfront development financing assistance to the Company of up to $7.0 million for the development of the Stillwater Facility (the “Upfront Assistance”). Additionally, entry into the TIF Agreement made USARE eligible to receive a manufacturing and research and development ad valorem tax exemption for a period of five years and thereafter requires the Authority to disburse to the Company 90% of the incremental ad valorem taxes generated by the ad valorem taxes assessed against the Stillwater Facility and paid by the Company. Under the terms of the TIF agreement, among other things, the Company is required to complete the Stillwater Facility and in doing so to make an investment of approximately $140 million and to employ a specified number of employees at specified levels of median compensation at various stages of the development. Subject to agreed extensions, USARE is also required to commence certain phases of the development of the Stillwater Facility by no later than March 31, 2026 and complete that advanced development by no later than June 30, 2027. Should the Company default on its obligations under the Stillwater Redevelopment Agreement, the Authority may terminate the agreement and make demand for immediate repayment in full of the Upfront Assistance.

As of December 31, 2024 and 2023, the Company recorded $7.0 million of deferred grant income related to cash received to date as part of the TIF Agreement, all of which is noncurrent as a component of Deferred grants. During the years ended December 31, 2024, and 2023, the Company did not recognize any of the deferred grant income amounts in profit or loss related to the TIF Agreement as the associated long-lived asset has not yet been placed into service. The Company filed the Ad Valorem Tax Exemption application for the year ending December 31, 2023, in March of 2023. Approval was received November 14, 2023 from the Stillwater Economic Development Authority for the Five-Year Ad Valorem Tax Exemption. As such, the Company did not incur any real and personal ad valorem taxes for years ended December 31, 2024 and 2023.

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 15. GOVERNMENT GRANTS (cont.)

Governor’s Fund

On April 15, 2022, the Company entered into an agreement with the Oklahoma Department of Commerce to receive a $1.2 million award to be used for the renovation of an existing building at the Stillwater Facility (the “Governor’s Fund Agreement”), to be paid in $0.6 million increments when the Company had cumulatively spent $1.0 million and $2.0 million, respectively, in qualifying costs related to developing the Stillwater Facility by March 31, 2023, and May 31, 2023, respectively. Per the terms of the Governor’s Fund Agreement, the award is subject to repayment if the Company does not comply with certain investment requirements and employee headcount and compensation standards.

As of December 31, 2024, the Company incurred qualifying costs that exceeded the cumulative $2.0 million threshold specified in the contract. The total award of $1.2 million was requested and received by the Company on April 6, 2023 and was recorded as deferred grant income at the time, which will be recognized over the useful life of the related assets once placed in service.

Jobs Program

In 2022, the Company was accepted for the Oklahoma Quality Jobs Program (“Jobs Program”), an incentive that provides qualifying companies quarterly cash rebates of up to 5% of the wages paid for new direct jobs created by the Company for a period of up to 10 years, with a maximum payout of approximately $2.8 million, subject to the Company fulfilling certain obligations pursuant to an agreement between USA Rare Earth Magnets, LLC and the State of Oklahoma, dated December 19, 2022 (the “Jobs Program Agreement”), including that the Company must meet or exceed applicable payroll and employee headcount requirements and that the Company maintain operations in Oklahoma for a specified period. To date USARE has not become eligible to make any claims under the Jobs Program; the terms of the Jobs Program Agreement require that the first claim be made on or prior to January 1, 2026.

As of and for the years ended December 31, 2024 and 2023, the Company had not yet recognized any reductions in payroll expense related to the Jobs Program as a claim is not yet eligible to be filed.

NOTE 16. GENERAL AND ADMINISTRATIVE

General and administrative comprised the following (in thousands):

	For the Years Ended December 31,
	2024	2023
Professional fees	$2,938	$2,721
Legal expense	376	1,672
Technology, software and cybersecurity	208	329
Facilities	722	1,315
Insurance	1,043	1,049
Travel	355	727
Other general and administration	567	885
Total General and Administrative	$6,209	$8,698

NOTE 17. INCOME TAXES

For the year ended December 31, 2023, the Company is treated as a flow-through entity for federal income tax purposes and is not subject to federal income taxes; therefore, no provision for federal income taxes has been provided in the accompanying financial statements for the year ended December 31, 2023. The Company is not subject to state income taxes in most states in which it operates. In those states in which it is subject to income tax, the current year’s taxes are not material to the financials. The shareholders/members are responsible for federal and certain state income taxes on their respective share of the Company’s net income or loss.

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 17. INCOME TAXES (cont.)

In February 2024, the Company filed IRS Form 8832 (Entity Classification Election or “CTB Election”) to be classified as a corporation for federal tax purposes effective February 12, 2024 (the “Conversion”).

For financial reporting purposes, the net pre-tax book loss for the U.S. in the aggregate was:

For the Year Ended December 31, 2024
United States	$(12,790)
Minority share	(3,602)
Total	$(16,392)

The reconciliation between the Company’s effective tax rate on loss from operations and the statutory tax rate for the year ended December 31, 2024 is as follows:

	For the Year Ended December 31, 2024
Current tax at U.S. statutory rate	$(3,394)	21.00%
Nondeductible/nontaxable items	5	(0.04)%
Minority Share/Partnership filing period	333	3.37%
Stock based compensation	385	(3.06)%
Valuation allowance	2,671	(21.27)%
Income tax expense	$—	0.00%

Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Realization of net deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain.

The following items comprise the Company’s net deferred tax assets and liabilities as of December 31, 2024:

As of December 31, 2024
Deferred tax assets
Accrued expenses	$385
Other deferreds	340
Lease liability	3
Deferred revenue	1,722
Intangible assets	139
Net operating losses	2,828
Total deferred tax assets	$5,417
Valuation allowance	(4,480)
Deferred tax assets, net of valuation allowance	$937

Deferred tax liabilities
Investment in partnership	(703)
Fixed assets	(234)
Total deferred tax liabilities	$(937)
Net deferred tax assets/(liabilities)	$—
Change in valuation allowance	(4,480)

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 17. INCOME TAXES (cont.)

The Company continually evaluates the likelihood of the realization of deferred tax assets and adjusts the carrying amount of the deferred tax assets by the valuation allowance to the extent the future realization of the deferred tax assets is more likely than not. The Company considers many factors when assessing the likelihood of future realization of its deferred tax assets, including its recent cumulative earnings experience by taxing jurisdiction, expectation of future taxable income or loss, the carryforward periods available to the Company for tax reporting purposes, and other relevant factors.

As of December 31, 2024, based on the Company’s history of earnings and its assessment of future earnings, management believes that it is not more likely than not that future taxable income will be sufficient to realize the deferred tax assets. Therefore, a full valuation allowance has been applied to deferred tax assets.

The Company reviews uncertain tax positions taken, or expected to be taken, in the course of preparing the Company’s tax returns to determine whether the tax positions are “more likely than not” of being sustained by the applicable tax authority. Management of the Company is required to analyze all open tax years, as defined by the statute of limitations, for all major jurisdictions, which include federal and certain states. The 2024 tax year is considered open. The Company has no examinations in progress, and none are expected at this time. As of December 31, 2024, management of the Company has reviewed the open tax years and major jurisdictions and concluded there is no tax liability, interest, or penalties resulting from unrecognized tax benefits relating to uncertain income tax positions taken, or expected to be taken, in future tax returns.

NOTE 18. NET LOSS PER SHARE/UNIT

The following table sets forth the computation of the numerator for the loss per share attributable to common share/unit holders for the years ended December 31, 2024 and 2023 (dollars in thousands, except for basic and diluted net loss per share/unit):

	For the Years Ended December 31,
	2024	2023
Net Loss Attributable to USARE Members	$(15,735)	$(7,415)
Declared dividends	(8,170)	(5,647)
Net loss allocable to USARE Members	$(23,905)	$(13,062)

The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share/unit for each class of common stock:

	For the Years Ended December 31,
	2024		2023
	Class A	Class B	Class A	Class B
Basic and diluted loss per share/unit
Numerator:
Allocation of net loss allocable to USARE Shareholders/Members	$(21,719)	$(2,185)	$(11,818)	$(1,244)

Denominator:
Weighted average shares/units outstanding	206,520,542	20,778,672	196,264,700	20,778,672
Basic and diluted net loss per share/unit	$(0.11)	$(0.11)	$(0.06)	$(0.06)

The potential common shares for outstanding warrants to acquire Class B common of 8,315,147 at December 31, 2024 and 2023, warrants to acquire Class A common of 3,000,000 and nil at December 30, 2024 and 2023, respectively, and incentive shares/units of 39,184,678 and 42,047,983 at December 31, 2024 and 2023, respectively, were excluded from diluted earnings per share/unit because their inclusion would be anti-dilutive. As a result, diluted loss per share/unit is the same as basic loss per share/unit for the periods.

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 19. SEGMENT REPORTING

The Company operates in a single reportable operating segment; that segment being the vertically integrated, domestic rare earth element magnet production supply chain. The Company’s chief operating decision makers review financial information on an aggregate basis for evaluating financial performance. Through December 16, 2024, the Company’s Board of Managers were the chief operating decision makers. As of December 17, 2024, the Company’s chief operating decision maker is its newly appointed chief executive officer. All the Company’s long-lived assets are located within the United States.

NOTE 20. RELATED PARTY TRANSACTIONS

Consultant

USARE engaged Dan Gorski as a consultant to provide project management services for RTMD through February 2023. Mr. Gorski’s compensation for such services was $10 thousand per month. Mr. Gorski was previously the Chief Executive Officer of TMRC. During the years ended December 31, 2024 and 2023, the Company paid Mr. Gorski $0 and $20 thousand, respectively.

Shareholders/Members

As of December 31, 2024 and 2023, directly and indirectly through controlled entities, Stewart Kleiner owned and controlled 7.5% and 12.4%, respectively, of the total outstanding common and convertible preferred shares/units, respectively. On May 10, 2019, the Company entered into an agreement with Mr. Kleiner whereby Mr. Kleiner will provide financing and business advice and will receive a fee of 1,100,000 Class A Common Shares/Units of the Company upon the earlier of completion of a preliminary feasibility study on the Round Top Mountain Project or upon commencement of a capital raise in conjunction with an initial public offering. The payment of the shares/units is guaranteed by shares/units from The Critical Minerals Trust (entity controlled by Mr. Gutnick, a member of the Company’s Board) in the event of a dispute between the Company and Mr. Kleiner. As of December 31, 2024, The Critical Minerals Trust owns 62,415,773 Class A Common Shares/Units and 3,199,585 Class C-1 Convertible Preferred Shares/Units, or 19.9%; and as of December 31, 2023, The Critical Minerals Trust owns 65,265,773 Class A Common Shares/Units and 2,952,062 Class C-1 Convertible Preferred Shares/Units, or 23.4% of the total outstanding common and convertible preferred shares/units. The Company considers the completion of the preliminary feasibility study probable and has therefore recognized the costs of this equity-based award based on its estimated fair value as determined for Class A Common Shares/Units using the Black-Scholes model and relevant assumptions described in Note 13, “Mezzanine and Shareholders’/Members’ Equity” for the Company’s incentive shares/units.

As of December 31, 2024, directly and indirectly through controlled entities, Tready Smith controlled 46,801,206 Class C Convertible Preferred Shares/Units, 3,199,585 Class C-1 Convertible Preferred Shares/Units, and 2,750,741 Class B Common Shares/Units or 16.0%; and as of December 31, 2023 controlled 43,690,845 Class C Convertible Preferred Shares/Units, 2,952,062 Class C-1 Convertible Preferred Shares/Units, and 2,750,741 Class B Common Shares/Units or 16.3% of the total outstanding shares/units. Mrs. Smith is a member of the Company’s Board and the Founder and CEO of Bayshore Capital Advisors, LLC (“Bayshore”). Thayer Smith is the Company’s former President as well as the current Operating Partner of Bayshore and spouse of Tready Smith.

In December 2022, the Company executed an agreement with the Company’s former President, Thayer Smith, for the purpose of providing compensation to Mr. Smith for his services in his role as President of the Company during 2021 and 2022. The agreement included the following terms:

•        Mr. Smith’s last day of engagement with the Company would be December 31, 2022.

•        Bayshore Capital Holdings Group (“BCHG”) would be paid $0.8 million in January 2023 (which the Company paid in full in 2023), as well as an additional $0.8 million on the successful closing of a Series D fundraising round of greater than $50.0 million or, if a Series D fundraising round occurred of $50.0 million or less, on the next subsequent fundraising round.

•        BCHG would be granted 1,250,000 incentive shares/units with a threshold of $1.7302, granted on November 18, 2022, and fully vested as of December 14, 2022.

USA Rare Earth, LLC
Notes to the Consolidated Financial Statements

NOTE 21. SUBSEQUENT EVENTS

In accordance with ASC 855, — Subsequent Events, the Company has evaluated events or transactions occurring subsequent to December 31, 2024, the balance sheet date, through the date the consolidated financial statements were available to be issued on March 8, 2025, and determined there were no additional events or transactions which would impact these consolidated financial statements other than those disclosed below.

Lease Renewals in Wheat Ridge, Colorado

On February 11, 2025 the Company executed two lease extensions in Wheat Ridge, Colorado. Both office spaces are used for the Company’s research and development activities and will expire on March 31, 2028.

Additional Class A-2 Convertible Preferred Unit Investment

In connection with the transactions contemplated by the Merger Agreement executed on August 21, 2024, the Company and certain accredited investors, including the Class A-2 Convertible Preferred Unit Investors, Mr. Michael Blitzer, Inflection Point’s Chairman and Chief Executive Officer, and Collective Capital Management entered into Securities Purchase Agreements on January 31, 2025 to purchase (i) USARE Class A-2 Convertible Preferred Shares/Units and (ii) USARE Class A Preferred Investor Warrants for an aggregate purchase price of approximately $15.3 million which closed on February 3, 2025.

Audit Committee Updates

On January 26, 2025, Tready Smith was appointed Chair of the Audit Committee after Ted Senko, former Chairman of the Audit Committee, resigned from the Board, effective immediately. The resignation was not due to any disagreement with the Company on any matter relating to its operations, policies, or practices.

Hatch Senior Convertible Note Settlement Alternative

On February 26, 2025, the Company and Hatch entered into a Letter Agreement (“Hatch Letter Agreement”) to agree to settle the Note for 683,512 Class A Common Shares/Units if, and only if, the Merger is effected. Through December 31, 2024, the Note was expected to be converted into Class C Convertible Preferred Shares/Units upon the close of a Merger. The Hatch Letter Agreement materially impacts the terms of the Note and the value assigned to the derivative liability by more than 10%, resulting in a modification accounted for as an extinguishment and reissuance as of the date of the Hatch Letter Agreement. The Company expects the Merger, and final settlement of the Note, to be finalized during the first quarter of 2025.

Termination of Transaction Bonus Agreements

On March 7, 2025, three individuals that previously had Transaction Bonus Agreements entered into a Termination of Transaction Bonus Agreement. In consideration of the termination of the Transaction Bonus Agreements, each will receive $350 thousand cash immediately after the closing of the Merger and 127,198 Class A units immediately prior to closing of the Merger.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the securities being registered hereby. All of such expenses are estimates, other than the filing fee payable to the SEC.

SEC registration fee		$329,075
Accounting fees and expenses		*
Legal fees and expenses		*
Financial printing and miscellaneous expenses		*
Total	$	*

____________

*        These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be determined at this time.

Item 14. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

Additionally, our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 15. Recent Sales of Unregistered Securities.

At the closing of the Business Combination, we issued:

(i)     an aggregate of 784,315 shares of Series A Preferred Stock and Preferred Investor Warrants initially exercisable for an aggregate of 784,315 shares of Common Stock, subject to adjustment, at an initial exercise price of $12.00 per share, subject to adjustment, pursuant to the PIPE SPAs, for an aggregate consideration of $8,000,000;

(ii)    an aggregate of 131,048 shares of Series A Preferred Stock pursuant to the Blitzer Series A SPA in exchange for Michael Blitzer’s forgiveness of the remaining 50% of the Convertible Promissory Note; and

(iii)   an aggregate of 877,500 shares of Common Stock pursuant to the CCM Arrangements.

In connection with the May 2025 PIPE, we issued to a single investor (i) 8,550,400 shares Common Stock, (ii) the May 2025 Pre-Funded PIPE Warrant an aggregate of 2,163,886 shares of Common Stock and (iii) the May 2025 PIPE Warrant to purchase an aggregate of 10,714,286 shares of Common Stock, at an exercise price of $7.00 per share, for aggregate gross proceeds of $75,000,000.

These securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. Each acquiror is an accredited investor for purposes of Rule 501 of Regulation D.

Item 16. Exhibits and Financial Statement Schedules.

(a)     Exhibits.    See the exhibit index immediately preceding the signature pages hereto, which is incorporated by reference as if fully set forth herein.

(b)    Financial Statement Schedules.    None.

Item 17. Undertakings. The undersigned registrant hereby undertakes as follows:

(a)

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)    That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit Number	Description
2.1†

Business Combination Agreement, dated as of August 21, 2024, by and among Inflection Point Acquisition Corp. II, LLC, IPXX Merger Sub, LLC and USA Rare Earth, LLC (incorporated herein by reference to Exhibit 2.1 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

2.2

Amendment No. 1 to Business Combination Agreement, dated as of November 11, 2024, by and among Inflection Point Acquisition Corp. II, LLC, IPXX Merger Sub, LLC and USA Rare Earth, LLC (incorporated herein by reference to Exhibit 2.2 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

2.3†

Amendment No. 2 to Business Combination Agreement, dated as of January 30, 2025, by and among Inflection Point Acquisition Corp. II, LLC, IPXX Merger Sub, LLC and USA Rare Earth, LLC (incorporated herein by reference to Exhibit 2.4 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

2.4

Certificate of Merger of IPXX Merger Sub, LLC with and into USA Rare Earth, Inc. (incorporated herein by reference to Exhibit 2.4 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on March 19, 2025).

2.5	Plan of Domestication (incorporated herein by reference to Exhibit 2.5 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on March 19, 2025).
2.6

Contribution Agreement by and between USA Rare Earth, LLC, Texas Mineral Resources Corp. and Round Top Mountain Development, LLC dated May 17, 2021 (incorporated herein by reference to Exhibit 2.6 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

3.1

Certificate of Corporate Domestication of USA Rare Earth, Inc (incorporated herein by reference to Exhibit 3.1 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on March 19, 2025).

3.2

Certificate of Incorporation of USA Rare Earth, Inc. (incorporated herein by reference to Exhibit 3.2 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on March 19, 2025).

3.3	Bylaws of USA Rare Earth, Inc. (incorporated herein by reference to Exhibit 3.3 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on March 19, 2025).
3.4

USA Rare Earth, Inc. Certificate of Designation of Preferences, Rights and Limitations of 12.0% Series A Cumulative Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.4 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on March 19, 2025).

3.5

Certificate of Amendment, dated May 1, 2025, to USA Rare Earth, Inc. Certificate of Designation of Preferences, Rights and Limitations of 12.0% Series A Cumulative Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.2 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on May 5, 2025).

4.1

Specimen Common Stock Certificate of USA Rare Earth, Inc. (incorporated herein by reference to Exhibit 4.5 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

4.2

Specimen Warrant Certificate of USA Rare Earth, Inc. (incorporated herein by reference to Exhibit 4.2 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on March 19, 2025).

4.3

Warrant Agreement, dated May 24, 2024, by and between Inflection Point Acquisition Corp. II and Continental Stock Transfer & Trust Company, as warrant agent (incorporated herein by reference to Exhibit 4.1 filed with Inflection Point Acquisition Corp. II’s Form 8-K (Reg. No. 001-41711) filed by Inflection Point Acquisition Corp. II on May 30, 2023).

4.4

Form of Warrant issued to each Series A Investor (incorporated herein by reference to Exhibit 4.4 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on March 19, 2025).

4.5	Form of Warrant issued to PIPE Investors (incorporated herein by reference to Exhibit 4.2 filed with the Quarterly Report on Form 10-Q (Reg. No. 001-41711) filed by the registrant on May 15, 2025).
4.6

Form of Waiver to Warrants issued to Series A Investors and PIPE Investors (incorporated herein by reference to Exhibit 4.5 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on May 5, 2025).

Exhibit Number	Description
4.7	May 2025 PIPE Warrant dated May 2, 2025 (incorporated herein by reference to Exhibit 4.1 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on May 5, 2025).
4.8

May 2025 PIPE Pre-Funded Warrant, dated May 2, 2025 (incorporated herein by reference to Exhibit 4.2 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on May 5, 2025).

5.1*	Opinion of White & Case LLP with respect to the legality of the securities being offered.
10.1

Amended and Restated Registration Rights Agreement, dated as of March 13, 2025, by and among USA Rare Earth, Inc., Inflection Point Holdings II LLC and certain other holders of USA Rare Earth, Inc (incorporated herein by reference to Exhibit 10.1 filed with the Annual Report on Form 10-K (Reg. No. 001-41711) filed by the registrant on March 31, 2025).

10.2

Sponsor Support Agreement, by and among Inflection Point Acquisition Corp. II, Inflection Point Holdings II LLC, and the other parties thereto (incorporated herein by reference to Exhibit 10.2 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

10.3

Sponsor Lock-Up Agreement, dated as of March 13, 2025, by and between USA Rare Earth, Inc. and Inflection Point Holdings II LLC (incorporated herein by reference to Exhibit 10.3 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on March 19, 2025).

10.4

Form of Members Support Agreement, dated August 21, 2024, by and among Inflection Point Holdings II LLC, certain members party thereto and USA Rare Earth, LLC (incorporated herein by reference to Exhibit 10.4 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

10.5

Form of Securities Purchase Agreement, by and among, Inflection Point Acquisition Corp. II, USA Rare Earth, LLC and the purchasers party thereto (incorporated herein by reference to Exhibit 10.5 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on March 19, 2025).

10.6

Fee Reduction Agreement, dated as of August 20, 2024, by and among Inflection Point Acquisition Corp. II, Cantor Fitzgerald & Co. and USA Rare Earth, LLC (incorporated herein by reference to Exhibit 10.4 filed with Inflection Point Acquisition Corp. II’s Form 8-K (Reg. No. 001-41711) filed by Inflection Point Acquisition Corp. II on August 22, 2024).

10.7#

Metal Sales and Tolling Framework Agreement, dated as of March 18, 2024, by and between Australian Strategic Materials Limited and USA Rare Earth, LLC (incorporated herein by reference to Exhibit 10.7 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

10.8

Amendment No. 1 to Sponsor Support Agreement, dated as of January 31, 2025, by and among Inflection Point Acquisition Corp. II, Inflection Point Holdings II LLC, and the other parties thereto (incorporated herein by reference to Exhibit 10.8 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

10.9

Series A SPA Termination Agreement, dated as of January 31, 2025, by and among Inflection Point Acquisition Corp. II, USA Rare Earth, LLC and Inflection Point Fund I, LP (incorporated herein by reference to Exhibit 10.9 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

10.10

USA Rare Earth, LLC Second Amended and Restated Equity Incentive Plan effective August 26, 2022 (incorporated herein by reference to Exhibit 10.10 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

10.11

First Amendment to The Second Amended and Restated Equity Incentive Plan of USA Rare Earth, LLC dated November 2, 2022 (incorporated herein by reference to Exhibit 10.11 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

10.12

Second Amendment to The Second Amended and Restated Equity Incentive Plan of USA Rare Earth, LLC dated February 10, 2024 (incorporated herein by reference to Exhibit 10.12 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

10.13

Offer of Employment by and between David Kronenfeld and USA Rare Earth, LLC dated March 14, 2021 (incorporated herein by reference to Exhibit 10.13 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

10.14

Addendum to the David Kronenfeld Offer of Employment dated November 6, 2024 (incorporated herein by reference to Exhibit 10.14 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

Exhibit Number	Description
10.15

Offer of Employment by and between Steve Ridge and USA Rare Earth, LLC dated March 17, 2023 (incorporated herein by reference to Exhibit 10.15 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

10.16

Addendum to the Steve Ridge Offer of Employment dated May 14, 2024 (incorporated herein by reference to Exhibit 10.16 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

10.17

Letter Agreement by and among Bayshore Capital Holdings Group, LLC, Thayer Smith and USA Rare Earth, LLC dated December 1, 2022 (incorporated herein by reference to Exhibit 10.17 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

10.18

Separation and Release Agreement by and between USA Rare Earth, LLC and Thomas J. Schneberger, Jr. dated April 30, 2024 (incorporated herein by reference to Exhibit 10.18 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

10.19

Employment Agreement by and between USA Rare Earth, LLC and Joshua Ballard dated December 16, 2024 (incorporated herein by reference to Exhibit 10.19 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

10.20

Employment Agreement by and between USA Rare Earth, LLC and Chris Boling dated October 24, 2024 (incorporated herein by reference to Exhibit 10.20 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

10.21

Separation and Release Agreement by and between USA Rare Earth, LLC and Effie Simanikas dated March 30, 2024 (incorporated herein by reference to Exhibit 10.21 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

10.22

Form of Subscription Agreement, dated September 1, 2023 by and between USA Rare Earth, LLC and the individuals party thereto (incorporated herein by reference to Exhibit 10.22 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

10.23

Form of Subscription Agreement, dated October 31, 2023 by and between USA Rare Earth, LLC and the individuals party thereto (incorporated herein by reference to Exhibit 10.23 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

10.24

Form of Incentive Unit Award Agreement of USA Rare Earth, LLC (incorporated herein by reference to Exhibit 10.24 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

10.25

Surface Lease SL 20040002 between the State of Texas and Sentinel Mountain Associates, L.P. dated November 19, 2003, as assigned via the Assignment and Assumption Agreement of Surface Lease 20040002 by and among Sentinel Mountain Associates, L.P., Southwest Range Wildlife Foundation and the State of Texas dated December 27, 2005, the Assignment and Assumption Agreement of Surface Lease 20040002 by and among Southwest Range Wildlife Foundation, Texas Rare Earth Resources Corp. and the State of Texas, dated March 6, 2013 and the Memorandum of Assignment and Assumption Agreement (Surface Lease) by and between Texas Mineral Resources Corp. and Round Top Mountain Development, LLC dated May 17, 2021 (incorporated herein by reference to Exhibit 10.25 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

10.26

Ground Water Lease SL20150003 between the State of Texas and Texas Rare Earth Resources Corp. dated August 1, 2014 as assigned by the Memorandum of Assignment and Assumption Agreement (Ground Water Lease) by and between Texas Mineral Resources Corp. and Round Top Mountain Development, LLC dated May 17, 2021 (incorporated herein by reference to Exhibit 10.26 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

10.27

Mining Lease Agreement M-113117 (860 acres), dated September 2, 2011 between the State of Texas and Texas Rare Earth Resources Corp, as amended by the First Amendment to Mining Lease No. M-113117 dated January 26, 2012, Second Amendment to Mining Lease No. M-113117 dated March 29, 2012 and Third Amendment to Mining Lease no. M-1131117 dated October 3, 2022 (incorporated herein by reference to Exhibit 10.27 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

10.28

Mining Lease Agreement M-113629 (90 acres), dated November 1, 2011, between the State of Texas and Texas Rare Earth Resources Corp. (incorporated herein by reference to Exhibit 10.28 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

Exhibit Number	Description
10.29

Memorandum of Assignment and Assumption Agreement (Mining Leases) by and between Texas Mineral Resources Corp. and Round Top Mountain Development, LLC dated May 17, 2021 (incorporated herein by reference to Exhibit 10.29 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

10.30

Amendment No. 1 to Securities Purchase Agreement, dated as of January 22, 2025, by and among IPXX, USARE OpCo and Michael Blitzer (incorporated herein by reference to Exhibit 10.1 filed with the Current Report on Form 8-K (File No. 001-41711) filed by the registrant on January 28, 2025).

10.31	Form of Forward Purchase Agreement (incorporated by reference to Exhibit 10.1 filed with the Current Report on Form 8-K (File No. 001-41711) filed by the registrant on March 11, 2025).
10.32

Assignment and Assumption of Employment Agreement, dated as of March 12, 2025, by and between USA Rare Earth, Inc. (f/k/a Inflection Point Acquisition Corp. II), USA Rare Earth, LLC and Joshua Ballard (incorporated herein by reference to Exhibit 10.32 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on March 19, 2025).

10.33

Assignment and Assumption of Employment Agreement, dated as of March 12, 2025, by and between USA Rare Earth, Inc. (f/k/a Inflection Point Acquisition Corp. II), USA Rare Earth, LLC and William Robert Steele Jr. (incorporated by reference to Exhibit 10.1 filed with the Current Report on Form 8-K (File No. 001-41711) filed by the registrant on March 17, 2025).

10.34

Employment Agreement, effective as of March 24, 2025, between USA Rare Earth, Inc. and William Robert Steele Jr. (incorporated by reference to Exhibit 10.2 filed with the Current Report on Form 8-K (File No. 001-41711) filed by the registrant on March 17, 2025).

10.35+

USA Rare Earth, Inc. 2024 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.35 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on March 19, 2025).

10.36+	Form of Restricted Stock Unit Agreement (incorporated herein by reference to Exhibit 10.36 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on March 19, 2025).
10.37

Termination Agreement, dated as of March 13, 2025, between USA Rare Earth, Inc. (f/k/a Inflection Point Acquisition Corp. II) and Michael Blitzer (incorporated herein by reference to Exhibit 10.37 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on March 19, 2025).

10.38

Seventh Amended and Restated Operating Agreement of USA Rare Earth, LLC (incorporated herein by reference to Exhibit 10.38 filed with the Annual Report on Form 10-K (Reg. No. 001-41711) filed by the registrant on March 31, 2025).

10.39	Form of Restricted Stock Agreement (incorporated herein by reference to Exhibit 10.39 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on March 19, 2025).
10.40	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.40 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on March 19, 2025).
10.41

Services and Indemnification Agreement, dated May 24, 2023, by and among Inflection Point, Inflection Point Holdings II LLC, The Venture Collective LLC, Peter Ondishin and Kevin Shannon (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on May 30, 2023).

10.42

Amendment to Services and Indemnification Agreement, dated March 28, 2024, by and among Inflection Point, Inflection Point Holdings II LLC, The Venture Collective LLC, Peter Ondishin and Kevin Shannon (incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K (File No. 001-41711), filed with the SEC on April 2, 2024).

10.43

Second Amendment to Services and Indemnification Agreement, dated August 13, 2024, by and among the Company, Inflection Point Holdings II LLC, The Venture Collective LLC, Peter Ondishin and Kevin Shannon (incorporated herein by reference to Exhibit 10.1 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on August 14, 2024).

10.44

Third Amendment to Services and Indemnification Agreement, dated November 8, 2024, by and among the Company, Inflection Point Holdings II LLC, The Venture Collective LLC, Peter Ondishin and Kevin Shannon (incorporated herein by reference to Exhibit 10.1 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on November 14, 2024).

10.45

Fee Reduction Agreement, dated as of August 20, 2024, by and among Inflection Point Acquisition Corp. II, Cantor Fitzgerald & Co. and USA Rare Earth, LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K (File No. 001-41711), filed with the SEC on August 22, 2024).

Exhibit Number	Description
10.46

Convertible Promissory Note, dated as of August 13, 2024, issued to Michael Blitzer (incorporated herein by reference to Exhibit 10.2 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on August 14, 2024).

10.47

Non-Redemption Agreement, dated as of November 12, 2024, by and among Inflection Point Acquisition Corp. II and Newtyn Partners, LP and Newtyn TE Partners, LP (incorporated herein by reference to Exhibit 10.1 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on November 13, 2024).

10.48

Non-Redemption Agreement, dated as of November 14, 2024, by and among Inflection Point Acquisition Corp. II and Harraden Circle Investors LP and Harraden Circle Special Opportunities LP (incorporated herein by reference to Exhibit 10.2 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on November 14, 2024).

10.49

Non-Redemption Agreement, dated as of November 14, 2024, by and among Inflection Point Acquisition Corp. II and L1 Capital Global Opportunities Master Fund (incorporated herein by reference to Exhibit 10.3 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on November 14, 2024).

10.50

Termination Agreement, dated January 31, 2025, by and among Inflection Point Acquisition Corp. II, USA Rare Earth, LLC and Inflection Point Fund I, LP (incorporated herein by reference to Exhibit 10.2 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on February 5, 2025).

10.51†

Amended and Restated Securities Purchase Agreement, dated as of May 2, 2025, by and between USA Rare Earth, Inc. and the Purchaser party thereto (incorporated herein by reference to Exhibit 10.1 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on May 5, 2025).

10.52

Registration Rights Agreement, dated as of May 2, 2025, by and between USA Rare Earth, Inc. and the holder party thereto (incorporated herein by reference to Exhibit 10.2 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on May 5, 2025).

16.1

Letter Regarding Change in Accountants (incorporated herein by reference to Exhibit 16.1 filed with the Registration Statement on Form S-4/A (Reg. No. 333-283181) filed by the registrant on February 13, 2025).

16.2	Letter Regarding Change in Accountants (incorporated herein by reference to Exhibit 16.1 filed with the Current Report on Form 8-K (Reg. No.001-41711) filed by the registrant on April 25, 2025).
21.1

List of Subsidiaries of USA Rare Earth, Inc. (incorporated herein by reference to Exhibit 21.1 filed with the Current Report on Form 8-K (Reg. No. 001-41711) filed by the registrant on March 19, 2025).

23.1*	Consent of HORNE LLP
23.2*	Consent of White & Case LLP (included in Exhibit 5.1 hereto).
24.1*	Power of Attorney (included on the signature page to this registration statement).
101.INS	XBRL Instance Document.- the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and contained in Exhibit 101)
107*	Filing Fee Table.

____________

*        Filed herewith.

†        The annexes schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

#        The Registrant has redacted provisions or terms of this exhibit pursuant to Regulation S-K Item 601(b)(10)(iv). While portions of the exhibit have been redacted, this exhibit includes a prominent statement on the first page of the exhibit that certain identified information has been excluded from the exhibit because it is both not material and is the type that the Registrant treats as private or confidential. The Registrant agrees to furnish an unredacted copy of the exhibit to the SEC upon its request

+        Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stillwater, State of Oklahoma, on May 19, 2025.

USA RARE EARTH, INC.
By:	/s/ Joshua Ballard
Name:	Joshua Ballard
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Joshua Ballard, William Robert Steele Jr. and David Kronenfeld, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on May 19, 2025.

Signature	Title
/s/ Joshua Ballard	Director, Chief Executive Officer (Principal Executive Officer)
Joshua Ballard
/s/ William Robert Steele Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)
William Robert Steele Jr.
/s/ Michael Blitzer	Chair
Michael Blitzer
/Mordechai Gutnick	Director
Mordechai Gutnick
/s/ Paul Kern	Director
Paul Kern
/s/ Otto Schwethelm	Director
Otto Schwethelm
/s/ Michael Senft	Director
Michael Senft
/s/ Tready Smith	Director
Tready Smith
/s/ Carolyn Trabuco	Director
Carolyn Trabuco